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As filed with the Securities and Exchange Commission on                              , 2005

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Graham Packaging Company, L.P.
(Exact name of registrant co-issuer as specified in its charter)

Delaware	3080	23-278668
(State or Other Jurisdiction of Organization or Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

GPC Capital Corp. I
(Exact name of registrant co-issuer as specified in its charter)

Delaware	3080	23-295240
(State or Other Jurisdiction of Organization or Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

See Table of Additional Registrants

2401 Pleasant Valley Road
York, Pennsylvania 17402
(717) 849-8500
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Philip R. Yates
John E. Hamilton
2401 Pleasant Valley Road
York, Pennsylvania 17402
(717) 849-8500
(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent for Service)

Copies to:
Mark C. Smith, Esq.
Allison R. Schneirov, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment is filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

8 1/2% Senior Notes due 2012(2)	$250,000,000	100%	$250,000,000	$29,425.00

9 7/8% Senior Subordinated Notes due 2014(2)	$375,000,000	100%	$375,000,000	$44,137.50

Guarantees of 8 1/2% Senior Notes due 2012(3)	N/A	N/A	N/A	None(4)

Guarantees of 9 7/8% Senior Subordinated Notes due 2014(3)	N/A	N/A	N/A	None(4)

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.
(2)
Co-issued by Graham Packaging Company, L.P and GPC Capital Corp. I.
(3)
See inside facing page for additional registrant guarantors.
(4)
Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is being paid with respect to the Guarantees.

        The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to the said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant as Specified in Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices
Graham Packaging Holdings Company	Pennsylvania	23-2553000	2401 Pleasant Valley Road York, Pennsylvania 17402 (717) 849-8500
GPC Capital Corp. II	Delaware	23-2952404	2401 Pleasant Valley Road York, Pennsylvania 17402 (717) 849-8500
GPC Opco GP, LLC	Delaware	23-2952405	2401 Pleasant Valley Road York, Pennsylvania 17402 (717) 849-8500
GPC Sub GP, LLC	Delaware	23-2952400	2401 Pleasant Valley Road York, Pennsylvania 17402 (717) 849-8500
Graham Packaging Latin America, LLC	Delaware	23-2946827	2401 Pleasant Valley Road York, Pennsylvania 17402 (717) 849-8500
Graham Packaging Poland, L.P.	Pennsylvania	23-2855283	2401 Pleasant Valley Road York, Pennsylvania 17402 (717) 849-8500
Graham Recycling Company, L.P.	Pennsylvania	23-2636186	2401 Pleasant Valley Road York, Pennsylvania 17402 (717) 849-8500
Graham Packaging France Partners	Pennsylvania	23-2850220	2401 Pleasant Valley Road York, Pennsylvania 17402 (717) 849-8500
Graham Packaging West Jordan LLC	Utah	04-3642518	2401 Pleasant Valley Road York, Pennsylvania 17402 (717) 849-8500
Graham Packaging Acquisition Corp.	Delaware	75-3168236	2401 Pleasant Valley Road York, Pennsylvania 17402 (717) 849-8500
Graham Packaging Plastic Products Inc.	Delaware	95-2097550	2401 Pleasant Valley Road York, Pennsylvania 17402 (717) 849-8500
Graham Packaging PET Technologies Inc.	Delaware	06-1088896	2401 Pleasant Valley Road York, Pennsylvania 17402 (717) 849-8500
Graham Packaging Regioplast STS Inc.	Delaware	34-1743397	2401 Pleasant Valley Road York, Pennsylvania 17402 (717) 849-8500
Graham Packaging International Plastic Products Inc.	Delaware	34-1880159	2401 Pleasant Valley Road York, Pennsylvania 17402 (717) 849-8500
Graham Packaging Leasing USA Inc.	Delaware	61-1216682	2401 Pleasant Valley Road York, Pennsylvania 17402 (717) 849-8500
Graham Packaging Comerc USA Inc.	Delaware	61-1216688	2401 Pleasant Valley Road York, Pennsylvania 17402 (717) 849-8500
Graham Packaging Controllers USA Inc.	Delaware	61-1216684	2401 Pleasant Valley Road York, Pennsylvania 17402 (717) 849-8500
Graham Packaging Technological Specialists Inc.	Delaware	61-1216686	2401 Pleasant Valley Road York, Pennsylvania 17402 (717) 849-8500

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated                           , 2005

$625,000,000

Graham Packaging Company, L.P.
GPC Capital Corp. I
Offer to Exchange All
8 1/2% Senior Notes due 2012 for 8 1/2% Senior Notes due 2012
and All
9 7/8% Senior Subordinated Notes due 2014 for
9 7/8% Senior Subordinated Notes due 2014

The Expiration Time of the Exchange Offer is 5:00 p.m.,
New York City Time on                           , 2005, unless extended.

TERMS OF THE EXCHANGE OFFER

  •
  We will issue up to (1) $250,000,000 aggregate principal amount of 8 1/2% Senior Notes due 2012, or the new 8 1/2% notes, in exchange for any and all outstanding 8 1/2% Senior Notes due 2012, or the old 8 1/2% notes, and (2) up to $375,000,000 aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2014, or the new 9 7/8% notes, in exchange for any and all outstanding 9 7/8% Senior Subordinated Notes due 2014, or the old 9 7/8% notes. We refer to the new 8 1/2% notes and the new 9 7/8% notes being offered in the exchange offer as the new notes. We refer to the old 8 1/2% notes and the old 9 7/8% notes that can be exchanged for the new notes as the old notes. We refer to the old notes and the new notes as the notes, where the context so requires.

  •
  We will exchange all old notes that are validly tendered and not validly withdrawn for an equal principal amount of the new notes that are freely tradeable in integral multiples of $1,000.

  •
  You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                           , 2005, unless extended. We do not currently intend to extend the expiration date.

  •
  The exchange of old notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

  •
  We will not receive any proceeds from the exchange offer.

THE NEW NOTES

  •
  The new notes are being offered in order to satisfy certain of our obligations under the registration rights agreement entered into in connection with the placement of the old notes.

  •
  The terms of the new notes to be issued in the exchange offer are substantially identical to the old notes, except that the new notes will be freely tradeable.

  •
  The new notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the new notes on a national market.

        If you are a broker-dealer and you receive new notes for your own account, you must acknowledge that you will deliver a prospectus in connection with any resale of such new notes. By making such acknowledgment, you will not be deemed to admit that you are an "underwriter" under the Securities Act of 1933, as amended. Broker-dealers may use this prospectus in connection with any resale of new notes received in exchange for old notes where such old notes were acquired by the broker-dealer as a result of market making activities or trading activities. We have agreed that we will make this prospectus available to such broker-dealer for use in connection with any such resale. A broker-dealer may not participate in the exchange offer with respect to old notes acquired other than as a result of market making activities or trading activities. See "Plan of Distribution."

Investing in the notes involves risks. See "Risk Factors" beginning on page 16.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2005.

FOOD & BEVERAGE	HOUSEHOLD

PERSONAL CARE/SPECIALTY	AUTOMOTIVE LUBRICANTS

        This prospectus does not contain all the information set forth or incorporated by reference in the Form S-4 registration statement and the exhibits and schedules relating thereto, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Form S-4 registration statement or such other document, and each such statement is qualified in all respects by such reference. For further information, reference is made to the Form S-4 registration statement and the exhibits filed or incorporated as a part thereof, which are on file at the offices of the SEC and may be obtained upon payment of the fee prescribed by the SEC, or may be examined without charge at the offices of the SEC.

        Investors may obtain documents incorporated by reference in this document free of charge by requesting them orally or in writing from Graham Packaging Company, L.P. at the following address:

Mail: Graham Packaging Company, L.P. 2401 Pleasant Valley Road York, Pennsylvania, 17402	Telephone: (717) 849-8500

TO OBTAIN TIMELY DELIVERY OF ANY OF OUR FILINGS, AGREEMENTS OR OTHER DOCUMENTS, YOU MUST MAKE YOUR REQUEST TO US NO LATER THAN FIVE DAYS BEFORE THE COMPLETION OF THE EXCHANGE OFFER.

INDUSTRY AND MARKET DATA

        This prospectus includes information regarding our industry and markets, including our estimated market share in sectors in which we compete. Where reasonably possible, this information is derived from third party sources that we believe are reliable and in other cases is based on estimates made by our management based on its industry and market knowledge. However, market share data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. In addition, consumption patterns and consumer preferences can and do change. As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be reliable.

FORWARD-LOOKING STATEMENTS

        All statements other than statements of historical facts included in this prospectus, including statements regarding our future financial position, economic performance and results of operations, as well as our business strategy, budgets and projected costs and plans and objectives of management for future operations, and the information referred to under "Summary," "Risk Factors," "Unaudited Pro Forma Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or similar terminology. Although we believe that the expectations reflected in such forward-looking statements are reasonable, expectations may prove to have been incorrect. Important factors that could cause actual results to differ materially from our expectations include, without limitation:

  •
  the restrictive covenants contained in instruments governing our indebtedness;

  •
  our high degree of leverage and substantial debt service;

  •
  our exposure to fluctuations in resin prices and our dependence on resin supplies;

  •
  risks associated with our international operations;

  •
  our dependence on significant customers and the risk that customers will not purchase our products in the amounts we expect under their requirements contracts;

  •
  the majority of our sales are made pursuant to requirements contracts;

  •
  a decline in prices of plastic packaging;

  •
  our ability to develop product innovations and improve our production technology and expertise;

  •
  infringement on our proprietary technology;

  •
  sales of our beverage containers may be affected by cool summer weather;

  •
  risks associated with environmental regulation and liabilities;

  •
  the possibility that our majority shareholder's interests will conflict with our interests;

ii

  •
  our dependence on key management and our labor force and the material adverse effect that could result from the loss of their services;

  •
  our ability to successfully continue to integrate O-I Plastic into our business and operations;

  •
  our ability to continue to achieve expected cost savings and other synergies in connection with the Acquisition;

  •
  our ability to successfully integrate our business with those of other businesses that we acquire;

  •
  risks associated with a significant portion of our employees being covered by collective bargaining agreements; and

  •
  our dependence on blow molding equipment providers.

        See "Risk Factors—Risks Related to Our Business" in this prospectus. All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph.

iii

SUMMARY

        This summary highlights selected information in this prospectus, but it may not contain all of the information that is important to you. To better understand this offering, you should read this entire prospectus carefully, including the "Risk Factors" section and the financial statements and the notes to those statements, which are included elsewhere in this prospectus.

        Unless the context otherwise requires: the term "Graham" and the terms "we," "us," "our," "Company" and other similar terms refer to Graham Packaging Company, L.P. and its subsidiaries; the term "Holdings" refers to Graham's direct parent Graham Packaging Holdings Company; and the term "O-I Plastic" refers to the plastic container business of Owens-Illinois, Inc. which was acquired by Graham in the Acquisition (as defined below).

Our Company

        We are a worldwide leader in the design, manufacture and sale of technology-based, value-added custom blow molded plastic containers for branded consumer products. We supply our plastic containers to food and beverage, household, personal care/specialty and automotive lubricants product categories through 90 manufacturing facilities throughout North America, Europe and South America. Our primary strategy is to operate in product categories where we will benefit from the continuing conversion trend toward value-added plastic packaging in place of more commodity glass, metal and paperboard packaging. We utilize our innovative design, engineering and technological capabilities to deliver customized, value-added products to our customers in these product categories in order to distinguish their branded products and increase their sales. With leading positions in each of our core product categories, we believe we are poised to continue to benefit from the current conversion trend towards value-added plastic packaging, offering us the opportunity to realize attractive returns on investment.

        On October 7, 2004, Graham acquired O-I Plastic for approximately $1.2 billion (the "Acquisition"). We believe that the Acquisition is significantly enhancing our position as the premier supplier of technology-based, value-added custom plastic packaging. We believe that the Acquisition has enabled us to:

  •
  enhance our leading positions in value-added plastic packaging, by adding breadth and diversity to our portfolio of blue-chip customers;

  •
  optimize the complementary technology portfolios and product development capabilities of Graham and O-I Plastic to pursue attractive conversion opportunities across all product categories;

  •
  begin to realize significant cost savings by eliminating overlapping and redundant corporate and administrative functions, optimizing purchasing, targeting productivity improvements at O-I Plastic's facilities, consolidating facilities in geographic proximity to make them more cost-efficient and rationalizing plants and individual production lines with unattractive economics and/or cost structures; and

  •
  apply our proven business model, management expertise and best practices to deliver innovative designs and enhanced service levels to our combined customer base, in order to further establish ourselves as the leading supplier of value-added plastic packaging.

        We operate 90 facilities with over 8,700 employees.

        For the year ended December 31, 2004, our net sales were $1,353.0 million and our net loss was $40.6 million. As of March 31, 2005, our total debt was $2,514.5 million.

  Industry

        We compete in the packaging industry, which generated an estimated $140 billion in annual sales in North America in 2004, according to Datamonitor. Within the packaging industry, rigid containers include containers manufactured from glass, metal, paperboard and plastic for use as packaging for consumer products serving a number of product categories, including food and beverage, household, personal care, chemical and automotive lubricants. The rigid plastic container industry can be divided into two product types, commodity plastic containers, such as those for soft drinks and water, and value-added, custom plastic containers, which include unique design features for specialized performance characteristics and product differentiation. Commodity plastic containers are manufactured using stock designs by both independent producers and in-house packaging operations of major beverage companies. Value-added custom plastic containers are produced through specialized manufacturing processes using resin combinations and structures to create tailor-made solutions for customers seeking performance characteristics. These performance characteristics include the ability to withstand severe filling and food processing conditions, extended product shelf-life and product differentiation that features unique shapes and dispensing functions.

        Over the past two decades, the rigid container segment of the packaging industry has undergone significant conversion, whereby plastic containers have displaced glass, metal and paperboard containers. This conversion trend has been primarily driven by changing customer and consumer preferences, technological innovation and the opportunity to realize manufacturing and shipping cost savings. Examples of these product category conversions include sports drinks and shelf-stable multi-serve juice products, which are almost entirely packaged in plastic at present. We believe the conversion trend will continue with certain product categories not currently packaged in plastic, such as ready-to-drink teas, nutritional beverages and baby food.

  Our Product Categories

        The food and beverage, household, personal care/specialty and automotive lubricants product categories represented approximately 57%, 20%, 5% and 18%, respectively, of our net sales for the year ended December 31, 2004.

        Food and Beverage.    We produce containers for shelf-stable, refrigerated and frozen juices, non-carbonated juice drinks, teas, sports drinks/isotonics, beer, liquor, yogurt drinks, nutritional drinks, toppings, sauces, jellies and jams. Our food and beverage customers include, among others, Anheuser-Busch, Arizona, Cadbury, Campbell Soup, Danone, Frito-Lay, Heinz, Hershey, Minute Maid, Nestlé, Ocean Spray, PepsiCo, Quaker Oats, Tree Top, Tropicana, Unilever and Welch's. We believe that we have the leading domestic position in plastic containers for hot-fill juice and juice drinks, sports drinks, drinkable yogurt and smoothies, nutritional supplements, wide-mouth food, dressings, condiments and beer, and the leading global position in plastic containers for yogurt drinks. Graham's food and beverage sales have grown at a compound annual growth rate of 22% from fiscal 1998 through fiscal 2004. We believe we are strategically positioned to benefit from the estimated 60% of the domestic hot-fill food and beverage market that has yet to convert to plastic and also to take advantage of evolving domestic and international conversion opportunities like snack foods, beer, baby food and adult nutritional beverages.

        Household.    We are a leading supplier of plastic containers for products such as liquid fabric care, dish care and hard-surface cleaners. We believe that we have the leading domestic position in plastic containers for fabric care products. We pioneered the use of plastic containers for household products, starting in 1959 with the introduction by O-I Plastic of a plastic bleach bottle for Clorox. Moreover, Graham has demonstrated its ability to design innovative containers that meet customer needs, such as the Downy Simple Pleasures bottle recently introduced by Procter & Gamble, among others. Combining O-I Plastic's long tradition of pioneering innovative technology with Graham's design capabilities, we can provide our customers with significant brand building advantages. Our household customers include, among others, Church & Dwight, Clorox, Colgate Palmolive, Dial, Henkel, Procter & Gamble, Reckitt Benckiser and Unilever.

        Personal Care/Specialty.    We are a leading supplier of plastic containers for products such as hair care, skin care and oral care. Our product design, technology development and decorating capabilities help our customers build brand awareness for their products through unique, and frequently changing, packaging design. We believe that we have the leading domestic position in plastic containers for hair care and skin care products. Our personal care/specialty customers include, among others, Aveeno, Bath & Body Works, Dial, Henkel, Jergens, Johnson & Johnson, L'Oreal, Mary Kay, Playtex, Procter & Gamble, Revlon, Unilever and Victoria's Secret.

        Automotive Lubricants.    We believe that we are the leading supplier of one quart/one liter plastic motor oil containers in the United States, Canada and Brazil, supplying most of the motor oil producers in these countries, including approximately 86% of the one quart/one liter plastic motor oil containers in the U.S., based on 2004 unit sales. Our automotive lubricants customers include, among others, Castrol, ChevronTexaco, ExxonMobil, Petrobras, Petro Canada, Shell Oil Company and Valvoline. We have been producing automotive lubricants containers since the conversion to plastic began over 20 years ago and since then have partnered with our customers to improve product quality and jointly reduce costs through design improvement, reduced container weight and manufacturing efficiencies.

  Our Strengths

        Strategic Focus on the Rapidly Growing Custom Plastic Container Industry.    Consumer preferences for plastic packaging, customer needs for performance features and product differentiation, technological advancements and improved economics have all helped accelerate the conversion to plastic containers from other materials. For example, according to industry sources, plastic packaging volume grew 51% over the 1992 to 2002 period versus a 3% decline for other combined materials. We believe our leading technology, product innovation, efficient manufacturing operations and strong customer relationships will enable us to better capitalize on the continuing global trend of conversions to plastic containers.

        Leadership Position in Value-Added Plastic Packaging.    We enjoy leading positions for value-added plastic packaging in all product categories in which we compete—food and beverage, household, personal care/specialty and automotive lubricants. Within these product categories, we believe we are the leading supplier for hot-fill juice and juice drinks, sports drinks, nutritional supplements, wide-mouth food, beer, hair and skin care, laundry products and motor oil and automotive lubricants. We estimate that 90% of our net sales are derived from product categories where we are the leading supplier. Our leadership positions have enabled us to utilize high-speed production systems and achieve significant economies of scale, thereby making us a low-cost manufacturer. These leadership positions also help us anticipate and drive conversion opportunities with our customers across product categories.

        Superior Product Design, Technology and Development Capabilities.    We have demonstrated significant success in designing innovative plastic containers. Through the Acquisition, we have broadened Graham's technological capabilities to include the full spectrum of technologies utilized in plastic container manufacturing. The combination of Graham's design capabilities with O-I Plastic's ability to develop innovative technology, such as its multi-layer barrier process used to package various food products, have enhanced our ability to develop value-added products for our customers. We believe that our innovative plastic containers increase the demand for our customers' consumer products, especially food and beverage products, and help us drive further conversions to plastic packaging and maintain our position as the manufacturer of choice. We have received multiple design awards for containers we developed for, among others, Welch's, Tropicana, Hershey, Unilever, Nestlé, Snapple and Coca-Cola.

        Successful Business Model Utilizing On-Site Facilities.    Nearly one-third of our manufacturing facilities are located on-site with our customers or vendors. On-site facilities enable us to foster long-term customer relationships, facilitate just-in-time inventory management and generate significant cost savings opportunities through process re-engineering, thereby eliminating costly shipping charges and reducing working capital needs.

        Diversified Blue-Chip Customer Base.    We have an extensive blue-chip customer base that includes many of the world's largest branded consumer products companies. We serve as sole supplier for a number of our customers' products. We have had long-standing relationships, some in excess of 40 years, with our customers, and we believe that we will continue to be well positioned to serve these customers and further strengthen these relationships by offering them the expanded design, development and manufacturing capabilities of the combined organization.

        Experienced and Incentivized Management Team.    Our management team is highly experienced in the packaging industry and has a strong track record of growing our company, implementing new packaging technology, entering new markets and maintaining and expanding our blue-chip customer base. Our senior management team has been together for the past 18 years. During this 18 year period, our revenues have increased from approximately $76 million for the fiscal year ended December 31, 1987 to $1,353 million for the fiscal year ended December 31, 2004. As of December 31, 2004, our management owned a 2.3% equity investment in Holdings on a fully diluted basis and had options representing an additional 8.3% equity interest in Holdings.

Our Strategy

        Continue Integration Plan to Realize Significant Cost Savings.    We have already begun to and we expect to continue to realize significant cost savings and other benefits resulting from the combination of Graham's organization with O-I Plastic's business and infrastructure. In connection with the Acquisition, we developed a detailed integration plan with input from outside advisors and our experienced management team and operating personnel. We expect the integration plan to be fully implemented within 24 months after closing of the Acquisition and to realize approximately $100.0 million of annual cost savings, with approximately $50.0 million of savings achieved in 2005. In order to obtain such savings, we expect to make approximately $160 million in net cash expenditures (net of asset sale proceeds).

        Our integration plan is focusing on:

  •
  reducing our selling, general & administrative costs by eliminating duplicative functions and reducing overhead costs;

  •
  consolidating our purchasing of raw materials, packaging supplies, freight and general business services and supplies under the more favorable of our existing contracts, and negotiating more favorable purchasing agreements with our suppliers;

  •
  optimizing our combined manufacturing network by identifying and consolidating facilities in geographic proximity to make them more cost-efficient or rationalizing plants or individual production lines with unattractive economics and/or cost structures;

  •
  achieving productivity improvements by applying Graham Packaging Company's proven manufacturing processes, technologies and operational best practices to the acquired facilities; and

  •
  reducing capital spending by spreading additional production volumes across our existing capacity and reducing working capital requirements of our combined operation.

        Leverage Our Design, Technology and Development Capabilities to Capitalize on Conversions to Plastic Containers.    We will continue to develop innovative designs and materials to meet the specialized performance requirements and evolving needs of our customers. We target product categories that demand value-added packaging and that will benefit from conversion to plastic packaging; and we pursue opportunities with selected major consumer product companies that we expect will lead the conversion to plastic in these product categories. For example, we have developed multi-layer barrier technologies to facilitate the conversion of packaging for beer from glass and metal containers to plastic containers, and have partnered with leading brewers Anheuser-Busch and SABMiller to develop and introduce the first commercial applications of this technology.

        Maintain and Expand Position with Key Customers.    We have developed a reputation for delivering superior customer service by entering into collaborative design and development relationships with our customers. We will utilize our expanded technology portfolio and product development capabilities to further develop innovative and distinctive packaging designs for our customers, helping them distinguish their branded products and increase sales of these products. Furthermore, we believe that the presence of our manufacturing infrastructure on-site at our customers' facilities is a critical element in strengthening our customer relationships. We will continue to open new on-site facilities in strategically compelling locations where appropriate for our customers' operations, and will continue to expand globally in step with our key customers primarily through emphasizing on-site locations.

The O-I Transactions

        On October 7, 2004, Graham acquired all of the issued and outstanding shares of capital stock of O-I Plastic from a wholly owned subsidiary of Owens-Illinois, Inc. ("OI Inc.") for a purchase price of approximately $1.2 billion in cash. In order to finance the Acquisition and to repay certain of Graham's outstanding indebtedness at the time of the Acquisition, we entered into a new senior secured credit facility consisting of a revolving credit facility, a senior secured term loan facility, which we refer to as the "term loan B facility", and a second-lien term loan facility, which we refer to as the "term loan C facility" (collectively, the "senior credit facilities"), and we issued the notes.

        The term "O-I Transactions" means collectively, the Acquisition and the related financings, including the senior credit facilities and the notes.

Our Structure

        The chart below illustrates our current ownership and corporate structure. Approximately $1,109.0 million, or 82%, of our net sales were generated by Graham Packing Company, L.P. and its wholly owned domestic subsidiary guarantors in the year ended December 31, 2004.

(1)
Our sponsor indirectly owns approximately 78.6% of Holdings and MidOcean Capital Investors, L.P. indirectly owns approximately 4.1% of Holdings.

(2)
The guarantors of the notes also guarantee our senior credit facilities on a senior secured basis.

Our Sponsor

        The Blackstone Group is a leading investment and advisory firm founded in 1985, with offices in New York, Atlanta, Boston, London and Hamburg. Blackstone manages a $6.5 billion fund raised in 2002. Since it began private equity investing in 1987, Blackstone has raised more than $14 billion in five funds and has invested in approximately 80 companies. In addition to private equity investments, Blackstone's core businesses include real estate investments, corporate debt investments, asset management, merger and acquisition advisory services and restructuring and reorganization advisory services.

Principal Executive Offices

        Our principal executive offices are located at 2401 Pleasant Valley Road, York, Pennsylvania 17402. Our telephone number is (717) 849-8500.

The Exchange Offer

Old Notes	$250,000,000 aggregate principal amount of 8 1/2% Senior Notes due 2012.
$375,000,000 aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2014.
New Notes
We are offering up to $250,000,000 aggregate principal amount of 8 1/2% Senior Notes due 2012 and up to $375,000,000 aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2014 in an offering which has been registered under the Securities Act. The terms of the new notes are substantially identical to those of the old notes, except that certain transfer restrictions and registration rights relating to the old notes do not apply to the new notes. In addition, if the exchange offer is not completed (or, if required, the Shelf Registration Statement is not declared effective) on or before the date that is 300 days after the date of the applicable Indenture, the annual interest rate borne by the old notes of the applicable series will be increased by an amount equal to 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90 day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum) until the exchange offer is completed or the Shelf Registration Statement is declared effective. See "Description of the Notes—Registration Rights."
Exchange Offer
We are offering to issue the new notes in exchange for a like principal amount of the old notes. The old notes were not registered with the SEC. We are offering to issue the new notes to satisfy our obligations contained in the registration rights agreement entered into when the old notes were sold in transactions pursuant to Rule 144A under the Securities Act. You may tender your old notes by following the procedures described in the section of this prospectus entitled "The Exchange Offer."
Resales
Based on interpretations by the staff of the SEC, as set forth in no action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes if:
• you are an "affiliate" (as defined in Rule 405 under the Securities Act) of our company;
• you are not acquiring the new notes in the exchange offer in the ordinary course of your business;
• you have an arrangement or understanding with any person to participate in the distribution (as defined in the Securities Act) of the new notes you will receive in the exchange offer; or

•
you are a broker-dealer that receives new notes for your own account in the exchange offer in exchange for old notes that were acquired as a result of market making or other trading activities. If you fall within one of the exceptions listed above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the new notes.
Tenders, Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2005, unless we extend it. By tendering your old notes, you represent to us:
	•	that you are not an "affiliate" (as defined in Rule 405 under the Securities Act) of our company;
	•	that any new notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;
•
that, at the time of commencement of the exchange offer, neither you nor, to your knowledge, anyone receiving new notes from you, has any arrangement or understanding with any person to participate in the distribution (as defined in the Securities Act) of the new notes in violation of the Securities Act;
	•	if you are not a broker-dealer, that you are not engaged in, and do not intend to engage in, the distribution (as defined in the Securities Act) of the new notes; and
•
if you are a broker-dealer, that you will receive the new notes for your own account in exchange for old notes that were acquired by you as a result of your market making or other trading activities and that you will deliver a prospectus in connection with any resale of the new notes you receive. For further information regarding resales of the new notes by participating broker-dealers, see the section of this prospectus entitled "Plan of Distribution."
Withdrawal; Non Acceptance
You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on , 2005. If we decide for any reason not to accept any old notes for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book entry transfer into the exchange agent's account at The Depository Trust Company, any withdrawn or unaccepted old notes will be credited to the tendering holder's account at The Depository Trust Company. See
"The Exchange Offer—Terms of the Exchange Offer"; "The Exchange Offer—Procedures for Tendering" and "The Exchange Offer—Withdrawal Rights."

Conditions to the Exchange Offer
The exchange offer is subject to customary conditions, which we may waive. Please read the section of this prospectus entitled "The Exchange Offer—Certain Conditions to the Exchange Offer" for more information regarding conditions to the exchange offer.
Guaranteed Delivery Procedures
If you are a registered holder of the old notes and wish to tender your old notes in the exchange offer, but (1) the old notes are not immediately available, (2) time will not permit your old notes or other required documents to reach the exchange agent before the expiration of the exchange offer, or (3) the procedure for book entry transfer cannot be completed prior to the expiration of the exchange offer, you may tender old notes by following the procedures described below under the section of this prospectus entitled "The Exchange Offer—Guaranteed Delivery Procedures."
Special Procedures for Beneficial Owners
If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name the old notes are registered.
Certain United States Federal Tax Consequences
There will be no United States federal income tax consequences to holders that exchange an Old Note for a New Note pursuant to the exchange offer. The New Note received will be treated as a continuation of the Old Note. See "Certain U.S. Federal Income Tax Considerations."
Use of Proceeds	We will receive no proceeds from the exchange offer.
Exchange Agent
The Bank of New York is the exchange agent for the exchange offer. The address and telephone number of the exchange agent are set forth under the heading "The Exchange Offer—Exchange Agent" of this prospectus.
Shelf Registration Statement
Under select circumstances, some holders of old notes (including holders who are not permitted to participate in the exchange offer or who may not freely resell new notes received in the exchange offer) may require us to file, and cause to become effective, a shelf registration statement under the Securities Act which would cover resales of old notes by these holders. See the section of the prospectus entitled "Description of the Notes—Registration Rights."

Consequences of Not Exchanging Old Notes

        If you do not exchange your old notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer set forth in the legend on the certificate for your old notes. In general, you may offer or sell your old notes only if they are registered under, offered or sold pursuant to an exemption from, or offered or sold in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently intend to register the old notes under the Securities Act. Under certain circumstances, however, holders of old notes (including holders who are not permitted to participate in the exchange offer or who may not freely resell new notes received in the exchange offer) may require us to file and cause to become effective a shelf registration statement which would cover resales of old notes by their holders. See the sections of the prospectus entitled "The Exchange Offer—Consequences of Failure to Exchange" and "Description of the Notes—; Registration Rights."

Summary Description of New Notes

        The summary below describes the principal terms of the new notes. The new notes are identical in all material respects to the terms of the old notes, except for certain transfer restrictions and registration rights relating to the old notes. In addition, the old note holders will receive additional interest if the exchange offer is not completed (or, if required, the Shelf Registration Statement is not declared effective) on or before the date that is 300 days after the date of the applicable Indenture. The annual interest rate borne by the old notes of the applicable series will be increased by an amount equal to 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum) until the exchange offer is completed or the Shelf Registration Statement is declared effective. Certain of the terms and conditions described below are subject to important limitations and exceptions. You should carefully read the "Description of the Notes" section of this prospectus for a more detailed description of the notes.

Issuer	Graham Packaging Company, L.P. and GPC Capital Corp. I. a wholly owned subsidiary of Graham Packaging Company, L.P. ("CapCo I"). CapCo I was incorporated in Delaware in January 1998. The sole purpose of CapCo I is to act as co-obligor of the notes offered hereby and as co-borrower under the senior credit facilities. CapCo I has only nominal assets, does not conduct any independent operations and will not receive any proceeds from the offering of the notes. Accordingly, investors in the notes must rely on the cash flow and assets of the Company for payment of the notes.
Notes Offered	$250,000,000 aggregate principal amount of 8 1/2% Senior Notes due 2012.
$375,000,000 aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2014.
Maturity Date	Senior Notes: October 15, 2012.
Senior Subordinated Notes: October 15, 2014.
Guarantees
On the issue date, Holdings and our direct and indirect subsidiaries that guarantee their obligations under the senior credit facilities will guarantee the notes on a senior unsecured and senior subordinated basis, as applicable, with unconditional guarantees. From and after the issue date, each subsidiary that we acquire or form will be required to guarantee the notes on the same basis.

Interest Payment Dates	Interest will be payable in cash on April 15 and October 15 of each year, beginning on April 15, 2005.
Ranking	The senior notes will be our senior unsecured obligations and will:
	•	rank equally in right of payment to all our existing and future senior indebtedness;
	•	rank senior in right of payment to all of our existing and future senior subordinated indebtedness and subordinated indebtedness; and
•
be effectively subordinated in right of payment to our secured indebtedness to the extent of the value of the assets securing such indebtedness, and all obligations of each of our existing and future subsidiaries.
Similarly, the senior note guarantees will be senior unsecured obligations of the guarantors and will:
	•	rank equally in right of payment to all of the applicable guarantor's existing and future senior indebtedness;
	•	rank senior in right of payment to all of the applicable guarantor's existing and future senior subordinated indebtedness and subordinated indebtedness; and
•
be effectively subordinated in right of payment to all of the applicable guarantor's existing and future secured debt (including the applicable guarantor's guarantee under the senior secured credit facilities), to the extent of the value of the assets securing such debt, and to all liabilities and preferred stock of any subsidiary of a guarantor if that subsidiary is not a guarantor.
The senior subordinated notes will be our senior subordinated unsecured obligations and will:
	•	rank junior in right of payment to all our existing and future senior indebtedness;
	•	rank equally in right of payment with all of our existing and future senior subordinated indebtedness;
	•	be effectively subordinated in right of payment to all obligations of our existing and future subsidiaries; and
	•	rank senior in right of payment to all of our future subordinated indebtedness.
Similarly, the senior subordinated note guarantees will be senior subordinated unsecured obligations of the guarantors and will:
	•	rank junior in right of payment to all of the applicable guarantor's existing and future senior indebtedness;
	•	rank equally in right of payment with all of the applicable guarantor's existing and future senior subordinated indebtedness;
	•	rank senior in right of payment to all of the applicable guarantor's existing and future subordinated indebtedness; and

•
be effectively subordinated in right of payment to all of the applicable guarantor's existing and future secured debt (including the applicable guarantor's guarantee under the senior secured credit facilities), to the extent of the value of the assets securing such debt, and to all liabilities and preferred stock of any subsidiary of a guarantor if that subsidiary is not a guarantor.

As of March 31, 2005, the Company and its subsidiaries had approximately $2,514.5 million of indebtedness, of which approximately $1,887.5 million was secured, approximately $7.9 million was indebtedness of non-guarantor subsidiaries and structurally senior to the notes, approximately $375.0 million was subordinated to the senior notes and the senior note guarantees and approximately $2,139.5 million was senior to the senior subordinated notes and the senior subordinated note guarantees.
The notes will also be structurally subordinated to all indebtedness and other obligations, including trade payables of our non-guarantor subsidiaries.
Optional Redemption
We may redeem the senior notes, in whole or in part, at any time on or after October 15, 2008 and we may redeem the senior subordinated notes, in whole or in part, at any time on or after October 15, 2009 at the redemption prices set forth under "Description of the Notes—Optional Redemption".

We may redeem up to 40% of the aggregate principal amount of each series of notes on or prior to October 15, 2007 with the proceeds of certain equity offerings, in each case, plus accrued and unpaid interest, if any, to the date of redemption. We may make that redemption only if, after the redemption, at least 60% of the aggregate principal amount of each series of the notes originally issued remains outstanding and the redemption occurs within 60 days of the date of the equity offering closing. In addition, we may redeem the senior notes, in whole or in part, at any time on or prior to October 15, 2008, at a price equal to 100% of the principal amount of the senior notes plus a "make-whole" premium described in this prospectus. At any time on or prior to October 15, 2009 we may redeem the senior subordinated notes, in whole or in part, at a price equal to 100% of the principal amount of the senior subordinated notes plus a "make-whole" premium described in this prospectus. See "Description of the Notes—Optional Redemption."
Change of Control Offer
Upon the occurrence of a change of control, you will have the right, as holders of the notes, to require us to repurchase some or all of your notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. See "Description of the Notes—Repurchase at the Option of Holders—Change of Control."
Certain Covenants	The indentures governing the notes will contain covenants limiting, among other things, our ability and the ability of our restricted subsidiaries to:
• incur additional debt;

	•	pay dividends on our capital stock or repurchase our capital stock;
	•	make certain investments;
	•	enter into certain types of transactions with affiliates;
	•	limit dividends or other payments by our restricted subsidiaries to us;
	•	use assets as security in other transactions; and
	•	sell certain assets or merge with or into other companies.
These covenants are subject to important exceptions and qualifications. See "Description of the Notes."
Use of Proceeds
We will not receive any proceeds from the offering of the new notes upon consummation of the exchange offer. The net proceeds from the offering of the old notes, together with the borrowings under the senior credit facilities were used primarily (i) to fund the Acquisition, (ii) to refinance our existing indebtedness and (iii) to pay certain fees and related expenses incurred in connection with the Acquisition and the refinancing. See "Use of Proceeds."

Risk Factors

        Investing in the notes involves substantial risk. Before you invest in the notes, you should carefully consider all the information in this prospectus including matters set forth under the heading "Risk Factors."

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

Graham Packaging Holdings Company Summary Financial Data

        The following summary historical financial data as of and for the years ended December 31, 2002, 2003 and 2004 have been derived from the audited consolidated financial statements of Holdings, included elsewhere in this prospectus. The summary historical financial data as of and for the three months ended March 28, 2004 and March 31, 2005 have been derived from the unaudited consolidated financial statements of Holdings, which have been prepared on a basis consistent with the audited consolidated financial statements as of and for the year ended December 31, 2004. In the opinion of management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period. The unaudited pro forma financial data have been prepared to give pro forma effect to the O-I Transactions as if they had occurred on January 1, 2004. The pro forma financial data are for informational purposes only and should not be considered indicative of actual results that would have been achieved had the O-I Transactions actually been consummated on the date indicated and do not purport to indicate results of operations for any future period. The audited consolidated financial statements as of December 31, 2003 and 2004 and for each of the three years in the period ended December 31, 2004, and the unaudited consolidated financial statements as of March 31, 2005 and for each of the three month periods ended March 28, 2004 and March 31, 2005 are included elsewhere in this prospectus. You should read this information together with the financial statements appearing elsewhere in this prospectus and the information under "Unaudited Pro Forma Financial Information," "Selected Historical Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

	Year Ended December 31,					Three Months Ended			Pro Forma Year Ended December 31,
	2002		2003		2004(1)	March 28, 2004		March 31, 2005(1)	2004
						(unaudited)		(unaudited)	(unaudited)
	(in millions, except ratios)
Statement of Operations Data:
Net sales(2)	$906.7		$978.7		$1,353.0	$260.3		$620.5	$2,235.7
Cost of goods sold(2)	742.6		795.7		1,160.5	210.1		541.0	1,944.0

Gross profit(2)	164.1		183.0		192.5	50.2		79.5	291.7
Selling, general and administrative expenses	63.8		66.9		87.4	17.0		35.4	160.7
Impairment charges(3)	5.1		2.5		7.0	—		1.6	7.0

Operating income	95.2		113.6		98.1	33.2		42.5	124.0
Interest expense(4)	82.1		97.1		140.8	20.9		42.9	159.3
Interest income	(0.3)		(0.5)		(0.3)	—		(0.1)	(0.6)
Other expense (income), net	0.1		(0.3)		(1.1)	(0.3)		0.3	(1.1)
Income tax provision (benefit)(5)	4.0		6.8		(2.1)	1.7		10.4	3.7
Minority interest	1.7		0.8		1.4	0.4		0.5	1.4

Net income (loss)	$7.6		$9.7		$(40.6)	$10.5		$(11.5)	$(38.7)

Other Data:
Depreciation and amortization(6)	$75.8		$71.8		$114.4	$20.4		$52.9	$205.3
Net capital expenditures(7)	92.4		91.8		151.9	29.1		62.4	175.5
Ratio of earnings to fixed charges(8)	1.1	x	1.2	x	—	1.5	x	—	—

	As of December 31,
				As of March 28, 2004	As of March 31, 2005
	2002	2003	2004
				(unaudited)	(unaudited)
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$7.3	$7.1	$22.1	$8.1	$15.6
Working capital(9)	9.6	11.5	235.0	33.5	285.0
Total assets	798.3	876.1	2,551.6	904.3	2,626.0
Total debt	1,070.6	1,097.4	2,465.2	1,118.9	2,514.5
Partners' capital (deficit)(10)	(460.3)	(421.5)	(434.1)	(419.4)	(445.4)

(1)
On October 7, 2004, the Company acquired O-I Plastic for $1,191.9 million, including direct costs of the acquisition, subject to certain adjustments. This transaction was accounted for under the purchase method of accounting. Results of operations are included since the date of the acquisition.

(2)
Net sales increase or decrease based on fluctuations in resin prices. Consistent with industry practice and/or as permitted under agreements with our customers, substantially all resin price changes are passed through to customers by means of corresponding changes in product pricing. Therefore, our dollar gross profit has been substantially unaffected by fluctuations in resin pricing. However, a sustained increase in resin prices, to the extent that those costs are not passed on to the end-consumer, would make plastic containers less economical for our customers and could result in a slower pace of conversions to plastic containers.

(3)
We evaluated the recoverability of our long-lived and other assets in selected locations, due to indicators of impairment, and recorded impairment charges of $5.1 million, $2.5 million and $7.0 million for the years ended December 31, 2002, 2003 and 2004, respectively, and $1.6 million for the three months ended March 31, 2005.

(4)
The years ended December 31, 2003 and 2004 include the effects of the refinancing of our prior senior credit agreements, which resulted in the write-off of debt issuance fees of $6.6 million and $20.9 million, respectively, and the write-off of tender and call premia of $15.2 million for the year ended December 31, 2004, associated with the redemption of our prior senior subordinated notes and senior discount notes.

(5)
Holdings, as a limited partnership, does not pay U.S. federal income taxes under the provisions of the Internal Revenue Code, as the applicable income or loss is included in the tax returns of the partners. However, certain U.S. subsidiaries acquired as part of O-I Plastic are corporations and are subject to U.S. federal and state income taxes. Holdings' foreign operations are subject to tax in their local jurisdictions. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

(6)
Depreciation and amortization excludes amortization of debt issuance fees, which is included in interest expense, and impairment charges.

(7)
Net capital expenditures exclude spending on acquisitions.

(8)
For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes, minority interest, income from equity investees and extraordinary items, plus fixed charges and amortization of capitalized interest less interest capitalized. Fixed charges include interest expense on all indebtedness, interest capitalized, amortization of debt issuance fees and one third of rental expense on operating leases representing that portion of rental expense deemed to be attributable to interest. Earnings were insufficient to cover fixed charges by $41.7 million and $0.8 million for the year ended December 31, 2004 and the three months ended March 31, 2005, respectively. On a pro forma basis, earnings were insufficient to cover fixed charges by $33.7 million for the year ended December 31, 2004.

(9)
Working capital is defined as current assets (excluding cash and cash equivalents) less current liabilities (excluding short-term loans and current portion of long-term debt).

(10)
As a result of our 1998 recapitalization, we have negative net worth for accounting purposes.

RISK FACTORS

        You should carefully consider the risks described below, in addition to other information contained in this prospectus, before deciding to tender your old notes in the exchange offer. The risk factors set forth below, other than those which discuss the consequences of failing to exchange your old notes in the exchange offer, are generally applicable to both the old notes and the new notes. The risks below are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our business operations. The following risks could affect our business, financial condition or results of operations.

  Risks Related to the Exchange Offer

        If you choose not to exchange your old notes, the present transfer restrictions will remain in force and the market price of your old notes could decline.

        If you do not exchange your old notes for new notes under the exchange offer, then you will continue to be subject to the transfer restrictions on the old notes as set forth in the offering memorandum distributed in connection with the private offering of the old notes. In general, the old notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act. You should refer to "Prospectus Summary—Summary of Terms of the Exchange Offer" and "The Exchange Offer" for information about how to tender your old notes. The tender of old notes under the exchange offer will reduce the principal amount of the old notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the old notes due to reduction in liquidity.

  Risks Related to Our Business

        Our debt agreements contain restrictions that limit our flexibility in operating our business.

        Upon the closing of the O-I Transactions, the Company, CapCo I and a syndicate of lenders entered into a new senior credit facility. The senior credit facility consists of two term loans to us with initial term loan commitments totaling $1,450.0 million and $350.0 million, respectively, and a $250.0 million revolving credit facility. Our senior credit facility and the indentures governing the notes offered hereby contain a number of significant covenants that, among other things, restrict our ability to dispose of assets, repay other indebtedness, incur additional indebtedness, pay dividends, prepay subordinated indebtedness, incur liens, make capital expenditures, investments or acquisitions, engage in mergers or consolidations, engage in transactions with affiliates and otherwise restrict our activities. In addition, under the senior credit facility, we are required to satisfy specified financial ratios and tests. Our ability to comply with those provisions may be affected by events beyond our control, and there can be no assurance that we will meet those tests. The breach of any of these covenants could result in a default under the senior credit facility and the lenders could elect to declare all amounts borrowed under the new senior credit facility, together with accrued interest, to be due and payable and could proceed against any collateral securing that indebtedness.

        Our available cash and access to additional capital may be limited by our substantial leverage.

        We are highly leveraged. As of March 31, 2005, we had consolidated indebtedness of $2,514.5 million and partners' deficit of $445.4 million. For the three months ended March 31, 2005 and for the year ended December 31, 2004, our interest expense was approximately $42.9 million and $140.8 million, respectively. As of March 31, 2005, $1,877.7 million of our total indebtedness was incurred under floating interest rate arrangements, $400.0 million of which would have been subject to interest rate swaps which fixed the interest rate. As a result, as of March 31, 2005, $1,477.7 million of our indebtedness was subject to floating interest rates. A 1% increase in interest rates would increase our annual interest payments on this debt by approximately $14.8 million. As of March 31, 2005, we had unused borrowing capacity under our new revolving credit facility in amount equal to $167.9 million. We intend to fund our operating activities and capital expenditures in part through borrowings under our revolving credit facility. Our new senior credit facility and the indentures governing the notes permit us to incur additional indebtedness, subject to certain limitations. All loans outstanding under our revolving credit facility are scheduled to be repaid in October 2010. The term loan C facility is scheduled to be repaid in April 2012 and the scheduled annual principal repayments for the term loan B facility under the senior credit facility are as follows:

  •
  2005—$14.5 million

  •
  2006—$14.5 million

  •
  2007—$14.5 million

  •
  2008—$14.5 million

  •
  2009—$14.5 million

  •
  2010—$14.5 million

  •
  2011—$1.363 billion

        Our high degree of leverage could have important consequences to the holders of the notes, including, but not limited to, the following:

  •
  our ability to refinance existing indebtedness or to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired in the future;

  •
  a substantial portion of our cash flow from operations must be dedicated to the payment of principal and interest on our indebtedness, thereby reducing the funds available to us for other purposes, including capital expenditures necessary for maintenance of our facilities and for the growth of our business;

  •
  some of our borrowings are and will continue to be at variable rates of interest, which expose us to the risk of increased interest rates;

  •
  we may be substantially more leveraged than some of our competitors, which may place us at a competitive disadvantage; and

  •
  our substantial degree of leverage may hinder our ability to adjust rapidly to changing market conditions and could make us more vulnerable in the event of a downturn in general economic conditions or in our business.

        Increases in resin prices and reductions in resin supplies could significantly slow our growth and disrupt our operations.

        We depend on large quantities of polyethylene terephthalate ("PET"), high-density polyethylene ("HDPE") and other resins in manufacturing our products. One of our primary strategies is to grow the business by capitalizing on the conversion from glass, metal and paper containers to plastic containers. A sustained increase in resin prices, to the extent that those costs are not passed on to the end-consumer, would make plastic containers less economical for our customers and could result in a slower pace of conversions to plastic containers. Historically, we have passed through substantially all increases and decreases in the cost of resins to our customers through contractual provisions and standard industry practice; however, if we are not able to do so in the future and there are sustained increases in resin prices, our operating margins could be affected adversely. Furthermore, if we cannot obtain sufficient amounts of resin from any of our suppliers, or if there is a substantial increase in oil or natural gas prices, and as a result an increase in resin prices, we may have difficulty obtaining alternate sources quickly and economically, and our operations and profitability may be impaired.

        Our international operations are subject to a variety of risks related to foreign currencies and local law in several countries.

        We have significant operations outside the United States in the form of wholly owned subsidiaries and other arrangements. We have 30 manufacturing facilities located in countries outside of the United States, including Argentina (2), Belgium (2), Brazil (5), Canada (2), Ecuador (1), England (1), Finland (1), France (3), Hungary (1), Mexico (5), the Netherlands (1), Poland (2), Spain (1), Turkey (2) and Venezuela (1). As a result, we are subject to risks associated with operating in foreign countries, including fluctuations in currency exchange rates, imposition of limitations on conversion of foreign currencies into dollars or remittance of dividends and other payments by foreign subsidiaries, imposition or increase of withholding and other taxes on remittances and other payments by foreign subsidiaries, labor relations problems, hyperinflation in some foreign countries and imposition or increase of investment and other restrictions by foreign governments or the imposition of environmental or employment laws. We typically price our products in our foreign operations in local currencies. As a result, an increase in the value of the dollar relative to the local currencies of profitable foreign subsidiaries can have a negative effect on our profitability. Exchange rate fluctuations increased our comprehensive income by $12.5 million, $24.5 million and $23.4 million for the years ended December 31, 2002, 2003 and 2004, respectively, and decreased our comprehensive income by $4.9 million and $9.6 million for the three months ended March 28, 2004 and March 31, 2005, respectively. The above mentioned risks in Europe, North America and South America may hurt our ability to generate revenue in those regions in the future.

        We would lose a significant source of revenues and profits if we lost our largest customer.

        PepsiCo (collectively, with its affiliates, such as Frito-Lay, Gatorade, Quaker Oats and Tropicana) is our largest customer and all product lines we provide to PepsiCo collectively accounted for approximately 14.9% of our net sales for the year ended December 31, 2004. For the year ended December 31, 2004, Danone also accounted for more than 10% of our net sales. We are not the sole supplier of plastic packaging to PepsiCo or Danone. If PepsiCo or Danone terminated its relationship with us, it could have a material adverse effect upon our business, financial position or results of operations. Additionally, in 2004, our top 20 customers comprised over 78% of our sales. If any of our largest customers terminated its relationship with us, we would lose a significant source of revenues and profits. Additionally, the loss of one of our largest customers could result in us having excess capacity if we are unable to replace that customer. This could result in us having excess overhead and fixed costs. This could also result in our selling, general and administrative expenses and capital expenditures representing increased portions of our revenues.

        Our contracts with customers generally do not require them to purchase any minimum amounts of products from us, so customers may not purchase amounts that meet our expectations.

        The majority of our sales are made pursuant to long-term customer purchase orders and contracts, which typically include resin pass-through provisions allowing for substantially all increases and decreases in the cost of resin, our major raw material, to be passed through to our customers, thus substantially mitigating the effect of resin price movements on our profitability. Customers' purchase orders and contracts typically vary with terms up to ten years. The contracts, including those with PepsiCo, generally are requirements contracts which do not obligate the customer to purchase any given amount of product from us. Prices under these arrangements are tied to market standards and therefore vary with market conditions. Despite the existence of supply contracts with our customers, although in the past our customers have not purchased amounts under supply contracts that in the aggregate are materially lower than what we have expected, we face the risk that in the future customers will not continue to purchase amounts that meet our expectations.

        Our industry is very competitive and increased competition could reduce prices and our profit margins.

        We operate in a competitive environment. In the past, we have encountered pricing pressures in our markets and could experience further declines in prices of plastic packaging as a result of competition. Although we have been able over time to partially offset pricing pressures by reducing our cost structure and making the manufacturing process more efficient, we may not be able to continue to do so in the future. Our business, results of operations and financial condition may be materially adversely affected by further declines in prices of plastic packaging and such further declines could lead to a loss of business and decline in our margins.

        If we are unable to develop product innovations and improve our production technology and expertise, we could lose customers or market share.

        Our success may depend on our ability to adapt to technological changes in the plastic packaging industry. If we are unable to timely develop and introduce new products, or enhance existing products, in response to changing market conditions or customer requirements or demands, our business and results of operations could be materially and adversely affected.

  We may be unable to protect our proprietary technology from infringement.

        We rely on a combination of patents and trademarks, licensing agreements and unpatented proprietary know-how and trade secrets to establish and protect our intellectual property rights. We enter into confidentiality agreements with customers, vendors, employees, consultants and potential acquisition candidates as necessary to protect our know-how, trade secrets and other proprietary information. However, these measures and our patents and trademarks may not afford complete protection of our intellectual property, and it is possible that third parties may copy or otherwise obtain and use our proprietary information and technology without authorization or otherwise infringe on our intellectual property rights. We cannot assure you that our competitors will not independently develop equivalent or superior know-how, trade secrets or production methods. If we are unable to maintain the proprietary nature of our technologies our profit margins could be reduced as competitors imitating our products could compete aggressively against us in the pricing of certain products and our business, results of operations and financial condition may be materially adversely affected.

        We are involved in litigation from time to time in the course of our business to protect and enforce our intellectual property rights, and third parties from time to time initiate litigation against us asserting that our business infringes or violates their intellectual property rights. We cannot assure you that our intellectual property rights have the value that we believe them to have or that our products will not be found to infringe upon the intellectual property rights of others. Further, we cannot assure you that we will prevail in any such litigation, or that the results or costs of any such litigation will not have a material adverse effect on our business. Any litigation concerning intellectual property could be protracted and costly and is inherently unpredictable and could have a material adverse effect on our business and results of operations regardless of its outcome.

        Sales of our beverage containers may be affected by cool summer weather which may result in lower sales and profitability.

        A significant portion of our revenue is attributable to the sale of beverage containers. Demand for beverages and our beverage containers tend to peak during the summer months. In the past, cool summer weather conditions have reduced the demand for beverages, which in turn has reduced the demand for beverage containers manufactured by us. Such unseasonably cool summer weather could reduce our sales and profitability.

        Our operations could expose us to substantial environmental costs and liabilities.

        We are subject to a variety of national, state, foreign, provincial and/or local laws and regulations that impose limitations and prohibitions on the discharge and emission of, and establish standards for the use, disposal and management of, regulated materials and waste, and that impose liability for the costs of investigating and cleaning up, and damages resulting from, present and past spills, disposals or other releases of hazardous substances or materials. These domestic and international environmental laws can be complex and may change often, the compliance expenses can be significant and violations may result in substantial fines and penalties. In addition, environmental laws such as the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, also known as "Superfund" in the United States, impose strict, and in some cases joint and several, liability on specified responsible parties for the investigation and cleanup of contaminated soil, groundwater and buildings, and liability for damages to natural resources at a wide range of properties. As a result, we may be liable for contamination at properties that we currently own or operate, as well as at our former properties or off-site properties where we may have sent hazardous substances. As a manufacturer, we have an inherent risk of liability under environmental laws, both with respect to ongoing operations and with respect to contamination that may have occurred in the past on our properties or as a result of our operations. We could, in the future, incur a material liability resulting from the costs of complying with environmental laws or any claims concerning noncompliance, or liability from contamination.

        We cannot predict what environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted, or what environmental conditions may be found to exist at our facilities or at third party sites for which we are liable. Enactment of stricter laws or regulations, stricter interpretations of existing laws and regulations or the requirement to undertake the investigation or remediation of currently unknown environmental contamination at our own or third party sites may require us to make additional expenditures, some of which could be material.

        In addition, a number of governmental authorities, both in the United States and abroad, have considered, or are expected to consider, legislation aimed at reducing the amount of plastic wastes disposed. Programs have included, for example, mandating certain rates of recycling and/or the use of recycled materials, imposing deposits or taxes on plastic packaging material and requiring retailers or manufacturers to take back packaging used for their products. Legislation, as well as voluntary initiatives similarly aimed at reducing the level of plastic wastes, could reduce the demand for certain plastic packaging, result in greater costs for plastic packaging manufacturers or otherwise impact our business. Some consumer products companies, including some of our customers, have responded to these governmental initiatives and to perceived environmental concerns of consumers by using containers made in whole or in part of recycled plastic. Future legislation and initiatives could adversely affect us in a manner that would be material.

        Blackstone controls us and may have conflicts of interest with us or you in the future.

        The Blackstone Group and its affiliates ("Blackstone") indirectly controls approximately 85% of the partnership interests in Holdings. Pursuant to the Fifth Amended and Restated Limited Partnership Agreement by and among GPC Holdings L.P. (as the successor to Graham Capital Corporation and Graham Family Growth Partnership and their affiliates, collectively (the "Graham Group")), Graham Packaging Corporation, BCP/Graham Holdings LLC and BMP/Graham Holdings Corp., (the "Holdings' Partnership Agreement") holders of a majority of the partnership interests generally have the sole power, subject to certain exceptions, to take actions on behalf of Holdings, including the appointment of management and the entering into of mergers, sales of substantially all assets and other extraordinary transactions. For example, Blackstone could cause us to make acquisitions that increase the amount of our indebtedness or to sell revenue generating assets, impairing our ability to make payments under our debt agreements. Additionally, Blackstone is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. Blackstone may also pursue acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us.

        Our ability to operate the Company effectively could be impaired if we lost key personnel.

        Our success depends to a large extent on a number of key employees, and the loss of the services provided by them could have a material adverse effect on our ability to operate our business and implement our strategies effectively. In particular, the loss of the services provided by David L. Andrulonis, G. Robinson Beeson, John E. Hamilton, Peter T. Lennox, Roger M. Prevot, Ashok Sudan or Philip R. Yates, among others, could have a material adverse effect on our management. We do not maintain "key" person insurance on any of our executive officers.

        We may not be able to continue to successfully integrate O-I Plastic into Graham's business and operation.

        Prior to the Acquisition on October 7, 2004, Graham and O-I Plastic operated as separate entities. If we cannot continue to successfully integrate O-I Plastic's operations with Graham operations, we may experience material negative consequences to our business, financial condition or results of operations. The integration of companies that have previously been operated separately involves a number of risks, including, but not limited to:

  •
  demands on management related to the significant increase in the size of the business for which they are responsible;

  •
  diversion of management's attention from the management of daily operations to the integration of the acquired business;

  •
  management of employee relations across facilities;

  •
  difficulties in the assimilation of different corporate cultures and practices, as well as in the assimilation and retention of dispersed personnel and operations;

  •
  difficulties and unanticipated expenses related to the integration of departments, systems (including accounting systems), technologies, books and records, procedures and controls (including internal accounting controls, procedures and policies), as well as in maintaining uniform standards, including environmental management systems;

  •
  expenses of any undisclosed or potential liabilities; and

  •
  our ability to continue to maintain Graham's customers and O-I Plastic's customers.

        The continuation of our successful integration of O-I Plastic's operations with Graham's will depend on our ability to manage the combined operations, to realize opportunities for revenue growth presented by broader product offerings and expanded geographic coverage and to eliminate redundant and excess costs. If our integration efforts do not continue to be successful, we may not be able to maintain the levels of revenues, earnings or operating efficiency that Graham and O-I Plastic achieved or might have achieved separately. In addition, the unaudited pro forma financial information presented in this prospectus cover periods during which we were not under the same management and, therefore, may not be indicative of our future condition or operating results.

        During the first two fiscal year periods following the Acquisition, we expect to make approximately $160 million in net cash expenditures (net of asset sale proceeds) to realize certain synergies and cost savings. These expenditures will relate primarily to severance, systems integration, closing facilities and relocating production equipment.

        We may be unable to fully realize the expected cost savings and other synergies from the acquisition of O-I Plastic.

        Even if we are able to continue to integrate the operations of O-I Plastic successfully, we do not assure you that this continuing integration will result in the realization of the full benefits of the cost savings, synergies or revenue enhancements that we expect to result from this integration or that these benefits will be achieved within the timeframe that we expect. The cost savings and other synergies from the Acquisition may be offset by costs incurred in integrating O-I Plastic's operations, as well as by increases in other expenses, by operating losses or by problems with Graham's or O-I Plastic's businesses unrelated to the Acquisition.

        If we make acquisitions in the future, we may experience assimilation problems and dissipation of management resources and we may need to incur additional indebtedness.

        Our future growth may be a function, in part, of acquisitions of other consumer goods packaging businesses. To the extent that we grow through acquisitions, we will face the operational and financial risks commonly encountered with that type of a strategy. We would also face operational risks, such as failing to assimilate the operations and personnel of the acquired businesses, disrupting our ongoing business, dissipating our limited management resources and impairing relationships with employees and customers of the acquired business as a result of changes in ownership and management. Additionally, we have incurred indebtedness to finance past acquisitions, and would likely incur additional indebtedness to finance future acquisitions, as permitted under the new senior credit facility and the indentures, in which case we would also face certain financial risks associated with the incurring of additional indebtedness to make an acquisition, such as reducing our liquidity, access to capital markets and financial stability.

        Our operations and profitability could suffer if we experience labor relation problems.

        As of March 31, 2005, approximately 3,700 of our approximately 8,700 employees are covered by collective bargaining agreements with various international and local labor unions. Our union agreements typically have a term of three or four years and thus regularly expire and require negotiation in the course of our business. Over the next twelve months, collective bargaining agreements covering approximately 450 of our employees will expire. We believe that we enjoy good relations with our employees, and there have been no significant work stoppages in the past three years. Upon the expiration of any of our collective bargaining agreements, however, we may be unable to negotiate new collective bargaining agreements on terms favorable to us, and our business operations may be interrupted as a result of labor disputes or difficulties and delays in the process of renegotiating our collective bargaining agreements. A work stoppage at one or more of our facilities could have a material adverse effect on our business, results of operations and financial condition.

        Our ability to expand our operations could be adversely affected if we lose access to additional blow molding equipment.

        Access to blow molding technology is important to our ability to expand our operations. We have access to a broad array of blow molding equipment and suppliers. However, if we fail to continue to access this new blow molding equipment or these suppliers, our ability to expand our operations may be materially and adversely affected in the short-term until alternative sources of technology could be arranged.

Risks Related to our Indebtedness and the Notes

        We may not be able to generate sufficient cash to service all our indebtedness, including the notes, and may be forced to take other actions to satisfy our payment obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments or to refinance our debt obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. These factors include:

  •
  increased operating costs;

  •
  prices and supply of raw materials, especially of resin;

  •
  demand for our products;

  •
  product prices and regulatory developments; and

  •
  unscheduled plant shutdowns.

        We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to satisfy our payment obligations under our indebtedness.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our new senior credit facility and the indentures governing the notes offered hereby restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions, dispose of our assets at prices that we believe are fair or use the proceeds from asset sales to make payments on the notes and these proceeds may not be adequate to meet any debt service obligations then due.

        We will have substantial debt following the offering.

        As of March 31, 2005, we and our consolidated subsidiaries had approximately $2,514.5 million of outstanding debt (excluding obligations to trade creditors). We may incur substantial additional debt in the future, including additional debt under our revolving credit facility. As of March 31, 2005, we had unused borrowing capacity under our revolving credit facility in an amount equal to $167.9 million. If we incur additional debt, it could make it more difficult for us to satisfy our payment obligations with respect to the notes.

        Our substantial level of indebtedness could have important consequences to you, including the following:

  •
  our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired;

  •
  we must use a substantial portion of our cash flow from operations to make debt service payments on the notes and our new revolving credit facility, which will reduce the funds available to us for other purposes such as potential acquisitions and capital expenditures;

  •
  we are exposed to fluctuations in interest rates, because our new revolving credit facility has a variable rate of interest;

  •
  we may have a higher level of indebtedness than some of our competitors, which may put us at a competitive disadvantage and reduce our flexibility in planning for, or responding to, changing conditions in our industry, including increased competition; and

  •
  we are more vulnerable to general economic downturns and adverse developments in our business.

        The Holdings guarantee is of limited value to holders of the notes.

        The senior subordinated notes will be fully and unconditionally guaranteed by Holdings on a senior subordinated basis. The guarantee will be subordinated to all senior indebtedness of Holdings and effectively subordinated to all indebtedness and other liabilities of Holdings' subsidiaries. The guarantee will be subordinated in right of payment to all senior indebtedness of Holdings and effectively subordinated to all indebtedness and other liabilities, including trade payables, of Holdings' subsidiaries, including the issuers. Additionally, since we are the sole source of revenue for Holdings, it is not likely that Holdings will be able to make payments in respect of the notes if we are unable to satisfy its payment obligations. As a result, the Holdings guarantee is of limited value to the holders of the senior subordinated notes.

        Your rights as holders of the senior subordinated notes and guarantees thereof to receive payments will be contractually subordinated to those of holders of our senior indebtedness.

        As a result of the senior subordinated nature of the senior subordinated notes and related guarantees, upon any distribution to our creditors or the creditors of the subsidiary guarantors in bankruptcy, liquidation or reorganization or similar proceeding relating to us or the subsidiary guarantors of our or their property, the holders of our senior indebtedness and senior indebtedness of the subsidiary guarantors will be entitled to be paid in full in cash before any payment may be made with respect to the senior subordinated notes or the subsidiary guarantees. Holders of the senior subordinated notes would then participate with all other holders of unsecured senior subordinated indebtedness of ours or the subsidiary guarantors similarly subordinated in the assets remaining after we and the subsidiary guarantors have paid all senior indebtedness. We and the subsidiary guarantors may not have sufficient funds to pay all of our creditors, and holders of our senior subordinated notes may receive less, ratably, than the holders of senior indebtedness, and because of the obligation to turn over distributions to holders of senior indebtedness, the holders of the notes may receive less, ratably, than trade payables and other general unsecured indebtedness. In addition, under certain circumstances, no payments may be made with respect to the principal of or interest on the senior subordinated notes if a default exists with respect to certain senior indebtedness. See "Description of the Notes—Subordination of the Senior Subordinated Notes."

        As of March 31, 2005, we had $2,139.5 million of senior indebtedness outstanding. In addition, as of March 31, 2005, we had unused borrowing capacity of $167.9 million under our revolving credit facility. The indentures and the senior credit facility permit us to incur additional senior indebtedness, provided that certain conditions are met, and we expect from time to time to incur additional senior indebtedness.

        Claims of noteholders will be structurally subordinated to claims of creditors of all of our existing and future non-guarantor subsidiaries.

        The notes will not be guaranteed by any of our non-U.S. subsidiaries and non-wholly owned subsidiaries. Our non-U.S. subsidiaries and non-wholly owned subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right we or the guarantors have to receive any assets of any of our non-U.S. subsidiaries or non-wholly owned subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries' assets, will be structurally subordinated to the claims of those subsidiaries' creditors, including trade creditors and holders of debt of those subsidiaries. As of March 31, 2005, such non-guarantor subsidiaries had total liabilities of approximately $160.1 million, including indebtedness of $7.9 million.

        The indentures for the notes will impose significant restrictions on us, which may prevent us from capitalizing on business opportunities and taking some corporate actions.

        The indentures for the notes will impose, and the terms of any future debt may impose, significant operating and financial restrictions on us. These restrictions will, among other things, limit our ability and the ability of our restricted subsidiaries to:

  •
  incur or guarantee additional indebtedness;

  •
  pay dividends on our capital stock or repurchase our capital stock;

  •
  make certain investments;

  •
  make capital expenditures;

  •
  sell or otherwise dispose of assets including capital stock of subsidiaries;

  •
  incur liens;

  •
  enter into agreements restricting our subsidiaries' ability to pay dividends;

  •
  enter into certain types of transactions with affiliates; and

  •
  consolidate, merge or sell all or substantially all our assets.

        We cannot assure you that these covenants will not adversely affect our ability to finance our future operations or capital needs or to pursue available business opportunities.

        We may not be able to repurchase the notes upon a change of control.

        Upon a change of control, we must offer to repurchase all the notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. We may not be able to repurchase the notes upon a change of control because we may not have sufficient funds. Further, we are contractually restricted under the terms of our new revolving credit facility from repurchasing all the notes tendered by holders upon a change of control and we may not be able to obtain necessary consents under our new revolving credit facility to repurchase all the notes. In addition, this change of control provision may not necessarily protect holders of the notes if we engage in a highly leveraged transaction or certain other transactions involving us or our subsidiaries.

        Federal and state fraudulent transfer laws permit a court to void or subordinate the notes and the guarantees, and if that occurs, you may not receive any payments on the notes and the guarantees.

        Under federal and state fraudulent transfer and conveyance statutes, a court could void the obligations under the notes and the guarantees, further subordinate the notes and the guarantees, require the holders of the notes to repay payments made to them on account of the notes and the guarantees or take other action detrimental to you, if, among other things, at the time the indebtedness under the notes or the guarantees was incurred, we or a guarantor, as applicable:

  •
  issued the notes or a guarantee with actual intent to hinder, delay or defraud present or future creditors; or

  •
  received less than reasonably equivalent value or fair consideration in return for issuing either the notes or a guarantee, and, one of the following is also true:

  •
  we or any of the guarantors were or was insolvent, or rendered insolvent, by reason of the issuance of the notes and/or guarantees;

  •
  the issuance of the notes and/or the guarantees left us or any of the guarantors with an unreasonably small amount of capital to carry on the business; or

  •
  we or any of the guarantors intended to incur, or believed that we or it would incur, debts that we or it would be unable to pay as they become due and matured.

        While the measures of insolvency for fraudulent transfer purposes vary depending on the law to be applied, generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

  •
  the sum of its debts was greater than the fair value of all its assets;

  •
  the present fair saleable value of its assets is less than the amount required to pay the probable liability on its existing debts and liabilities as they become due; or

  •
  it cannot pay its debts as they become due.

        In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes and the guarantees could result in an event of default with respect to our other debt and that of our subsidiaries, which could result in acceleration of such debt. We cannot be certain as to the standards a court would use to determine whether or not we or a guarantor was solvent at the relevant time, or, regardless of the standard that a court uses, that the issuance of the notes and the guarantees would not be avoided as a fraudulent transfer, or be further subordinated to our or any of the guarantors' other debt and that you may not be required to return payments made to you on account of the notes and the guarantees.

        Your ability to transfer the new notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the new notes.

        The new notes are a new issue of securities for which there is no established public market. We do not intend to have the new notes listed on a national securities exchange, although we expect that they will be eligible for trading in the PORTAL Market. The initial purchasers have advised us that they intend to make a market in the new notes, if issued, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the new notes and may discontinue their market making activities at any time without notice. Therefore, we cannot assure you that an active market for the new notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. We cannot assure you that the market, if any, for the new notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the new notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the new notes in the exchange offer. We will receive the old notes in like principal amount in exchange for the issuance of the new notes in the exchange offer. We will cancel all old notes surrendered in exchange for new notes in the exchange offer. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.

        We used the net proceeds from the offering of the old notes, together with proceeds from our borrowings under our new senior credit facilities, to (i) pay cash consideration for the Acquisition, (ii) repay all outstanding amounts under our prior revolving credit loans and term loan facilities, (iii) purchase all prior senior secured notes and senior subordinated notes through tender offers or otherwise redeem and repay the prior notes in full and (iv) pay the transaction fees associated with such transactions.

CAPITALIZATION

        The following table sets forth our capitalization as of March 31, 2005. The information in this table should be read in conjunction with "Unaudited Pro Forma Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of Holdings and Owens-Illinois Plastic Container Business contained elsewhere in this prospectus.

As of March 31, 2005
(in millions)
Cash and cash equivalents	$15.6

Long-term debt, including current portion:
Senior Credit Facilities:
Revolving credit facility(1)	$73.0
Term loan B facility	1,446.4
Term loan C facility	350.0

Total New Senior Credit Facilities	1,869.4
Senior notes offered hereby	250.0
Senior subordinated notes offered hereby	375.0
Existing debt	20.1

Total Debt	2,514.5
Total partners' capital (deficit)	(445.4)

Total capitalization	$2,069.1

(1)
The revolving credit facility provides for borrowings of up to $250.0 million.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

        The following unaudited pro forma financial information is based on the audited and unaudited consolidated financial statements of Holdings and subsidiaries and Owens-Illinois Plastic Container Business ("O-I Plastic Historical") appearing elsewhere in this prospectus, as adjusted to illustrate the estimated pro forma effects of the Acquisition (including the preliminary application of purchase accounting) and related financing transactions. The unaudited pro forma financial information should be read in conjunction with the consolidated financial statements and related notes of Holdings and subsidiaries and O-I Plastic Historical and other financial information appearing elsewhere in this prospectus, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Supplemental Financial Information."

        The unaudited pro forma statement of operations gives effect to the O-I Transactions as if they had occurred on January 1, 2004. The unaudited pro forma adjustments are based upon available information, preliminary estimates and certain assumptions that we believe are reasonable.

        The pro forma adjustments reflect our preliminary estimates of the purchase price allocation, which may change upon finalization of appraisals and other valuation studies that are in process. The final determination of the acquired net operating loss carry-forwards for U.S. federal income tax purposes, as well as the finalization of the appraisals referred to above, could have a material impact on the purchase price allocation reflected in the pro forma financial information.

        The unaudited pro forma financial information is for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations that we would have reported had the Transactions been completed as of the dates presented, and should not be taken as representative of our future consolidated results of operations.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA

FOR THE YEAR ENDED DECEMBER 31, 2004

	Period January 1 to October 6, 2004			Year Ended December 31, 2004			Year Ended December 31, 2004
	O-I Plastic Historical(a)	Excluded Operations(b)	O-I Plastic	Holdings Historical	Pro Forma Adjustments		Combined Pro Forma
	(in millions)
Statement of Operations Data:
Net sales	$1,004.3	$(121.6)	$882.7	$1,353.0	$—		$2,235.7
Cost of goods sold	866.6	(104.0)	762.6	1,160.5	20.9	(c)	1,944.0

Gross profit	137.7	(17.6)	120.1	192.5	(20.9)		291.7
Selling, general and administrative expenses	74.5	(3.8)	70.7	87.4	2.6	(d)	160.7
Impairment charges	—	—	—	7.0	—		7.0

Operating income (loss)	63.2	(13.8)	49.4	98.1	(23.5)		124.0
Interest expense	133.0	(3.0)	130.0	140.8	(111.5)	(e)	159.3
Interest income	(0.3)	—	(0.3)	(0.3)	—		(0.6)
Other expense (income), net	—	—	—	(1.1)	—		(1.1)

(Loss) income before income taxes and minority interest	(69.5)	(10.8)	(80.3)	(41.3)	88.0		(33.6)
Income tax (benefit) provision	(16.1)	(4.3)	(20.4)	(2.1)	26.2	(f)	3.7
Minority interest	—	—	—	1.4	—		1.4

Net (loss) income	$(53.4)	$(6.5)	$(59.9)	$(40.6)	$61.8	(g)	$(38.7)

See accompanying notes to unaudited pro forma statement of operations data.

NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA

(a)
Represents the sum of the unaudited consolidated financial statements of O-I Plastic Historical for the nine months ended September 30, 2004 included elsewhere in this prospectus and the unaudited results of operations of O-I Plastic for the period October 1, 2004 to October 6, 2004 and reflects certain reclassifications to conform to Holdings' basis of presentation.

(b)
Represents the elimination of results of operations that were retained by O-I under the terms of the stock purchase agreement for the nine months ended September 30, 2004.

(c)
Represents estimated increases in depreciation of acquired property, plant and equipment.

(d)
Represents additional annual monitoring fee of $2.3 million that we are required to pay to Blackstone and a limited partner of Holdings as a result of the O-I Transactions and an estimated increase of $0.3 million in amortization of acquired identifiable intangible assets.

(e)
Represents a pro forma interest expense adjustment resulting from our new capital structure using the average historical 90-day LIBOR rates of 1.62% for the year ended December 31, 2004, as follows:

Year Ended December 31, 2004
(in millions)
Term loan B(1)	$59.6
Term loan C(2)	20.6
Senior notes(3)	21.3
Senior subordinated notes(4)	37.0
Impact of existing interest rate swaps(5)	3.9
Existing debt(6)	4.9
Commitment fees(7)	1.3
Agency fees	0.2

Total cash interest expense	148.8
Amortization of capitalized debt issuance fees(8)	10.5

Total pro forma interest expense	159.3
Less historical interest expense	270.8

Net adjustment to interest expense	$(111.5)

  (1)
  Reflects pro forma interest expense on term loan B at an interest rate of LIBOR plus 2.50%.

  (2)
  Reflects pro forma interest expense on term loan C at an interest rate of LIBOR plus 4.25%.

  (3)
  Reflects pro forma interest expense on the senior notes at a fixed interest rate of 8.50%.

  (4)
  Reflects pro forma interest expense on the senior subordinated notes at a fixed interest rate of 9.875%.

  (5)
  Reflects the impact of four existing interest rate swap agreements on $400 million of term loans.

  (6)
  Reflects historical cash interest expense on existing debt that was not refinanced.

  (7)
  Reflects commitment fees of 0.50% on average available balance under the revolving credit facility.

  (8)
  Reflects non-cash amortization of capitalized debt issuance fees. These costs are amortized over the terms of the related debt.

A 1/8% change in interest rates applicable to the new debt facilities would change pro forma interest expense by $1.7 million for the year ended December 31, 2004.

(f)
Represents the tax effect of the pro forma adjustments to increase depreciation and amortization by $21.2 million and decrease interest expense by approximately $88 million (interest adjustment applicable to O-I Plastic), calculated at an assumed combined federal and state effective tax rate applicable to O-I Plastic of 39.25%.

(g)
The adjustments above reflect our preliminary estimates of the purchase price allocation and related useful lives of acquired property plant and equipment and identifiable intangible assets, which may change upon finalization of appraisals and other valuation studies that are in progress and not yet complete. Based on the preliminary purchase price allocation, the value assigned to identifiable intangible assets, comprised of developed technology, customer relationships, license agreements and a non-compete agreement, is approximately $81.0 million with estimated useful lives ranging between 5 and 20 years. The purchase price in excess of the fair value of net assets acquired, including identifiable intangibles, was recorded as goodwill. The final determination of the acquired net operating loss carry-forwards for U.S. federal income tax purposes, as well as the finalization of the appraisals referred to above, could have a material impact on the purchase price allocation reflected in the pro forma financial information.

SELECTED HISTORICAL FINANCIAL DATA

Graham Packaging Holdings Company

        The following selected historical financial data as of and for the years ended December 31, 2000, 2001, 2002, 2003 and 2004 have been derived from the audited consolidated financial statements of Holdings. The selected historical financial data as of and for the three months ended March 28, 2004 and March 31, 2005 have been derived from the unaudited consolidated financial statement of Holdings, which have been prepared on a basis consistent with the audited consolidated financial statements as of and for the year ended December 31, 2004. In the opinion of management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period. The audited consolidated financial statements as of and for the years ended December 31, 2003 and 2004 and for each of the three years in the period ended December 31, 2004, and the unaudited consolidated financial statements as of March 31, 2005 and for each of the three month periods ended March 28, 2004 and March 31, 2005 are included elsewhere in this prospectus. You should read this information together with the financial statements appearing elsewhere in this prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

						Three Months Ended
	Year Ended December 31,
						March 28, 2004	March 31, 2005(1)
	2000	2001	2002	2003	2004(1)
						(unaudited)	(unaudited)
	(in millions)
Statement of Operations Data:
Net sales(2)	$842.6	$923.1	$906.7	$978.7	$1,353.0	$260.3	$620.5
Cost of goods sold(2)	708.1	771.2	742.6	795.7	1,160.5	210.1	541.0

Gross profit(2)	134.5	151.9	164.1	183.0	192.5	50.2	79.5
Selling, general and administrative expenses	56.2	58.2	63.8	66.9	87.4	17.0	35.4
Impairment charges(3)	21.1	38.0	5.1	2.5	7.0	—	1.6
Special charges and unusual items(4)	1.1	0.2	—	—	—	—	—

Operating income	56.1	55.5	95.2	113.6	98.1	33.2	42.5
Interest expense(5)	102.2	99.1	82.1	97.1	140.8	20.9	42.9
Interest income	(0.5)	(0.6)	(0.3)	(0.5)	(0.3)	—	(0.1)
Other expense (income), net	0.2	0.2	0.1	(0.3)	(1.1)	(0.3)	0.3
Income tax provision (benefit)(6)	0.4	0.3	4.0	6.8	(2.1)	1.7	10.4
Minority interest	(0.6)	0.5	1.7	0.8	1.4	0.4	0.5

Net (loss) income	$(45.6)	$(44.0)	$7.6	$9.7	$(40.6)	$10.5	$(11.5)

Other Data:
Depreciation and amortization(7)	$66.2	$71.7	$75.8	$71.8	$114.4	$20.4	$52.9
Net capital expenditures(8)	163.4	74.3	92.4	91.8	151.9	29.1	62.4
Balance Sheet Data (at period end):
Cash and cash equivalents	$9.8	$9.0	$7.3	$7.1	$22.1	$8.1	$15.6
Working capital(9)	(23.5)	(10.4)	9.6	11.5	235.0	33.5	285.0
Total assets	821.3	758.6	798.3	876.1	2,551.6	904.3	2,626.0
Total debt	1,060.2	1,052.4	1,070.6	1,097.4	2,465.2	1,118.9	2,514.5
Partners' capital (deficit)(10)	(464.4)	(485.1)	(460.3)	(421.5)	(434.1)	(419.4)	(445.4)

(1)
On October 7, 2004, the Company acquired O-I Plastic for $1,191.9 million, including direct costs of the acquisition, subject to certain adjustments. This transaction was accounted for under the purchase method of accounting. Results of operations are included since the date of the acquisition.

(2)
Net sales increase or decrease based on fluctuations in resin prices. Consistent with industry practice and/or as permitted under agreements with our customers, substantially all resin price changes are passed through to customers by means of corresponding changes in product pricing. Therefore, our dollar gross profit has been substantially unaffected by fluctuations in resin pricing. However, a sustained increase in resin prices, to the extent that those costs are not passed on to the end-consumer, would make plastic containers less economical for our customers and could result in a slower pace of conversions to plastic containers.

(3)
We evaluated the recoverability of our long-lived and other assets in selected locations, due to indicators of impairment, and recorded impairment charges of $16.3 million, $28.9 million, $5.1 million, $2.5 million and $7.0 million for the years ended December 31, 2000, 2001, 2002, 2003 and 2004, respectively, and $1.6 million for the three months ended March 31, 2005. Goodwill is reviewed for impairment on an annual basis. The resulting impairment charges recognized, based on a comparison of the related net book value of the location to projected discounted future cash flows of the location, were $4.8 million and $9.1 million for the years ended December 31, 2000 and 2001, respectively.

(4)
Includes compensation costs related to our 1998 recapitalization.

(5)
The years ended December 31, 2003 and 2004 include the effects of the refinancing of our prior senior credit agreements, which resulted in the write-off of debt issuance fees of $6.6 million and $20.9 million, respectively, and the write-off of tender and call premia of $15.2 million for the year ended December 31, 2004, associated with the redemption of our prior senior subordinated notes and senior discount notes.

(6)
Holdings, as a limited partnership, does not pay U.S. federal income taxes under the provisions of the Internal Revenue Code, as the applicable income or loss is included in the tax returns of the partners. However, certain U.S. subsidiaries acquired as part of O-I Plastic are corporations and are subject to U.S. federal and state income taxes. Holdings' foreign operations are subject to tax in their local jurisdictions. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

(7)
Depreciation and amortization excludes amortization of debt issuance fees, which is included in interest expense, and impairment charges.

(8)
Net capital expenditures exclude spending on acquisitions.

(9)
Working capital is defined as current assets (excluding cash and cash equivalents) less current liabilities (excluding short-term loans and current portion of long-term debt).

(10)
As a result of our 1998 recapitalization, we have negative net worth for accounting purposes.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

        The purpose of this section is to discuss and analyze our consolidated financial condition, results of operations and liquidity and capital resources. This analysis should be read in conjunction with the consolidated financial statements and notes of Graham and O-I Plastic Historical, which appear elsewhere in this prospectus. This section may contain certain "forward-looking statements" within the meaning of federal securities laws that involve risks and uncertainties, including statements regarding our plans, objectives, goals, strategies and financial performance. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of factors set forth under "Forward-Looking Statements," "Risk Factors," "Unaudited Pro Forma Financial Information" and elsewhere in this prospectus.

Overview

        We are a worldwide leader in the design, manufacture and sale of customized blow molded plastic containers for the branded food and beverage, household, personal care/specialty and automotive lubricants product categories and as of the end of the first quarter 2005 operated 90 manufacturing facilities throughout North America, Europe and South America. Our primary strategy is to operate in select markets that will position us to benefit from the growing conversion to value-added plastic packaging from more commodity packaging.

        We believe that critical success factors to our business are our ability to:

  •
  develop our own proprietary technologies that provide meaningful competitive advantage in the marketplace;

  •
  maintain relationships with and serve the complex packaging demands of our customers which include some of the world's largest branded consumer products companies;

  •
  forecast trends in the packaging industry across product lines and geographic territories (including those specific to the rapid conversion of packaging products from glass, metal and paper to plastic); and

  •
  make investments in plant and technology necessary to satisfy the three factors mentioned above.

        On October 7, 2004, Graham acquired O-I Plastic for approximately $1.2 billion. Since October 7, 2004 our operations have included the operations of O-I Plastic. Giving pro forma effect to the O-I Transactions, sales for the year ended December 31, 2004, would have been approximately $2.2 billion. We believe that the acquisition has enabled us to:

  •
  enhance our position as the leading supplier in value-added plastic packaging, by adding breadth and diversity to our portfolio of blue-chip customers;

  •
  optimize the complementary technology portfolios and product development capabilities of the Company and O-I Plastic to pursue attractive conversion opportunities across all product categories;

  •
  begin to realize significant cost savings by eliminating overlapping and redundant corporate and administrative functions, targeting productivity improvements at O-I Plastic's facilities, consolidating facilities in geographic proximity to make them more cost-efficient and rationalizing plants and individual production lines with unattractive economics and/or cost structures. It should be noted that there are significant one-time costs associated with these cost savings; and

  •
  apply our proven business model, management expertise and best practices to deliver innovative designs and enhanced service levels to our combined customer base.

        We believe that the area with the greatest opportunity for growth continues to be in producing containers for the food and beverage product category because of the continued conversion to plastic packaging, including the demand for containers for juices, juice drinks, nutritional beverages, sports drinks, teas, yogurt drinks, snacks, beer and other food products. Over the past few years, we have experienced an overall mix shift toward smaller containers, since much of the growth in this area has been in the sale of smaller sized containers. We have established ourselves as a leader in the value-added segment for hot-fill PET juice containers. Recently, we have been a leading participant in the rapid growth of yogurt drinks and nutritional beverages where we manufacture containers using polyolefin resins. From the beginning of 1999 through March 31, 2005, we have invested over $1,225.0 million in capital expenditures, which includes approximately $678.0 million of purchase price allocations related to the Acquisition, in the food and beverage product category. For the year ended December 31, 2004, our sales of containers for the food and beverage product category grew to $769.9 million from $333.4 million in 1999, which includes sales of $107.3 million for the fourth quarter of 2004 related to the Acquisition.

        Our household container product category is a stable product category whose growth in prior years was fueled by conversions from powders to liquids for such products as detergents, household cleaners and automatic dishwashing detergent. Powdered products are packaged in paper based containers such as fiber wound cans and paperboard cartons. The growth of this product category now follows GDP growth as liquids have gained a predominant share of these products. Our strongest position is in liquid laundry detergents, where we are a leader in plastic container design and manufacture. We have continually upgraded our machinery, principally in the United States, to new, larger, more productive blow molders in order to standardize production lines, improve flexibility and reduce manufacturing costs.

        Our North American one quart motor oil container product category is in a mature industry. Unit volume in the one quart motor oil industry decreased approximately 4% in 2004 as compared to 2003; annual volumes declined an average of approximately 1% to 2% in prior years. We believe that the domestic one quart motor oil container product category will continue to decline approximately 2% to 4% annually for the next several years but believe that there are significant volume opportunities for automotive products outside of North America.

        We are a leading supplier in the personal care/specialty product category that includes products for the hair care, skin care, oral care and specialty markets. We believe that our leading supply position results from our commitment to and reputation in new product development and container decoration. In addition, we have focused on a flexible manufacturing system to meet customers' frequently changing requirements. This category, in general, grows with GDP.

        As of the end of the first quarter of 2005 we operated 30 manufacturing facilities outside of the United States in Argentina, Belgium, Brazil, Canada, Ecuador, England, Finland, France, Hungary, Mexico, the Netherlands, Poland, Spain, Turkey and Venezuela. Over the past few years, we have expanded our international operations with the addition of new plants in England, France, Belgium, Spain, Poland, Mexico and Argentina, as well as the Acquisition which included plants in Ecuador, England, Finland, Mexico, the Netherlands and Venezuela and the acquisition of certain Tetra-Pak operations on March 24, 2005 which included plants in Brazil, Belgium and Turkey. On March 30, 2001, we increased our interest in Masko Graham, the Company's Polish operation, from 50% to 51%, and again on December 29, 2003 from 51% to approximately 58%. We purchased the remaining 42% interest on April 15, 2004.

        Changes in international economic conditions require that we continually review our operations and make restructuring changes when appropriate. In our North American operations in 2002, we closed our facility in Burlington, Ontario, Canada. Business from this facility was consolidated into other North American facilities as a result of this closure. In our European operations, during the latter portion of 2001, we committed to a plan to sell or close certain plants in England, France, Italy and Germany. We closed our plant in England in 2002, sold one plant in France in 2002, closed another plant in France in 2003, sold both of our plants in Italy in 2002 and sold both of our plants in Germany in 2003.

        (See "—Results of Operations" for a discussion of impairment charges.)

        For the three months ended March 31, 2005, 73.2% of our net sales were generated by the top twenty customers, the majority of which were under long-term contracts with terms up to ten years; the remainder of which were customers with which we have been doing business for over 13 years on average. Prices under these arrangements are typically tied to market standards and, therefore, vary with market conditions. In general, the contracts are requirements contracts that do not obligate the customer to purchase any given amount of product from us. We had sales to one customer which exceeded 10% of total sales for the three months ended March 31, 2005 and March 28, 2004. Our sales to this customer were 19.3% and 15.6% of total sales for the three months ended March 31, 2005 and March 28, 2004, respectively. For the three months ended March 31, 2005, approximately 98% and 2% of the sales to this customer were made in North America and Europe, respectively. We also had sales to one other customer which exceeded 10% of total sales for the three months ended March 28, 2004. Our sales to this customer were 12.1% of total sales for the three months ended March 28, 2004.

        Based on industry data, the following table summarizes average market prices per pound of PET and HDPE resins in the United States during the three months ended March 2005 and 2004:

	Three Months Ended March
	2005	2004
PET	$0.77	$0.64
HDPE	0.63	0.53

        In general, our dollar gross profit is substantially unaffected by fluctuations in the prices of PET and HDPE resins, the primary raw materials for our products, because industry practice and our agreements with our customers permit substantially all resin price changes to be passed through to customers by means of corresponding changes in product pricing. Consequently, we believe that our cost of goods sold, as well as other expense items, should not be analyzed solely on a percentage of net sales basis. A sustained increase in resin prices, to the extent that those costs are not passed on to the end-consumer, would make plastic containers less economical for our customers and could result in a slower pace of conversions to plastic containers.

        Holdings, as a limited partnership, does not pay U.S. federal income taxes under the provisions of the Internal Revenue Code, as the applicable income or loss is included in the tax returns of its partners. However, certain U.S. subsidiaries acquired as part of O-I Plastic are corporations and are subject to U.S. federal and state income taxes. Our foreign operations are subject to tax in their local jurisdictions. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

Results of Operations

        The following tables set forth the major components of our net sales and such net sales expressed as a percentage of total net sales:

	Three Months Ended
	March 31, 2005		March 28 2004
	(Dollars in millions)
North America	$538.7	86.8%	$214.6	82.5%
Europe	66.5	10.7	37.0	14.2
South America	15.3	2.5	8.7	3.3

Total Net Sales	$620.5	100.0%	$260.3	100.0%

	Three Months Ended
	March 31, 2005		March 28, 2004
	(Dollars in millions)
Food and Beverage	$352.6	56.8%	$154.9	59.5%
Household	124.1	20.0	49.2	18.9
Automotive Lubricants	68.5	11.0	56.2	21.6
Personal Care/Specialty(1)	75.3	12.2	—	—

Total Net Sales	$620.5	100.0%	$260.3	100.0%

(1)
Prior to the Acquisition, sales of personal care/specialty containers were not significant and are included in the household product category.

Three Months Ended March 31, 2005 Compared to Three Months Ended March 28, 2004

        Net Sales.    Net sales for the three months ended March 31, 2005 increased $360.2 million, or 138.4%, to $620.5 million from $260.3 million for the three months ended March 28, 2004. The increase in sales was primarily due to the Acquisition, which accounted for $303.6 million, as well as an increase in resin pricing. Container units sold increased 81.7%. On a geographic basis, sales for the three months ended March 31, 2005 in North America increased $324.1 million, or 151.0%, from the three months ended March 28, 2004, including sales for O-I Plastic of $283.7 million, and included higher container units sold of 116.6%. North American sales in the food and beverage product category, the household product category, the automotive lubricants product category and the personal care/specialty product category contributed $172.8 million, $68.1 million, $10.0 million and $73.2 million, respectively, to the increase. Container units sold in North America increased 104.4% in the food and beverage product category, increased 96.4% in the household product category and decreased 4.9% in the automotive lubricants product category. Sales for the three months ended March 31, 2005 in Europe increased $29.5 million, or 79.7%, compared to sales for the three months ended March 28, 2004. The increase in sales was primarily due to the Acquisition, which accounted for $17.1 million, and favorable exchange rate changes of approximately $4.1 million. Container units sold in Europe increased 27.2% compared to the same period last year. Sales in South America for the three months ended March 31, 2005 increased $6.6 million, or 75.9%, from the three months ended March 28, 2004, in part due to the Acquisition, which accounted for $2.8 million, and favorable exchange rate changes of approximately $0.8 million. Container units sold in South America increased 84.1% compared to the same period last year.

        Gross Profit.    Gross profit for the three months ended March 31, 2005 increased $29.3 million to $79.5 million from $50.2 million for the three months ended March 28, 2004. Gross profit for the three months ended March 31, 2005 increased $24.6 million, $2.7 million and $2.0 million in North America, Europe and South America, respectively, when compared to the three months ended March 28, 2004. The net increase in gross profit resulted primarily from an increase in unit volume, principally as a result of the Acquisition, of $30.2 million and a favorable impact from changes in foreign currency exchange rates of $1.0 million, offset by a net increase of expenses related to the Acquisition and restructuring expenses of $0.9 million and a net increase in project costs of $1.0 million.

        Selling, General & Administrative Expenses.    Selling, general and administrative expenses for the three months ended March 31, 2005 increased $18.4 million to $35.4 million from $17.0 million for the three months ended March 28, 2004. The increase was primarily due to the Acquisition. Non-recurring charges were $6.6 million and $0.1 million for the three months ended March 31, 2005 and March 28, 2004, respectively, comprised of expenses relating to the Acquisition, global reorganization costs and other costs. Selling, general and administrative expenses as a percent of sales decreased to 5.7% of sales for the three months ended March 31, 2005 from 6.5% of sales for the three months ended March 28, 2004.

        Impairment Charges.    Impairment charges were $1.6 million for the three months ended March 31, 2005 as compared to no impairment charges for the three months ended March 28, 2004. Due to a change in the ability to utilize certain assets in the Unites States, we evaluated the recoverability of these assets. For these assets to be held and used, we determined that the undiscounted cash flows were below the carrying value of these long-lived assets. Accordingly, we adjusted the carrying values of these long-lived assets to their estimated fair values, resulting in impairment charges of $1.6 million for the three months ended March 31, 2005.

        Interest Expense, Net.    Interest expense, net increased $21.9 million to $42.8 million for the three months ended March 31, 2005 from $20.9 million for the three months ended March 28, 2004. The increase was primarily related to significantly higher debt levels in the first quarter of 2005 following the refinancing on October 7, 2004 in connection with the Acquisition.

        Other Expense (Income), Net.    Other expense, net was $0.3 million for the three months ended March 31, 2005 as compared to other income, net of $0.3 million for the three months ended March 28, 2004, primarily due to higher foreign exchange losses.

        Income Tax Provision.    Income tax provision increased $8.7 million to $10.4 million for the three months ended March 31, 2005 from $1.7 million for the three months ended March 28, 2004. The increase was primarily related to taxable earnings in certain of our domestic subsidiaries for the three months ended March 31, 2005 as compared to the three months ended March 28, 2004.

        Minority Interest.    Minority interest increased $0.1 million to $0.5 million for the three months ended March 31, 2005 from $0.4 million for the three months ended March 28, 2004 due to an increase related to our joint venture in Mexico.

        Net (Loss) Income.    Primarily as a result of factors discussed above, net loss was $11.5 million for the three months ended March 31, 2005 compared to net income of $10.5 million for the three months ended March 28, 2004.

2004 Compared to 2003

        Net Sales.    Net sales for the year ended December 31, 2004 increased $374.3 million, or 38.2%, to $1,353.0 million from $978.7 million for the year ended December 31, 2003. The increase in sales was primarily due to the Acquisition, which accounted for $246.1 million, as well as an increase in resin pricing. Units sold increased 33.5%, principally due to additional food and beverage container business where units increased 37.1%. On a geographic basis, sales for the year ended December 31, 2004 in North America increased $326.5 million, or 40.3%, from the year ended December 31, 2003, including net sales for O-I Plastic of $227.5 million, and included higher units sold of 41.4%. North American sales in the food and beverage product category, the household product category, the automotive lubricants product category and the personal care/specialty product category contributed $169.0 million, $73.5 million, $16.9 million and $67.1 million, respectively, to the increase. Units sold in North America increased 49.3% in the food and beverage product category, increased 16.8% in the household product category and decreased 2.8% in the automotive lubricants product category. Sales for the year ended December 31, 2004 in Europe increased $29.5 million, or 20.5%, compared to sales for the year ended December 31, 2003. The increase was primarily due to the Acquisition, which accounted for $16.0 million, and favorable exchange rate changes of approximately $14.7 million. Units sold in Europe increased 17.8% compared to the same period last year. Sales in South America for the year ended December 31, 2004 increased $18.3 million, or 72.6%, from the year ended December 31, 2003, primarily due to a 95.7% increase in units sold and favorable exchange rate changes of approximately $1.3 million.

        Gross Profit.    Gross profit for the year ended December 31, 2004 increased $9.5 million to $192.5 million from $183.0 million for the year ended December 31, 2003. Gross profit for the year ended December 31, 2004 decreased $0.4 million in North America, and increased $7.1 million and $2.8 million in Europe and South America, respectively, when compared to the year ended December 31, 2003. The net increase in gross profit resulted primarily from an increase in unit volume, as a result of both the Acquisition and our organic growth, of $24.6 million and a favorable impact from changes in foreign currency exchange rates of $2.8 million, offset by a net increase of expenses related to the Acquisition and restructuring expenses of $11.0 million ($14.1 million for North America, $(3.4) million for Europe and $0.3 million for South America) and a net increase in project costs of $6.9 million ($6.5 million for North America, $0.7 million for Europe and $(0.3) million for South America).

        Selling, General & Administrative Expenses.    Selling, general and administrative expenses for the year ended December 31, 2004 increased $20.5 million to $87.4 million from $66.9 million for the year ended December 31, 2003. The increase was primarily due to the Acquisition. Non-recurring charges were $10.1 million and $4.3 million for the years ended December 31, 2004 and 2003, respectively, comprised of expenses relating to the Acquisition, global reorganization costs and other costs. Selling, general and administrative expenses as a percent of sales decreased to 6.5% of sales for the year ended December 31, 2004 from 6.8% of sales for the year ended December 31, 2003.

        Impairment Charges.    During 2004, we evaluated the recoverability of our long-lived assets in the following locations (with the operating segment under which it reports in parentheses) due to a significant change in the ability to utilize certain assets:

  •
  France (Europe);

  •
  Spain (Europe); and

  •
  the United States (North America).

        During 2003, we evaluated the recoverability of our long-lived assets in the following locations (with the operating segment under which it reports in parentheses) due to indicators of impairment as follows:

  •
  Germany (Europe)—our commitment to a plan to sell this location; and

  •
  the United States (North America)—a significant change in the ability to utilize certain assets.

        For assets to be held and used, we determined that the undiscounted cash flows were below the carrying value of certain long-lived assets in these locations. Accordingly, we adjusted the carrying values of these long-lived assets in these locations to their estimated fair values, resulting in impairment charges of $7.0 million and $1.9 million for the years ended December 31, 2004 and 2003, respectively.

        For assets to be disposed of, we adjusted the carrying values of these long-lived assets in these locations to the lower of their carrying values or their estimated fair values less costs to sell, resulting in impairment charges of $0.6 million for the year ended December 31, 2003. These assets have no remaining carrying amount at December 31, 2004. Discrete financial information is not available for these assets that are held for disposal.

        Interest Expense, Net.    Interest expense, net increased $43.9 million to $140.5 million for the year ended December 31, 2004 from $96.6 million for the year ended December 31, 2003. The increase was primarily related to the Transactions (as defined herein), including the write-off of debt issuance fees from our prior senior credit agreement ($20.9 million in 2004 compared to $6.6 million in 2003), tender and call premia of $15.2 million associated with the redemption of our prior senior subordinated notes and senior discount notes, and significantly higher debt levels in the fourth quarter of 2004 following the Transactions.

        Other (Income) Expense, Net.    Other income increased $0.8 million to $1.1 million for the year ended December 31, 2004 from $0.3 million for the year ended December 31, 2003. The higher income was primarily due to higher foreign exchange gains in the year ended December 31, 2004 as compared to the year ended December 31, 2003.

        Income Tax (Benefit) Provision.    Income tax benefit was $2.1 million for the year ended December 31, 2004 as compared to income tax provision of $6.8 million for the year ended December 31, 2003. The change of $8.9 million was primarily related to net operating losses in certain of our U.S. subsidiaries acquired as part of the Acquisition for the year ended December 31, 2004.

        Minority Interest.    Minority interest increased $0.6 million to $1.4 million for the year ended December 31, 2004 from $0.8 million for the year ended December 31, 2003, due to an increase related to our joint venture in Mexico, partially offset by the elimination of minority interest in all of 2004 for our joint venture in Poland due to our commitment to purchase the remaining interest in the joint venture in Poland on December 29, 2003. The purchase of the remaining interest in the joint venture in Poland occurred on April 15, 2004.

        Net (Loss) Income.    Primarily as a result of factors discussed above, net loss was $40.6 million for the year ended December 31, 2004 compared to net income of $9.7 million for the year ended December 31, 2003.

2003 Compared to 2002

        Net Sales.    Net sales for the year ended December 31, 2003 increased $72.0 million, or 7.9%, to $978.7 million from $906.7 million for the year ended December 31, 2002. The increase in sales was primarily due to an increase in resin pricing combined with a 9.6% increase in units sold, principally due to additional food and beverage containers where units increased by 21.1%. These increases were partially offset by our restructuring process in Europe which included the sale or closing of seven non-strategic locations, all of which were sold or closed as of December 31, 2003. Excluding business impacted by the European restructuring, sales for the year ended December 31, 2003 would have increased approximately 11% compared to the sales for the year ended December 31, 2002 and unit volume would have increased approximately 13%. On a geographic basis, sales for the year ended December 31, 2003 in North America increased $64.6 million, or 8.7%, from the year ended December 31, 2002 and included higher units sold of 7.1%. North American sales in the food and beverage product category, the household product category and the automotive lubricants product category contributed $38.0 million, $16.0 million and $10.6 million, respectively, to the increase. Units sold in North America increased by 19.3% in the food and beverage product category, decreased by 16.6% in the household product category, primarily due to voluntary reductions of low margin business, and decreased by 2.3% in the automotive lubricants product category. Sales for the year ended December 31, 2003 in Europe increased $5.4 million, or 3.9%, compared to sales for the year ended

December 31, 2002. The increase was primarily due to exchange rate changes of approximately $21.5 million, partially offset by the European restructuring. Excluding business impacted by the European restructuring, sales in Europe for the year ended December 31, 2003 would have increased approximately $30.2 million, or approximately 27%, compared to the year ended December 31, 2002. Units sold in Europe increased 14.2% and, excluding business impacted by the European restructuring, would have increased approximately 23% compared to the same period last year. Sales in South America for the year ended December 31, 2003 increased $2.0 million, or 8.6%, from the year ended December 31, 2002, in part due to an increase in units sold of 9.7% offset by exchange rate changes of approximately $1.3 million.

        Gross Profit.    Gross profit for the year ended December 31, 2003 increased $18.9 million to $183.0 million from $164.1 million for the year ended December 31, 2002. Gross profit for the year ended December 31, 2003 increased $0.9 million in North America, increased $19.1 million in Europe and decreased $1.1 million in South America when compared to the year ended December 31, 2002. The increase in gross profit resulted primarily from an increase in unit volume and strong operating performance related to ongoing business in Europe of $5.9 million, a net reduction of restructuring and customer consolidation expenses in North America and Europe of $14.9 million, a net reduction in project costs of $1.3 million and net exchange rate gains of $3.7 million, offset by a decrease in gross profit related to ongoing business in North America of $6.8 million. The decrease in gross profit in North America was due to volume growth and operational improvements more than offset by competitive pricing and increases in wages, benefits and other inflationary costs.

        Selling, General & Administrative Expenses.    Selling, general and administrative expenses for the year ended December 31, 2003 increased $3.1 million to $66.9 million from $63.8 million for the year ended December 31, 2002. The increase was primarily due to increases in North America and Europe. The increase in North America was primarily due to an increase in the allowance for doubtful accounts of $2.0 million related to potential losses for one of our larger customers, Hi-Country, against which we have filed an involuntary Chapter 7 bankruptcy petition, expansion into Mexico and an increase in product development expenses, partially offset by a decrease in compensation-related expenses and non-recurring charges. The increase in Europe was primarily due to an increase in expenses due to exchange rates, partially offset by reductions in non-recurring charges and costs related to locations in Europe that were sold during 2002 and 2003. Our total non-recurring charges were $4.3 million and $5.6 million for the years ended December 31, 2003 and 2002, respectively, comprised primarily of global reorganization costs ($3.5 million) and other costs ($0.8 million) for the year ended December 31, 2003 and costs related to the postponed equity offering and concurrent transactions ($3.0 million) and global reorganization costs ($2.6 million) for the year ended December 31, 2002. Selling, general and administrative expenses as a percent of sales decreased to 6.8% of sales for the year ended December 31, 2003 from 7.0% of sales for the year ended December 31, 2002. Excluding non-recurring charges, selling, general and administrative expenses as a percent of sales remained constant at 6.4% for both years ended December 31, 2003 and 2002.

        Impairment Charges.    During 2003, we evaluated the recoverability of our long-lived assets in the following locations (with the operating segment under which it reports in parentheses) due to indicators of impairment as follows:

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  Germany (Europe)—our commitment to a plan to sell this location; and

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  United States (North America)—a significant change in the ability to utilize certain assets.

        During 2002, we evaluated the recoverability of our long-lived assets in the following locations (with the operating segment under which it reports in parentheses) due to indicators of impairment as follows:

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  Germany (Europe)—our commitment to a plan to sell this location; and

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  Certain plant in Louisiana (North America)—our commitment to a plan to close this location.

        For assets to be held and used, we determined that the undiscounted cash flows were below the carrying value of certain long-lived assets in these locations. Accordingly, we adjusted the carrying values of these long-lived assets in these locations to their estimated fair values, resulting in impairment charges of $1.9 million for the year ended December 31, 2003.

        For assets to be disposed of, we adjusted the carrying values of these long-lived assets in these locations to the lower of their carrying values or their estimated fair values less costs to sell, resulting in impairment charges of $0.6 million and $5.1 million for the years ended December 31, 2003 and 2002, respectively. These assets have no remaining carrying amount at December 31, 2003. Discrete financial information is not available for these assets that are held for disposal.

        Interest Expense, Net.    Interest expense, net increased $14.8 million to $96.6 million for the year ended December 31, 2003 from $81.8 million for the year ended December 31, 2002. The increase was primarily related to the refinancing of a prior senior credit agreement in 2003, which resulted in the write-off of debt issuance fees of $6.6 million in 2003 and higher LIBOR margins under our February 14, 2003 senior credit agreement, partially offset by a decline in interest rates.

        Other (Income) Expense, Net.    Other income was $0.3 million for the year ended December 31, 2003 as compared to other expense of $0.1 million for the year ended December 31, 2002. The higher income was primarily due to higher foreign exchange gains in the year ended December 31, 2003 as compared to the year ended December 31, 2002.

        Income Tax Provision.    Income tax provision increased $2.8 million to $6.8 million for the year ended December 31, 2003 from $4.0 million for the year ended December 31, 2002. The increase was primarily related to increased taxable earnings in certain of our European and Mexican subsidiaries for the year ended December 31, 2003 as compared to the year ended December 31, 2002.

        Minority Interest.    Minority interest decreased $0.9 million to $0.8 million for the year ended December 31, 2003 from $1.7 million for the year ended December 31, 2002, primarily related to our joint venture in Mexico.

        Net Income (Loss).    Primarily as a result of factors discussed above, net income was $9.7 million for the year ended December 31, 2003 compared to net income of $7.6 million for the year ended December 31, 2002.

Effect of Changes in Exchange Rates

        In general, our results of operations are affected by changes in foreign exchange rates. Subject to market conditions, we price our products in our foreign operations in local currencies. As a result, a decline in the value of the U.S. dollar relative to the local currencies of profitable foreign subsidiaries can have a favorable effect on our profitability, and an increase in the value of the U.S. dollar relative to the local currencies of profitable foreign subsidiaries can have a negative effect on our profitability. Exchange rate fluctuations increased comprehensive income by $23.4 million, $24.5 million and $12.5 million for the years ended December 31, 2004, 2003 and 2002, respectively, and decreased comprehensive income by $9.6 million and $4.9 million for the three months ended March 31, 2005 and March 28, 2004, respectively.

Liquidity and Capital Resources

        In 2004, 2003 and 2002, we generated $285.5 million of cash from operations, $1,394.3 million from increased indebtedness and $2.7 million from net minority shareholder contributions. This $1,682.5 million was primarily used to fund $336.2 million of net capital expenditures, $1,234.7 million of investments, $4.2 million of net expenditures for the sales of businesses and $99.1 million of debt issuance fee payments. In the three months ended March 31, 2005, we funded, through our various borrowing arrangements and operating activities, $95.4 million of investing activities, consisting of $62.4 million of net capital expenditures, $32.6 million for the purchase of certain Tetra-Pak operations and $0.4 million related to the Acquisition.

        The senior credit facilities currently consist of a senior secured term loan with an initial term loan commitment totaling $1,450.0 million, a second-lien term loan totaling $350.0 million and a revolving credit facility totaling $250.0 million. Our obligations under the senior credit facilities are guaranteed by Holdings and certain other subsidiaries of Holdings. The senior secured term loan is payable in quarterly installments and requires payments of $14.5 million in each of 2005, 2006, 2007, 2008, 2009 and 2010 and $1,363.0 million in 2011. The second-lien term loan is payable in 2012. We expect to fund scheduled debt repayments from cash from operations and unused lines of credit. The revolving credit facility expires on October 7, 2010.

        The Acquisition and refinancing of substantially all of our prior debt included the issuance of the notes. The senior notes mature on October 7, 2012, with interest payable semi-annually at 8.50%. The senior subordinated notes mature on October 7, 2014, with interest payable semi-annually at 9.875%.

        At March 31, 2005, the Company's total indebtedness was $2,514.5 million.

        Unused lines of credit at December 31, 2004 and 2003 were $225.0 million and $136.3 million, respectively. Substantially all unused lines of credit have no major restrictions and are provided under notes between us and the lending institution.

        The senior credit facilities and notes contain a number of significant covenants that, among other things, restrict our ability to dispose of assets, repay other indebtedness, incur additional indebtedness, pay dividends, prepay subordinated indebtedness, incur liens, make capital expenditures, investments or acquisitions, engage in mergers or consolidations, engage in transactions with affiliates and otherwise restrict our activities. In addition, under the senior credit facilities, we are required to satisfy specified financial ratios and tests beginning with the first quarter of 2005. Covenant compliance EBITDA is used to determine our compliance with many of these covenants.

        Covenant compliance EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. Covenant compliance EBITDA is calculated in the senior credit facilities and Indentures by adding minority interest, extraordinary items, interest expense, interest income, income taxes, depreciation and amortization expense, impairment charges, the ongoing $5.0 million per year fees paid to the Blackstone and a limited partner of Holdings under the Monitoring Agreement (as defined herein) and the Holdings' Partnership Agreement, non-cash equity in earnings of joint ventures, other non-cash charges, the 1998 recapitalization expenses, special charges and unusual items and certain other charges to net income (loss).

        For the three months ended March 31, 2005, covenant compliance EBITDA was $118.9 million, including certain required adjustments in accordance with our senior credit facilities of $11.0 million. All of the components of covenant compliance EBITDA for this period, to the extent applicable, are derived from information presented in our financial statements included elsewhere in this prospectus, other than the aforementioned $11.0 million of required adjustments and other non-cash charges and certain other charges (which includes expenses related to the Acquisition, global reorganization costs, project costs and other costs) of $10.0 million.

        The breach of covenants in the senior credit facilities that are tied to ratios based on covenant compliance EBITDA could result in a default under those agreements and the lenders could elect to declare all amounts borrowed due and payable. Any such acceleration would also result in a default under the notes. Additionally, under the debt agreements, our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is also tied to ratios based on covenant compliance EBITDA. The senior secured term loan requires that we maintain a covenant compliance EBITDA to cash interest ratio starting at a minimum of 1.90x and a net debt to covenant compliance EBITDA ratio starting at a maximum of 6.75x, in each case for the most recent four quarter period. The second-lien term loan requires that we maintain a covenant compliance EBITDA to cash interest ratio starting at a minimum of 1.65x and a net debt to covenant compliance EBITDA ratio starting at a maximum of 7.35x, in each case for the most recent four quarter period. The minimum cash interest ratio under our prior senior credit agreements was 2.25x in 2003 and 2.0x in 2002; the maximum net debt to covenant compliance EBITDA ratio was 5.50x in 2003 and 4.9x in 2002. For the four quarters ended March 31, 2005, Graham Packaging Company, L.P.'s covenant compliance EBITDA was $457.8 million, which includes $146.1 million of certain required adjustments in accordance with our senior credit facilities. The covenant compliance EBITDA to cash interest ratio and net debt to covenant compliance EBITDA ratio were 2.93x and 5.46x, respectively. Our ability to incur additional debt and make certain restricted payments under our notes is tied to a covenant compliance EBITDA to interest expense ratio of 2.0 to 1, except that we may incur certain debt and make certain restricted payments without regard to the ratio, such as up to $2.2 billion under the senior credit facilities and investments equal to 7.5% of our total assets.

        Substantially all of our domestic tangible and intangible assets are pledged as collateral pursuant to the terms of the senior credit facilities.

        Under the senior credit facilities, we are subject to restrictions on the payment of dividends or other distributions to Holdings; provided that, subject to certain limitations, we may pay dividends or other distributions to Holdings:

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  in respect of overhead, tax liabilities, legal, accounting and other professional fees and expenses; and

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  to fund purchases and redemptions of equity interests of Holdings or BMP/Graham Holding Corp. held by then present or former officers or employees of Holdings, the Company or their subsidiaries (as defined therein) or by any employee stock ownership plan upon that person's death, disability, retirement or termination of employment or other circumstances with annual dollar limitations.

        As market conditions warrant, we and our major equityholders, including Blackstone, may from time to time repurchase our debt securities, in privately negotiated or open market transactions, by tender offer or otherwise.

        Capital expenditures, net of proceeds on sales of fixed assets and excluding acquisitions, for the three months ended March 31, 2005 were $62.4 million. We believe that capital investment to maintain and upgrade property, plant and equipment is important to remain competitive. We estimate that on average the annual capital expenditures required to maintain our current facilities are approximately $60 million per year. Additional capital expenditures beyond this amount will be required to expand capacity or improve the cost structure.

        For the fiscal year 2005, we expect to incur approximately $280.0 million of capital investments, excluding the purchase of the remaining 49% interest in Graham Innopack de Mexico S. de R.L. de C.V., the acquisition of certain Tetra-Pak operations and the return of any purchase price related to the Acquisition. However, total capital investments for 2005 will depend on the size and timing of growth related opportunities. 2005 capital investments include restructuring expenditures which are excluded from the capital expenditure covenant in the senior credit facilities. Our principal sources of cash to fund ongoing operations and capital requirements have been and are expected to continue to be net cash provided by operating activities and borrowings under the senior credit facilities. We believe that these sources will be sufficient to fund our ongoing operations and our foreseeable capital requirements. In connection with plant expansion and improvement programs, we had commitments for capital investments of $84.6 million at December 31, 2004, including the $12.0 million per year obligation to Graham Engineering for products and services through December 31, 2007. See "—Transactions with Affiliates."

Contractual Obligations and Commitments

        The following table sets forth our significant contractual obligations and commitments as of December 31, 2004:

	Payments Due by Period
Contractual Obligations	Total	2005	2006 and 2007	2008 and 2009	2010 and beyond
	(In millions)
Long-term debt	$2,454.0	$23.3	$29.9	$29.3	$2,371.5
Capital lease obligations	11.2	2.4	8.2	0.3	0.3
Interest payments	1,206.6	158.3	327.8	307.4	413.1
Operating leases	128.5	26.0	38.7	28.0	35.8
Capital expenditures	84.6	60.6	24.0	—	—

Total contractual cash obligations	$3,884.9	$270.6	$428.6	$365.0	$2,820.7

        Interest payments are calculated based upon our 2004 year-end actual interest rates, including the effects of interest rate swaps.

        In addition to the amounts included above, in 2005 we expect to make cash contributions to our pension plans of approximately $4.5 million. Cash contributions in subsequent years will depend on a number of factors including the performance of plan assets.

Off-Balance Sheet Arrangements

        As of March 31, 2005, we had no off-balance sheet arrangements.

Transactions with Affiliates

        Our transactions with Graham Engineering are related to equipment supplied to us. We are a party to an Equipment Sales, Services and License Agreement with Graham Engineering, under which Graham Engineering will provide us with certain sizes of the Graham Wheel, which is an extrusion blow molding machine. We paid Graham Engineering approximately $13.6 million, $9.3 million and $20.2 million for such equipment for the years ended December 31, 2004, 2003 and 2002, respectively.

        On July 9, 2002, we and Graham Engineering executed a First Amendment to the Equipment Sales, Services and License Agreement to, among other things, (i) limit our existing rights in exchange for a perpetual license in the event Graham Engineering proposes to sell its rotary extrusion blow molding equipment business or assets to certain of our significant competitors; (ii) clarify that our exclusivity rights under the Equipment Sales, Services and License Agreement do not apply to certain new generations of Graham Engineering equipment; (iii) provide Graham Engineering certain recourse in the event we decide to buy certain high output extrusion blow molding equipment from any supplier other than Graham Engineering; and (iv) obligate us, retroactive to January 1, 2002 and subject to certain credits and carry-forwards, to make payments for products and services to Graham Engineering in the amount of at least $12.0 million per calendar year, or else pay to Graham Engineering a shortfall payment. We do not expect to be required to make a shortfall payment relative to our purchases for 2005.

        Subsequently, on January 13, 2004 the parties executed a Second Amendment to the Equipment Sales, Services and License Agreement. Such amendment removed restrictions originally placed upon us with respect to our use of Graham Engineering technology to manufacture containers at blow molding plants co-located with dairies or dairy-focused facilities.

        Innopack, S.A., minority shareholder of Graham Innopack de Mexico S. de R.L. de C.V., has supplied goods and services to us, for which we paid approximately $1.7 million, $2.6 million and $5.4 million for the years ended December 31, 2004, 2003 and 2002, respectively.

        Entities controlled by or affiliated with Donald C. Graham (the "Graham Family Entities") have supplied management services to us since 1998. We paid the Graham Family Entities approximately $1.3 million, $1.0 million and $1.1 million for its services for the years ended December 31, 2004, 2003 and 2002, respectively, including the annual fee paid pursuant to the partnership agreement of Holdings and the Monitoring Agreement.

        Blackstone has supplied management services to us since 1998. We paid Blackstone approximately $1.6 million, $1.0 million and $1.1 million for its services for the years ended December 31, 2004, 2003 and 2002, respectively, including the annual fee paid pursuant to the Monitoring Agreement. Additionally, in connection with the Acquisition, Blackstone received a fee of approximately $24.3 million for the year ended December 31, 2004.

Critical Accounting Policies and Estimates

Long-Lived Assets

        Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with Statement of Financial Accounting Standards ("SFAS") 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." We use a probability-weighted estimate of the future undiscounted net cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. Any impairment loss, if indicated, is measured on the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset. When fair values are not available, we estimate fair value using the probability-weighted expected future cash flows discounted at a risk-free rate. We believe that this policy is critical to the financial statements, particularly when evaluating long-lived assets for impairment. Varying results of this analysis are possible due to the significant estimates involved in our evaluations.

Derivatives

        We account for derivatives under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS 138. These standards establish accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and the hedged item will be recognized in earnings. If the derivative is designated as a cash flow hedge, the effective portion of the change in the fair value of the derivative will be recorded in other comprehensive income ("OCI") and will be recognized in the income statement when the hedged item affects earnings.

        During 2003, we entered into four interest rate swap agreements, under which we receive variable interest based on the Eurodollar Rate (the applicable interest rate offered to banks in the London interbank eurocurrency market) and pay fixed interest at a weighted average rate of 2.60%, on $400.0 million of term loans. During 2004, we entered into four additional forward starting interest rate swap agreements, under which we receive variable interest based on the Eurodollar rate and pay fixed interest at a weighted average rate of 3.89%, on $700.0 million of term loans. Also in 2004, we entered into an interest rate cap agreement, under which we would receive interest on $200.0 million notional amount of variable rate debt based on the Eurodollar Rate to the extent the rate exceeds 4.50% prior to January of 2006. In the second quarter of 2005, we entered into two additional forward starting interest rate swap agreements, under which we receive variable interest based on the Eurodollar Rate and pay fixed interest at a weighted average rate of 4.27%, on $150.0 million of term loans. The interest rate swaps are accounted for as cash flow hedges. The hedges are highly effective as defined in SFAS 133. The effective portion of the cash flow hedges is recorded in OCI and was an unrealized gain of $9.7 million for the three months ended March 31, 2005. Approximately 38% of the amount recorded within OCI is expected to be recognized in interest expense in the next twelve months. Failure to properly document our interest rate swaps as effective hedges would result in income statement recognition of all or part of the cumulative $13.1 million unrealized gain recorded in accumulated OCI as of March 31, 2005.

        We entered into interest rate swap agreements to hedge the exposure to increasing rates with respect to a prior senior credit agreement. These interest rate swaps were accounted for as cash flow hedges. In connection with the closing of a subsequent senior credit agreement in 2003, these swaps no longer qualified for hedge accounting. As such, we recorded a non-cash charge of approximately $4.8 million within interest expense as a result of the reclassification into expense of the remaining unrealized loss on these interest rate swap agreements. These interest rate swap agreements expired at various points through September 2003. The effective portion of the change in fair value of these swaps from January 1, 2003 to February 14, 2003 was recorded in OCI and was an unrealized gain of $1.5 million. The change in fair value of these swaps after February 14, 2003 was recognized in earnings and resulted in a reduction of interest expense of $4.8 million for the year ended December 31, 2003, offsetting the $4.8 million non-cash charge recorded on February 14, 2003.

        SFAS 133 defines requirements for designation and documentation of hedging relationships as well as ongoing effectiveness assessments in order to use hedge accounting. For a derivative that does not qualify as a hedge, changes in fair value will be recognized in earnings. Continued use of hedge accounting is dependent on our adherence to this accounting policy. Failure to properly document our interest rate swaps as cash flow hedges would result in income statement recognition of all or part of any future unrealized gain or loss recorded in OCI. The potential income statement impact resulting from a failure to adhere to this policy makes this policy critical to the financial statements.

        We also enter into forward exchange contracts, when considered appropriate, to hedge the exchange rate exposure on transactions that are denominated in a foreign currency. These forward contracts are accounted for as fair value hedges. During the year ended December 31, 2003, there was no net gain or loss recognized in earnings as a result of fair value hedges. At December 31, 2004 we had foreign currency forward exchange contracts to purchase (euro)1.6 million with a fair value of $2.1 million.

Benefit Plan Accruals

        We have several defined benefit plans, under which participants earn a retirement benefit based upon a formula set forth in the plan. We record expense related to these plans using actuarially determined amounts that are calculated under the provisions of SFAS 87, "Employer's Accounting for Pensions." Key assumptions used in the actuarial valuations include the discount rate and the anticipated rate of return on plan assets. These rates are based on market interest rates, and therefore, fluctuations in market interest rates could impact the amount of pension expense recorded for these plans. See note 14 to Holdings' Consolidated Financial Statements for the year ended December 31, 2004.

Income Taxes

        We account for income taxes in accordance with SFAS 109, "Accounting for Income Taxes," which requires that deferred tax assets and liabilities be recognized using enacted tax rates for the effect of temporary differences between the financial reporting and tax bases of recorded assets and liabilities. SFAS 109 also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized. We have recorded a valuation allowance to reduce our deferred tax assets to the amount that we believe is more likely than not to be realized. Our assumptions regarding future realization may change due to future operating performance and other factors.

Fair Value of Acquisition-Related Assets and Liabilities

        We allocate the purchase price of acquired companies to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. In determining fair value, we are required to make estimates and assumptions that affect the recorded amounts. To assist in this process, third party valuation specialists are engaged to value certain of these assets and liabilities.

        Estimates used in valuing acquired assets and liabilities include but are not limited to: expected future cash flows, market rate assumptions for contractual obligations, actuarial assumptions for benefit plans, settlement plans for litigation and contingencies, and appropriate discount rates. Our estimates of fair value are based upon assumptions believed to be reasonable, but that are inherently uncertain. In addition, estimated liabilities to exit activities of the acquired operations, including the exiting of contractual obligations and the termination of employees, are subject to change as we complete the implementation of the plan.

        The purchase agreement related to O-I Plastic contains a stated purchase price of $1,200.0 million, which was paid on October 7, 2004, subject to adjustments based on the level of working capital acquired, indebtedness assumed, and certain other measures. We and the sellers resolved certain of those adjustments to the purchase price in April 2005 and are in the process of resolving the remaining adjustments to the purchase price; the remaining adjustments could be material. In addition, the purchase agreement provides information on certain net operating loss carryforwards for U.S. federal income tax purposes ("NOL's") that are allocated from the sellers to us. The ultimate amount of such NOL's will not be known until the sellers complete their federal income tax returns for 2004; however the purchase agreement provides that the NOL's will at least equal $100 million. A deferred tax asset of $39.2 million related to NOL's of $100 million has been included in the purchase price allocation as of December 31, 2004.

        The finalization of the O-I Plastic purchase price and the NOL's acquired, as well as the finalization of appraisals, could have a material impact on the purchase price allocation.

        For disclosure of all of our significant accounting policies see note 1 to Holdings' Consolidated Financial Statements for the year ended December 31, 2004.

Subsequent Events

        In March 2005, we executed a Purchase and Sale of Equity Interest and Joint Venture Termination Agreement under which we will terminate the joint venture agreement with Industrias Innopack, S.A. de C.V. and acquire all of the equity interests held by Industrias Innopack, S.A. de C.V. in Graham Innopack de Mexico, S. de R.L. de C.V. and the operating companies thereunder. Closing of this transaction occurred on May 9, 2005, resulting in a payment by us of $13.9 million.

BUSINESS

General

        We are a worldwide leader in the design, manufacture and sale of technology-based, value-added custom blow molded plastic containers for branded consumer products. We supply our plastic containers to food and beverage, household, personal care/specialty and automotive lubricants product categories through 90 manufacturing facilities throughout North America, Europe and South America. Our primary strategy is to operate in product categories where we will benefit from the continuing conversion trend toward value-added plastic packaging in place of more commodity glass, metal and paperboard packaging. We utilize our innovative design, engineering and technological capabilities to deliver customized, value-added products to our customers in these product categories in order to distinguish their branded products and increase their sales. With leading positions in each of our core product categories, we believe we are poised to continue to benefit from the current conversion trend towards value-added plastic packaging, offering us the opportunity to realize attractive returns on investment.

        On October 7, 2004, Graham acquired O-I Plastic for approximately $1.2 billion (the "Acquisition"). We believe that the Acquisition is significantly enhancing our position as the premier supplier of technology-based, value-added custom plastic packaging. We believe that the Acquisition has enabled us to:

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  enhance our leading positions in value-added plastic packaging, by adding breadth and diversity to our portfolio of blue-chip customers;

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  optimize the complementary technology portfolios and product development capabilities of Graham Packaging Company and O-I Plastic to pursue attractive conversion opportunities across all product categories;

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  begin to realize significant cost savings by eliminating overlapping and redundant corporate and administrative functions, targeting productivity improvements at O-I Plastic's facilities, consolidating facilities in geographic proximity to make them more cost-efficient and rationalizing plants and individual production lines with unattractive economics and/or cost structures. It should be noted that there are significant one-time costs associated with these cost savings; and

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  apply our proven business model, management expertise and best practices to deliver innovative designs and enhanced service levels to our combined customer base.

        We operate 90 facilities with over 8,700 employees.

        For the year ended December 31, 2004, our net sales were $1,353.0 million and our net loss was $40.6 million. As of March 31, 2005, our total debt was $2,514.5 million.

Our Product Categories

        The food and beverage, household, personal care/specialty and automotive lubricants product categories represented approximately 57%, 20%, 5% and 18%, respectively, of our net sales for the year ended December 31, 2004.

        Food and Beverage.    We produce containers for shelf-stable, refrigerated and frozen juices, non-carbonated juice drinks, teas, sports drinks/isotonics, beer, liquor, yogurt drinks, nutritional drinks, toppings, sauces, jellies and jams. Our food and beverage customers include, among others, Anheuser-Busch, Arizona, Cadbury, Campbell Soup, Danone, Frito-Lay, Heinz, Hershey, Minute Maid, Nestlé, Ocean Spray, PepsiCo, Quaker Oats, Tree Top, Tropicana, Unilever and Welch's. We believe that we have the leading domestic position in plastic containers for hot-fill juice and juice drinks, sports drinks, drinkable yogurt and smoothies, nutritional supplements, wide-mouth food, dressings, condiments and beer, and the leading global position in plastic containers for yogurt drinks. Graham's food and beverage sales have grown at a compound annual growth rate of 22% from fiscal 1998 through fiscal 2004. We believe we are strategically positioned to benefit from the estimated 60% of the domestic hot-fill food and beverage market that has yet to convert to plastic and also to take advantage of evolving domestic and international conversion opportunities like snack foods, beer, baby food and adult nutritional beverages.

        Household.    We are a leading supplier of plastic containers for products such as liquid fabric care, dish care and hard-surface cleaners. We believe that we have the leading domestic position in plastic containers for fabric care products. We pioneered the use of plastic containers for household products, starting in 1959 with the introduction by O-I Plastic of a plastic bleach bottle for Clorox. Moreover, Graham has demonstrated its ability to design innovative containers that meet customer needs, such as the Downy Simple Pleasures bottle recently introduced by Procter & Gamble, among others. Combining O-I Plastic's long tradition of pioneering innovative technology with Graham's design capabilities, we can provide our customers with significant brand building advantages. Our household customers include, among others, Church & Dwight, Clorox, Colgate Palmolive, Dial, Henkel, Procter & Gamble, Reckitt Benckiser and Unilever.

        Personal Care/Specialty.    We are a leading supplier of plastic containers for products such as hair care, skin care and oral care. Our product design, technology development and decorating capabilities help our customers build brand awareness for their products through unique, and frequently changing, packaging design. We believe that we have the leading domestic position in plastic containers for hair care and skin care products. Our personal care/specialty customers include, among others, Aveeno, Bath & Body Works, Dial, Henkel, Jergens, Johnson & Johnson, L'Oreal, Mary Kay, Playtex, Procter & Gamble, Revlon, Unilever and Victoria's Secret.

        Automotive Lubricants.    We believe that we are the leading supplier of one quart/one liter plastic motor oil containers in the United States, Canada and Brazil, supplying most of the motor oil producers in these countries, including approximately 86% of the one quart/one liter plastic motor oil containers in the U.S., based on 2004 unit sales. Our automotive lubricants customers include, among others, Castrol, ChevronTexaco, ExxonMobil, Petrobras, Petro Canada, Shell Oil Company and Valvoline. We have been producing automotive lubricants containers since the conversion to plastic began over 20 years ago and since then have partnered with our customers to improve product quality and jointly reduce costs through design improvement, reduced container weight and manufacturing efficiencies.

Our Strengths

        Strategic Focus on the Rapidly Growing Custom Plastic Container Industry.    Consumer preferences for plastic packaging, customer needs for performance features and product differentiation, technological advancements and improved economics have all helped accelerate the conversion to plastic containers from other materials. For example, according to industry sources, plastic packaging volume grew 51% over the 1992 to 2002 period versus a 3% decline for other combined materials. We believe our leading technology, product innovation, efficient manufacturing operations and strong customer relationships will enable us to better capitalize on the continuing global trend of conversions to plastic containers.

        Leadership Position in Value-Added Plastic Packaging.    We enjoy leading positions for value-added plastic packaging in all product categories in which we compete—food and beverage, household, personal care/specialty and automotive lubricants. Within these product categories, we believe we are the leading supplier for hot-fill juice and juice drinks, sports drinks, nutritional supplements, wide-mouth food, beer, hair and skin care, laundry products and motor oil and automotive lubricants. We estimate that 90% of our net sales are derived from product categories where we are the leading supplier. Our leadership positions have enabled us to utilize high-speed production systems and achieve significant economies of scale, thereby making us a low-cost manufacturer. These leadership positions also help us anticipate and drive conversion opportunities with our customers across product categories.

        Superior Product Design, Technology and Development Capabilities.    We have demonstrated significant success in designing innovative plastic containers. Through the Acquisition, we have broadened Graham's technological capabilities to include the full spectrum of technologies utilized in plastic container manufacturing. The combination of Graham's design capabilities with O-I Plastic's ability to develop innovative technology, such as its multi-layer barrier process used to package various food products, has enhanced our ability to develop value-added products for our customers. We believe that our innovative plastic containers increase the demand for our customers' consumer products, especially food and beverage products, and help us drive further conversions to plastic packaging and maintain our position as the manufacturer of choice. We have received multiple design awards for containers we developed for, among other things, Welch's, Tropicana, Hershey, Unilever, Nestlé, Snapple and Coca-Cola.

        Successful Business Model Utilizing On-Site Facilities.    Nearly one-third of our manufacturing facilities are located on-site with our customers or vendors. On-site facilities enable us to foster long-term customer relationships, facilitate just-in-time inventory management and generate significant cost savings opportunities through process re-engineering, thereby eliminating costly shipping charges and reducing working capital needs.

        Diversified Blue-Chip Customer Base.    We have an extensive blue-chip customer base that includes many of the world's largest branded consumer products companies. We serve as sole supplier for a number of our customers' products. We have had long-standing relationships, some in excess of 40 years, with our customers, and we believe that we will continue to be well positioned to serve these customers and further strengthen these relationships by offering them the expanded design, development and manufacturing capabilities of the combined organization.

        Experienced and Incentivized Management Team.    Our management team is highly experienced in the packaging industry and has a strong track record of growing our company, implementing new packaging technology, entering new markets and maintaining and expanding our blue-chip customer base. Our senior management team has been together for the past 18 years. During this 18 year period, our revenues have increased from approximately $76 million for the fiscal year ended December 31, 1987 to $1,353 million for the fiscal year ended December 31, 2004. As of December 31, 2004, our management owned a 2.3% equity investment in Holdings on a fully diluted basis and had options representing an additional 8.3% equity interest in Holdings.

Our Strategy

        Continue Integration Plan to Realize Significant Cost Savings.    We have already begun to and we expect to continue to realize significant cost savings and other benefits resulting from the combination of Graham's organization with O-I Plastic's business and infrastructure. In connection with the Acquisition, we developed a detailed integration plan with input from outside advisors and our experienced management team and operating personnel. We expect the integration plan to be fully implemented within 24 months after closing of the Acquisition and to realize approximately $100 million of annual cost savings, with approximately $50 million of savings achieved in 2005. In order to obtain such savings, we expect to make approximately $160 million in net cash expenditures (net of asset sale proceeds).

        Our integration plan is focusing on:

  •
  reducing our selling, general & administrative costs by eliminating duplicative functions and reducing overhead costs;

  •
  consolidating our purchasing of raw materials, packaging supplies, freight and general business services and supplies under the more favorable of our existing contracts, and negotiating more favorable purchasing agreements with our suppliers;

  •
  optimizing our combined manufacturing network by identifying and consolidating facilities in geographic proximity to make them more cost-efficient or rationalizing plants or individual production lines with unattractive economics and/or cost structures;

  •
  achieving productivity improvements by applying Graham's proven manufacturing processes, technologies and operational best practices to the acquired facilities; and

  •
  reducing capital spending by spreading additional production volumes across our existing capacity and reducing working capital requirements of our combined operation.

        Leverage Our Design, Technology and Development Capabilities to Capitalize on Conversions to Plastic Containers.    We will continue to develop innovative designs and materials to meet the specialized performance requirements and evolving needs of our customers. We target product categories that demand value-added packaging and that will benefit from conversion to plastic packaging; and we pursue opportunities with selected major consumer product companies that we expect will lead the conversion to plastic in these categories. For example, we have developed multi-layer barrier technologies to facilitate the conversion of packaging for beer from glass and metal containers to plastic containers, and have partnered with leading brewers Anheuser-Busch and SABMiller to develop and introduce the first commercial applications of this technology.

        Maintain and Expand Position with Key Customers.    We have developed a reputation for delivering superior customer service by entering into collaborative design and development relationships with our customers. We will utilize our expanded technology portfolio and product development capabilities to further develop innovative and distinctive packaging designs for our customers, helping them distinguish their branded products and increase sales of these products. Furthermore, we believe that the presence of our manufacturing infrastructure on-site at our customers' facilities is a critical element in strengthening our customer relationships. We will continue to open new on-site facilities in strategically compelling locations where appropriate for our customers' operations, and will continue to expand globally in step with our key customers primarily through emphasizing on-site locations.

Industry

        The global packaging industry includes rigid, flexible and specialty packaging manufactured from a variety of materials including glass, metal, paperboard and plastic and is estimated at $400 billion as of 2004, with annual growth rates in line with GDP growth, according to Datamonitor. The packaging industry services the food, beverage, consumer, pharmaceutical and industrial product categories, among others. Certain of these product categories, such as food and beverage and pharmaceutical, tend to have higher growth rates related to macroeconomic trends such as the global outgrowth of processed food and the aging population in the United States. In addition to these macroeconomic drivers, growth in certain product categories is driven by conversion trends where one form of packaging begins to replace an incumbent form of packaging.

        The North American segment of the packaging industry generated an estimated $140 billion in annual sales in 2004, according to Datamonitor. Within the packaging industry, rigid containers include containers manufactured from glass, metal, paperboard and plastic for use as packaging for products that conform to the shape of the container, such as beverages, cleansers, detergents and lubricants, as well as packages used for products that require extra protection or shelf-stability, or that need to be dispensed through a valve mechanism. Rigid containers are often used as packaging for consumer products serving a number of product categories, including food and beverage, household, personal care, chemical and automotive lubricants.

        Over the past two decades, the rigid container segment of the packaging industry has undergone significant conversion, whereby plastic containers have displaced glass, metal and paperboard containers. This conversion trend has been primarily driven by changing customer and consumer preferences, technological innovation and the opportunity to realize manufacturing and shipping cost savings. Examples of these product category conversions include sports drinks and shelf-stable multi-serve juice products, which are almost entirely packaged in plastic at present. In the food packaging product category, new product introductions drive continued innovation by competitors leading to rapid, momentum-driven conversions to plastic containers, away from glass or metal, to keep pace with ever-changing consumer preferences. These conversion trends are expected to continue with certain product categories not currently packaged in plastic, such as ready-to-drink teas, nutritional beverages and baby food.

        Plastic containers represent one of the faster growing segments in rigid packaging. The plastic container segment of the rigid packaging industry can be divided into two product types, commodity plastic containers, such as containers for soft drinks and water, and value-added, custom plastic containers, which include unique design features for specialized performance characteristics and product differentiation. Commodity plastic containers are manufactured using stock designs by both independent producers and in-house packaging operations of major beverage companies. Value-added custom plastic containers are produced through specialized manufacturing processes using resin combinations and structures to create tailor-made solutions for customers seeking performance characteristics, including shelf-stability and product differentiation, including unique shapes and high-function dispensers.

        Plastic containers are manufactured primarily from three plastic resins, PET, HDPE and PP. PET containers, which are generally transparent, are utilized for food and beverage packaging where glasslike clarity is valued and shelf stability is required, such as packaging for foods, juice, juice drinks and teas. HDPE containers, which are nontransparent, are utilized to package products such as motor oil, fabric care, dish care and personal care products and some food products, such as yogurt drinks, chilled juices and frozen juice concentrates. The majority of sales in the industry are made pursuant to long-term customer contracts, which include resin pass-through provisions allowing for substantially all increases and decreases in the cost of resin, the major raw material, to be passed through to customers, thus substantially mitigating the effect of resin price movements on profitability. As in many manufacturing industries, capacity discipline has been and will continue to be a key driver of profitability in the plastic container sector. Due to a combination of high growth expectations and declining machinery costs beginning in the mid-1990s, over 175 companies in North America now participate in the fragmented plastic container sector, according to Plastics News, including a number of sizable, diversified packaging manufacturers, as well as smaller, niche manufacturers serving specialty markets. Additionally, a considerable portion of industry capacity comes from in-house packaging operations of major beverage companies. Consolidation has begun in the sector and is expected to continue among packaging companies, distributors and customers. Producers are expected to continue to broaden product offerings in an effort to retain a strong customer base in the face of customer consolidation.

Products and Raw Materials

        PET, HDPE and PP resins constitute the primary raw materials used to make our products. These materials are available from a number of suppliers and we are not dependent upon any single supplier. We believe that we maintain an adequate inventory to meet demands, but there is no assurance this will be true in the future. Historically, our gross profit has been substantially unaffected by fluctuations in resin prices because industry practice and our customer contracts permit substantially all changes in resin prices to be passed through to customers through corresponding changes in product pricing. However, a sustained increase in resin prices, to the extent that those costs are not passed on to the end-consumer, would make plastic containers less economical for our customers and could result in a slower pace of conversions to plastic containers. We operate one of the largest HDPE bottles-to-bottles recycling plants in the world. The recycling plant is located near our headquarters in York, Pennsylvania.

Superior Product Design and Development Capabilities

        Our ability to develop new, innovative containers to meet the design and performance requirements of our customers has established us as a market leader. We have demonstrated significant success in designing innovative plastic containers that require customized features such as complex shapes, reduced weight, handles, grips, view stripes, pouring features and graphic-intensive customized labeling, and often must meet specialized performance and structural requirements such as hot-fill capability, recycled material usage, oxygen barriers, flavor protection and multi-layering. In addition to increasing demand for our customers' products, we believe that our innovative packaging stimulates consumer demand and drives further conversion to plastic packaging. Consequently, our strong design capabilities have been especially important to our food and beverage customers, who generally use packaging to differentiate and add value to their brands while spending less on promotion and advertising. We have been awarded significant contracts based on these unique product design capabilities that we believe sets us apart from our competition. Some of our design and conversion successes over the past few years include:

  •
  hot-fill PET 16 oz. containers with Monosorb™ oxygen scavenger for Tropicana Season's Best brand, PepsiCo's Dole brand and Welch's brand juices;

  •
  hot-fill PET and PP wide-mouth jars for Ragu pasta sauce, Seneca applesauce, Welch's jellies and jams and Signature fruit slices;

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  HDPE frozen juice container for Welch's and Old Orchard in the largely unconverted metal and paper-composite can markets;

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  a true wide-mouth PET juice carafe for Tropicana's Pure Premium;

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  a multi-layer HDPE canister for Frito Lay's Stax product;

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  a multi-layer SurShot™ PET container for ketchup, beer and juices;

  •
  Downy Simple Pleasures bottle for Procter & Gamble;

  •
  our Flexa Tube™ for Unilever's South American hair care products; and

  •
  blow molded polypropylene pots for Danone's spoonable yogurts in Europe.

        Our innovative designs have also been recognized, through various awards, by a number of customers and industry organizations, including our ATP panel-free single serve bottle and 64 oz. rectangular hot-fill bottle (2004 Ameristar Award), Ensure reclosable bottle (2004 Ameristar Award and 2004 Dupont Award), Flexa Tube™ (2003 Dupont Award, 2003 Ameristar Award and 2003 Food & Drug Packaging Award), Coca-Cola Quatro bottle (2002 Mexican Packaging Association) and Sabritas (PepsiCo) Be-Light bottle (2002 Mexican Packaging Association).

        We have an advanced multi-layer injection technology, trade named SurShot™. We believe that SurShot™ is among the best multi-layer PET technologies available and billions of plastic containers are produced and sold each year using SurShot™ technology. Currently, we are co-developing an advanced 144 cavity SurShot™ machine, under our long-term technical arrangement with Husky Injection Molding Systems Ltd., which will offer significant production cost advantages. We will have exclusive rights to use this leading edge machine and expect to commercialize 144 cavity SurShot™ machines in 2005.

        The SurShot™ technology is often used in conjunction with our other proprietary technologies, such as SurBond™ and SurFresh™ barrier materials. SurBond™ is the leading delamination resistant barrier material, exhibiting excellent bonding characteristics between PET layers in a multi-layer injection process. SurFresh™ is a "next generation" active barrier material, possessing superior CO2 retention qualities as well as active oxygen barrier capabilities. The combination of these two proprietary technologies provides customers with an attractive and functional package alternative to traditional materials for the small carbonated soft drink, beer and flavored alcoholic beverages market segments.

Customers

        Substantially all of our sales are made to major branded consumer products companies. Our customers demand a high degree of packaging design and engineering to accommodate complex container shapes and performance and material requirements, in addition to quick and reliable delivery. As a result, many customers opt for long-term contracts, some of which have terms up to ten years. A majority of our top twenty customers are under long-term contracts. Our contracts typically contain provisions allowing for price adjustments based on changes in raw materials and in some cases the cost of energy and labor, among other factors. In many cases, we are the sole supplier of our customers' custom plastic container requirements nationally, regionally or for a specific brand. For the year ended December 31, 2004, we had sales to two customers which exceeded 10% of net sales. Our sales were 14.9% and 10.2% of net sales for the year ended December 31, 2004 to PepsiCo and Danone, respectively. For the year ended December 31, 2004, our twenty largest customers, who accounted for over 78% of net sales, were, in alphabetical order:

Customer(1)	Business	Company Customer Since
Ashland(2)	Automotive Lubricants	Early 1970s
BP Lubricants(3)	Automotive Lubricants	Late 1960s
ChevronTexaco	Automotive Lubricants	Early 1970s
Church & Dwight	Household	Late 1980s
Clement-Pappas	Food and Beverage	Mid 1990s
Coca-Cola	Food and Beverage	Late 1990s
Colgate-Palmolive	Household	Mid 1980s
Danone	Food and Beverage	Late 1970s
Dial	Household and Personal Care/Specialty	Early 1990s
ExxonMobil	Automotive Lubricants	Early 2000s
Heinz	Food and Beverage	Early 1990s
Hershey's	Food and Beverage	Mid 1980s
Ocean Spray	Food and Beverage	Early 1990s
Old Orchard	Food and Beverage	Late 1990s
PepsiCo(4)	Food and Beverage	Early 2000s
Frito-Lay	Food and Beverage	Early 2000s
Quaker Oats	Food and Beverage	Late 1990s
Tropicana	Food and Beverage	Mid 1980s
Procter & Gamble	Household and Personal Care/Specialty	Late 1950s
Shell(5)	Automotive Lubricants	Early 1970s
Pennzoil-Quaker State	Automotive Lubricants	Early 1970s
Tree Top	Food and Beverage	Early 1990s
Unilever	Household, Personal Care/Specialty and Food and Beverage	Early 1970s
Welch's	Food and Beverage	Early 1990s

(1)
These companies include their predecessors, if applicable, and the dates may reflect customer relationships initiated by predecessors to us or entities acquired by us.

(2)
Ashland is the producer of Valvoline motor oil.

(3)
BP Lubricants is the producer of Castrol motor oil.

(4)
PepsiCo includes Frito-Lay, Quaker Oats and Tropicana.

(5)
Shell includes Pennzoil-Quaker State.

International Operations

        We have significant operations outside the United States in the form of wholly owned subsidiaries and other arrangements. As of the end of the first quarter of 2005, we had 30 manufacturing facilities located in countries outside of the United States, including Argentina (2), Belgium (2), Brazil (5), Canada (2), Ecuador (1), England (1), Finland (1), France (3), Hungary (1), Mexico (5), the Netherlands (1), Poland (2), Spain (1), Turkey (2) and Venezuela (1).

        South America.    We operate five on-site plants and four off-site plants in South America. In Brazil, we have three on-site plants for the production of motor oil containers, including one for Petrobras Distribuidora S.A., the national oil company of Brazil and one on-site plant for the production of dairy containers. We also have an off-site plant in Brazil for the production of motor oil and agricultural and chemical containers. In Argentina, we have one off-site plant for the production of tube containers and containers for pharmaceuticals, household and personal care products and an on-site plant for the production of food and beverage containers. In Ecuador, we have one off-site facility that manufactures containers for edible oils and returnable containers for beverage drinks. In Venezuela, we have one off-site facility that manufactures containers for household and personal care products.

        Mexico.    In Mexico, we have three off-site plants and two on-site plants for the production of plastic containers for all four of our core product categories.

        Europe.    We have on-site plants in each of Belgium, France, Hungary, Poland, Spain and Turkey and seven off-site plants in England, Finland, France, the Netherlands, Poland and Turkey, for the production of plastic containers for all four of our core product categories.

        Canada.    We have one off-site facility and one on-site facility in Canada to service Canadian and northern U.S. customers. Both facilities are near Toronto. These facilities produce containers for all four of our core product categories.

Competition

        We face substantial regional and international competition across our product lines from a number of well-established businesses. Our primary competitors include Alpla Werke Alwin Lehner GmbH, Amcor Limited, Ball Corporation, Consolidated Container Company LLC, Constar International Inc., Pechiney Plastic Packaging, Inc., Plastipak, Inc. and Silgan Holdings Inc. Several of these competitors are larger and have greater financial and other resources than we do. We compete principally on the basis of rapid delivery of products, production quality and price. We believe that we compete effectively through our ability to provide superior levels of service, our speed to market and our ability to develop product innovations and improve our production technology and expertise.

Marketing and Distribution

        Our sales are made primarily through our own direct sales force, as well as selected brokers. Sales activities are conducted from our corporate headquarters in York, Pennsylvania and from field sales offices located in Houston, Texas; Levittown, Pennsylvania; Maryland Heights, Missouri; Saddlebrook, New Jersey; Skokie, Illinois; Mississauga, Ontario, Canada; Santa Ana, California; Florence, Kentucky; Paris, France; Buenos Aires, Argentina; Sao Paulo, Brazil; and Sulejowek, Poland. Our products are typically delivered by truck, on a daily basis, in order to meet customers' just-in-time delivery requirements, except in the case of on-site operations. In many cases, our on-site operations are integrated with our customers' manufacturing operations so that deliveries are made, as needed, by direct conveyance to the customers' filling lines.

Manufacturing

        A critical component of our strategy is to locate manufacturing facilities on-site, reducing expensive shipping and handling charges and increasing production and distribution efficiencies. We are a leader in providing on-site manufacturing arrangements, with nearly one-third of our 90 manufacturing facilities at the end of the first quarter of 2005 on-site at customer and vendor facilities. Within these 90 plants, we operate over 950 production lines. We sometimes dedicate particular production lines within a plant to better service customers. The plants generally operate 24 hours a day, five to seven days a week, although not every production line is run constantly. When customer demand requires, the plants run seven days a week. Our manufacturing historically has not been subject to large seasonal fluctuations.

        In the blow molding process used for HDPE applications, resin pellets are blended with colorants or other necessary additives and fed into the extrusion machine, which uses heat and pressure to form the resin into a round hollow tube of molten plastic called a parison. In a wheel blow molding process, bottle molds mounted radially on a wheel capture the parison as it leaves the extruder. Once inside the mold, air pressure is used to blow the parison into the bottle shape of the mold. While certain of our competitors also use wheel technology in their production lines, we have developed a number of proprietary improvements which we believe permit our wheels to operate at higher speeds and with greater efficiency in the manufacture of containers with one or more special features, such as multiple layers and in-mold labeling.

        In the stretch blow molding process used for hot-fill PET applications, resin pellets are fed into an injection molding machine that uses heat and pressure to mold a test tube shaped parison or "preform." The preform is then fed into a blow molder where it is re-heated to allow it to be formed through a stretch blow molding process into a final container. During this re-heat and blow process, special steps are taken to induce the temperature resistance needed to withstand high temperatures on customer filling lines. We believe that the injection molders and blow molders used by us are widely recognized as the leading technologies for high speed production of hot-fill PET containers and have replaced less competitive technologies used initially in the manufacture of hot-fill PET containers.

        Other blow molding processes include: various types of extrusion blow molding for medium- and large-sized HDPE and PP containers; stretch blow molding for medium-sized PET containers; injection blow molding for personal care containers in various materials; two-stage PET blow molding for high-volume, high-performance mono-layer, multi-layer and heat set PET containers; and proprietary blow molding for drain-back systems and other specialized applications.

        We also operate a variety of bottle decorating platforms. Labeling and decorating is accomplished through in-mold techniques or one of many post-molding methods. Post-molding methods include pressure sensitive labelers, rotary full-wrap labelers, silk-screen decoration, heat transfer and hot stamp. These post-molding methods of decoration or labeling can be in-line or off-line with the molding machine. Typically, these decoration methods are used for bottles in the personal care/specialty product category.

        We have employed various types and styles of automation to rationalize labor costs, accomplish assembly tasks, increase throughput and improve quality. Types of automation range from case and tray packers to laser guided vehicles. Other automation equipment includes box and bulk bottle palletizers, pick and place robots, automatic in-line leak detection and vision inspection systems. Assembly automation includes bottle trimming, spout spinwelding or insertion, cap insertion and tube cutting/

welding. We believe that there are additional automation opportunities which could further rationalize labor costs and improve plant efficiency.

        We maintain a program of quality control with respect to suppliers, line performance and packaging integrity for our containers. Our production lines are equipped with various automatic inspection machines that electronically inspect containers. Additionally, product samples are inspected and tested by our employees on the production line for proper dimensions and performance and are also inspected and audited after packaging. Containers that do not meet quality standards are crushed and recycled as raw materials. We monitor and update our inspection programs to keep pace with modern technologies and customer demands. Quality control laboratories are maintained at each manufacturing facility to test our products.

        We have highly modernized equipment in our plants, consisting primarily of rotational wheel systems and shuttle systems, both of which are used for HDPE and PP blow molding, and injection-stretch blow molding systems for value-added PET containers. We are also pursuing development initiatives in barrier technologies to strengthen our position in the food and beverage product category. In the past, we have achieved substantial cost savings in our manufacturing process through productivity and process enhancements, including increasing line speeds, utilizing recycled products, reducing scrap and optimizing plastic weight requirements for each product's specifications.

        Capital expenditures, net of proceeds on sales of fixed assets and excluding acquisitions, for 2002, 2003 and 2004 were $92.4 million, $91.8 million and $151.9 million, respectively. We believe that capital expenditures to maintain and upgrade property, plant and equipment is important to remain competitive. We estimate that on average the annual capital expenditures required to maintain our current facilities are approximately $60 million per year.

Employees

        As of March 31, 2005, approximately 3,700 of our approximately 8,700 employees are covered by collective bargaining agreements with various international and local labor unions. Our union agreements typically have a term of three or four years and thus regularly expire and require negotiation in the course of our business. Over the next 12 months, collective bargaining agreements covering approximately 450 of our employees will expire. We believe that we enjoy good relations with our employees and there have been no significant work stoppages in the past three years.

Environmental Matters

        Our operations, both in the U.S. and abroad, are subject to national, state, foreign, provincial and/or local laws and regulations that impose limitations and prohibitions on the discharge and emission of, and establish standards for the use, disposal and management of, regulated materials and waste, and that impose liability for the costs of investigating and cleaning up, and damages resulting from, present and past spills, disposals or other releases of hazardous substances or materials. These domestic and international environmental laws can be complex and may change often, compliance expenses can be significant and violations may result in substantial fines and penalties. In addition, environmental laws such as the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, also known as "Superfund" in the United States, impose strict, and in some cases joint and several, liability on specified responsible parties for the investigation and cleanup of contaminated soil, groundwater and buildings, and liability for damages to natural resources, at a wide range of properties. As a result, we may be liable for contamination at properties that we currently own or operate, as well as at our former properties or off-site properties where we may have sent hazardous substances. We are not aware of any material noncompliance with the environmental laws currently applicable to us and are not the subject of any material claim for liability with respect to contamination at any location. Based on existing information, we believe that it is not reasonably likely that losses related to known environmental liabilities, in aggregate, will be material to our financial position, results of operations, liquidity or cash flows. For our operations to comply with environmental laws, we have incurred and will continue to incur costs, which were not material in fiscal 2004 and are not expected to be material in the future.

        A number of governmental authorities, both in the United States and abroad, have considered, are expected to consider or have passed legislation aimed at reducing the amount of disposed plastic wastes. Those programs have included, for example, mandating certain rates of recycling and/or the use of recycled materials, imposing deposits or taxes on plastic packaging material and/or requiring retailers or manufacturers to take back packaging used for their products. That legislation, as well as voluntary initiatives similarly aimed at reducing the level of plastic wastes, could reduce the demand for certain plastic packaging, result in greater costs for plastic packaging manufacturers or otherwise impact our business. Some consumer products companies, including some of our customers, have responded to these governmental initiatives and to perceived environmental concerns of consumers by using containers made in whole or in part of recycled plastic. We operate one of the largest HDPE bottles-to-bottles recycling plants in the world. We believe that to date we have not been materially adversely affected by these initiatives and developments.

Intellectual Property

        We hold, or have applications pending for, more than 750 design and utility patents, including patents and other proprietary technology such as Active Cage™, ATP™, Monosorb™, Flexa Tube™, SurShot™, SurBond™ and SurFresh™. We have used many of these patents to deliver innovative plastic packaging products to our customers.

        We license certain controlled intellectual properties to our affiliates and to third parties, including Amcor, Toyo Seikan and Coca-Cola and its affiliates. See also "Certain Relationships and Related Party Transactions." Primary licensed products or manufacturing processes include:

  •
  Container base designs (e.g., base for 2 liter carbonated soft drinks);

  •
  Refillable PET bottle designs and manufacturing processes; and

  •
  SurShot™ for multi-layer injection, stretch and blow molded PET barrier containers.

        In addition, we license many other designs, processes, patents and manufacturing equipment. In certain instances, we license technologies from third parties in order to augment our technical development and product portfolio. Two of our technical partners are Toyo Seikan and Husky Injection Molding Systems Ltd. While in the aggregate the patents are of material importance to our business, we believe that our business is not dependent upon any one patent or trademark.

        We also rely on unpatented proprietary know-how and continuing technological innovation and other trade secrets to develop and maintain our competitive position. Others could, however, obtain knowledge of this proprietary know-how through independent development or other access by legal means. In addition to our own patents and proprietary know-how, we are a party to licensing arrangements and other agreements authorizing us to use other proprietary processes, know-how and related technology and/or to operate within the scope of certain patents owned by other entities. The duration of our licenses generally ranges from 5 to 17 years. In some cases the licenses granted to us are perpetual and in other cases the term of the license is related to the life of the patent associated with the license.

Properties

        At the end of the first quarter of 2005, we owned or leased 91 plants, and operated 90 plants, located in Argentina, Belgium, Brazil, Canada, Ecuador, England, Finland, France, Hungary, Mexico,

the Netherlands, Poland, Spain, Turkey, the United States and Venezuela. 29 of our plants are located on-site at customer and vendor facilities. We believe that our plants, which are of varying ages and types of construction, are in good condition, are suitable for our operations and generally are expected to provide sufficient capacity to meet our requirements for the foreseeable future.

        The following table sets forth the location of our principal plants and administrative facilities, their approximate current square footage, whether on-site or off-site and whether leased or owned:

Location	Size (Square Feet)	On-Site or Off-Site	Leased/Owned
U.S. Packaging Facilities(1)
Findlay, Ohio	406,800	Off-Site	Owned
York, Pennsylvania	395,554	Off-Site	Owned
St. Louis, Missouri(2)	327,992	Off-Site	Leased
Maryland Heights, Missouri	308,961	Off-Site	Owned
Henderson, Nevada	298,407	Off-Site	Owned
Vandalia, Illinois	277,500	Off-Site	Owned
Rockwall, Texas	241,000	Off-Site	Owned
Modesto, California	238,000	Off-Site	Owned
Hazleton, Pennsylvania	218,384	On-Site	Leased
Holland, Michigan	218,168	Off-Site	Leased
Fremont, Ohio	210,883	Off-Site	Owned
Bedford, New Hampshire	210,510	Off-Site	Owned
York, Pennsylvania	210,370	Off-Site	Leased
Tolleson, Arizona	209,468	Off-Site	Owned
Cartersville, Georgia	208,000	Off-Site	Owned
Florence (Food and Beverage), Kentucky	203,000	Off-Site	Owned
Edison, New Jersey	194,000	Off-Site	Owned
Hazleton (Food and Beverage), Pennsylvania	185,080	Off-Site	Owned
Harrisonburg, Virginia	180,000	Off-Site	Owned
La Mirada, California(2)	177,000	Off-Site	Leased
Selah, Washington	170,553	Off-Site	Owned
Atlanta, Georgia	165,000	On-Site	Leased
Kansas City, Missouri	162,000	Off-Site	Leased
Belvidere, New Jersey	160,000	Off-Site	Owned
Florence (Shuttle), Kentucky	153,600	Off-Site	Owned
Montgomery, Alabama	150,143	Off-Site	Leased
Emigsville, Pennsylvania	148,300	Off-Site	Leased
Levittown, Pennsylvania	148,000	Off-Site	Leased
Evansville, Indiana	146,720	Off-Site	Leased
Rancho Cucamonga, California(2)	143,063	Off-Site	Leased
Iowa City, Iowa	140,896	Off-Site	Owned
Cincinnati, Ohio	130,000	Off-Site	Owned
Woodridge, Illinois	129,850	Off-Site	Leased
Baltimore, Maryland	128,500	Off-Site	Owned
Santa Ana, California	127,680	Off-Site	Owned
Chicago, Illinois	125,500	Off-Site	Owned
Muskogee, Oklahoma	125,000	Off-Site	Leased
Cincinnati, Ohio	111,669	Off-Site	Leased
Atlanta, Georgia	111,600	Off-Site	Leased
Jefferson, Louisiana	109,407	Off-Site	Leased
Casa Grande, Arizona	100,000	Off-Site	Leased

Oakdale, California	97,934	On-Site	Leased
Bradford, Pennsylvania	90,350	Off-Site	Leased
Kissimmee, Florida(3)	80,000	Off-Site	Owned
Berkeley, Missouri	75,000	Off-Site	Owned
Alta Vista, Virginia	62,900	Off-Site	Owned
Cambridge, Ohio	57,000	On-Site	Leased
Port Allen, Louisiana	56,721	On-Site	Leased
Shreveport, Louisiana(2)	56,400	On-Site	Leased
Richmond, California	55,256	Off-Site	Leased
Houston, Texas	52,500	Off-Site	Owned
Newell, West Virginia	50,000	On-Site	Leased
Lakeland, Florida	49,000	Off-Site	Leased
N. Charleston, South Carolina	45,000	On-Site	Leased
Darlington, South Carolina	43,200	On-Site	Leased
Joplin, Missouri	42,480	On-Site	Leased
Bradenton, Florida	33,605	On-Site	Leased
Vicksburg, Mississippi	31,200	On-Site	Leased
Bordentown, New Jersey	30,000	On-Site	Leased
West Jordan, Utah	25,573	On-Site	Leased
Canadian Packaging Facilities
Mississauga, Ontario	78,416	Off-Site	Owned
Toronto, Ontario(2)	5,000	On-Site	*
Mexican Packaging Facilities
Mexico City	292,000	Off-Site	Owned
Pachuca	167,500	Off-Site	Owned
Mexicali	59,700	Off-Site	Leased
Irapuato	58,130	On-Site	*
Tlaxcala	5,400	On-Site	*
European Packaging Facilities
Assevent, France	186,000	Off-Site	Owned
Chalgrove, England	132,000	Off-Site	Leased
Ryttyla, Finland	129,000	Off-Site	Owned
Etten-Leur, Netherlands	124,450	Off-Site	Leased
Sulejowek, Poland	83,700	Off-Site	Owned
Meaux, France	80,000	Off-Site	Owned
Aldaia, Spain	75,350	On-Site	Leased
Istanbul, Turkey	50,000	Off-Site	Owned
Villecomtal, France	22,790	On-Site	Leased
Rotselaar, Belgium	15,070	On-Site	Leased
Bierun, Poland	10,652	On-Site	Leased
Lummen, Belgium	9,472	On-Site	Leased
Eskisehir, Turkey	9,461	On-Site	Leased
Nyirbator, Hungary	5,000	On-Site	Leased
South American Packaging Facilities
Sao Paulo, Brazil	70,290	Off-Site	Leased
Guayaquil, Ecuador	68,500	Off-Site	Owned
Valencia, Venezuela	56,000	Off-Site	Owned

Buenos Aires, Argentina	33,524		Off-Site	Owned
Rio de Janeiro, Brazil	25,840	**	On-Site	Owned/Leased
Longchamps, Argentina	21,530	**	On-Site	Owned/Leased
Rio de Janeiro, Brazil	16,685		On-Site	Leased
Rio de Janeiro, Brazil	11,000		On-Site	*
Carambei, Brazil	6,372		On-Site	Leased
Graham Recycling
York, Pennsylvania	44,416		Off-Site	Owned
Administrative Facilities
York, Pennsylvania	83,373		N/A	Leased
York, Pennsylvania—Technology Center	80,500		N/A	Leased
Blyes, France	9,741		N/A	Leased
Rueil, Paris, France	4,300		N/A	Leased
Mexico City, Mexico	360		N/A	Leased

(1)
Substantially all of our domestic tangible and intangible assets are pledged as collateral pursuant to the terms of our new senior credit facility.

(2)
We have announced and are in the process of closing these facilities.

(3)
The Kissimmee plant is currently idle. However, the plant still has manufacturing assets and is located near both Tropicana and Quaker Oats.

*
We operate these on-site facilities without leasing the space we occupy.

**
The building is owned and the land is leased.

Legal Proceedings

        We are party to various litigation matters arising in the ordinary course of business. We cannot estimate with certainty our ultimate legal and financial liability with respect to litigation, but we believe, based on our examination of these matters, our experience to date and our discussions with counsel, that ultimate liability from our various litigation matters will not be material to our business, financial condition, results of operations or cash flows.

MANAGEMENT

Advisory Committee Members, Directors and Executive Officers

        The members of the Advisory Committee of Holdings and the executive officers of the Company and Holdings and their respective ages and positions at March 31, 2005 are set forth in the table below. Unless otherwise indicated, all references to positions in this "Management" section are positions with the Company.

Name	Age	Position
Philip R. Yates	57	Chief Executive Officer and Chairman of the Advisory Committee
Roger M. Prevot	46	President and Chief Operating Officer
John E. Hamilton	46	Chief Financial Officer, Treasurer and Secretary of the Company; Chief Financial Officer, Assistant Treasurer and Assistant Secretary of Holdings
G. Robinson Beeson	56	Senior Vice President and General Manager, North America Automotive and South America
David L. Andrulonis	47	Vice President and General Manager, Personal Care/Specialty
Peter T. Lennox	42	Vice President and General Manager, Household
Ashok Sudan	52	Executive Vice President and General Manager, Global Food and Beverage
Jay W. Hereford	54	Vice President, Finance and Information Technology, Assistant Treasurer and Assistant Secretary of the Company; Assistant Treasurer and Assistant Secretary of Holdings
Howard A. Lipson	41	Member of the Advisory Committee of Holdings; President, Treasurer and Assistant Secretary of Holdings
Chinh E. Chu	38	Member of the Advisory Committee of Holdings; Vice President, Secretary and Assistant Treasurer of Holdings
Stephen Ko	31	Member of the Advisory Committee of Holdings; Vice President, Assistant Secretary and Assistant Treasurer of Holdings
Charles E. Kiernan	60	Member of the Advisory Committee of Holdings
Gary G. Michael	64	Member of the Advisory Committee of Holdings

        Philip R. Yates has served as Chief Executive Officer and Chairman of the Advisory Committee since July 2002. From February 2000 until July 2002, Mr. Yates served as Chief Executive Officer. From February 1998 until February 2000, Mr. Yates served as the Chief Executive Officer and President. Prior to February 1998, Mr. Yates served as President and Chief Operating Officer.

        Roger M. Prevot has served as President and Chief Operating Officer since February 2000. From February 1998 to February 2000, Mr. Prevot served as Senior Vice President or Vice President and General Manager, Food and Beverage. Prior to February 1998, Mr. Prevot served as Vice President and General Manager, U.S. Food and Beverage.

        John E. Hamilton has served as Chief Financial Officer, Treasurer and Secretary since January 1999. From February 1998 to January 1999, Mr. Hamilton served as Senior Vice President or

Vice President, Finance and Administration and Treasurer and Secretary. Prior to February 1998, Mr. Hamilton served as Vice President, Finance and Administration, North America.

        G. Robinson Beeson has served as Senior Vice President and General Manager, North America Automotive and South America, Senior Vice President and General Manager, Automotive or Vice President and General Manager, Automotive since February 1998. Prior to February 1998, Mr. Beeson served as Vice President and General Manager, U.S. Automotive.

        David L. Andrulonis has served as Vice President and General Manager of the Personal Care/Specialty business since February 2005. From 1979 to 2004, Mr. Andrulonis served in various sales and marketing roles at the Plastic Container and Closure business of Owens-Illinois, Inc., most recently as Vice President, Plastic Containers.

        Peter T. Lennox has served as Vice President and General Manager of the Household business since February 2005. Prior to that he has served as Vice President and General Manager for the Personal Care/Specialty Business, Vice President and Business Manager for Food and Beverage PET business, and Vice President and General Manager in our European Business. Prior to September 2000, Mr. Lennox served as Vice President of Sales, Marketing and Business Development, Food and Beverage, at the Kerr Group.

        Ashok Sudan has served as Executive Vice President and General Manager, Global Food and Beverage since November 2004. Prior to that Mr. Sudan served as Senior Vice President and General Manager, Global Food and Beverage; Senior Vice President and General Manager, Europe and North America Food and Beverage Polyolefins; or Vice President and General Manager, Europe since September 2000. Prior to September 2000, Mr. Sudan served as Vice President Operations, Food and Beverage/PET; a position he entered in 1998. Prior to that Mr. Sudan held various management positions in manufacturing.

        Jay W. Hereford has served as Vice President, Finance and Information Technology, Assistant Treasurer and Assistant Secretary since June 2002. From November 1998 until June 2002, Mr. Hereford served as Vice President, Finance and Administration, Assistant Treasurer and Assistant Secretary. Prior to joining us in November 1998, Mr. Hereford served as Vice President, Treasurer and Chief Financial Officer of Continental Plastic Containers, Inc. from 1992 to November 1998.

        Howard A. Lipson is a Senior Managing Director of Blackstone, which he joined in 1988. Mr. Lipson has served as a Member of the Advisory Committee since 1998. Mr. Lipson currently serves as Director of Allied Waste Industries, Universal Orlando and Columbia House Holdings Inc.

        Chinh E. Chu is a Senior Managing Director of Blackstone, which he joined in 1990. Mr. Chu has served as a Member of the Advisory Committee and as Vice President, Secretary and Assistant Treasurer since April 19, 2005. He previously served on the Advisory Committee from February 1998 until September 8, 2004. Mr. Chu currently serves as Chairman of the Board of Directors of Celanese Corporation and on the Supervisory Board of Celanese AG. Mr. Chu also serves on the Board of Directors of Nalco Holding Company and Nycomed Holdings.

        Stephen Ko has been a Member of the Advisory Committee, Vice President, Assistant Secretary and Assistant Treasurer since September 2004. Mr. Ko is an Associate in the Private Equity Group of Blackstone, which he joined in 2002. Prior to joining Blackstone, Mr. Ko was an Associate at Clayton, Dubilier & Rice, Inc., and previously worked in the Investment Banking Division of Goldman, Sachs & Co.

        Charles E. Kiernan has been a Member of the Advisory Committee since July 2002. Mr. Kiernan was the Executive Vice President and a Member of the Executive Council for Aramark Corporation from 1998 to 2000, where he served as President of the Food and Support Services unit. Prior to 1998, Mr. Kiernan was employed by Duracell from 1986 to 1997. He served as the President and Chief

Operating Officer of Duracell International Inc. from 1994 to 1997, during which time he also served as a Director of the company, and President of Duracell North America from 1992 to 1994. Mr. Kiernan served as a member of the Board of Trustees of the National Urban League.

        Gary G. Michael has been a Member of the Advisory Committee since October 2002. Mr. Michael served as Interim President of the University of Idaho from June 2003 to July 2004. Prior to this position, he served as Chairman of the Board and Chief Executive Officer of Albertson's, Inc., a national food and drug retailer, from February 1991 until his retirement in April 2001. Prior to that he served as Vice Chairman, Executive Vice President and Senior Vice President of Finance of Albertson's and served on the Board of Directors from 1979 until his retirement. Mr. Michael is a past Chairman of the Federal Reserve Bank of San Francisco and is a long-time member of the Financial Executives Institute. He currently serves as a Director of Questar, Inc., IdaCorp, Harrah's Entertainment, Inc. and The Clorox Company.

        As of April 19, 2005, the Board of Directors of CapCo I was comprised of Philip R. Yates, John E. Hamilton, Stephen Ko and Chinh Chu.

        Except as described above, there are no arrangements or understandings between any Member of the Advisory Committee or executive officer and any other person pursuant to which that person was elected or appointed as a Member of the Advisory Committee or executive officer.

Executive Compensation

        The following table sets forth all cash compensation paid to the Chief Executive Officer and four other most highly compensated executive officers (the "Named Executive Officers") for the years ended December 31, 2004, 2003 and 2002, and their respective titles at December 31, 2004. Our philosophy is to compensate all employees at levels competitive with the market to enable us to attract, retain and motivate all employees. From time to time, the compensation committee will review our compensation structure through an examination of compensation information for comparable companies and certain broader based data, compiled by us and by compensation and other consulting firms. In 2003 and 2004, the compensation committee utilized William M. Mercer Incorporated to conduct a full review of our compensation structure in the United States, where the majority of our employees are located.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
						Awards				Payouts
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Comp.		Restricted Stock Awards		Securities Underlying Options(3)		LTIP Payouts		All Other Comp.(2)
Philip R. Yates Chief Executive Officer	2004 2003 2002	$614,143 528,881 465,492	$1,056,000 — 816,348	$	— — —	$	— — —	#	135.7 — —	$	— — —	$7,440 7,290 5,140
Roger M. Prevot President and Chief Operating Officer	2004 2003 2002	402,535 356,092 325,894	747,000 — 505,559		— — —		— — —		68.0 — —		— — —	6,600 6,300 4,150
John E. Hamilton Chief Financial Officer	2004 2003 2002	293,586 255,544 226,244	457,000 — 292,486		— — —		— — —		42.2 — —		— — —	6,566 6,372 4,062
Ashok Sudan Executive Vice President and General Manager, Global Food and Beverage	2004 2003 2002	261,511 217,791 185,783	330,000 — 283,925		— — —		— — —		29.0 10.0 5.2		— — —	6,718 6,465 4,112
G. Robinson Beeson Senior Vice President and General Manager, North America Automotive and South America	2004 2003 2002	229,707 217,332 210,518	207,000 — 297,693		— — —		— — —		14.2 — —		— — —	7,058 6,864 4,305

(1)
Represents bonus earned in the current year and paid in March of the following year under our annual discretionary bonus plan and other bonus payments earned and paid in 2004.

(2)
Represents contributions to our 401(k) plan and amounts attributable to group term life insurance.

(3)
Represents options to acquire membership units.

1998 Option Plan

        On February 2, 1998, we adopted the Graham Packaging Holdings Company Management Option Plan (the "1998 Option Plan").

        The 1998 Option Plan provides for the grant to management employees of Holdings and its subsidiaries and non-employee directors, advisors, consultants and other individuals providing services to Holdings of options ("Options") to purchase limited partnership interests in Holdings equal to 0.0075% of Holdings at February 2, 1998 (prior to any dilution resulting from any interests granted pursuant to the 1998 Option Plan) (each 0.0075% interest being referred to as a "Unit"). The aggregate number of Units with respect to which options may be granted under the 1998 Option Plan shall not exceed 631.0 Units, representing a total of up to 4.3% of the equity of Holdings.

        The 1998 Option Plan is intended to advance our best interests by allowing employees, consultants and other individuals who provide services to Holdings to acquire an ownership interest in us, thereby motivating them to contribute to our success and to remain in our employ.

        In general, 50% of the Options vest and become exercisable in 20% increments annually over five years so long as the holder of the Option is still an employee on the vesting date, which Options are referred to as "time options;" and 50% of the Options vest and become exercisable in 20% increments annually over five years so long as we achieve specified earnings targets for each year, although these Options do become exercisable in full without regard to our achievement of these targets on the ninth anniversary of the date of grant, so long as the holder of the Option is still an employee on that date, which Options are referred to as "performance options." The exercise price per Unit shall be at or above the fair market value of a Unit on the date of grant. The exercise prices per Unit were $25,789, $29,013 and $29,606 for Units granted of 500.0, 31.0 and 92.1, respectively. The number and type of Units covered by outstanding Options and exercise prices may be adjusted to reflect certain events such as recapitalizations, mergers or reorganizations of or by Holdings.

        A committee (the "Committee") has been appointed to administer the 1998 Option Plan, including, without limitation, the determination of the individuals to whom grants will be made, the number of Units subject to each grant and the various terms of such grants. The Committee may provide that an Option cannot be exercised after the merger or consolidation of Holdings into another company or corporation, the exchange of all or substantially all of the assets of Holdings for the securities of another corporation, the acquisition by a corporation of 80% or more of Holdings' partnership interest or the liquidation or dissolution of Holdings, and if the Committee so provides, it will also provide either by the terms of such Option or by a resolution adopted prior to the occurrence of such merger, consolidation, exchange, acquisition, liquidation or dissolution, that, for ten business days prior to such event, such Option shall be exercisable as to all Units subject thereto, notwithstanding anything to the contrary in any provisions of such Option and that, upon the occurrence of such event, such Option shall terminate and be of no further force or effect. The Committee may also provide that even if the Option shall remain exercisable after any such event, form and after such event, any such Option shall be exercisable only for the kind and amount of securities and other property (including cash), or the cash equivalent thereof, receivable as a result of such event by the holder of a number of partnership interests for which such Option could have been exercised immediately prior to such event. In addition, most time options become fully vested and exercisable upon the occurrence of a change of our control, as that term is defined in the 1998 Option Plan. No suspension, termination or amendment of or to the 1998 Option Plan shall materially and adversely affect the rights of any participant with respect to Options issued hereunder prior to the date of such suspension, termination or amendment without the consent of such holder.

2004 Option Plan

        On November 17, 2004, we adopted a second option plan entitled 2004 Graham Packaging Holdings Company Management Option Plan (the "2004 Option Plan").

        The 2004 Option Plan provides for the grant to management employees of Holdings and its subsidiaries and non-employee directors, advisors, consultants and other individuals providing services to Holdings of options ("Options") to purchase limited partnership interests in Holdings equal to 0.0075% of Holdings at February 2, 1998 (prior to any dilution resulting from any interests granted pursuant to the 1998 and 2004 Option Plans) (each 0.0075% interest being referred to as a "Unit"). The aggregate number of Units with respect to which Options may be granted under the 2004 Option Plan shall not exceed 650.0 Units, representing a total of up to 4.4% of the equity of Holdings.

        The 2004 Option Plan is intended to advance our best interests by allowing employees, consultants and other individuals who provide services to Holdings to acquire an ownership interest in us, thereby motivating them to contribute to our success and to remain in our employ.

        In general, 100% of the Options vest and become exercisable in 25% increments annually over four years so long as the holder of the Option is still an employee on the vesting date. The exercise price per unit shall be at or above the fair market value of Unit on the date of grant. The exercise price per Unit was $51,579 for Units granted of 616.5 on November 17, 2004. The number and type of

Units covered by outstanding Options and exercise prices may be adjusted to reflect certain events such as recapitalizations, mergers or reorganizations of or by Holdings.

        A committee (the "Committee") has been appointed to administer the 2004 Option Plan, including, without limitation, the determination of the individuals to whom grants will be made, the number of Units subject to each grant and the various terms of such grants. The Committee may provide that an Option cannot be exercised after the merger or consolidation of Holdings into another company or corporation, the exchange of all or substantially all of the assets of Holdings for the securities of another corporation, the acquisition by a corporation of 80% or more of Holdings' partnership interest or the liquidation or dissolution of Holdings, and if the Committee so provides, it will also provide either by the terms of such Option or by a resolution adopted prior to the occurrence of such merger, consolidation, exchange, acquisition, liquidation or dissolution, that, for ten business days prior to such event, such Option shall be exercisable as to all Units subject thereto, notwithstanding anything to the contrary in any provisions of such Option and that, upon the occurrence of such event, such Option shall terminate and be of no further force or effect. The Committee may also provide that even if the Option shall remain exercisable after any such event, from and after such event, any such Option shall be exercisable only for the kind and amount of securities and other property (including cash), or the cash equivalent thereof, receivable as a result of such event by the holder of a number of partnership interests for which such Option could have been exercised immediately prior to such event. In addition, most options become fully vested and exercisable upon the occurrence of a change of our control, as that term is defined in the 2004 Option Plan. No suspension, termination or amendment of or to the 2004 Option Plan shall materially and adversely affect the rights of any participant with respect to Options issued hereunder prior to the date of such suspension, termination or amendment without the consent of such holder.

Options/SAR Grants in the Last Fiscal Year

        One hundred thirty five and seven tenths (135.7) Option Units were granted to Philip R. Yates on November 17, 2004 at an exercise price of $51,579 per Unit for the year ended December 31, 2004. These 135.7 Option Units represent 22.0% of the total number of Option Units granted during 2004 and expire ten years from the grant date. The potential realizable value at assumed annual rates of appreciation from the grant date to the end of the option term at 5% and 10% would be $4.4 million and $11.2 million, respectively. Sixty eighty (68.0) Option Units were granted to Roger M. Prevot on November 17, 2004 at an exercise price of $51,579 per Unit for the year ended December 31, 2004. These 68.0 Option Units represent 11.0% of the total number of Option Units granted during 2004 and expire ten years from the grant date. The potential realizable value at assumed annual rates of appreciation from the grant date to the end of the option term at 5% and 10% would be $2.2 million and $5.6 million, respectively. Forty two and two tenths (42.2) Option Units were granted to John E. Hamilton on November 17, 2004 at an exercise price of $51,579 per Unit for the year ended December 31, 2004. These 42.2 Option Units represent 6.8% of the total number of Option Units granted during 2004 and expire ten years from the grant date. The potential realizable value at assumed annual rates of appreciation from the grant date to the end of the option term at 5% and 10% would be $1.4 million and $3.5 million, respectively. Twenty nine (29.0) Option Units were granted to Ashok Sudan on November 17, 2004 at an exercise price of $51,579 per Unit for the year ended December 31, 2004. These 29.0 Option Units represent 4.7% of the total number of Option Units granted during 2004 and expire ten years from the grant date. The potential realizable value at assumed annual rates of appreciation from the grant date to the end of the option term at 5% and 10% would be $0.9 million and $2.4 million, respectively. Fourteen and two tenths (14.2) Option Units were granted to G. Robinson Beeson on November 17, 2004 at an exercise price of $51,579 per Unit for the year ended December 31, 2004. These 14.2 Option Units represent 2.3% of the total number of Option Units granted during 2004 and expire ten years from the grant date. The potential realizable value at assumed annual rates of appreciation from the grant date to the end of the option term at 5% and 10% would be $0.5 million and $1.2 million, respectively.

        The following table sets forth certain information with respect to the total Options granted to the Named Executive Officers at December 31, 2004.

TOTAL OPTION GRANTS AT DECEMBER 31, 2004

Name	Number of Securities Underlying Unexercised Options at End of Fiscal Year	Value of Unexercised in the Money Options	Exercisable Options at End of Fiscal Year
	(In millions)
Philip R. Yates Chief Executive Officer	213.1	$2.0	69.7
Roger M. Prevot President and Chief Operating Officer	134.7	$1.7	55.8
John E. Hamilton Chief Financial Officer	90.7	$1.3	43.7
Ashok Sudan Executive Vice President and General Manger, Global Food and Beverage	57.0	$0.7	15.6
G. Robinson Beeson Senior Vice President and General Manager, North America Automotive and South America	50.4	$0.9	32.6

        The Company has estimated the value of the Options based on available financial information. There is no established trading market or market value for our Options, and therefore, these Options lack liquidity. We can give no assurance that the value utilized would be reflective of the actual market value in an established public trading market.

        The following table sets forth equity compensation plan information at December 31, 2004.

EQUITY COMPENSATION PLAN INFORMATION

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,239.6	$38,980	41.4
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	1,239.6	$38,980	41.4

Pension Plans

        In the year ended December 31, 2004, we participated in a noncontributory, defined benefit pension plan for salaried and hourly employees other than employees covered by collectively bargained plans. We also sponsored other noncontributory defined benefit plans under collective bargaining agreements. These plans covered substantially all of our U.S. employees. The defined benefit plan for salaried employees provides retirement benefits based on the final five years average compensation and years of service, while plans covering hourly employees provide benefits based on years of service. See note 14 of Holdings' Consolidated Financial Statements for the year ended December 31, 2004 for information regarding the pension plans for each of the three years in the period ended December 31, 2004.

        The following table shows estimated annual benefits upon retirement at age 65 under the defined benefit plan for salaried employees, based on the final five years average compensation and years of service, as specified therein:

PENSION PLAN TABLE

	Years of Service
Remuneration
	15	20	25	30	35
$125,000	$25,834	$34,445	$43,056	$51,668	$53,230
150,000	31,834	42,445	53,056	63,668	65,543
175,000	37,834	50,445	63,056	75,668	77,855
200,000	43,834	58,445	73,056	87,668	90,168
225,000	49,834	66,445	83,056	99,668	102,480
250,000	55,834	74,445	93,056	111,668	114,793
300,000	67,834	90,445	113,056	135,668	139,418
350,000	79,834	106,445	133,056	159,668	164,043
400,000	91,834	122,445	153,056	183,668	188,668
450,000	103,834	138,445	173,056	207,668	213,293
500,000	115,834	154,445	193,056	231,668	237,918

Note:
The amounts shown are based on 2004 covered compensation of $46,291 for an individual born in 1939. In addition, these figures do not reflect the salary limit of $205,000 and benefit limit under the plan's normal form of $165,000 in 2004.

        The compensation covered by the defined benefit plan for salaried employees is an amount equal to "Total Wages" (as defined therein). This amount includes the annual Salary and Bonus amounts shown in the Summary Compensation Table for the five Named Executive Officers who participated in the plan. The estimated credited years of service for the year ended December 31, 2004 for each of the five Named Executive Officers participating in the plan was as follows: Philip R. Yates, 33 years; Roger M. Prevot, 17 years; John E. Hamilton, 21 years; Ashok Sudan, 16 years; and G. Robinson Beeson, 16 years. Benefits under the plan are computed on the basis of straight-life annuity amounts. Amounts set forth in the above table are not subject to deduction for Social Security or other offset amounts.

Supplemental Income Plan

        Mr. Yates is the sole participant in the Graham Engineering Corporation Amended Supplemental Income Plan (the "SIP"). As part of the 1998 recapitalization, we assumed Graham Engineering's obligations under the SIP. The SIP provides that upon attaining age 65, Mr. Yates shall receive a fifteen-year annuity providing annual payments equal to 25% of his Final Salary (as defined therein). The SIP also provides that the annuity payments shall be increased annually by a 4% cost of living adjustment. The SIP permits Mr. Yates to retire at or after attaining age 55 without any reduction in the benefit, although that benefit would not begin until Mr. Yates attained age 65. In the event we terminate Mr. Yates' employment without "just cause," as defined in the SIP, then upon attaining age 65, he would receive the entire annuity. The SIP provides for similar benefits in the event of a termination of employment on account of death or disability.

401(k) Plan

        During 2004, we also participated in a defined contribution plan under Internal Revenue Code Section 401(k), which covered all of our U.S. employees except those represented by a collective bargaining unit. Our contributions were determined as a specified percentage of employee contributions, subject to certain maximum limitations. Our costs for the defined contribution plan for 2002, 2003, and 2004 were $1.2 million, $1.7 million and $2.1 million, respectively.

Employment Agreements

        On June 27, 2002, we entered into employment agreements with Messrs. Yates, Prevot, Hamilton, Beeson and Sudan. The term of each agreement is for one year but automatically extends for an additional year unless either party gives 90 days written notice prior to the end of the term. These contracts were automatically extended for another year on June 27, 2004. Under each agreement, the executive is entitled to a base salary and an annual bonus based on the achievement of performance criteria established by our board. In the event that an executive is terminated by us without cause (as defined in each agreement) (including our election not to renew the term so that the term ends prior to the fifth anniversary of the agreement) or the executive resigns with good reason (as defined in the agreement), the executive will be entitled (1) full vesting of all equity awards granted to the executive, (2) a pro rata bonus for the year of termination, (3) monthly payments for a period of 24 months (36 months with respect to Mr. Yates following a change of control (as defined in the agreement)) of the executive's base salary and average annual bonus, (4) continued health and dental benefits for a period of 24 months and (5) outplacement services for a period of 12 months. If we elect not to extend the term so that the term ends following the fifth anniversary of the agreement, upon executive's termination of employment, executive will be entitled to the same benefits described above except that the executive will only be entitled to continued monthly payments and health and dental benefits for a period of 12 months, rather than 24 months. During the term and for a period of 18 months following the term (12 months if the executive's employment is terminated due to our election not to renew the term so that the term ends following the fifth anniversary of the agreement which was extended to October 2009), each executive is subject to a covenant not to compete with us or solicit our clients or employees. Each executive has also covenanted to not to reveal our confidential information during the term of employment or thereafter and to assign to us any inventions created by the executive while employed by us. With respect to the employment agreements of Messrs. Yates, Prevot and Hamilton, if any payments by us to the executive would result in an excise tax under Section 280G of the Internal Revenue Code, the executive will be entitled to an additional payment so that the executive will receive an amount equal to the payments the executive would be entitled to receive without the imposition of the excise tax.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The summaries of agreements set forth below do not purport to be complete and are qualified in their entirety by reference to all the provisions of such agreements.

The Acquisition Documents

        On July 28, 2004, Graham entered into a definitive stock purchase agreement with OI Inc. providing for the acquisition by Graham of all of the issued and outstanding shares of capital stock of O-I Plastic for approximately $1.2 billion in cash. The Acquisition closed on October 7, 2004.

  Stock Purchase Agreement

        The stock purchase agreement related to the Acquisition provides for indemnification for losses relating to specified events, circumstances and matters. OI Inc. agreed to indemnify Graham for certain liabilities, including:

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  losses resulting from the breach of any representation or warranty of OI Inc. contained in the stock purchase agreement or the ancillary agreements (generally until October 7, 2007), subject to certain specified limitations;

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  losses arising from breaches of the covenants or conditions of OI Inc. contained in the stock purchase agreement;

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  losses resulting from certain specified environmental matters and liabilities;

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  losses resulting from two specified pending intellectual property litigations specified in the stock purchase agreement;

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  specified tax losses or liabilities, including, among others, those associated with O-I Plastic relating to specified tax amounts incurred on or prior to the Acquisition; and

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  losses asserted against Graham relating to any liability arising out of the assets, liabilities or operations of OI Inc. and its affiliates (other than O-I Plastic).

        OI Inc. has no obligation to indemnify Graham for any loss or damage relating to a breach of a representation or warranty unless the damages for any claim or series of related claims exceed $7.5 million (other than for losses relating to certain specified representations and warranties). Graham indemnification for breaches of representations and warranties (other than for losses arising from breaches of certain specified representations and warranties) is limited to $240 million.

        Graham agreed to indemnify OI Inc. for losses resulting from the breach of any of its representations or warranties in the stock purchase agreement or in the ancillary agreements and for losses or damages arising from breaches of any of its covenants or conditions in the stock purchase agreement. Graham obligation to indemnify OI Inc. is subject to the same deductible and cap that apply to OI Inc.'s obligation to indemnify Graham.

        OI Inc. agreed, subject to certain exceptions, not to, and to cause its controlled affiliates not to, compete with us in the food & beverage, automotive, household & chemical and personal care products sectors for a five-year period worldwide except in Asia, Australia, New Zealand and Africa, and except in connection with beer and other malt-based alcoholic products made with compression molded preforms.

        Graham agreed, subject to certain exceptions, not to, and to cause our subsidiaries not to, compete with OI Inc., for a three-year period in the United States, Canada and Mexico (except through our joint venture with Industrias Innopack, S.A. de C.V.), in the rigid plastic container or plastic closure business for certain specified health care products, blown plastic containers for use for printing inks and toners as used for printing applications, plastic closures, closure liners, fitments and dispensing systems, vials, tubes and canisters (but excluding blow molded tubes and canisters), except for functionally integrated bottle and closure packages.

  Ancillary Agreements

        In addition to the stock purchase agreement described above, in connection with the closing of the Acquisition on October 7, 2004, Graham entered into the following agreements with OI Inc. or its subsidiaries that govern certain relationships between and among the parties following the Acquisition.

  Transition Services Agreement

        Graham entered into a transition services agreement with Owens-Illinois General, Inc. ("O-I General") and OI Inc. pursuant to which, among other things, O-I General provides Graham with certain transition services, including information technology, accounting and management reporting, payroll administration, accounts receivable and accounts payable administration, treasury and cash management, purchasing support services, savings plan and benefits services and leased space. The initial term of the transition services agreement will continue until January 1, 2006, and Graham has the right to terminate any one or more transition services thereunder upon 30 days written notice. As consideration for the transition services, Graham paid to O-I General an initial aggregate fee of $1 for services to be provided until October 7, 2005 and will be required to pay O-I General additional monthly fees after October 7, 2005 upon actual use of the transition services, if any.

  Contract Manufacturing Agreements

        Graham entered into 10 contract manufacturing agreements with Owens-Illinois Closure, Inc. ("O-I Closure") and OI Inc. Pursuant to five of these agreements, Graham will, among other things, manufacture O-I Closure's requirements for plastic container products using OI Inc.'s molds and plastic molding machines located within the plants that Graham acquired as a result of the Acquisition for a limited period following October 7, 2004. Pursuant to the other five contract manufacturing agreements with O-I Closure and OI Inc., O-I Closure will, among other things, manufacture Graham's requirements for plastic container products using Graham's molds and plastic molding machines acquired as a result of the Acquisition located within the plants retained by O-I Closure for a limited period following October 7, 2004. The contract manufacturing agreements contemplate that each party will move its equipment located within the other party's plant to its own premises before the end of the term of each of the agreements.

        The initial terms under the contract manufacturing agreements will continue until either October 7, 2005 or April 7, 2006, with the exception of the contract manufacturing agreement pertaining to OI Inc.'s Treitler plant located in Washington, New Jersey that has an initial term until October 7, 2016. Four of the contract manufacturing agreements provide for automatic extension of the initial term for one-year periods after the applicable initial term unless either party provides prior notice of termination.

  Patent and Technology License Agreements

        Graham entered into two Patent and Technology License Agreements relating to the technology owned before October 7, 2004 by O-I Plastic, one in which O-I Plastic licenses certain rights to OI Inc. (the "O-I License") and the other in which OI Inc. licenses certain rights to O-I Plastic (the "Plastics License").

        Pursuant to the O-I License, O-I Plastic granted OI Inc. a worldwide, royalty-free, fully paid-up license under the plastic molding technology and the compression technology owned by (or licensed-in pursuant to certain agreements, if permitted thereunder, to) O-I Plastic as of October 7, 2004 (and, with respect to certain technology, to improvements thereupon after October 7, 2004) to make, have made, use, offer for sale, sell, distribute, import and export (i) certain health care products (the "Health Care Field") and (ii) (a) blown plastic containers for use for printing inks and toners as used for printing applications, and (b) plastic closures, closure liners, fitments and dispensing systems, vials, tubes and canisters (but excluding blow molded tubes and canisters) and components or assemblies of the foregoing (all of the foregoing (ii) collectively, the "Closure Field"). O-I Plastic also granted OI Inc. a worldwide royalty-free, fully paid-up license under compression technology owned by (or licensed-in pursuant to certain agreements, if permitted thereunder, to) O-I Plastic as of October 7, 2004, solely as such relate to preform compression molding, to make, use, offer for sale, sell, distribute, import and export plastic preforms and plastic containers for beer and other malt-based alcoholic products (the "Beer Field"). These licenses are exclusive and sublicenseable, except with regard to the license in the Beer Field and with regard to feminine hygiene products, in which case the licenses are coexclusive and neither O-I Plastic or OI Inc. may further license or sublicense such rights in such fields.

        Pursuant to the Plastics License, as of October 7, 2004, OI Inc. and certain of its affiliates granted to O-I Plastic a worldwide, royalty-free, fully paid-up license under certain plastic molding technology and certain compression technology owned by OI Inc. and certain of its affiliates as of October 7, 2004 to make, have made, use, offer for sale, sell, distribute, import and export products in all fields other than the Health Care Field and the Closure Field and to make feminine hygiene products in the Health Care Field. OI Inc. also granted to O-I Plastic a worldwide royalty-free, fully paid-up license under compression technology owned by OI Inc. and certain of its affiliates as of October 7, 2004, to make, use, offer for sale, sell, distribute, import and export plastic preforms and plastic containers in all fields other than the Health Care Field and the Closure Field. These licenses are exclusive even as to OI Inc. and sublicenseable, except in both cases with respect to the licenses in the Beer Field and with respect to feminine hygiene products, in which case the licenses are coexclusive and neither OI Inc. or O-I Plastic may further license or sublicense such rights in such fields.

        Both licenses shall continue in force until the expiration, abandonment or invalidation of the last item in the licensed rights granted therein, unless terminated pursuant to their respective terms.

Transactions with Graham Entities and Others

        Graham and Holdings have engaged in a number of transactions with the Graham Family Entities. The Graham Family Entities include Graham Capital Company, Graham Engineering, Graham Alternative Investment Partners I, Graham Packaging Corporation and York Transportation and Leasing, Inc.

        Graham and Graham Engineering entered into an equipment sales, services and license agreement in 1998, which provides that, with certain exceptions:

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  Graham Engineering will sell to us and our affiliates some of Graham Engineering's larger-sized proprietary extrusion blow molding wheel systems, or Graham Wheel Systems, at a price to be determined on the basis of a percentage mark-up of material, labor and overhead costs that is as favorable to us as the percentage mark-up historically offered by Graham Engineering to us and is as favorable as the mark-up on comparable equipment offered to other parties;

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  each party will provide consulting services to the other party at hourly rates ranging from $60 to $200 (adjusted annually for inflation); and

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  Graham Engineering will grant to us a nontransferable, nonexclusive, perpetual, royalty-free right and license to use certain technology.

        Subject to certain exceptions and conditions, including the condition that we purchase high output extrusion blow molding equipment, described in the equipment sales, services and license agreement, we and our affiliates will have the exclusive right to purchase, lease or otherwise acquire the applicable Graham Wheel Systems in North America and South America, the countries comprising the European Economic Community as of February 2, 1998 and any other country in or to which we have produced or shipped extrusion blow molded plastic containers representing sales in excess of $1.0 million in the most recent calendar year. The equipment sales, services and license agreement terminates on December 31, 2007, unless mutually extended by the parties. Since December 31, 1998, both parties have had the right to terminate the other party's right to receive consulting services. Effective January 21, 2000 we terminated Graham Engineering's rights to receive consulting services from us.

        Graham Engineering has supplied us with equipment. We paid Graham Engineering approximately $20.2 million, $9.3 million and $13.6 million for equipment for the years ended December 31, 2002, 2003 and 2004, respectively.

        On July 9, 2002, we and Graham Engineering executed a first amendment to our equipment sales, services and license agreement to, among other things, (i) limit our existing rights in exchange for a perpetual license in the event Graham Engineering proposes to sell its rotary extrusion blow molding equipment business or assets to certain of our significant competitors; (ii) clarify that our exclusivity rights under the equipment sales, services and license agreement do not apply to certain new generations of Graham Engineering equipment; (iii) provide Graham Engineering certain recourse in the event we decide to buy certain high output extrusion blow molding equipment from any supplier other than Graham Engineering; and (iv) obligate us, retroactive to January 1, 2002 and subject to certain credits and carry-forwards, to make payments for products and services to Graham Engineering in the amount of at least $12 million per calendar year, or else pay Graham Engineering a shortfall payment. We do not expect to be required to make a shortfall payment relative to our purchases for 2005.

        Subsequently, on January 13, 2004 the parties executed a second amendment to the equipment sales, services and license agreement. Such amendment removed restrictions originally placed upon us with respect to our use of Graham Engineering technology to manufacture containers at blow molding plants co-located with dairies or dairy-focused facilities.

        Graham Alternative Investment Partners I has supplied management services to us and Holdings since February 1998. We paid Graham Alternative Investment Partners I approximately $1.1 million, $1.0 million and $1.3 million for its services for the years ended December 31, 2002, 2003 and 2004, respectively, including the annual fee paid pursuant to the Holdings partnership agreement and monitoring agreement.

        Innopack, S.A., minority shareholder of Graham Innopack de Mexico S. de R.L. de C.V., has supplied us with goods and related services, for which we paid approximately $5.4 million, $2.6 million and $1.7 million for the years ended December 31, 2002, 2003 and 2004, respectively.

        On each of September 29, 2000 and March 29, 2001, the Graham Family Entities made an equity contribution of $7.5 million to Holdings.

Registration Rights Agreement

        Graham entered into a Registration Rights Agreement with Blackstone and the Graham Family Entities on February 2, 1998. Under the terms of the registration rights agreement, we agreed to provide Blackstone and the Graham Family Entities with registration rights for their shares of our common stock.

        Demand Registration.    Blackstone has an unlimited number of demand registration rights that may be exercised at any time after this offering and the Graham Family Entities have two demand registration rights that may be exercised at any time after this offering.

        Incidental Registration.    Until all of the securities subject to the registration rights agreement have been registered, if we propose to register any of our equity securities for public sale, we must, subject to specified exceptions, use reasonable efforts to also register any shares of our common stock held by Blackstone, the Graham Family Entities or a management investor, at that holder's request.

        Rule 144.    Under the registration rights agreement, we have agreed to use reasonable efforts to comply with the filing requirements of Rule 144(c)(1) to enable Blackstone and the Graham Family Entities to sell their shares without registration.

        Expenses and Indemnification.    We agreed to pay all expenses incurred in connection with the registration of shares under the registration rights agreement. We also agreed to indemnify all holders whose shares are registered from liability arising under the Securities Act.

Management Stockholders Agreement

        Blackstone, the Company and members of our management are party to a Management Stockholders' Agreement, dated as of February 3, 1998. Under the terms of that agreement, members of management acquired shares of BMP/Graham Holdings Corporation, a limited partner in Holdings, in connection with our 1998 recapitalization. Management investors have the same incidental registration rights as other holders under the registration rights agreement described above.

Other Transactions with Blackstone

        Under the terms of an amended and restated monitoring agreement entered into as of September 30, 2004 (the "Monitoring Agreement") among Blackstone, the Graham Family Entities, the Company and Holdings, Blackstone receives a monitoring fee of $3.0 million per annum, and the Graham Family Entities receive a monitoring fee of $1.0 million per annum. Both Blackstone and the Graham Family Entities will also be reimbursed for reasonable out-of-pocket expenses. We paid Blackstone approximately $1.1 million, $1.0 million and $1.6 million for the years ended December 31, 2002, 2003 and 2004, respectively. In the future, an affiliate or affiliates of Blackstone may receive customary fees for advisory and other services rendered to us. If those services are rendered in the future, the fees will be negotiated from time to time on an arm's length basis and will be based on the services performed and the prevailing fees then charged by third parties for comparable services. We paid Blackstone $24.3 million as a fee for services rendered to us in connection with the O-I Transactions.

        On each of September 29, 2000 and March 29, 2001, Blackstone made an equity contribution of $39.3 million to Holdings, bringing Blackstone's total equity investment in our company to $273.8 million.

Loans to Management

        At December 31, 2004, we had loans outstanding to certain management employees of $2.9 million, including loans to Philip R. Yates of $1.1 million, Roger M. Prevot of $0.6 million, John E. Hamilton of $0.2 million, G. Robinson Beeson of $0.3 million, Ashok Sudan of $0.1 million, Scott G. Booth of $0.3 million and other individuals totaling $0.3 million. These loans were made in connection with the capital call payments made on September 29, 2000 and March 29, 2001 pursuant to the capital call agreement dated as of August 13, 1998. The proceeds from the loans were used to buy stock in BMP/Graham Holdings Corp. to avoid any management ownership dilution at the time of the capital call payments. The loans mature on September 29, 2007 and March 29, 2008, respectively, and accrue interest at a rate of 6.22%. The loans are secured by a pledge of the stock purchased by the loans and by a security interest in any bonus due and payable to the respective borrowers on or after the maturity date of the loans.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Credit Facility

        The Company's senior credit facility is provided by a syndicate of banks and other financial institutions led by Deutsche Bank AG Cayman Islands Branch ("DBCI"), as administrative agent, Deutsche Bank Securities Inc. ("DBSI" and together with DBCI, "DB"), as joint lead arranger and joint book-runner and arranger, Citigroup Global Markets Inc., as syndication agent, joint lead arranger and joint book-runner and arranger and Goldman Sachs Credit Partners L.P., as documentation agent and joint book-runner and arranger.

        The senior credit facility provides financing of up to $2,050 million, consisting of:

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  a $250 million revolving credit facility with a maturity of six years;

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  a $1,450 million term loan B facility with a maturity of seven years; and

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  a $350 million term loan C facility with a maturity of seven and one-half years.

        In addition, upon the occurrence of certain events, we may request an increase to the revolving credit facility and/or the term loan B facility in an aggregate amount not to exceed $50 million, subject to receipt of commitments by the revolving credit lenders or term loan B lenders, as the case may be, or other financing institutions reasonably acceptable to the administrative agent. We and CapCo I are the borrowers under the term loan facilities and the revolving credit facility, and certain of our finance subsidiaries may be designated as additional borrowers from time to time. The revolving credit facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice, such same-day borrowings being referred to as the swingline loans.

Interest Rate and Fees

        The borrowings under the senior credit facility bear interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate determined by reference to the higher of (1) DB's base rate, (2) the three month certificate of deposit rate plus 1/2 of 1% and (3) the federal funds rate plus 1/2 of 1% or (b) a LIBOR rate determined by reference to the costs of funds for deposits in the currency of such borrowing for the interest period relevant to such borrowing adjusted for certain additional costs.

        The applicable margin for borrowings under the term loan C facility is 3.25% with respect to base rate borrowings and 4.25% with respect to LIBOR. The applicable margin for borrowings under the revolving credit facility and term loan B facility is 1.50% with respect to base rate borrowings and 2.50% with respect to LIBOR borrowings. The applicable margin for the revolving credit facility borrowings will be determined based upon our total leverage ratio (as defined in the senior credit facility).

        In addition to paying interest on outstanding principal under the senior credit facility, we are required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder at a rate equal to 0.50% per annum. We also pay a fee on all outstanding letters of credit at a rate per annum equal to the applicable margin then in effect with respect to LIBOR loans under the revolving credit facility on the face amount of each such letter of credit, a customary fronting fee and other customary letter of credit fees.

Prepayments

        The senior credit facility requires us to prepay outstanding loans, subject to certain exceptions, with:

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  50% (which percentage we expect will be reduced to 0% for any fiscal year for which our total leverage ratio is less than 3.5x) of our excess cash flow;

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  100% of the net cash proceeds in excess of $10 million per annum from all asset sales or other dispositions of property by Holdings and its subsidiaries, subject to a cap of $30 million and certain exceptions and reinvestment rights;

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  100% of the net cash proceeds of issuances of debt obligations of Holdings and its subsidiaries subject to certain exceptions;

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  50% of the net cash proceeds of issuances of our equity or the equity of Holdings (which percentage will be reduced to 0% for so long as our total leverage ratio is less than 3.5x), subject to certain exceptions.

        We may voluntarily repay outstanding loans under the senior credit facility or voluntarily reduce unutilized portions of the revolving credit facility at any time, without premium (other than in the case of the term loan C facility which shall provide for a premium in the case of both voluntary and mandatory pre-payments of 2% in year one and 1% in year two) or penalty, other than customary "breakage" costs with respect to LIBOR loans.

THE EXCHANGE OFFER

General

        The Issuers hereby offer, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal (which together constitute the exchange offer), to exchange up to $250,000,000 aggregate principal amount of our 8 1/2% Senior Notes due 2012 and up to $375,000,000 aggregate principal amount of our 9 7/8% Senior Subordinated Notes due 2014, which we refer to in this prospectus as the old notes, for a like aggregate principal amount of our 8 1/2% Senior Notes due 2012 and a like aggregate principal amount of our 9 7/8% Senior Subordinated Notes due 2014, which we refer to in this prospectus as the new notes, properly tendered on or prior to the expiration date and not withdrawn as permitted pursuant to the procedures described below. The exchange offer is being made with respect to all of the old notes.

        As of the date of this prospectus, $625.0 million aggregate principal amount of the old notes is outstanding, $250.0 million aggregate principal amount of the 8 1/2% Senior Notes due 2012 and $375.0 million aggregate principal amount of the 9 7/8% Senior Subordinated Notes due 2014. This prospectus, together with the letter of transmittal, is first being sent on or about                        , 2005, to all holders of old notes known to us. Our obligation to accept old notes for exchange pursuant to the exchange offer is subject to certain conditions set forth under "Certain Conditions to the Exchange Offer" below. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect of the Exchange Offer

        We have entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed, under some circumstances, to file a registration statement relating to an offer to exchange the old notes for new notes. We also agree to use our reasonable best efforts to cause the exchange offer registration statement to become effective under the Securities Act as promptly as practicable, but in no event later than 270 days after the closing date and keep the exchange offer registration statement effective for not less than 30 business days. The new notes will have terms substantially identical to the old notes, except that the new notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the agreement. The old notes were issued on October 7, 2004.

        Under certain circumstances set forth in the registration rights agreement, we will use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the old notes and keep the statement, effective until the earlier of (i) two years after the closing date and (ii) such time as all of the applicable notes have been sold thereunder.

        If we fail to comply with certain obligations under the registration rights agreement, we will be required to pay additional interest to holders of the old notes.

        Each holder of old notes that wishes to exchange old notes for transferable new notes in the exchange offer will be required to make the following representations:

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  any new notes will be acquired in the ordinary course of its business;

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  the holder will have no arrangements or understanding with any person to participate in the distribution of the old notes or the new notes within the meaning of the Securities Act;

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  the holder is not an "affiliate" of ours as defined in Rule 405 of the Securities Act;

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  if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the new notes; and

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  if the holder is a broker-dealer, that it will receive new notes for its own account in exchange for old notes that were acquired as a result of market making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution."

Resale of Exchange Notes

        Based on interpretations of the SEC staff set forth in no action letters issued to unrelated third parties, we believe that new notes issued under the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by any New Note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

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  the holder is not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;

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  the new notes are acquired in the ordinary course of the holder's business; and

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  the holder does not intend to participate in the distribution of the new notes.

        Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the new notes:

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  cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation or similar interpretive letters; and

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  must comply with the registrations and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

        This prospectus may be used for an offer to resell, for the resale or for other retransfer of new notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the old notes as a result of market making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of new notes.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of old notes surrendered under the exchange offer. Old notes may be tendered only in integral multiples of $1,000.

        The form and terms of the new notes will be substantially identical to the form and terms of the old notes except the new notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional amounts upon our failure to fulfill our obligations under the registration rights agreement to file, and cause to be effective, a registration statement. The new notes will evidence the same debt as the old notes. The new notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the old notes.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

        As of the date of this prospectus, $625.0 million aggregate principal amount of the old notes are outstanding. This prospectus and a letter of transmittal are being sent to all registered holders of old notes.

        There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

        We intend to conduct the exchange offer in accordance with the provisions of the exchange offer and registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Old notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits the holders have under the indenture relating to the old notes, except for any rights under the exchange offer and registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

        We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us and delivering new notes to the holders. Under the terms of the exchange offer and registration rights agreement, we reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption "—Certain conditions to the Exchange Offer."

        Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled "—Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions; Amendments

        The exchange offer will expire at 5:00 p.m., New York City time on                        , 2005, unless in our sole discretion we extend it.

        In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

        We reserve the right, in our sole discretion:

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  to extend the exchange offer or to terminate the exchange offer and to refuse to accept old notes not previously accepted if any of the conditions set forth below under "—Certain Conditions to the Exchange Offer" have not been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent;

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  under the terms of the exchange offer and registration rights agreement, to amend the terms of the exchange offer in any manner; or

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  to delay accepting for exchange any old notes in the event we amend or extend the exchange offer.

        Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of old notes. If we amend the exchange offer in a manner that we determine constitutes a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holder of old notes of the amendment.

        Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a release to a financial news service by 9 a.m. Eastern time on the next business day after the scheduled expiration date of the exchange offer and meeting the requirements of Rule 14e-1(d) of the Exchange Act.

Certain Conditions to the Exchange Offer

        Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any new notes for, any old notes, and we may terminate the exchange offer as provided in this prospectus before accepting any old notes for exchange if in our reasonable judgment:

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  the new notes to be received will not be tradable by the holder without restriction under the Securities Act, the Securities Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the Unites States;

  •
  the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC; or

  •
  any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

        In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us:

  •
  the representations described under "—Purpose and Effect of the Exchange Offer," "—Procedures for Tendering" and "Plan of Distribution;" and

  •
  such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to it an appropriate form for registration of the new notes under the Securities Act.

        We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any old notes by giving oral or written notice of the extension to their holders. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange upon the expiration of the exchange offer. We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

        We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, nonacceptance or termination to the holders of the old notes as promptly as practicable.

        These conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of this right. Each right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer. All conditions to the exchange offer, other than those conditions subject to government approvals, will be satisfied or waived prior to the expiration of the exchange offer.

        In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any old notes, if at the time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act.

Procedures for Tendering

        Only a holder of old notes may tender the old notes in the exchange offer. To tender in the exchange offer, a holder must:

  •
  complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

  •
  comply with DTC's Automated Tender Offer Program procedures described below.

        In addition, either:

  •
  the exchange agent must receive the old notes along with the accompanying letter of transmittal; or

  •
  the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of the old notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        To be tendered effectively, the exchange agent must receive any physical delivery of a letter of transmittal and other required documents at the address set forth below under "—Exchange Agent" prior to the expiration date.

        The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

        The method of delivery of old notes, the letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send the letter of transmittal or old notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

        Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owners behalf. If the beneficial owner wished to tender on its own behalf, it must, prior to completing and executing the accompanying letter of transmittal and delivering its old notes either:

  •
  make appropriate arrangements to register ownership of the old notes in such owner's name; or

  •
  obtain a properly completed bond power from the registered holder of the old notes.

        The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

        Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless the old notes are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the accompanying letter of transmittal; or

  •
  for the account of an eligible institution.

        If the accompanying letter of transmittal is signed by a person other than the registered holder of any old notes listed on the old notes, the old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the old notes and an eligible institution must guarantee the signature on the bond power.

        If the accompanying letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the accompanying letter of transmittal.

        The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing an signing the accompanying letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the old notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

  •
  DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering old notes that are the subject of the book-entry confirmation;

  •
  the participant has received and agrees to be bound by the terms of the accompanying letter of transmittal, or, in the case of an agent's message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

  •
  the agreement may be enforced against that participant.

        We will determine in our sole discretion all outstanding questions as to the validity, form, eligibility, including time or receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects or irregularities as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the accompanying letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we will determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent, nor any other person will incur any liability for failure to give the notification. Tenders of old notes will not be deemed made until any defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to their holder without cost to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

        In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

  •
  old notes or a timely book-entry confirmation of the old notes into the exchange agent's account at DTC; and

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

        By signing the accompanying letter of transmittal or authorizing the transmission of the agent's message, each tendering holder of old notes will represent or be deemed o have represented to us that, among other things:

  •
  any new notes that the holder receives will be acquired in the ordinary course of its business;

  •
  the holder has no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

  •
  if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the new notes;

  •
  if the holder is a broker-dealer that will receive new notes for its own account in exchange for old notes that were acquired as a result of market making activities or other trading activities, that it will deliver a prospectus, as required by law, in connection with any resale of any new notes. See "Plan of Distribution;" and

  •
  the holder is not an "affiliate" of ours as defined in Rule 405 of the Securities Act, or, if the holder is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

Book-Entry Transfer

        The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Holders of old notes who are unable to deliver confirmation of the book-entry tender of their old notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their old notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

        Holders wishing to tender their old notes but whose old notes are not immediately available or who cannot deliver their old notes, the accompanying letter of transmittal or any other available required documents to the exchange agent or comply with the applicable procedures under DTC's Automated Tender Offer Program prior to the expiration date may tender if:

  •
  the tender is made through an eligible institution;

  •
  prior to the expiration date, the exchange agent receives from the eligible institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message and notice of guaranteed delivery:

  •
  setting forth the name and address of the holder, the registered number(s) of the old notes and the principal amount of old notes tendered;

  •
  stating that the tender is being made thereby; and

  •
  guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the accompanying letter of transmittal, or facsimile thereof, together with the old notes or a book-entry confirmation, and any other documents required by the accompanying letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and executed letter of transmittal, or facsimile thereof, as well as all tendered old notes in proper form for transfer or a book-entry confirmation, and all other documents required by the accompanying letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

        Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, holders of old notes may withdraw their tenders at any time prior to the expiration date.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice of withdrawal, which notice may be by telegram, telex, facsimile transmission or letter of withdrawal at one of the addresses set forth below under "—Exchange Agent," or

  •
  holders must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the old notes to be withdrawn;

  •
  identify the old notes to be withdrawn, including the principal amount of the old notes; and

  •
  where certificates for old notes have been transmitted, specify the name in which the old notes were registered, if different from that of the withdrawing holder.

        If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit:

  •
  the serial numbers of the particular certificates to be withdrawn; and

  •
  a signed notice of withdrawal with signatures guaranteed by an eligible institution unless the holder is an eligible institution.

        If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of that facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of the notices, and our determination will be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder, or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, the old notes will be credited to an account maintained with DTC for old notes, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn, old notes may be retendered by following one of the procedures described under "—Procedures for Tendering" above at any time on or prior to the expiration date.

Exchange Agent

        The Bank of New York has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or for the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent as follows:

By Registered or Certified Mail:	By Facsimile:	By Hand or Overnight:
The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street—7E New York, New York 10286 Attn: William Buckley	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street New York, New York 10286 212-298-1915 Attn: William Buckley	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street—7E New York, New York 10286 Attn: William Buckley

CONFIRM RECEIPT OF FACSIMILE
BY TELEPHONE 212-815-5788

        DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitations by telephone or in person by our officers and regular employees and those of our affiliates.

        We have not retained any dealer manager in connection with the exchange offer and will not make any payments to broker-dealers or other soliciting acceptance of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

        Under the terms of the registration rights agreement affiliates of the initial purchasers of the old notes will reimburse us for any such expenses we incur in connection with the exchange offer.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  certificates representing old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered;

  •
  tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

        If satisfactory evidence of payment of the taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed to that tendering holder.

        Holders who tender their old notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

        Under the terms of the registration rights agreement affiliates of the initial purchasers of the old notes will reimburse us for any transfer taxes we pay.

Consequences of Failure to Exchange

        Holders of old notes who do not exchange their old notes for new notes under the exchange offer will remain subject to the restrictions on transfer of the old notes:

  •
  as set forth in the legend printed on the old notes as a consequence of the issuance of the old notes under the exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

  •
  otherwise as set forth in the offering memorandum distributed in connection with the private offering of the old notes.

        In general, you may not offer or sell the old notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act. Based on interpretations of the SEC staff, new notes issued under the exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any holder that is our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the new notes in the ordinary course of the holders' business and the holders have no arrangement or understanding with respect to the distribution of the new notes to be acquired in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the new notes:

  •
  cannot rely on the applicable interpretations of the SEC; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transactions.

Accounting Treatment

        We will record the new notes in our accounting records at the same carrying value as the old notes, which is the aggregate principal amount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. We will record the expenses of the exchange offer as incurred.

Other

        Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your legal, financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. However, we have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

DESCRIPTION OF THE NOTES

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions." In this description, "Company" refers only to Graham Packaging Company, L.P., and not to any of its subsidiaries. In this description, references to the "Issuers" refer only to Graham Packaging Company, L.P. and GPC Capital Corp. I, and not to any of their respective subsidiaries or their parent company.

        The Issuers co-issued the Senior Notes offered hereby under an indenture dated October 7, 2004 (the "Senior Notes Indenture") among themselves, the Guarantors and The Bank of New York, as trustee (the "Senior Notes Trustee").

        The Issuers co-issued the Senior Subordinated Notes offered hereby under an indenture dated October 7, 2004 (the "Senior Subordinated Notes Indenture" and, together with the Senior Notes Indenture, the "Indentures") among themselves, the Guarantors and The Bank of New York, as trustee (the "Senior Subordinated Notes Trustee" and, together with the Senior Note Trustee, the "Trustees").

        The terms of each series of the Notes include those stated in the applicable Indenture and those made part of such Indenture by reference to the Trust Indenture Act of 1939. Any reference to "Notes" or a "series" of Notes in this Description of the Notes refers to the Senior Notes or the Senior Subordinated Notes, as applicable.

        The following description is a summary of the material provisions of the Indentures and the Registration Rights Agreements. It does not restate those agreements in their entirety. We urge you to read the Indentures and the Registration Rights Agreements because they, and not this description, define your rights as holders of the Notes. Copies of the Indentures and the Registration Rights Agreements are available as set forth under "Available Information." Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the Indentures. The registered holder of any Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indentures.

Brief Description of the Notes

  The Senior Notes

        The Senior Notes:

  •
  are general unsecured obligations of the Issuers;

  •
  will be guaranteed by the Parent Guarantor and by certain subsidiaries of the Company as described below;

  •
  are pari passu in right of payment with all existing and future Senior Debt of the Issuers;

  •
  will be effectively subordinated to all secured debt of the Issuers and the Guarantors and structurally subordinated to the debt of any non-guarantor subsidiaries of the Company; and

  •
  are senior in right of payment to any subordinated Indebtedness of the Issuers.

  The Senior Subordinated Notes

        The Senior Subordinated Notes:

  •
  are general unsecured obligations of the Issuers;

  •
  will be guaranteed by the Parent Guarantor and by certain subsidiaries of the Company as described below;

  •
  are subordinated in right of payment to all existing and future Senior Debt of the Issuers;

  •
  are pari passu in right of payment with any senior subordinated Indebtedness of the Issuers; and

  •
  will be effectively subordinated to all secured debt of the Issuers and the Guarantors and structurally subordinated to the debt of any non-guarantor subsidiaries of the Company.

        As of March 31, 2005, the Company had outstanding total senior debt of approximately $2,139.5 million, of which $1,887.5 million was secured. As of March 31, 2005, an additional $167.9 million was available for borrowing under the Credit Agreements, all of which would be secured if borrowed. As indicated above and as discussed in more detail below under the caption "—Subordination," payments on the Senior Subordinated Notes are subordinated to the payment of Senior Debt. The Indentures permit the Issuers to incur additional Senior Debt, including secured debt. Certain of the Company's subsidiaries guarantee (on a subordinated basis in the case of Guarantees of the Senior Subordinated Notes) the Issuers' obligations under the Notes.

Principal, Maturity and Interest

  The Senior Notes

        In this offering, the Issuers will issue $250 million aggregate principal amount of Senior Notes. The Senior Notes Indenture governing the Senior Notes provides for the issuance of additional Senior Notes having identical terms and conditions to the Senior Notes (the "Additional Senior Notes"), subject to compliance with the covenants contained in the Senior Notes Indenture. Any Additional Senior Notes will be part of the same issue as the Senior Notes offered hereby and will vote on all matters with the Senior Notes offered in this offering. The Senior Notes will mature on October 15, 2012.

        The Senior Notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

        Interest on the Senior Notes offered hereby will accrue at the rate of 8 1/2% per annum. Interest will be payable semi-annually in arrears on April 15 and October 15, commencing on April 15, 2005. The Issuers will make each interest payment to the holders of record of the Senior Notes on the immediately preceding April 1 and October 1.

        Interest on the Senior Notes will accrue from October 7, 2004 or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

  The Senior Subordinated Notes

        In this offering, the Issuers will issue $375 million aggregate principal amount of Senior Subordinated Notes. The Senior Subordinated Notes Indenture governing the Senior Subordinated Notes provides for the issuance of additional Senior Subordinated Notes having identical terms and conditions to the Senior Subordinated Notes (the "Additional Senior Subordinated Notes"), subject to compliance with the covenants contained in the Senior Subordinated Notes Indenture. Any Additional Senior Subordinated Notes will be part of the same issue as the Senior Subordinated Notes offered hereby and will vote on all matters with the Senior Subordinated Notes offered in this offering. The Senior Subordinated Notes will mature on October 15, 2014.

        The Senior Subordinated Notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

        Interest on the Senior Subordinated Notes offered hereby will accrue at the rate of 9 7/8% per annum. Interest will be payable semi-annually in arrears on April 15 and October 15, commencing on April 15, 2005. The Issuers will make each interest payment to the holders of record of the Senior Subordinated Notes on the immediately preceding April 1 and October 1.

        Interest on the Senior Subordinated Notes will accrue from October 7, 2004 or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a holder has given wire transfer instructions to the Company, the Issuers will pay all principal, interest and premium and Liquidated Damages (as defined under "—Registration Rights"), if any, on that holder's Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

        Each Trustee will initially act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the holders, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange Notes in accordance with the applicable Indenture. The applicable registrar and the applicable Trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note of the applicable series for a period of 15 days before a selection of Notes of such series to be redeemed.

Subordination of the Senior Subordinated Notes

        The payment of principal, interest and premium and Liquidated Damages, if any, on the Senior Subordinated Notes will be subordinated to the prior payment in full of all Senior Debt of the Issuers, including Senior Debt incurred after the date of the Senior Subordinated Indenture. Payments by the Issuers of principal, interest, premium, Liquidated Damages, if any, and other amounts on the Senior Subordinated Notes are referred to herein as "Subordinated Note Payments."

        The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is an allowed or allowable claim under applicable law) before the holders of Senior Subordinated Notes will be entitled to receive any Subordinated Note Payments (other than Permitted Junior Securities) with respect to the Senior Subordinated Notes, in the event of any distribution to creditors of the Issuers:

  (1)
  in a liquidation or dissolution of an Issuer;

  (2)
  in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to an Issuer or its property;

  (3)
  in an assignment for the benefit of creditors; or

  (4)
  in any marshaling of an Issuer's assets and liabilities.

        The Issuers also may not make any Subordinated Note Payments in respect of the Senior Subordinated Notes if:

  (1)
  a payment default on any Senior Debt occurs and is continuing; or

  (2)
  any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Senior Subordinated Notes Trustee receives a notice of such default (a "Payment Blockage Notice") from the holders of any Designated Senior Debt or their Representatives.

        Subordinated Note Payments may and will be resumed:

  (1)
  in the case of a payment default, upon the date on which such default is cured or waived; and

  (2)
  in the case of a nonpayment default, upon the earliest of (i) the date on which such nonpayment default is cured or waived (so long as no other event of default exists), (ii) 179 days after the date on which the applicable Payment Blockage Notice is received or (iii) the date on which Trustee receives notice from a Representative for the respective issue of Designated Senior Debt rescinding such Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated.

        No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice.

        No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Senior Subordinated Notes Trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of delivery of such initial Payment Blockage Notice that in either case would give rise to a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

        If the Senior Subordinated Notes Trustee or any holder of the Senior Subordinated Notes receives a Subordinated Note Payment when the payment is prohibited by these subordination provisions such Subordinated Note Payment will be deemed to be held in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the Senior Subordinated Notes Trustee or the holder, as the case may be, will deliver the Subordinated Note Payment in trust to the holders of Senior Debt or their proper Representative.

        The Company shall promptly notify holders of Senior Debt if payment of the Senior Subordinated Notes is accelerated because of an Event of Default, provided that the failure to give such notice shall have no effect whatsoever on the subordination provisions described herein.

        As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Issuers, holders of Senior Subordinated Notes may recover less ratably against the Issuers than creditors of the Issuers who are holders of Senior Debt. See "Risk Factors—Risks Related to this Offering—Your rights as holders of the senior subordinated notes and guarantees thereof to receive payments will be contractually subordinated to those of holders of our senior indebtedness."

The Issuers' Structure

        The Company is a wholly owned operating subsidiary of Holdings, which we sometimes refer to in this section as the "Parent Guarantor," and CapCo I is a subsidiary corporation of the Company with no material operations of its own and only limited assets. The Parent Guarantor will not be subject to any of the restrictive covenants described in this offering circular or in the Indentures governing the Notes.

Guarantees

  General

        The obligations of the Issuers pursuant to each series of Notes, including any repurchase obligation resulting from a Change of Control, will be unconditionally guaranteed, jointly and severally, on an unsecured (and subordinated in the case of the Guarantees of the Senior Subordinated Notes) basis, by the Parent Guarantor and each Wholly Owned Restricted Subsidiary (other than a Foreign Subsidiary) of the Company that guarantees the Company's obligations under a Credit Agreement (a "Senior Obligation Guarantor"). Notwithstanding the foregoing, if at any time any Restricted Subsidiary (other than a Foreign Subsidiary) that is a Senior Obligation Guarantor but is not, pursuant to the immediately preceding sentence, required to be a Guarantor (a "Non-Wholly Owned Senior Obligation Guarantor") constitutes, either alone or together with all other Non-Wholly Owned Senior Obligation Guarantors at such time (considered for this purpose as a single subsidiary and determined on a combined or consolidated basis, as applicable), a Significant Subsidiary of the Company, then the Company shall within 20 days cause one or more Non-Wholly Owned Senior Obligation Guarantors to become Guarantors in accordance with the provisions of this section such that, after giving effect to all such additional Guarantors, no Non-Wholly Owned Senior Obligation Guarantor that is not a Guarantor, either alone or together with all other Non-Wholly Owned Senior Obligation Guarantors that are not Guarantors at such time (considered for this purpose as a single subsidiary and determined as provided above), shall constitute a Significant Subsidiary of the Company.

        Each Guarantee of each series of Notes will be limited to the maximum amount (after giving effect to all guarantees by it of Senior Debt) that would not render the Guarantors' obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor's obligation under its Guarantee of each series of Notes could be significantly less than amounts payable with respect to the applicable series of Notes, or a Guarantor may have effectively no obligation under its Guarantee of each series of Notes. See "Risk Factors—Risks Related To This Offering—The guarantees of the notes by subsidiary guarantors may not be enforceable."

        Each Guarantee of the Senior Subordinated Notes by any Guarantor shall be expressly subordinated to all Senior Debt of such Guarantor on substantially the same terms described above under the heading "Subordination of the Senior Subordinated Notes."

        Upon the guarantee by any Restricted Subsidiary of the obligations of the Company under a Credit Agreement that is, pursuant to the first paragraph of this section, required thereby to provide a Guarantee of each series of Notes, the Company will cause each such Restricted Subsidiary (other than a Securitization Subsidiary) to execute a Guarantee of each series of Notes or Guarantee Supplements, satisfactory in form and substance to each Trustee (and with such documentation relating thereto as each Trustee may require, including, without limitation, opinions of counsel as to the enforceability of such guarantee), pursuant to which such Restricted Subsidiary will become a Guarantor of each series of Notes; provided, however, that each Guarantee of the Senior Subordinated Notes shall be subordinated to the Senior Debt of such Guarantor pursuant to subordination provisions substantially as contained in the Senior Subordinated Notes Indenture.

  Release

        A Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under its Guarantee of each series of Notes if:

  (a)
  in the case of Guarantor that is a Restricted Subsidiary, (i) all its assets or Capital Stock is sold or transferred, in each case in a transaction in compliance with the covenant described under "—Repurchase at the Option of Holders—Asset Sales," (ii) the Guarantor merges with or into, or consolidates with or amalgamates with, or transfers all or substantially all its assets to, another Person in compliance with the covenant described under "Certain Covenants—Merger, Consolidation or Sale of Assets," or (iii) such Guarantor is designated an Unrestricted Subsidiary in accordance with the terms of the applicable Indenture;

  (b)
  such Guarantor has delivered to the applicable Trustee a certificate of a Responsible Officer and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with; and

  (c)
  such Guarantor is released from its guarantee (if any) of the Credit Agreements.

Optional Redemption

  The Senior Notes

        At any time on or prior to October 15, 2007, the Issuers may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Senior Notes issued under the Senior Notes Indenture at a redemption price of 108.5% of the principal amount of the Senior Notes, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, in each case, with the net cash proceeds of one or more Equity Offerings; provided that:

  (1)
  at least 60% of the aggregate principal amount of Senior Notes issued under the Senior Notes Indenture remains outstanding immediately after the occurrence of such redemption (excluding Senior Notes held by the Company and its Subsidiaries); and

  (2)
  the redemption occurs within 120 days of the date of the closing of such Equity Offering.

        The Senior Notes may be redeemed, in whole or in part, at any time prior to October 15, 2008, at the option of the Issuers upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount of the Senior Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        On or after October 15, 2008, the Issuers may redeem all or a part of the Senior Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Senior Notes to be redeemed, if any, to the applicable redemption date, if redeemed during the twelve month period beginning on October 15 of the years indicated below:

Year	Percentage
2008	104.250%
2009	102.125%
2010 and thereafter	100.000%

        The Issuers may acquire Senior Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Senior Notes Indenture.

  The Senior Subordinated Notes

        At any time on or prior to October 15, 2007, the Issuers may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Senior Subordinated Notes issued under the Senior Subordinated Notes Indenture at a redemption price of 109.875% of the principal amount of the Senior Subordinated Notes, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, in each case, with the net cash proceeds of one or more Equity Offerings; provided that:

  (1)
  at least 60% of the aggregate principal amount of Senior Subordinated Notes issued under the Senior Subordinated Notes Indenture remains outstanding immediately after the occurrence of such redemption (excluding Senior Subordinated Notes held by the Company and its Subsidiaries); and

  (2)
  the redemption occurs within 120 days of the date of the closing of such Equity Offering.

        The Senior Subordinated Notes may be redeemed, in whole or in part, at any time prior to October 15, 2009, at the option of the Issuers upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount of the Senior Subordinated Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        On or after October 15, 2009, the Issuers may redeem all or a part of the Senior Subordinated Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Senior Subordinated Notes to be redeemed, if any, to the applicable redemption date, if redeemed during the twelve month period beginning on October 15 of the years indicated below:

Year	Percentage
2009	104.938%
2010	103.292%
2011	101.646%
2012 and thereafter	100.000%

        The Issuers may acquire Senior Subordinated Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Senior Subordinated Notes Indenture.

Mandatory Redemption

        The Company is not required to make mandatory redemption or sinking fund payments with respect to either series of Notes.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, each holder of the applicable series of Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of such Notes pursuant to a Change of Control Offer on the terms set forth in the applicable Indenture. In the Change of Control Offer, the Issuers will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount the applicable series of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on such Notes repurchased, to the date of purchase. Within 30 days following any Change of Control, the Issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the applicable series of Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the applicable Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the applicable series of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the applicable Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the applicable Indenture by virtue of such conflict.

        On the Change of Control Payment Date, the Issuers will, to the extent lawful:

  (1)
  accept for payment all Notes of the applicable series or portions of Notes of the applicable series properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the applicable paying agent an amount equal to the Change of Control Payment in respect of all Notes of the applicable series or portions of Notes of the applicable series properly tendered; and

  (3)
  deliver or cause to be delivered to the applicable Trustee the Notes of the applicable series properly accepted together with an officers' certificate stating the aggregate principal amount of Notes of the applicable series or portions of Notes of the applicable series being purchased by the Issuers.

        The applicable paying agent will promptly mail to each holder of the applicable series of Notes properly tendered the Change of Control Payment for such Notes, and the applicable Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note of the applicable series equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof.

        Prior to complying with any of the provisions of this "Change of Control" covenant under the Senior Subordinated Notes Indenture governing the Senior Subordinated Notes, but in any event within 90 days following a Change of Control, to the extent required to permit the Issuers to comply with this covenant, the Issuers will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The Issuers shall first comply with the covenant in the immediately preceding paragraph before they shall be required to either repurchase Senior Subordinated Notes or send the notice pursuant to the provisions described above. The Issuers' failure to comply with the covenant described in the immediately preceding paragraph and any failure to send the notice referred to in the fourth preceding paragraph as a result of the prohibition in the preceding paragraph may (with notice and lapse of time) constitute an Event of Default described in clause (3), but shall not constitute an Event of Default described in clause (1) under "Events of Default" below.

        The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the applicable Indenture are applicable. Except as described above with respect to a Change of Control, the Indentures contain no provisions that permit the holders of the applicable series of Notes to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

        The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the applicable Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of the applicable series of Notes to require the Issuers to repurchase the Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

  (2)
  at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

        The amount of (i) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the applicable series of Notes) that are assumed by the transferee of any such assets and for which the Company and all Restricted Subsidiaries have been validly released by all creditors in writing, (ii) any securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the receipt thereof and (iii) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Company), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of (x) $100.0 million and (y) 3.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received without giving effect to subsequent changes in value) shall be deemed to be cash for purposes of clause (2) above and for no other purpose.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply those Net Proceeds at its option to:

  (1)
  permanently reduce Obligations under (x) (in the case of the Senior Subordinated Notes Indenture, only) Senior Debt of an Issuer or a Guarantor or (y) Indebtedness that ranks pari passu with the applicable series of Notes or a Guarantee (provided that if the Company or a Guarantor shall so reduce Obligations under such Indebtedness, the Issuers will equally and ratably reduce Obligations under the applicable series of Notes by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders of the applicable series of Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, the pro rata principal amount of the applicable series of Notes) or Indebtedness of a Restricted Subsidiary that is not a Guarantor, in each case other than Indebtedness owed to the

    Company or an Affiliate of the Company (provided that in the case of any reduction of any revolving obligations, the Company or such Restricted Subsidiary shall effect a corresponding reduction of commitments with respect thereto);

  (2)
  make an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) capital expenditures or (C) other assets, in each of (A), (B) and (C), used or useful in a Permitted Business; and/or

  (3)
  make an investment in or expenditures for (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and it results in the Company or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) properties or (C) assets that, in each of (A), (B) and (C), replace the businesses, properties and assets that are the subject of such Asset Sale;

provided that the 365-day period provided above to apply any portion of Net Proceeds in accordance with clause (2) or (3) above shall be extended by an additional 180 days if by not later than the 365th day after receipt of such Net Proceeds the Company or a Restricted Subsidiary, as applicable, has entered into a bona fide binding commitment with a Person other than an Affiliate of the Company to make an investment of the type referred to in either such clause in the amount of such Net Proceeds.

        When the aggregate amount of Net Proceeds not applied or invested in accordance with the preceding paragraph ("Excess Proceeds") exceeds $20.0 million, the Issuers will make an Asset Sale Offer to all holders of the applicable series of Notes to purchase on a pro rata basis the maximum principal amount of such Notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash.

        Pending the final application of any Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the applicable Indenture.

        If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the applicable Indenture. If the aggregate principal amount of the applicable series of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the applicable Trustee will select the applicable series of Notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of the applicable series of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the applicable Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the applicable Indenture by virtue of such conflict.

Selection and Notice

        If less than all the Notes of the applicable series under the applicable Indenture are to be redeemed at any time, the applicable Trustee will select such Notes for redemption as follows:

  (1)
  if such Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Notes are listed; or

  (2)
  if such Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the applicable Trustee deems fair and appropriate.

        No Notes of less than $1,000 can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the applicable series of Notes or a satisfaction and discharge of the applicable Indenture. Notices of redemption may not be conditional.

        If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note of the applicable series in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of Notes of the applicable series upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants

        Each Indenture will contain covenants, including the covenants described below:

  Restricted Payments

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (a)
  declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or (B) dividends or distributions by a Restricted Subsidiary to the Company or any other Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

  (b)
  purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent corporation of the Company, including in connection with any merger or consolidation involving the Company;

  (c)
  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, scheduled sinking fund payment or scheduled maturity, any Indebtedness subordinated or junior in right of payment to the applicable series of Notes (other than (x) Indebtedness permitted under clauses (2), (6) and (7) of the definition of "Permitted Debt" or (y) the purchase, repurchase or other acquisition of Indebtedness subordinated or junior in right of payment to the applicable series of Notes, as the case may be, purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

  (d)
  make any Restricted Investment (all such payments and other actions set forth in these clauses (a) through (d) being collectively referred to as "Restricted Payments"),

        unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

  (2)
  the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (8), (9), (10), (11), (12), (14) and (15) of the next succeeding paragraph), is less than the sum, without duplication, of

  (a)
  50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture, to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

  (b)
  100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities received by the Company since immediately after the date of the applicable Indenture from the issue or sale of (x) Equity Interests of the Company (including Retired Capital Stock (as defined below)) (other than (i) Excluded Contributions, (ii) Designated Preferred Stock, (iii) cash proceeds and marketable securities received from the sale of Equity Interests to members of management, directors or consultants of the Company or any direct or indirect parent corporation of the Company and the Subsidiaries to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph and (iv) Refunding Capital Stock and, to the extent actually contributed to the Company, Equity Interests of the Company's direct or indirect parent entities) and (y) debt securities of the Company that have been converted into such Equity Interests of the Company (other than Refunding Capital Stock or Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary or the Company, as the case may be, and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus

  (c)
  100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities contributed to the capital of the Company following the date of the applicable Indenture (other than (i) Excluded Contributions, (ii) the Cash Contribution Amount, (iii) contributions by a Restricted Subsidiary and (iv) Refunding Capital Stock), plus

    (d)
    100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities received by means of (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by the Company or its Restricted Subsidiaries or (B) the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (5) or (13) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary, in each case not to exceed in the aggregate amount treated as a Restricted Investment, plus

    (e)
    in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Board of Directors of the Company in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (5) or (13) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment).

        The preceding provisions will not prohibit:

  (1)
  the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the applicable Indenture;

  (2)
  (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any direct or indirect parent corporation ("Retired Capital Stock") or Indebtedness subordinated to the applicable series of Notes, as the case may be, in exchange for or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Company) of Equity Interests of the Company or contributions to the equity capital of the Company (in each case, other than Disqualified Stock) ("Refunding Capital Stock") and (B) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Company) of Refunding Capital Stock;

  (3)
  the redemption, repurchase or other acquisition or retirement of Indebtedness subordinated to the applicable series of Notes or a Guarantee thereof made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the borrower thereof, which is incurred in compliance with the covenant "—Incurrence of Indebtedness and Issuance of Preferred Stock" so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Indebtedness subordinated to the applicable series of Notes or a Guarantee thereof being so redeemed, repurchased, acquired or retired for value plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Indebtedness subordinated to the applicable series of Notes or a Guarantee thereof being so redeemed, repurchased, acquired or retired, (B) such new Indebtedness is subordinated to the applicable series of Notes or any such applicable

    Guarantee at least to the same extent as such Indebtedness subordinated to such Notes and/or Guarantee so purchased, exchanged, redeemed, repurchased, acquired or retired for value, (C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Indebtedness subordinated to such Notes or a Guarantee thereof being so redeemed, repurchased, acquired or retired and (D) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Indebtedness subordinated to such Notes or a Guarantee thereof being so redeemed, repurchased, acquired or retired;

  (4)
  a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Company or any of its direct or indirect parent entities held by any future, present or former employee, director or consultant of the Company, any of its Subsidiaries or (to the extent such person renders services to the businesses of the Company and its Subsidiaries) the Company's direct or indirect parent entities, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or arrangement; provided, however, that the aggregate amount of all such Restricted Payments made under this clause (4) does not exceed in any calendar year $10.0 million (with unused amounts in any calendar year being carried over to the next two succeeding calendar years); and provided, further, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests of the Company and, to the extent contributed to the Company, Equity Interests of any of its direct or indirect parent entities, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or (to the extent such person renders services to the businesses of the Company and its Subsidiaries) the Company's direct or indirect parent entities, that occurs after the date of the applicable Indenture plus (B) the amount of any cash bonuses otherwise payable by the Company or to its members of management, directors or consultants of the Company or any of its Subsidiaries or (to the extent such person renders services to the businesses of the Company and its Subsidiaries) the Company's direct or indirect parent entities, in connection with the Transactions that are foregone in return for the receipt of Equity Interests of the Company or any direct or indirect parent entity of the Company pursuant to a deferred compensation plan of such entity plus (C) the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries, or by any direct or indirect parent entity to the extent contributed to the Company, after the date of the applicable Indenture (provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (A), (B) and (C) above in any calendar year) less (D) the amount of any Restricted Payments previously made pursuant to clauses (A), (B) and (C) of this clause (4);

  (5)
  Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (5) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities, not to exceed $50.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

  (6)
  repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

  (7)
  the payment of dividends on the Company's common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity's common stock) following the first public offering of the Company's common stock or the common stock of any of its direct or indirect parent entities after the date of the applicable Indenture, of up to 6.0% per annum of the net proceeds received by or contributed to the Company in any public offering, other than public offerings with respect to the Company's or its parent's common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

  (8)
  Investments that are made with Excluded Contributions;

  (9)
  the declaration and payment of dividends to, or the making of loans to, the Parent Guarantor in amounts required for it to pay:

  (A)
  (i) overhead, tax liabilities of the Parent Guarantor (including any distribution necessary to allow the Parent Guarantor to make a Tax Distribution in accordance with clause (B) below), legal, accounting and other professional fees and expenses, (ii) fees and expenses related to any equity offering, investment or acquisition permitted hereunder (whether or not successful) and (iii) other fees and expenses in connection with the maintenance of its existence and its ownership of the Company; and

  (B)
  (i) with respect to each tax year (or portion thereof) that the Parent Guarantor qualifies as a Flow Through Entity, a distribution by the Parent Guarantor to the holders of the Equity Interests of the Parent Guarantor of an amount equal to the product of (x) the amount of aggregate net taxable income allocated by the Parent Guarantor to the direct or indirect holders of the Equity Interests of the Parent Guarantor for such period and (y) the Presumed Tax Rate for such period and (ii) with respect to any tax year (or portion thereof) that the Parent Guarantor does not qualify as a Flow Through Entity, the payment of dividends or other distributions to any direct or indirect holders of Equity Interests of the Parent Guarantor in amounts required for such holder to pay federal, state or local income taxes (as the case may be) imposed directly on such holder to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries; provided, however, that in each case the amount of such payments in respect of any tax year does not exceed the amount that the Company and its Restricted Subsidiaries would have been required to pay in respect of federal, state or local taxes (as the case may be) in respect of such year if the Parent Guarantor and its Subsidiaries paid such taxes directly as a stand alone taxpayer (or stand alone group);

  (10)
  Distributions or payments of Securitization Fees;

  (11)
  cash dividends or other distributions on the Company's or any Restricted Subsidiary's Capital Stock used to, or the making of loans, the proceeds of which will be used to, fund the payment of fees and expenses incurred in connection with the Transactions or owed to Affiliates, in each case to the extent permitted by the covenant described under "—Transactions with Affiliates";

  (12)
  declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" to the extent such dividends are included in the definition of Fixed Charges;

  (13)
  other Restricted Payments in an aggregate amount not to exceed $50.0 million;

  (14)
  the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued after the date of the applicable Indenture and the declaration and payment of dividends to any direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock of any direct or indirect parent company of the Company issued after the date of the applicable Indenture; provided, however, that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance on the first day of such period (and the payment of dividends or distributions) on a pro forma basis, the Company would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

  (15)
  the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary of the Company by, Unrestricted Subsidiaries; and

  (16)
  the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions "Repurchase at the Option of Holders—Change of Control" and "Repurchase at the Option of Holders—Asset Sales;" provided that all Notes of the applicable series duly tendered by holders of the Notes of the applicable series in connection with the related Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (B) thereof), (5), (7), (11), (13), (14), (15) and (16) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined in good faith by the Board of Directors of the Company.

        The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of Unrestricted Subsidiary. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding investments by the Company and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the second paragraph of the definition of Investments. Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time under this covenant or the definition of Permitted Investments and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants described in this offering circular or in the Indentures governing the Notes.

  Incurrence of Indebtedness and Issuance of Preferred Stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and any Restricted Subsidiary may issue Preferred Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following (collectively, "Permitted Debt"):

  (1)
  Indebtedness under the Credit Agreements together with the incurrence of the guarantees thereunder and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $2,200 million outstanding at any one time less the amount of all mandatory principal payments of term loans and permanent reductions in the revolving credit portion of the Credit Agreements actually made by the borrower thereunder with Net Proceeds from Asset Sales;

  (2)
  Existing Indebtedness (other than Indebtedness described in clause (1));

  (3)
  Indebtedness (including Capitalized Lease Obligations) incurred or issued by the Company or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (3), does not exceed 7.5% of Total Assets;

  (4)
  Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation claims;

  (5)
  Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet (other than by application of FIN 45 as a result of an amendment to an obligation in existence on the Issue Date) of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and any Restricted Subsidiaries in connection with such disposition;

  (6)
  Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof and (B) if the Company or any Guarantor is the obligor on such

    Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of the Company with respect to the applicable series of Notes or of such Guarantor with respect to its applicable Guarantee;

  (7)
  shares of Preferred Stock of a Restricted Subsidiary issued to the Company or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock;

  (8)
  Hedging Obligations of the Company or any Restricted Subsidiary (excluding Hedging Obligations entered into for speculative purposes);

  (9)
  obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees provided by the Company or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business or consistent with past practice;

  (10)
  Indebtedness of the Company or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness and Preferred Stock then outstanding and incurred pursuant to this clause (10), does not at any one time outstanding exceed $150.0 million (it being understood that any Indebtedness or Preferred Stock incurred pursuant to this clause (10) shall cease to be deemed incurred or outstanding for purposes of this clause (10) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness or Preferred Stock under the first paragraph of this covenant without reliance on this clause (10));

  (11)
  any guarantee by the Company or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture;

  (12)
  the incurrence by the Company or any Restricted Subsidiary of Indebtedness or Preferred Stock that serves to refund or refinance any Indebtedness incurred as permitted under the first paragraph of this covenant and clause (2) above, this clause (12) and clause (13) below or any Indebtedness issued to so refund or refinance such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced, (B) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated to or pari passu with the applicable series of Notes or a Guarantee thereof, such Refinancing Indebtedness is subordinated to or pari passu with the applicable series of Notes or a Guarantee thereof at least to the same extent as the Indebtedness being refinanced or refunded, (C) shall not include (x) Indebtedness or Preferred Stock of a Subsidiary that is not a Guarantor that refinances Indebtedness or Preferred Stock of the Company or a Guarantor or (y) Indebtedness or Preferred Stock of the Company or a Restricted Subsidiary that refinances Indebtedness or Preferred Stock of an Unrestricted Subsidiary, (D) shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the

    Indebtedness being refunded or refinanced and (E) shall not have a stated maturity date prior to the Stated Maturity of the Indebtedness being refunded or refinanced; and (in the case of the Senior Subordinated Notes Indenture only) provided, further, that subclauses (A) and (E) of this clause (12) will not apply to any refunding or refinancing of any Senior Debt;

  (13)
  Indebtedness or Preferred Stock of Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the applicable Indenture; provided that such Indebtedness or Preferred Stock is not incurred in connection with or in contemplation of such acquisition or merger; and provided, further, that after giving effect to such acquisition or merger, either (A) the Company or such Restricted Subsidiary would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant or (B) the Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition;

  (14)
  Indebtedness arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness, other than credit or purchase cards, is extinguished within five business days of its incurrence;

  (15)
  Indebtedness of the Company or any Restricted Subsidiary of the Company supported by a letter of credit issued pursuant to a Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit;

  (16)
  Contribution Indebtedness;

  (17)
  Indebtedness consisting of the financing of insurance premiums;

  (18)
  (a) if the Company could incur $1.00 of additional Indebtedness pursuant to the first paragraph hereof after giving effect to such borrowing, Indebtedness of Foreign Subsidiaries not otherwise permitted hereunder or (b) if the Company could not incur $1.00 of additional Indebtedness pursuant to the first paragraph hereof after giving effect to such borrowing, Indebtedness of Foreign Subsidiaries of the Issuer incurred for working capital purposes, provided, however, that the aggregate principal amount of Indebtedness incurred under this clause (18) which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (18), does not exceed $75.0 million;

  (19)
  Indebtedness incurred on behalf of or representing Guarantees of Indebtedness of joint ventures not in excess of $25.0 million at any time outstanding;

  (20)
  Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse to the Company or any Restricted Subsidiary of the Company other than a Securitization Subsidiary (except for Standard Securitization Undertakings); and

  (21)
  all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (1) through (18) above.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (21) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify and later reclassify such item of Indebtedness in any manner that complies with this covenant, and such item of Indebtedness will be treated as having been incurred pursuant to only one of such categories. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. Indebtedness under the Credit Agreements outstanding on the date on which Notes of the applicable series are first issued and authenticated under the applicable Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

  Limitation on Layering (Senior Subordinated Notes Only)

        The Senior Subordinated Notes Indenture governing the Senior Subordinated Notes will provide that the Company will not, and will not permit any Restricted Subsidiary that is a Guarantor to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) contractually subordinated or contractually junior in right of payment to any Senior Debt (including Acquired Debt) (it being understood and agreed that the lien priorities and other agreements in the intercreditor agreement entered into on the Issue Date with respect to the Credit Agreements then in effect (or any similar such agreement entered into in the future) does not give rise to subordination in right of payment as such term is used above) of the Company or such Restricted Subsidiary, as the case may be, unless such Indebtedness is either

  (1)
  pari passu in right of payment with the Senior Subordinated Notes or such Guarantor's Guarantee (as applicable) thereof; or

  (2)
  subordinate in right of payment to the Senior Subordinated Notes or such Guarantor's Guarantee (as applicable) thereof.

        Indebtedness that is unsecured or secured by a junior lien shall not be deemed to be subordinate or junior to secured indebtedness merely because it is unsecured or secured by a junior lien.

  Liens (Senior Notes Only)

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Indebtedness on any asset or property of the Company or any Restricted Subsidiary that is a Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

  (3)
  in the case of Liens securing Indebtedness subordinated to the Senior Notes or any such Guarantee, the Senior Notes and any such applicable Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

  (4)
  in all other cases, the Senior Notes or the applicable Guarantee or Guarantees are equally and ratably secured,

        except that the foregoing shall not apply to:

  (i)
  Liens securing the Senior Notes and the related Guarantees; and

  (ii)
  Permitted Liens.

  Liens (Senior Subordinated Notes Only)

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Indebtedness on any asset or property of the Company or any Restricted Subsidiary that is a Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

  (1)
  in the case of Liens securing Indebtedness subordinated to the Senior Subordinated Notes or any such Guarantee, the Senior Subordinated Notes and any such applicable Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

  (2)
  in all other cases, the Senior Subordinated Notes or the applicable Guarantee or Guarantees are equally and ratably secured,

        except that the foregoing shall not apply to:

  (i)
  Liens securing the Senior Subordinated Notes and the related Guarantees, Liens securing Senior Debt of the Company or any Guarantor and any related guarantees of such Senior Debt; and

  (ii)
  Permitted Liens.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to the Company or any of its Restricted Subsidiaries; or

  (3)
  sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  contractual encumbrances or restrictions (x) in effect on the date of the applicable Indenture, including, without limitation, pursuant to the Senior Notes Indenture, the Senior Subordinated Notes Indenture, Existing Indebtedness or the Credit Agreements and related documentation or (y) entered into thereafter so long as not materially more restrictive than those described in the preceding clause (x);

  (2)
  purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above in the first paragraph of this covenant on the property so acquired;

  (3)
  applicable law or any applicable rule, regulation or order;

  (4)
  any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

  (5)
  contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

  (6)
  secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under the captions "—Incurrence of Indebtedness and Issuance of Preferred Stock" and "—Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness;

  (7)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (8)
  other Indebtedness of Restricted Subsidiaries (i) that are Guarantors which Indebtedness is permitted to be incurred pursuant to an agreement entered into subsequent to the date of the applicable Indenture in accordance with the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock" or (ii) that are Foreign Subsidiaries which Indebtedness is incurred subsequent to the date of the applicable Indenture pursuant to clauses (3), (10) or (18) of the second paragraph of the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (9)
  customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

  (10)
  customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

  (11)
  customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

  (12)
  customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

  (13)
  any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of the first paragraph above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) and (4) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

  (14)
  any encumbrance or restriction of a Securitization Subsidiary effected in connection with a Qualified Securitization Financing; provided, however, that such restrictions apply only to such Securitization Subsidiary; or

  (15)
  any encumbrances and restrictions that are no more restrictive, in the aggregate, than those in effect of the date of the applicable indenture.

  Merger, Consolidation or Sale of Assets

  Consolidation, Merger or Sale of Assets of the Company

        The Company may not, directly or indirectly: (1) consolidate or merge with or into or wind up into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

  (1)
  either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a partnership, limited liability company or corporation organized or existing under the laws of the jurisdiction of organization of the Company or the United States, any state of the United States, the District of Columbia or any territory thereof (the Company or such Person, as the case may be, hereinafter referred to as the "Successor Company");

  (2)
  the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under the applicable series of Notes, the applicable Indenture and the applicable registration rights agreement pursuant to agreements reasonably satisfactory to the applicable Trustee;

  (3)
  immediately after such transaction no Default or Event of Default exists;

  (4)
  after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (A) the Successor Company (if other than the Company), would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under "—Incurrence of Indebtedness and Issuance of Preferred Stock" determined on a pro forma basis (including pro forma application of the net proceeds therefrom), as if such transaction had occurred at the beginning of such four-quarter period, or (B) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

  (5)
  each Guarantor, unless it is the other party to the transactions described above, in which case clause (2) shall apply, shall have confirmed in writing that its Guarantee shall apply to such Person's obligations under the applicable series of Notes, the applicable Indenture and the applicable registration rights agreement; and

  (6)
  the Company shall have delivered to the applicable Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with the applicable Indenture.

        The Successor Company will succeed to, and be substituted for, the Company under the applicable Indenture and the applicable series Notes. Notwithstanding the foregoing clauses (3) and (4), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to another Restricted Subsidiary and (b) the Company may merge with an Affiliate incorporated solely for the purpose of incorporating or reincorporating the Company in a (or another) state of the United States, so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

  Consolidation, Merger or Sale of Assets by a Guarantor

        Subject to the provisions described under "—Guarantees—Release," no Guarantor (other than the Parent Guarantor) shall consolidate or merge with or into or wind up into (whether or not such

Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person, unless:

  (1)
  such Guarantor is the surviving person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a partnership, limited liability company or corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Guarantor");

  (2)
  the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the applicable Indenture pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the applicable Trustee;

  (3)
  immediately after such transaction no Default or Event of Default exists; and

  (4)
  the Company shall have delivered to the applicable Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with the applicable Indenture.

        The Successor Guarantor will succeed to, and be substituted for, such Guarantor under the applicable Indenture and the applicable registration rights agreement. Notwithstanding the foregoing, (1) a Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another state of the United States, the District of Columbia or any territory thereof, so long as the amount of Indebtedness of the Guarantor is not increased thereby, and (2) any Guarantor may merge into or transfer all or part of its properties and assets to the Company or another Guarantor. Notwithstanding anything to the contrary herein, except as expressly permitted under the applicable Indenture no Guarantor shall be permitted to consolidate with, merge into or transfer all or part of its properties and assets to the Parent Guarantor.

  Transactions with Affiliates

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction") involving aggregate consideration in excess of $5.0 million, unless:

  (1)
  the Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm's length basis; and

  (2)
  the Company delivers to the applicable Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members, if any, of the Board of Directors.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  transactions between or among the Company and/or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction;

  (2)
  Restricted Payments and Permitted Investments (other than pursuant to clause (13) thereof) permitted by the applicable Indenture;

  (3)
  the payment to Sponsors or any other Permitted Holder of annual management, consulting, monitoring and advisory fees in an aggregate amount in any fiscal year not in excess of $5.0 million, plus reasonable out-of-pocket costs and expenses in connection therewith and unpaid amounts accrued for prior periods (but after the date of the applicable Indenture), and the execution of any management or monitoring agreement subject to the same limitations;

  (4)
  the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Company, any Restricted Subsidiary or (to the extent such person renders services to the businesses of the Company and its Subsidiaries) any of the Company's direct or indirect parent entities;

  (5)
  payments by the Company or any Restricted Subsidiary to the Sponsors and any of their Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of the Company in good faith;

  (6)
  transactions in which the Company or any Restricted Subsidiary delivers to the applicable Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view;

  (7)
  payments or loans (or cancellations of loans) to employees or consultants of the Company, any Restricted Subsidiary or (to the extent such person renders services to the businesses of the Company and its Subsidiaries) any of the Company's direct or indirect parent entities, which are approved by a majority of the Board of Directors of the Company in good faith and which are otherwise permitted under the Indenture;

  (8)
  payments made or performance under any agreement as in effect on the date of the applicable Indenture (including, without limitation, each of the agreements entered into in connection with the Transactions) or any amendment thereto (so long as any such amendment is not less advantageous to the holders of the Notes of the applicable series in any material respect than the original agreement as in effect on the date of the applicable Indenture);

  (9)
  the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, the Recapitalization Agreement (including any registration rights agreement or purchase agreements related thereto to which it is party and any similar agreement that it may enter into thereafter); provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under any future amendment to the Recapitalization Agreement or under any similar agreement shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to holders of Notes of the applicable series in any material respect;

  (10)
  the Transactions and the payment of all fees and expenses related to the Transactions, including any fees to the Sponsors;

  (11)
  transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the applicable Indenture that are fair to the Company or the Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

  (12)
  if otherwise permitted hereunder, the issuance of Equity Interests (other than Disqualified Stock) of the Parent Guarantor to any Permitted Holder or of the Company to the Parent Guarantor or to any Permitted Holder;

  (13)
  any transaction effected as part of a Qualified Securitization Financing;

  (14)
  any employment agreements entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business;

  (15)
  transactions with joint ventures for the purchase or sale of materials, equipment and services entered into in the ordinary course of business and in a manner consistent with past practice; and

  (16)
  any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company.

Business Activities

        The Company will not, and will not permit any Restricted Subsidiary (other than a Securitization Subsidiary) to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

  Payments for Consent

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes of the applicable series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the applicable Indenture or the applicable series of Notes unless such consideration is offered to be paid and is paid to all holders of such Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

        Whether or not required by the SEC, so long as any Notes are outstanding, the Company will furnish to the holders of Notes, within 45 days after the end of each of the first three fiscal quarters of each fiscal year, or (in the case of annual financial information) within 90 days after the end of each fiscal year all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants.

        In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to above with the SEC for public availability within the time periods specified above (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes of the applicable series remain outstanding, it will furnish to the holders of such Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        So long as the Parent Guarantor is a Guarantor (there being no obligation of the Parent Guarantor to do so), holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Company (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and furnished to holders of the Notes of the applicable series pursuant to this covenant may, at the option of the Company, be filed by and be those of the Parent Guarantor rather than the Company.

Events of Default and Remedies

        Under each Indenture, an Event of Default is defined as any of the following:

  (1)
  the Issuers default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes of the applicable series issued under the applicable Indenture, whether or not prohibited (in the case of the Senior Subordinated Notes Indenture) by the subordination provisions of the Senior Subordinated Notes Indenture;

  (2)
  the Issuers default in the payment when due of interest or Liquidated Damages, if any, on or with respect to the Notes of the applicable series issued under the applicable Indenture and such default continues for a period of 30 days, and, whether or not prohibited (in the case of the Senior Subordinated Notes Indenture) by the subordination provisions of the Senior Subordinated Notes Indenture;

  (3)
  an Issuer or a Guarantor defaults in the performance of, or breaches any covenant, warranty or other agreement contained in the applicable Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (1) or (2) above) and such default or breach continues for a period of 60 days after the notice specified below;

  (4)
  the Company or a Restricted Subsidiary defaults under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or the payment of which is guaranteed by the Company or any Restricted Subsidiary (other than Indebtedness owed to the Company or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the date of the applicable Indenture, if (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $35.0 million or more at any one time outstanding;

  (5)
  certain events of bankruptcy affecting the Company or any Significant Subsidiary;

  (6)
  the Company or any Significant Subsidiary fails to pay final judgments (other than any judgments covered by insurance policies issued by reputable and creditworthy insurance companies) aggregating in excess of $35.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or

  (7)
  any Guarantee of a Significant Subsidiary fails to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor denies or disaffirms its obligations under its Guarantee and such Default continues for 10 days.

        If an Event of Default (other than an Event of Default specified in clause (5) above with respect to the Company) shall occur and be continuing, the applicable Trustee or the holders of at least 25% in principal amount of outstanding Notes of the applicable series under the applicable Indenture may declare the principal of and accrued interest on such Notes to be due and payable by notice in writing to the Company and the applicable Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall (i) become immediately due and payable or (ii) in the case of the Senior Subordinated Notes Indenture, if there are any amounts outstanding under a Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under a Credit Agreement or five business days after the receipt by the Company and the Representative under a Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. Notwithstanding the foregoing, if an Event of Default specified in clause (5) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes of the applicable series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Notes of the applicable series.

        Each Indenture will provide that, at any time after a declaration of acceleration with respect to the Notes of the applicable series issued under the applicable Indenture as described in the preceding paragraph, the holders of a majority in principal amount of the outstanding Notes of the applicable series issued under the applicable Indenture may rescind and cancel such declaration and its consequences:

  (1)
  if the rescission would not conflict with any judgment or decree;

  (2)
  if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

  (3)
  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

  (4)
  if the Company has paid the applicable Trustee its reasonable compensation and reimbursed the applicable Trustee for its expenses, disbursements and advances; and

  (5)
  in the event of the cure or waiver of an Event of Default of the type described in clause (5) of the description above of Events of Default, the applicable Trustee shall have received an Officers' Certificate and an opinion of counsel that such Event of Default has been cured or waived.

        No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        The holders of a majority in principal amount of the Notes of the applicable series issued under the applicable Indenture may waive any existing Default or Event of Default under the applicable Indenture, and its consequences, except a default in the payment of the principal of or interest on such Notes.

        In the event of any Event of Default specified in clause (4) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the applicable Trustee or the holders of the Notes of the applicable series, if within 20 days after such Event of Default arose the Company delivers an Officers' Certificate to the applicable Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes of the applicable series as described above be annulled, waived or rescinded upon the happening of any such events.

        Holders of the Notes of the applicable series may not enforce the applicable Indenture or such Notes except as provided in such Indenture and under the Trust Indenture Act of 1939, as amended. Subject to the provisions of the applicable Indenture relating to the duties of the applicable Trustee, such Trustee is under no obligation to exercise any of its rights or powers under the applicable Indenture at the request, order or direction of any of the holders of the Notes of the applicable series, unless such holders have offered to such Trustee reasonable indemnity. Subject to all provisions of the applicable Indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding Notes of the applicable series issued under such Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee or exercising any trust or power conferred on such Trustee.

        The Company is required to deliver to each Trustee annually a statement regarding compliance with the applicable Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to each Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Issuers or any direct or indirect parent entity, as such, will have any liability for any obligations of the Issuers under the Notes of the applicable series, the applicable Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes of the applicable series by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes of the applicable series. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding Notes of the applicable series issued under the applicable Indenture ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding Notes of the applicable series issued thereunder to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below;

  (2)
  the Issuers' obligations with respect to the Notes of the applicable series issued thereunder concerning issuing temporary Notes of the applicable series, registration of such Notes, mutilated, destroyed, lost or stolen Notes of the applicable series and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the applicable Trustee, and the Issuers' obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the applicable Indenture.

        In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers released with respect to certain covenants that are described in the applicable Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes of the applicable series issued thereunder. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events of the Company but not its Restricted

Subsidiaries) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes of the applicable series issued thereunder.

        In order to exercise either Legal Defeasance or Covenant Defeasance under the applicable Indenture:

  (1)
  the Issuers must irrevocably deposit with the applicable Trustee, in trust, for the benefit of the holders of the Notes of the applicable series issued thereunder, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes of the applicable series issued thereunder on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes of the applicable series are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Issuers have delivered to the applicable Trustee an opinion of counsel reasonably acceptable to the applicable Trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the applicable Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the respective outstanding Notes of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuers have delivered to the applicable Trustee an opinion of counsel reasonably acceptable to the applicable Trustee confirming that the holders of the respective outstanding Notes of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith) or insofar as Events of Default (other than Events of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith) resulting from the borrowing of funds or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument, including without limitation, the Credit Agreements (other than the applicable Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

  (6)
  the Issuers must deliver to the applicable Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of Notes of the applicable series over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

  (7)
  the Issuers must deliver to the applicable Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

  Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, each Indenture or the Notes of the applicable series issued thereunder may be amended or supplemented with the consent of the holders of at least a majority in principal amount of such Notes then outstanding issued under the applicable Indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes of the applicable series), and any existing default or compliance with any provision of such Indenture or such Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes of the applicable series issued under the applicable Indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes).

        Without the consent of each holder affected, an amendment or waiver of the applicable Indenture may not (with respect to any Notes of the applicable series held by a non-consenting holder):

  (1)
  reduce the principal amount of Notes of the applicable series issued thereunder whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any such Note or alter the provisions with respect to the redemption of such Notes issued thereunder (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest on any Note issued thereunder;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on such Notes issued thereunder (except a rescission of acceleration of the Notes issued thereunder by the holders of at least a majority in aggregate principal amount of such Notes issued thereunder and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any such Note payable in money other than that stated in such Notes;

  (6)
  make any change in the provisions of such Indenture relating to waivers of past Defaults or the rights of holders of such Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on such Notes issued thereunder;

  (7)
  waive a redemption payment with respect to any such Note issued thereunder (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

  (8)
  modify the subsidiary Guarantees in any manner adverse to the holders of such Notes;

  (9)
  modify or change any provision of the applicable Indenture or the related definitions affecting ranking, or, in the case of the Senior Subordinated Notes, the subordination of the Senior Subordinated Notes in a manner that materially adversely affect the holders; or

  (10)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of Notes of the applicable series, the Company and the applicable Trustee may amend or supplement the applicable Indenture or the Notes of the applicable series issued thereunder:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated Notes of the applicable series in addition to or in place of certificated Notes of the applicable series;

  (3)
  to provide for the assumption of the Company's obligations to holders of Notes of the applicable series in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of Notes of the applicable series or that does not adversely affect the legal rights under the applicable Indenture of any such holder;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the applicable Indenture under the Trust Indenture Act; or

  (6)
  to add a Guarantee of such Notes.

        Notwithstanding anything to the contrary contained above, no amendment of, or supplement or waiver to, the Senior Subordinated Notes Indenture shall adversely affect the rights of the holders of any Senior Debt under the subordination provisions of such Indenture (including any defined terms as used therein) without the consent of each holder of Senior Debt (or such lesser percentage of holders of Senior Debt as may be provided for in the instruments governing such Senior Debt in order to consent to such amendment, supplement or waiver) affected thereby.

  Satisfaction and Discharge

        Each Indenture will be discharged and will cease to be of further effect as to all Notes of the applicable series issued thereunder, when:

  (1)
  either:

  (a)
  all such Notes that have been authenticated, except lost, stolen or destroyed Notes of such series that have been replaced or paid and such Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the applicable Trustee for cancellation; or

  (b)
  all such Notes that have not been delivered to the applicable Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable by reason of the mailing of a notice of redemption or otherwise within one year and the Issuers have irrevocably deposited or caused to be deposited with the applicable Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such Notes not delivered to the applicable Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

  (2)
  the Issuers have paid or caused to be paid all sums payable by them under the applicable Indenture; and

  (3)
  the Issuers have delivered irrevocable instructions to the applicable Trustee under the applicable Indenture to apply the deposited money toward the payment of the Notes of such series issued thereunder at maturity or the redemption date, as the case may be.

        In addition, the Company must deliver an Officers' Certificate and an opinion of counsel to the applicable Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustees

        If a Trustee becomes a creditor of an Issuer, the applicable Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. Each Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The holders of a majority in principal amount of the then outstanding Notes of the applicable series issued under the applicable Indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the applicable Trustee, subject to certain exceptions. Each Indenture provides that in case an Event of Default occurs and is continuing, the applicable Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request of any holder of Notes of the applicable series, unless such holder has offered to such Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Indentures, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Registration Rights

        The Company and the Guarantors entered into Registration Rights Agreements with respect to the old notes with the Initial Purchasers on October 7, 2004. In those agreements, the Company and the Guarantors agreed for the benefit of the holders of the old notes to use their reasonable best efforts to file with the SEC and cause to become effective registration statements relating to an offer to exchange (the "Exchange Offer") the old notes of the applicable series offered hereby for a series of SEC-registered notes with terms identical to such old notes being exchanged (except that the new notes will not be subject to restrictions on transfer or to Liquidated Damages as described below). The new notes will be guaranteed by the Guarantors of the old notes of the applicable series as of the date of issuance of the new notes.

        When the SEC declares the exchange offer registration statement effective, the Company will offer the new notes of the applicable series in return for the Notes of the applicable series. The Exchange Offer will remain open for at least 20 business days after the date the Company mails notice of the Exchange Offer to noteholders. For each Old Note surrendered under the Exchange Offer, the noteholder will receive a New Note of the applicable series of equal principal amount. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the old notes of the applicable series or, if no interest has been paid on such old notes, from the date of initial issuance.

        If applicable interpretations of the staff of the SEC do not permit the Company and the Guarantors to effect the Exchange Offer, they will use their reasonable best efforts to cause to become effective a shelf registration statement (the "Shelf Registration Statement") relating to resales of the old notes and to keep that shelf registration statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act, or such shorter period that will terminate when all old notes covered by the Shelf Registration Statement have been sold. The Company and the guarantors will, in the event of such a shelf registration, provide to each noteholder copies of a prospectus, notify each noteholder when the Shelf Registration Statement has become effective and take certain other actions to permit resales of the old notes. A noteholder that sells old notes under the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the applicable Registration Rights Agreement that are applicable to such a noteholder (including certain indemnification obligations).

        If the Exchange Offer is not completed (or, if required, the Shelf Registration Statement is not declared effective) on or before the date that is 300 days after the date of the applicable Indenture, the annual interest rate borne by the Notes of the applicable series will be increased by an amount ("Liquidated Damages") equal to 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum) until the Exchange Offer is completed or the Shelf Registration Statement is declared effective.

        If the Company effects the Exchange Offer, it will be entitled to close the Exchange Offer 20 business days after commencement of the Exchange Offer, provided that the Company has accepted all old notes validly surrendered in accordance with the terms of the Exchange Offer. Old notes not tendered in the Exchange Offer will bear interest at the applicable rate set forth on the cover page of this prospectus and be subject to all the terms and conditions specified in the applicable Indenture, including transfer restrictions.

        This summary of the provisions of the Registration Rights Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreements, copies of which are available from the Company upon request.

Consent to Jurisdiction and Service of Process

        Each Issuer will irrevocably and unconditionally: (1) submit itself and its property in any legal action or proceeding relating to each Indenture to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the Courts of the State of New York, sitting in the Borough of Manhattan, The City of New York, the courts of the United States of America for the Southern District of New York, appellate courts from any thereof and courts of its own corporate domicile, with respect to actions brought against it as defendant; (2) consent that any such action or proceeding may be brought in such courts and waive any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (3) appoint CT Corporation System, currently having an office at 111 Eighth Avenue, New York, New York 10011, as its agent to receive on its behalf service of all process in any such action or proceeding, such service being hereby acknowledged by the Issuers to be effective and binding in every respect.

Certain Definitions

        Set forth below are certain defined terms used in the Indentures. Reference is made to the Indentures for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person; and

  (2)
  Indebtedness secured by an existing Lien encumbering any asset acquired by such specified Person;

but excluding in any event Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means with respect to any Note of the applicable series offered hereby on the applicable Redemption Date, the greater of:

  (1)
  1.0% of the then outstanding principal amount of such Note; and

  (2)
  the excess of:

  (a)
  the present value at such redemption date of (i) the redemption price of the Senior Notes or the Senior Subordinated Notes, as the case may be, at October 15, 2008 or October 15, 2009, respectively (such redemption prices being set forth in the tables appearing above under the caption "—Optional Redemption"), plus (ii) all required interest payments due on the Senior Notes or the Senior Subordinated Notes, as the case may be, through October 15, 2008 or October 15, 2009, respectively (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

  (b)
  the then outstanding principal amount of such Note.

        "Asset Sale" means (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets of the Company or any Restricted Subsidiary (each referred to in this definition as a "disposition") or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case, other than:

  (1)
  a disposition of Cash Equivalents or obsolete or worn out property or equipment in the ordinary course of business or inventory (or other assets) held for sale in the ordinary course of business;

  (2)
  the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the covenant contained under the caption "Certain Covenants—Merger, Consolidation or Sale of Assets" or any disposition that constitutes a Change of Control pursuant to the applicable Indenture;

  (3)
  the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, pursuant to the covenant contained under the caption "Certain Covenants—Restricted Payments";

  (4)
  any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $15.0 million;

  (5)
  any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary;

  (6)
  the lease, assignment or sublease of any real or personal property in the ordinary course of business;

  (7)
  any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to clause (1) of the definition of "Permitted Investments");

  (8)
  sales of assets received by the Company or any Restricted Subsidiary upon foreclosures on a Lien;

  (9)
  sales of Securitization Assets and related assets of the type specified in the definition of "Securitization Financing" to a Securitization Subsidiary in connection with any Qualified Securitization Financing;

  (10)
  a transfer of Securitization Assets and related assets of the type specified in the definition of "Securitization Financing" (or a fractional undivided interest therein) by a Securitization Subsidiary in a Qualified Securitization Financing; and

  (11)
  any exchange of assets for assets related to a Permitted Business of comparable market value, as determined in good faith by the Company, which in the event of an exchange of assets with a fair market value in excess of (1) $10.0 million shall be evidenced by a certificate of a Responsible Officer of the Company, and (2) $20.0 million shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of the Company.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation;

  (2)
  with respect to a partnership, the Board of Directors of the general partner or manager of the partnership; and

  (3)
  with respect to any other Person, board or committee of such Person serving a similar function.

        "CapCo I" means GPC Capital Corp. I, a Delaware corporation.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Cash Contribution Amount" means the aggregate amount of cash contributions made to the capital of the Company described in the definition of "Contribution Indebtedness."

        "Cash Equivalents" means:

  (1)
  U.S. dollars, pounds sterling, Euros, or, in the case of any foreign subsidiary, such local currencies held by it from time to time in the ordinary course of business;

  (2)
  direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years;

  (3)
  certificates of deposit, time deposits and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to a Credit Agreement or with any commercial bank having capital and surplus in excess of $250,000,000;

  (4)
  repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper maturing within 12 months after the date of acquisition and having a rating of at least A-1 from Moody's or P-1 from S&P;

  (6)
  securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A-2 by Moody's;

  (7)
  investment funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

  (8)
  money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $500.0 million;

provided that for purposes of determining whether Senior Debt has been paid in full pursuant to the subordination provisions of the Senior Subordinated Notes Indenture, the term "Cash Equivalents" shall not include obligations of the type referred to in clause (6) or (7), above.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder;

  (2)
  either the Parent Guarantor or the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of 50% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent corporations; or

  (3)
  (A) prior to the first public offering of common stock of either the Parent Guarantor or the Company, the first day on which the Board of Directors of the Parent Guarantor shall cease to consist of a majority of directors who (i) were members of the Board of Directors of the Parent Guarantor on the date of the Indenture or (ii) were either (x) nominated for election by the Board of Directors of the Parent Guarantor, a majority of whom were directors on the date of the applicable Indenture or whose election or nomination for election was previously approved by a majority of such directors, or (y) designated or appointed by a Permitted Holder (each of the directors selected pursuant to clauses (A)(i) and (A)(ii), "Continuing Directors") and (B) after the first public offering of common stock of either the Parent Guarantor or the Company, (i) if such public offering is of common stock of the Parent Guarantor, the first day on which a majority of the members of the Board of Directors of the Parent Guarantor are not Continuing Directors or (ii) if such public offering is of the Company's common stock, the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

        "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the date of the Indenture, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, (I) the sum, without duplication, of: (a) consolidated interest expense of such Person and its Restricted Subsidiaries or such period to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount or premium, the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to interest rate Hedging Obligations, but excluding amortization of deferred financing fees, expensing of any bridge or other financing fees and expenses and any interest expense on Indebtedness of a third party that is not an Affiliate of the Parent Guarantor or any of its Subsidiaries and that is attributable to supply or lease arrangements as a result of consolidation under FIN 46R or attributable to "take-or-pay" contracts accounted for in a manner similar to a capital lease under EITF 01-8, in either case so long as the underlying obligations under any such supply or lease arrangement or such "take-or-pay" contract are not treated as Indebtedness as provided in clause (2) of the proviso to the definition of Indebtedness), (b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, Securitization Fees) and (c) interest expense with respect to any Indebtedness of any Person other than the Company or a Restricted Subsidiary that is guaranteed by the Company or any Restricted Subsidiary or that is secured by a lien on any assets of the Company or any Restricted Subsidiary, less (II) interest income of such Person and its Restricted Subsidiaries.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that

  (1)
  any net after-tax extraordinary or non-recurring gains or losses (less all fees and expenses relating thereto) or income or expense or charge (including, without limitation, severance, relocation and other restructuring costs and legal and settlement expense related to the Constar intellectual property litigation incurred prior to the date of the applicable Indenture) including, without limitation, any severance expense including any direct transition expenses related to the Transactions, and fees, expenses or charges related to any offering of Equity Interests of such Person, any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful), including all fees, expenses, charges and change in control payments related to the Transactions, in each case shall be excluded;

  (2)
  the cumulative effect of a change in accounting principles during such period shall be excluded;

  (3)
  any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded;

  (4)
  any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Company) shall be excluded;

  (5)
  any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness and Hedging Obligations shall be excluded;

  (6)
  amount equal to the amount of Tax Distributions to the Parent Guarantor shall be included as though such amounts had been paid as income taxes or other expenses directly by such Person;

  (7)
  (A) the Net Income for such period of any Person that is not a Subsidiary, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments in respect of equity that are actually paid in cash (or to the extent converted into cash) by the referent Person to the Company or a Restricted Subsidiary thereof in respect of such period and (B) the Net Income for such period shall include any dividend, distribution or other payments in respect of equity paid in cash by such Person to the Issuer or a Restricted Subsidiary thereof in excess of the amounts included in clause (A);

  (8)
  any increase in amortization or depreciation or any one-time non-cash charges (such as purchased in-process research and development or capitalized manufacturing profit in inventory) resulting from purchase accounting or conforming accounting principles in connection with the Transactions or any acquisition that is consummated prior to or after the date of the applicable Indenture shall be excluded;

  (9)
  accruals and reserves that are established within twelve months after the date of the applicable Indenture and that are so required to be established as a result of the Transactions in accordance with GAAP shall be excluded;

  (10)
  any non-cash impairment charges resulting from the application of Statements of Financial Accounting Standards No. 142 and No. 144 and the amortization of intangibles pursuant to Statement of Financial Accounting Standards No. 141, shall be excluded;

  (11)
  any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or restricted stock or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

  (12)
  solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of "Certain Covenants—Restricted Payments," the Net Income for such period of any Restricted Subsidiary (other than a Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived; providedthat Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person to the Company or another Restricted Subsidiary thereof in respect of such period, to the extent not already included therein; and

  (13)
  cost of sales will be reflected on a FIFO basis.

        Notwithstanding the foregoing, for the purpose of the covenant contained under the caption "Certain Covenants—Restricted Payments" only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments by the Company and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Company and any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (3)(d) of the first paragraph of the covenant contained under the caption "Certain Covenants—Restricted Payments."

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Contribution Indebtedness" means Indebtedness of the Company or any Guarantor in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Company after the date of the Indenture, provided that:

  (1)
  if the aggregate principal amount of such Contribution Indebtedness is greater than the aggregate amount of such cash contributions to the capital of the Company, the amount in excess shall be Indebtedness (other than Secured Indebtedness) with a Stated Maturity later than the Stated Maturity of the applicable series of Notes, and

  (2)
  such Contribution Indebtedness (a) is incurred within 180 days after the making of such cash contribution and (b) is so designated as Contribution Indebtedness pursuant to an Officers' Certificate on the incurrence date thereof.

        "Credit Agreements" means the Credit Agreement to be dated as of October 7, 2004 among the Company, any other borrowers party thereto from time to time, Deutsche Bank AG Cayman Islands Branch as administrative agent and the lenders party thereto from time to time and the Credit Agreement to be dated October 7, 2004 among the Company, any other borrowers party thereto from time to time, Deutsche Bank AG Cayman Islands Branch as administrative agent and the lenders party thereto from time to time, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time in one or more agreements or indentures (in each case with the same or new lenders or institutional investors), including any agreement or indenture extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers' Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Company or any direct or indirect parent company of the Company (other than Disqualified Stock), that is issued for cash (other than to the Company or any of its Subsidiaries or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the covenant described under "—Certain Covenants—Restricted Payments."

        "Designated Senior Debt" means:

  (1)
  any Indebtedness outstanding under the Credit Agreements; and

  (2)
  any other Senior Debt permitted under the Senior Subordinated Notes Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company in the instrument evidencing that Senior Debt as "Designated Senior Debt."

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the final maturity date of the Notes of the applicable series or the date the Notes of the applicable series are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Parent Guarantor or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent Guarantor or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period (A) plus, without duplication, and in each case (other than clauses 3, 12, 13 and 14) to the extent deducted in calculating Consolidated Net Income for such period:

  (1)
  provision for taxes based on income, profits or capital of such Person for such period, including, without limitation, state, franchise and similar taxes (such as the Texas franchise tax, Washington Business and Occupation Tax and Michigan single business tax) (including any Tax Distribution taken into account in calculating Consolidated Net Income), plus

  (2)
  Consolidated Interest Expense of such Person for such period, plus

  (3)
  for periods ending on or prior to September 30, 2005, an amount representing incremental employee benefit plan costs as a result of the Transactions, which amount shall be deemed to be equal to $0.4 million for the fiscal quarter ended September 30, 2004, $0.4 million for the fiscal quarter ended June 30, 2004, $0.4 million for the fiscal quarter ended March 31, 2004 and $1.3 million for the fiscal quarter ended December 31, 2003; plus

  (4)
  Consolidated Depreciation and Amortization Expense of such Person for such period, plus

  (5)
  any reasonable expenses or charges related to any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred under the applicable Indenture or to the Transactions, plus

  (6)
  the amount of any restructuring charges as set forth in an Officers' Certificate, plus

  (7)
  the minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on Equity Interests held by third parties, plus

  (8)
  the non-cash portion of "straight line" rent expense, plus

  (9)
  the amount of any expense to the extent a corresponding amount is received in cash by the Company and its Restricted Subsidiaries from a Person other than the Company or any Subsidiary of the Company under any agreement providing for reimbursement of any such expense, provided such reimbursement payment has not been included in determining Consolidated Net Income or EBITDA (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods), plus

  (10)
  the amount of management, consulting, monitoring and advisory fees and related expenses paid to the Sponsors or any other Permitted Holder (or any accruals related to such fees and related expenses) during such period; provided that such amount shall not exceed $5.0 million in any four quarter period, plus

  (11)
  without duplication, any other non-cash charges (including any impairment charges and the impact of purchase accounting, including, but not limited to, the amortization of inventory step-up) (excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period), plus

  (12)
  for periods ending on or prior to September 30, 2005, an amount representing insurance cost savings as a result of the Transactions, which amount shall be deemed to be $1.225 million for each of the fiscal quarters ended September 30, 2004, June 30, 2004, March 31, 2004 and December 31, 2003, plus

  (13)
  for periods ending on or prior to September 30, 2005, an amount representing incremental cost savings as a result of the Transactions, which amount shall be deemed to be $8.75 million for each of the fiscal quarters ended September 30, 2004, June 30, 2004, March 31, 2004 and December 31, 2003, plus

  (14)
  any net losses resulting from Hedging Obligations entered into in the ordinary course of business relating to intercompany loans, to the extent that the notional amount of the related Hedging Obligation does not exceed the principal amount of the related intercompany loan, and (B) less the sum of, without duplication, (1) non-cash items increasing Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges or asset valuation adjustments made in any prior period); (2) the minority interest income consisting of subsidiary losses attributable to the minority equity interests of third parties in any non-Wholly Owned Subsidiary, (3) the cash portion of "straight line" rent expense which exceeds the amount expensed in respect of such rent expense and (4) any net gains resulting from Hedging Obligations entered into in the ordinary course of business relating to intercompany loans, to the extent that the notional amount of the related Hedging Obligation does not exceed the principal amount of the related intercompany loan.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Company or any or its direct or indirect parent corporations (excluding Disqualified Stock), other than (i) public offerings with respect to common stock of the Company or of any direct or indirect parent corporation of the Company, in each case registered on Form S-8 and (ii) any such public or private sale that constitutes an Excluded Contribution.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds, in each case received by the Company and its Restricted Subsidiaries from:

  (1)
  contributions to its common equity capital; and

  (2)
  the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any Subsidiary) of Capital Stock (other than Disqualified Stock), in each case designated as Excluded Contributions pursuant to an Officers' Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph of the covenant contained under the caption "Certain Covenants—Restricted Payments."

        "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreements) in existence on the date of the applicable Indenture (including the Notes issued on the date of the applicable Indenture and any exchange Notes issued in exchange therefore).

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period consisting of such Person and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees or redeems any Indebtedness or issues or repays Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or repayment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations (as determined in accordance with GAAP) that have been made by the Company or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition (including the Transactions), disposition, merger, consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition (including the Transactions), disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition (including the Transactions) or other Investment and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the SEC, except that such pro forma calculations may include operating expense reductions for such period resulting from the acquisition (including the Transactions) which is being given pro forma effect that have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of the Company of any closing) of any facility, as applicable, provided that, in either case, such adjustments are set forth in an Officers' Certificate signed by the Company's chief financial officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers' Certificate at the time of such execution and (iii) that any related incurrence of Indebtedness is permitted pursuant to the applicable Indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

        "Fixed Charges" means, with respect to any Person for any period, the sum of, without duplication, (a) Consolidated Interest Expense of such Person for such period, (b) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person and (c) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) of any series of Disqualified Stock.

        "Flow Through Entity" means an entity that is treated as a partnership not taxable as a corporation, a grantor trust or a disregarded entity for United States federal income tax purposes or subject to treatment on a comparable basis for purposes of state, local or foreign tax law.

        "Foreign Subsidiary" means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof and any direct or indirect subsidiary of such Restricted Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States in effect on the date of the Indenture. For purposes of this Description of the Notes, the term "consolidated" with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.

        "Government Securities" means securities that are

  (a)
  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

  (b)
  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations.

        "Guarantee" means any guarantee of the obligations of the Issuers under the applicable Indenture and the applicable series of Notes by a Guarantor in accordance with the provisions of the applicable Indenture. When used as a verb, "Guarantee" shall have a corresponding meaning.

        "Guarantor" means any Person that incurs a Guarantee of the applicable series of Notes; provided that upon the release and discharge of such Person from its Guarantee in accordance with the applicable Indenture, such Person shall cease to be a Guarantor.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

  (1)
  currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

  (2)
  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

        "Indebtedness" means, with respect to any Person,

  (1)
  any indebtedness (including principal and premium) of such Person, whether or not contingent,

  (a)
  in respect of borrowed money;

  (b)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without double counting, reimbursement agreements in respect thereof);

  (c)
  representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (B) reimbursement obligations in respect of trade letters of credit obtained in the ordinary course of business with expiration dates not in excess of

      365 days from the date of issuance (x) to the extent undrawn or (y) if drawn, to the extent repaid in full within 20 business days of any such drawing; or

    (d)
    representing any Hedging Obligations,

  if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

  (2)
  Disqualified Stock of such Person;

  (3)
  to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

  (4)
  to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); and

  (5)
  to the extent not otherwise included, the amount then outstanding (i.e., advanced, and received by, and available for use by, the Company or any of its Restricted Subsidiaries) under any Securitization Financing (as set forth in the books and records of the Company or any Restricted Subsidiary and confirmed by the agent, trustee or other representative of the institution or group providing such Securitization Financing).

provided, however, that

  (1)
  Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money and

  (2)
  Indebtedness of a third party that is not an Affiliate of the Parent Guarantor or any of its Subsidiaries that is attributable to supply or lease arrangements as a result of consolidation under FIN 46R or attributable to "take-or-pay" contracts accounted for in a manner similar to a capital lease under EITF 01-8, in either case so long as (i) such supply or lease arrangements or such take-or-pay contracts are entered into in the ordinary course of business, (ii) the Board of Directors of the Parent Guarantor has approved any such supply or lease arrangement or any such take-or-pay contract and (iii) notwithstanding anything to the contrary contained in the definition of EBITDA, the related expense under any such supply or lease arrangement or under any such take-or-pay contract is treated as an operating expense that reduces EBITDA, shall be deemed not to constitute Indebtedness.

        "Independent Financial Advisor" means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a Permitted Business of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

        "Investment Grade Securities" means:

  (1)
  securities issued by the U.S. government or by any agency or instrumentality thereof and directly and fully guaranteed or insured by the U.S. government (other than Cash Equivalents),

  (2)
  investments in any fund that invests exclusively in investments of the type described in clause (1) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

  (3)
  corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described under "Certain Covenants—Restricted Payments."

        For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Certain Covenants—Restricted Payments," (i) "Investments" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company; and (iii) any transfer of Capital Stock that results in an entity which became a Restricted Subsidiary after the date of the applicable Indenture and not in connection with the Transactions ceasing to be a Restricted Subsidiary shall be deemed to be an Investment in an amount equal to the fair market value (as determined by the Board of Directors of the Company in good faith as of the date of initial acquisition) of the Capital Stock of such entity owned by the Company and the Restricted Subsidiaries immediately after such transfer.

        "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities (other than securities representing an interest in a joint venture that is not a Subsidiary), any purchase option, call or similar right of a third party with respect to such securities.

        "Liquidated Damages" has the meaning given such term under "—Registration Rights."

        "Management Group" means the group consisting of the directors, executive officers and other management personnel of the Company and the Parent Guarantor, as the case may be, on the date of the applicable Indenture together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Company or the Parent Guarantor, as the case may be, was approved by a vote of a majority of the directors of the Company or the Parent Guarantor, as the case may be, then still in office who were either directors on the date of the applicable Indenture or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Company or the Parent Guarantor, as the case may be, hired at a time when the directors on the date of the applicable Indenture together with the directors so approved constituted a majority of the directors of the Company or the Parent Guarantor, as the case may be.

        "Moody's" means Moody's Investors Service, Inc.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or accretion of any Preferred Stock.

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the second paragraph of the covenant described under "—Repurchase at the Option of Holders—Asset Sales") to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

        "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in the Indenture.

        "Parent Guarantor" means Graham Packaging Holdings Company.

        "Permitted Business" means the plastic container business and any services, activities or businesses incidental or directly related or similar thereto, any line of business engaged in by the Company or any of its Subsidiaries on the date of the applicable Indenture or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

        "Permitted Debt" is defined under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

        "Permitted Holders" means, at any time, each of (i) the Sponsors and their Affiliates (not including, however, any portfolio companies of any of the Sponsors), (ii) the Management Group, with respect to not more than 10% of the total voting power of the Equity Interests of the Parent Guarantor and (iii) Graham Alternative Investment Partners I. Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the applicable Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

        "Permitted Investments" means:

  (1)
  any Investment by the Company in any Restricted Subsidiary or by a Restricted Subsidiary in the Company or another Restricted Subsidiary;

  (2)
  any Investment in cash and Cash Equivalents or Investment Grade Securities;

  (3)
  any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is engaged in a Permitted Business if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

  (4)
  any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions described above under the caption "—Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

  (5)
  any Investment existing on the date of the applicable Indenture and Investments made pursuant to binding commitments in effect on the date of the applicable Indenture;

  (6)
  (A) loans and advances to officers, directors and employees, not in excess of $20.0 million in the aggregate outstanding at any one time and (B) loans and advances of payroll payments and expenses to officers, directors and employees in each case incurred in the ordinary course of business;

  (7)
  any Investment acquired by the Company or any Restricted Subsidiary (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

  (8)
  Hedging Obligations permitted under clause (8) of the definition of "Permitted Debt";

  (9)
  any Investment by the Company or a Restricted Subsidiary in a Permitted Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed 5.0% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

  (10)
  Investments resulting from the receipt of non-cash consideration in an Asset Sale received in compliance with the covenant described under "—Repurchase at the Option of Holders—Asset Sales";

  (11)
  Investments the payment for which consists of Equity Interests of the Company or any of its parent companies (exclusive of Disqualified Stock);

  (12)
  guarantees (including Guarantees) of Indebtedness permitted under the covenant contained under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and performance guarantees consistent with past practice;

  (13)
  any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the covenant described under "Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (2), (6), (7) and (11) of the second paragraph thereof);

  (14)
  Investments of a Restricted Subsidiary acquired after the date of the applicable Indenture or of an entity merged into the Company or merged into or consolidated with a Restricted Subsidiary in accordance with the covenant described under "Certain Covenants—Merger Consolidation or Sale of Assets" after the date of the applicable Indenture to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

  (15)
  guarantees by the Company or any Restricted Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Restricted Subsidiary in the ordinary course of business;

  (16)
  Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

  (17)
  Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

  (18)
  any Investment in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Financing or any related Indebtedness; provided, however, that any Investment in a Securitization Subsidiary is in the form of a Purchase Money Note, contribution of additional Securitization Assets or an equity interest; and

  (19)
  additional Investments by the Company or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (19), not to exceed 2.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

        "Permitted Junior Securities" means unsecured debt of an Issuer or any successor corporation or equity securities of any direct or indirect parent entity or any successor corporation, in each case issued pursuant to a plan of reorganization or readjustment of the Issuer or Issuers, as applicable, that are subordinated to the payment of all then outstanding Senior Debt at least to the same extent that the Senior Subordinated Notes are subordinated to the payment of all Senior Debt outstanding on the date of the Senior Subordinated Notes Indenture, provided that if any Senior Debt of the Company or any Guarantor, as applicable, outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, the holders of any such Senior Debt not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment.

        "Permitted Liens" means the following types of Liens:

  (1)
  deposits of cash or government bonds made in the ordinary course of business to secure surety or appeal bonds to which such Person is a party;

  (2)
  Liens in favor of issuers of performance, surety bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers' acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;

  (3)
  Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

  (4)
  Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

  (5)
  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (6)
  Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under the Indenture and is secured by a Lien on the same property securing such Hedging Obligation;

  (7)
  Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (8)
  Liens in favor of the Company or any Restricted Subsidiary;

  (9)
  Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Liens referred to in clauses (3), (4), (24) and (25) of this definition; provided, however, that (A) such new Lien shall be limited to all or part of the same property that secured the original Liens (plus improvements on such property), and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (3), (4), (24) and (25) at the time the original Lien became a Permitted Lien under the Indenture and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

  (10)
  Liens on Securitization Assets and related assets of the type specified in the definition of "Securitization Financing" incurred in connection with any Qualified Securitization Financing;

  (11)
  Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted or for property taxes on property that the Company or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

  (12)
  Liens securing judgments for the payment of money in an aggregate amount not in excess of $40.0 million (except to the extent covered by insurance and the applicable Trustee shall be reasonably satisfied with the credit of such insurer), unless such judgments shall remain undischarged for a period of more than 30 consecutive days during which execution shall not be effectively stayed;

  (13)
  (A) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers' compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (B) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Parent Guarantor, the Company or any Restricted Subsidiary;

  (14)
  landlord's, carriers', warehousemen's, mechanics', materialmen's, repairmen's, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Company or any Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP;

  (15)
  zoning restrictions, easements, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Company or any Restricted Subsidiary;

  (16)
  Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and the Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business;

  (17)
  Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights;

  (18)
  Liens securing obligations in respect of trade related letters of credit permitted under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

  (19)
  any interest or title of a lessor under any lease or sublease entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

  (20)
  licenses of intellectual property granted in a manner consistent with past practice;

  (21)
  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

  (22)
  Liens solely on any cash earnest money deposits made by the Company or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

  (23)
  other Liens securing Indebtedness for borrowed money with respect to property or assets of the Company or a Restricted Subsidiary with an aggregate fair market value (valued at the time of creation thereof) of not more than $50.0 million at any time;

  (24)
  Liens securing Capitalized Lease Obligations permitted to be incurred pursuant to the covenant described under "—Incurrence of Indebtedness and Preferred Stock" and Indebtedness permitted to be incurred under clause (3) of the second paragraph of such covenant; provided however that such Liens securing Capitalized Lease Obligations or Indebtedness incurred under clause (3) of the second paragraph of the covenant described under "—Incurrence of Indebtedness and Preferred Stock" may not extend to property owned by the Company or any Restricted Subsidiary other than the property being leased or acquired pursuant to such clause (3);

  (25)
  Liens (other than Liens securing the Credit Agreements) existing on the date of the applicable Indenture; and

  (26)
  Liens securing Obligations under the Credit Agreements; provided that the principal amount of Indebtedness secured by such Liens pursuant to this clause (26) does not exceed $2,200 million.

        "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends upon liquidation, dissolution or winding up.

        "Presumed Tax Rate" means the highest effective marginal statutory combined U.S. federal, state and local income tax rate prescribed for an individual residing in New York City (taking into account (i) the deductibility of state and local income taxes for U.S. federal income tax purposes, assuming the limitation of Section 68(a)(2) of the Code applies and taking into account any impact of the Code, and (ii) the character (long-term or short-term capital gain, dividend income or other ordinary income) of the applicable income).

        "Purchase Money Note" means a promissory note of a Securitization Subsidiary evidencing a line of credit, which may be irrevocable, from the Parent Guarantor or any Subsidiary of the Parent Guarantor to a Securitization Subsidiary in connection with a Qualified Securitization Financing, which note is intended to finance that portion of the purchase price that is not paid in cash or a contribution of equity and which (a) shall be repaid from cash available to the Securitization Subsidiary, other than (i) amounts required to be established as reserves, (ii) amounts paid to investors in respect of interest, (iii) principal and other amounts owing to such investors and (iv) amounts paid in connection with the purchase of newly generated receivables and (b) may be subordinated to the payments described in clause (a).

        "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors in good faith, except that in the event the value of any such assets or Capital Stock exceeds $30.0 million or more, the fair market value shall be determined by an Independent Financial Advisor.

        "Qualified Securitization Financing" means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (i) the Board of Directors shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Securitization Subsidiary, (ii) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Company) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of the Company or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the Credit Agreements and any Refinancing Indebtedness with respect thereto shall not be deemed a Qualified Securitization Financing.

        "Recapitalization Agreement" means the Agreement and Plan of Recapitalization, Redemption and Repurchase, dated as of December 18, 1997 by and among the Company, BMP/Graham Holdings Corporation and the other parties thereto.

        "Representative" means the trustee, agent or representative (if any) for an issue of Senior Debt; provided that if, and for so long as, any Senior Debt lacks such representative, then the Representative for such Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Senior Debt.

        "Responsible Officer" of any Person means any executive officer or financial officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of the Indenture.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Company that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

        "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Securitization Assets" means any accounts receivable, inventory, royalty or revenue streams from sales of inventory subject to a Qualified Securitization Financing.

        "Securitization Fees" means reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

        "Securitization Financing" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving

Securitization Assets and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such Securitization Assets.

        "Securitization Repurchase Obligation" means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

        "Securitization Subsidiary" means a Wholly Owned Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Company or any Subsidiary of the Company makes an Investment and to which the Parent Guarantor or any Subsidiary of the Company transfers Securitization Assets and related assets) which engages in no activities other than in connection with the financing of Securitization Assets of the Company or its Subsidiaries, all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Parent Guarantor or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Parent Guarantor and (c) to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company or such other Person shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company or such other Person giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness and any Securitization Repurchase Obligation of any Issuer (or of any Guarantor), whether outstanding on the date of the Senior Subordinated Notes Indenture or thereafter created, incurred or assumed, unless, in the case of any particular obligation, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such obligation shall not be senior in right of payment to the Senior Subordinated Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of (including guarantees of the foregoing obligations):

  (1)
  all monetary obligations of every nature of any Issuer or any Guarantor under, or with respect to, the Credit Agreements and the Senior Notes, including, without limitation, obligations to pay principal, premium and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

  (2)
  all Hedging Obligations (and guarantees thereof),

in each case whether outstanding on the date of the Senior Subordinated Notes Indenture or thereafter incurred.

        Notwithstanding the foregoing, "Senior Debt" shall not include:

  (1)
  any Indebtedness of the Company or any Guarantor to the Company or a Restricted Subsidiary (other than any Securitization Repurchase Obligation);

  (2)
  Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation);

  (3)
  Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services (including guarantees thereof or instruments evidencing such liabilities); provided that obligations incurred pursuant to the Credit Agreements shall not be excluded pursuant to this clause (3);

  (4)
  Indebtedness represented by Capital Stock;

  (5)
  any liability for federal, state, local or other taxes owed or owing by the Company or any Guarantor;

  (6)
  that portion of any Indebtedness incurred in violation of the covenant contained under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an officer's certificate (and/or a representation or warranty) from an Issuer or a Guarantor, as applicable, to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture);

  (7)
  Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the respective Issuer or Guarantor, as applicable; and

  (8)
  any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company (it being understood and agreed that the lien priorities and other agreements in the intercreditor agreement entered into on the Issue Date with respect to the Credit Agreements then in effect (or any similar such agreement entered into in the future) does not give rise to subordination in right of payment as such term is used above).

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

        "Specified Financings" means the financings included in the Transactions.

        "Sponsors" means Blackstone Capital Partners III L.P., Blackstone Offshore Capital Partners L.P. and their Affiliates.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Securitization Financing, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the day on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Indebtedness" means (a) with respect to the Company, any Indebtedness of the Company that is by its terms subordinated in right of payment to the Notes of the applicable series and (b) with respect to any Guarantor of the Notes of the applicable series, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to its Guarantee of the Notes of the applicable series.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Tax Distribution" means any distribution described under clause (9) of the covenant "—Restricted Payments."

        "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

        "Transactions" means the transactions contemplated by (i) the acquisition of O-I Plastic, (ii) the Credit Agreements, (iii) the offering of the Notes and (iv) the refinancing of the existing Indebtedness of the Company.

        "Treasury Rate" means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to October 15, 2008 or October 15, 2009, as the case may be; provided, however, that if the period from such redemption date to October 15, 2008 or October 15, 2009, as the case may be, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than any Subsidiary of the Subsidiary to be so designated), provided that (a) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company, (b) such designation complies with the covenant contained under the caption "Certain Covenants—Restricted Payments" and (c) each of (I) the Subsidiary to be so designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and either (A) the Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 or (B) the Fixed Charge Coverage Ratio would be greater than immediately prior to such designation, in each case on a pro forma basis taking into account such designation. Any such designation by the Board of Directors shall be notified by the Company to the applicable Trustee by promptly filing with applicable Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or nominee or other similar shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

BOOK-ENTRY; DELIVERY AND FORM

The Global Notes

        The certificates representing the new notes will be issued in fully registered form. Except as described below, the new notes will be initially represented by one or more global notes in fully registered form without interest coupons. The global notes will be deposited with, or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee.

        Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC, which we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC, ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC, with respect to interests of DTC participants, and the records of DTC participants, with respect to other owners of beneficial interests in the global note.

Certain Book-Entry Procedures for the Global Notes

        The descriptions of the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we nor the initial purchasers take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended; and

  •
  a "clearing agency" registered pursuant to Section 17A of the Exchange Act of 1934 (the "Exchange Act").

        DTC was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

        We expect that pursuant to procedures established by DTC (1) upon deposit of each Global Note, DTC will credit the accounts of Participants designated by the initial purchasers with an interest in the Global Note and (2) ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants and the Indirect Participants (with respect to the interests of persons other than Participants).

        The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a Global Note to such persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the indentures for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of notes under the indentures or such Global Note. We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such notes.

        Payments with respect to the principal of, and premium, if any, and interest on (including additional interest, if any), any notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such notes under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, and interest, including additional interest, if any). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the notes, cross market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary; however, such cross market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparts in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

        Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in the Global Notes by or through a Euroclear or Clearstream, Luxembourg participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.

        Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

        If:

  •
  we notify the trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation; or

  •
  an event of default has occurred and is continuing and the registrar has received a request from DTC to issue Certificated Notes,

then, upon surrender by DTC of the Global Notes, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the Global Notes. Upon any such issuance, the trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

        Neither we nor the trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued).

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of certain United States federal income tax consequences of the acquisition, ownership and disposition of the notes by an initial beneficial owner of notes that purchases its notes at the initial offering price set forth on the cover of this Prospectus and, for United States federal income tax purposes, is a "Non-U.S. Holder," as defined below. This discussion is based upon the United States federal tax law now in effect, which is subject to change, possibly retroactively. For purposes of the following discussion, a Non-U.S. Holder is:

  •
  an individual who is not a citizen or resident of the United States;

  •
  a corporation or other entity treated as a corporation for United States federal income tax purposes that is not organized or created under United States law;

  •
  an estate that is not taxable in the United States on its worldwide income; or

  •
  a trust unless (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for United States federal income tax purposes.

        If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds notes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership investing in notes, you should consult your tax advisor.

        The tax treatment of holders of the notes may vary depending upon their particular situations. Certain holders (including banks, holders of 10% of our voting power, holders who are "controlled foreign corporations" with respect to us and holders who do not acquire the notes in the initial offering or who do not hold the notes as a capital asset) may be subject to special rules not discussed below. Prospective investors should consult their tax advisors regarding the United States federal tax consequences of acquiring, holding, and disposing of notes as well as any tax consequences that may arise under the laws of any foreign, state, local, or other taxing jurisdiction.

Withholding Taxes

        Payments of principal and interest on the notes generally will not be subject to United States withholding taxes, provided that you furnish a statement, signed under penalties of perjury, that includes your name and address and certifies that you are either (i) a Non-U.S. Holder or (ii) entitled to an exemption from withholding tax on interest under a tax treaty between the United States and your country of residence, in compliance with applicable requirements. These certifications are generally made on Form W-8BEN. Further, neither we nor our paying agent may have actual knowledge to the contrary.

        If you do not qualify for the exemption from tax described above, you generally will be subject to United States withholding tax at a flat rate of 30% (or lower applicable treaty rate) on payments of interest, unless your income from the notes is effectively connected with a United States trade or business and you satisfy certain other certification and disclosure requirements. See "—United States Trade or Business" below.

        The rules regarding withholding are complex and vary depending on your individual situation. They are also subject to change. You should consult your tax advisor regarding the specific methods for satisfying these requirements.

Sale or Retirement of Notes

        If you sell a note or it is redeemed, you will not be subject to United States federal income tax on any gain recognized unless:

  •
  the gain is effectively connected with a trade or business that you conduct in the United States; or

  •
  you are an individual who is present in the United States for at least 183 days during the year in which you dispose of the note and certain other conditions are satisfied.

        You will not recognize taxable gain or loss for United States federal income tax purposes on the exchange of your notes pursuant to the exchange offer. See "Exchange Offer; Registration Rights."

United States Trade or Business

        If you hold your note in connection with a trade or business that you are conducting in the United States:

  •
  any interest on the note, and any gain from disposing of the note, generally will be subject to United States federal income tax on a net income basis in the same manner as if you were a United States person; and

  •
  if you are a corporation, you may be subject to the "branch prots tax" on your earnings that are effectively connected with your United States trade or business, including earnings from the note. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

Information Reporting and Backup Withholding

        We must generally report to the Internal Revenue Service ("IRS") the amount of interest paid, the name and address of the recipient, and the amount, if any, of tax withheld. These information reporting requirements apply even if no tax was required to be withheld. A similar report is sent to the recipient of the interest. In general, backup withholding will not apply to interest on the notes paid by us or our paying agents, in their capacity as such, to a Non-U.S. Holder if the Non-U.S. Holder has provided the required certification that it is a Non-U.S. Holder.

        In general, information reporting and backup withholding will not apply to proceeds from the sale or redemption of notes paid to a Non-U.S. Holder if the Non-U.S. Holder has provided the required certification that it is a Non-U.S. Holder.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder's United States federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

SECURITY OWNERSHIP

        The following table and accompanying footnote set forth certain information regarding beneficial ownership of the limited partnership and general partnership interests in the Company and the stock of CapCo. I, as of the date hereof, by (i) each person who is known by either the Company or CapCo. I to own beneficially more than 5% of their respective interests, (ii) each member of the Advisory Committee and each of the executive officers of the Company and (iii) all members of the Board of Directors and the executive officers of CapCo. I as a group:

Issuer	Name and Address of Beneficial Owner	Type of Interest	Percentage Of Interest
Graham Packaging Company, L.P.	Graham Packaging Holdings Company	Limited Partnership	99%
	Opco GP(1)	General Partnership	1%
GPC Capital Corp. I	Graham Packaging Company, L.P.	Common Stock	100%

(1)
Opco GP is a wholly owned subsidiary of Holdings.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired as a result of market making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer and so notifies us, or causes us to be so notified in writing, we have agreed that for a period of 90 days after the date of this prospectus, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of new notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the old notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of old notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act. By its acceptance of the exchange offer, any broker-dealer that receives new notes pursuant to the exchange offer hereby agrees to notify us prior to using the prospectus in connection with the sale or transfer of new notes, and acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements therein not misleading or which may impose upon us disclosure obligations that may have a material adverse effect on us (which notice we agree to deliver promptly to such broker-dealer) such broker-dealer will suspend use of this prospectus until we have notified such broker-dealer that delivery of this prospectus may resume and has furnished copies of any amendment or supplement to this prospectus to such broker-dealer.

LEGAL MATTERS

        Certain legal matters as to the validity of the exchange notes and the exchange guarantees offered hereby will be passed upon for us and certain of the exchange guarantors by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York and certain matters relating to certain of the exchange guarantors will be passed upon by Schnader, Harrison, Segal & Lewis LLP, Philadelphia, Pennsylvania.

EXPERTS

        The consolidated financial statements of Graham Packaging Holdings Company at December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 included in this prospectus and the related financial statement schedules included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The combined financial statements of Owens-Illinois Plastic Container Business at December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        Holdings files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read or copy any document Holdings files at the public reference room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this information may also be obtained by mail from the SEC's Public Reference Branch at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Holdings filings with the SEC are also available to the public on the SEC's internet web site at www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners
Graham Packaging Holdings Company

        We have audited the accompanying consolidated balance sheets of Graham Packaging Holdings Company and subsidiaries (the "Company") as of December 31, 2004 and 2003, and the related consolidated statements of operations, partners' capital (deficit), and cash flows for each of the three years in the period ended December 31, 2004. Our audits also included financial statement schedules I and II listed in Item 21. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

March 29, 2005

Graham Packaging Holdings Company

Consolidated Balance Sheets

(In thousands)

	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$22,131	$7,067
Accounts receivable, net	246,518	96,456
Inventories	235,094	66,568
Deferred income taxes	57,500	310
Prepaid expenses and other current assets	42,260	18,912

Total current assets	603,503	189,313
Property, plant and equipment:
Machinery and equipment	1,692,483	1,041,524
Land, buildings and leasehold improvements	264,808	105,392
Construction in progress	110,814	37,680

	2,068,105	1,184,596
Less accumulated depreciation and amortization	653,112	561,354

Property, plant and equipment, net	1,414,993	623,242
Intangible assets	84,190	1,301
Goodwill	350,784	17,288
Other non-current assets	98,147	44,950

Total assets	$2,551,617	$876,094

LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)
Current liabilities:
Accounts payable	$191,971	$70,833
Accrued expenses	154,413	99,922
Current portion of long-term debt	25,654	12,157

Total current liabilities	372,038	182,912
Long-term debt	2,439,551	1,085,292
Deferred income taxes	138,839	3,955
Other non-current liabilities	21,627	13,075
Minority interest	13,662	12,400
Commitments and contingent liabilities (see Notes 19 and 20)	—	—
Partners' capital (deficit):
General partners	(22,314)	(20,282)
Limited partners	(428,774)	(390,182)
Notes and interest receivable for ownership interests	(2,920)	(2,749)
Accumulated other comprehensive income (loss)	19,908	(8,327)

Total partners' capital (deficit)	(434,100)	(421,540)

Total liabilities and partners' capital (deficit)	$2,551,617	$876,094

See accompanying notes to consolidated financial statements.

Graham Packaging Holdings Company

Consolidated Statements of Operations

(In thousands)

	Year Ended December 31,
	2004	2003	2002
Net sales	$1,352,955	$978,736	$906,705
Cost of goods sold	1,160,458	795,770	742,604

Gross profit	192,497	182,966	164,101
Selling, general, and administrative expenses	87,422	66,841	63,732
Impairment charges	6,996	2,509	5,129

Operating income	98,079	113,616	95,240
Interest expense	140,832	97,063	82,080
Interest income	(332)	(477)	(296)
Other (income) expense, net	(1,086)	(325)	179

(Loss) income before income taxes and minority interest	(41,335)	17,355	13,277
Income tax (benefit) provision	(2,148)	6,809	4,002
Minority interest	1,445	796	1,713

Net (loss) income	$(40,632)	$9,750	$7,562

Net (loss) income allocated to general partners	$(2,032)	$487	$378
Net (loss) income allocated to limited partners	$(38,600)	$9,263	$7,184

See accompanying notes to consolidated financial statements.

Graham Packaging Holdings Company

Consolidated Statements of Partners' Capital (Deficit)

(In thousands)

	General Partners	Limited Partners	Notes and Interest Receivable for Ownership Interests	Accumulated Other Comprehensive Income (Loss)	Total
Consolidated balance at January 1, 2002	$(21,147)	$(406,764)	$(2,443)	$(54,700)	$(485,054)
Net income for the year	378	7,184	—	—	7,562
Changes in fair value of derivatives	—	—	—	6,909	6,909
Additional minimum pension liability	—	—	—	(2,051)	(2,051)
Cumulative translation adjustment	—	—	—	12,477	12,477

Comprehensive income					24,897
Interest on notes receivable for ownership interests	—	—	(150)	—	(150)

Consolidated balance at December 31, 2002	(20,769)	(399,580)	(2,593)	(37,365)	(460,307)
Net income for the year	487	9,263	—	—	9,750
Changes in fair value of derivatives	—	—	—	3,808	3,808
Additional minimum pension liability	—	—	—	706	706
Cumulative translation adjustment	—	—	—	24,524	24,524

Comprehensive income					38,788
Stock compensation expense	—	135	—	—	135
Interest on notes receivable for ownership interests	—	—	(156)	—	(156)

Consolidated balance at December 31, 2003	(20,282)	(390,182)	(2,749)	(8,327)	(421,540)
Net loss for the year	(2,032)	(38,600)	—	—	(40,632)
Changes in fair value of derivatives	—	—	—	5,813	5,813
Additional minimum pension liability	—	—	—	(992)	(992)
Cumulative translation adjustment	—	—	—	23,414	23,414

Comprehensive loss				—	(12,397)
Stock compensation expense	—	8	—	—	8
Interest on notes receivable for ownership interests	—	—	(171)	—	(171)

Consolidated balance at December 31, 2004	$(22,314)	$(428,774)	$(2,920)	$19,908	$(434,100)

See accompanying notes to consolidated financial statements.

Graham Packaging Holdings Company

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2004	2003	2002
Operating activities:
Net (loss) income	$(40,632)	$9,750	$7,562
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	114,364	71,784	75,840
Amortization of debt issuance fees	27,654	11,671	4,572
Impairment charges	6,996	2,509	5,129
Accretion of Senior Discount Notes	—	623	16,739
Unrealized loss on termination of cash flow hedge accounting	—	4,783	—
Stock compensation expense	8	135	—
Minority interest	1,445	796	1,713
Foreign currency transaction (gain) loss	(1,067)	(1,309)	27
Interest receivable for ownership interests	(171)	(156)	(150)
Changes in operating assets and liabilities, net of acquisitions/sales of businesses:
Accounts receivable	(14,149)	8,926	(6,265)
Inventories	(24,311)	(2,581)	(4,017)
Prepaid expenses and other current assets	(17,571)	229	(3,879)
Other non-current assets and liabilities	1,073	(13,328)	(414)
Accounts payable and accrued expenses	53,822	(8,130)	(4,488)

Net cash provided by operating activities	107,461	85,702	92,369
Investing activities:
Purchases of property, plant and equipment	(154,282)	(100,592)	(93,868)
Proceeds from sale of property, plant and equipment	2,359	8,766	1,431
Acquisitions of/investments in businesses, net of cash acquired	(1,230,563)	(4,112)	—
Net proceeds from (expenditures for) sales of businesses	—	19	(4,193)

Net cash used in investing activities	(1,382,486)	(95,919)	(96,630)
Financing activities:
Proceeds from issuance of long-term debt	2,872,524	1,071,164	496,227
Payment of long-term debt	(1,505,534)	(1,045,180)	(494,880)
Contributions (to) from minority shareholders	(182)	2,931	—
Debt issuance fees	(78,389)	(20,700)	—

Net cash provided by financing activities	1,288,419	8,215	1,347
Effect of exchange rate changes	1,670	1,770	1,181

Increase (decrease) in cash and cash equivalents	15,064	(232)	(1,733)
Cash and cash equivalents at beginning of year	7,067	7,299	9,032

Cash and cash equivalents at end of year	$22,131	$7,067	$7,299

Supplemental disclosures
Non-cash investing and financing activities:
Accruals related to investing and financing activities	$7,337	$13,324	$—

See accompanying notes to consolidated financial statements.

GRAHAM PACKAGING HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

1.    Summary of Significant Accounting Policies

Principles of Consolidation

        The consolidated financial statements include the operations of Graham Packaging Holdings Company ("Holdings"), a Pennsylvania limited partnership formerly known as Graham Packaging Company; Graham Packaging Company, L.P., a Delaware limited partnership formerly known as Graham Packaging Holdings I, L.P. (the "Operating Company"); and subsidiaries thereof. In addition, the consolidated financial statements of the Company include GPC Capital Corp. I ("CapCo I"), a wholly owned subsidiary of the Operating Company, and GPC Capital Corp. II ("CapCo II"), a wholly owned subsidiary of Holdings. The purpose of CapCo I is solely to act as co-obligor with the Operating Company under the Senior Notes and Senior Subordinated Notes (as defined herein) and as co-borrower with the Operating Company under the Credit Agreements (as defined herein). CapCo II currently has no obligations under any of the Company's outstanding indebtedness. CapCo I and CapCo II have only nominal assets and do not conduct any independent operations. Since October 7, 2004 the consolidated financial statements of the Company include the operations of Graham Packaging Acquisition Corp. and subsidiaries thereof, as a result of the acquisition of the blow molded plastic container business of Owens-Illinois, Inc. ("O-I Plastic"). (Refer to Note 3 for a discussion of this acquisition). These entities and assets are referred to collectively as Graham Packaging Holdings Company (the "Company"). All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

        Holdings has no assets, liabilities or operations other than its direct and indirect investments in the Operating Company and its ownership of CapCo II. Holdings has fully and unconditionally guaranteed the Senior Notes and Senior Subordinated Notes of the Operating Company and CapCo I.

Description of Business

        The Company focuses on the sale of value-added plastic packaging products principally to large, multinational companies in the food and beverage, household, personal care/specialty and automotive lubricants categories. The Company has manufacturing facilities in Argentina, Belgium, Brazil, Canada, Ecuador, Finland, France, Hungary, Mexico, the Netherlands, Poland, Spain, Turkey, the United Kingdom, the United States and Venezuela.

Revenue Recognition

        The Company recognizes revenue when the title and risk of loss have passed to the customer, there is persuasive evidence of an arrangement, delivery has occurred, the sales price is determinable and collectability is reasonably assured. Revenue is recognized at time of shipment. Sales are recorded net of discounts, rebates and returns.

Shipping and Handling Costs

        Shipping and handling costs are included as a component of cost of goods sold in the consolidated statements of operations.

Cash and Cash Equivalents

        The Company considers cash and investments with an initial maturity of three months or less when purchased to be cash and cash equivalents.

Inventories

        Inventories include material, labor and overhead and are stated at the lower of cost or market with cost determined by the first-in, first-out ("FIFO") method. See Note 5.

Property, Plant and Equipment

        Property, plant and equipment are stated at cost. Depreciation and amortization are computed by the straight-line method over the estimated useful lives of the various assets ranging from 3 to 31.5 years. Interest costs are capitalized during the period of construction of capital assets as a component of the cost of acquiring these assets.

        The Company accounts for its molds in accordance with Emerging Issues Task Force ("EITF") 99-5, "Accounting for Pre-Production Costs Related to Long-Term Supply Arrangements." All molds, whether owned by the Company or its customers, are included in machinery and equipment in the consolidated balance sheet.

Intangible Assets

        Intangible assets consist of patented technology, customer relationships, licensing agreements and non-compete agreements. The Company amortizes these intangibles using the straight-line method over the estimated useful lives of the assets ranging from 1 to 20 years. See Note 7.

Goodwill

        Goodwill is not amortized but is tested annually for impairment, or more frequently if events or changes in circumstances indicate that the asset might be impaired, and written down to fair value if considered impaired. See Notes 6, 8 and 21.

Other Non-current Assets

        Other non-current assets primarily include debt issuance fees and prepaid pension assets. Debt issuance fees totaled $75.3 million and $23.8 million as of December 31, 2004 and 2003, respectively. These amounts are net of accumulated amortization of $2.5 million and $27.5 million as of December 31, 2004 and 2003, respectively. Amortization is computed by the effective interest method over the term of the related debt.

Impairment of Long-Lived Assets and Intangible Assets

        Long-lived assets and amortizable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with Statement of Financial Accounting Standards ("SFAS") 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The Company uses a probability-weighted estimate of the future undiscounted net cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. Any impairment loss, if indicated, is measured on the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset. When fair values are not available, the Company estimates fair value using the probability-weighted expected future cash flows discounted at a risk-free rate.

Derivatives

        The Company accounts for derivatives under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS 138. These standards establish accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and the hedged item will be recognized in earnings. If the derivative is designated as a cash flow hedge, the effective portion of the change in the fair value of the derivative will be recorded in other comprehensive income ("OCI") and will be recognized in the income statement when the hedged item affects earnings.

        During 2003, the Company entered into four interest rate swap agreements, under which the Company receives variable interest based on the Eurodollar Rate (the applicable interest rate offered to banks in the London interbank eurocurrency market) and pays fixed interest at a weighted average rate of 2.60%, on $400.0 million of term loans. During 2004, the Company entered into four additional interest rate swap agreements, under which the Company receives variable interest based on the Eurodollar rate and pays fixed interest at a weighted average rate of 3.89%, on $700.0 million of term loans. Also in 2004, the Company entered into an interest rate cap agreement, under which the Company would receive interest on $200.0 million notional amount of variable rate debt based on the Eurodollar rate to the extent the rate exceeds 4.50% prior to January of 2006. The interest rate swaps are accounted for as cash flow hedges. The hedges are highly effective as defined in SFAS 133. The effective portion of the cash flow hedges is recorded in OCI and was an unrealized gain of $3.4 million as of December 31, 2004. Approximately 66% of the amount recorded within OCI is expected to be recognized as interest expense in the next twelve months. Failure to properly document the Company's interest rate swaps as effective hedges would result in income statement recognition of all or part of the cumulative $3.4 million unrealized gain recorded in OCI as of December 31, 2004.

        The Company entered into interest rate swap agreements to hedge the exposure to increasing rates with respect to a prior senior credit agreement. These interest rate swaps were accounted for as cash flow hedges. In connection with the closing of a subsequent senior credit agreement in 2003, these swaps no longer qualified for hedge accounting. As such, the Company recorded a non-cash charge of approximately $4.8 million within interest expense as a result of the reclassification into expense of the remaining unrealized loss on these interest rate swap agreements. These interest rate swap agreements expired at various points through September 2003. The effective portion of the change in fair value of these swaps from January 1, 2003 to February 14, 2003 was recorded in OCI and was an unrealized gain of $1.5 million. The change in fair value of these swaps after February 14, 2003 was recognized in earnings and resulted in a reduction of interest expense of $4.8 million for the year ended December 31, 2003, offsetting the $4.8 million non-cash charge recorded on February 14, 2003.

        SFAS 133 defines requirements for designation and documentation of hedging relationships as well as ongoing effectiveness assessments in order to use hedge accounting. For a derivative that does not qualify as a hedge, changes in fair value will be recognized in earnings. Continued use of hedge accounting is dependent on management's adherence to this accounting policy. Failure to properly document the Company's interest rate swaps as cash flow hedges would result in income statement recognition of all or part of any future unrealized gain or loss recorded in OCI. The potential income statement impact resulting from a failure to adhere to this policy makes this policy critical to the financial statements.

        The Company also enters into forward exchange contracts, when considered appropriate, to hedge the exchange rate exposure on transactions that are denominated in a foreign currency. These forward contracts are accounted for as fair value hedges. During the year ended December 31, 2003, there was no net gain or loss recognized in earnings as a result of fair value hedges. At December 31, 2004 the Company had foreign currency forward exchange contracts to purchase (euro)1.6 million with a fair value of $2.1 million.

Benefit Plan Accruals

        The Company has several defined benefit plans, under which participants earn a retirement benefit based upon a formula set forth in the plan. The Company records expense related to these plans using actuarially determined amounts that are calculated under the provisions of SFAS 87, "Employer's Accounting for Pensions."

Foreign Currency Translation

        The Company uses the local currency as the functional currency for all foreign operations, except as noted below. All assets and liabilities of such foreign operations are translated into U.S. dollars at year-end exchange rates. Income statement items are translated at average exchange rates prevailing during the year. The resulting translation adjustments are included in accumulated other comprehensive income as a component of partners' capital (deficit). Exchange gains and losses arising from transactions denominated in foreign currencies other than the functional currency of the entity entering into the transactions are included in current operations. For operations in highly inflationary economies, the Company remeasures such entities' financial statements as if the functional currency was the U.S. dollar.

Comprehensive Income

        Foreign currency translation adjustments, changes in fair value of derivatives designated and accounted for as cash flow hedges and additional minimum pension liability adjustments are included in OCI and added with net income to determine total comprehensive income, which is displayed in the Consolidated Statements of Partners' Capital (Deficit).

        The components of accumulated other comprehensive income (loss) consisted of:

	Cash Flow Hedges	Additional Minimum Pension Liability	Cumulative Translation Adjustment	Total
	(In thousands)
Balance at January 1, 2002	$(13,145)	$(1,938)	$(39,617)	$(54,700)
Change	6,909	(2,051)	12,477	17,335

Balance at December 31, 2002	(6,236)	(3,989)	(27,140)	(37,365)
Change	3,808	706	24,524	29,038

Balance at December 31, 2003	(2,428)	(3,283)	(2,616)	(8,327)
Change	5,813	(992)	23,414	28,235

Balance at December 31, 2004	$3,385	$(4,275)	$20,798	$19,908

Income Taxes

        The Company does not pay U.S. federal income taxes under the provisions of the Internal Revenue Code, as the applicable income or loss is included in the tax returns of the partners. Certain U.S. subsidiaries acquired as part of O-I Plastic are corporations subject to U.S. federal and state income taxes. The Company's foreign operations are subject to tax in their local jurisdictions. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

Option Plans

        The Company accounts for equity based compensation to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") 25, "Accounting for Stock Issued to Employees." SFAS 123, "Accounting For Stock Based Compensation," established accounting and disclosure requirements using a fair-value based method of accounting for equity based employee compensation plans. The exercise prices of all Units (as defined in Note 16) were equal to or greater than the fair market value of the Units on the dates of the grants and, accordingly, no compensation cost has been recognized under the provisions of APB 25. However, as part of the North American reduction in force that occurred in 2003, certain individuals were terminated and were allowed to keep their Unit options, resulting in compensation cost for the year ended December 31, 2003 under SFAS 123 of $0.1 million. Under SFAS 123, compensation cost is measured at the grant date based on the value of the award and is recognized over the service (or vesting) period. Had compensation cost for all option plans been determined under SFAS 123, based on the fair market values at the grant dates, the Company's pro forma net (loss) income for 2004, 2003 and 2002 would have been reflected as follows (in thousands):

	Year Ended December 31,
	2004	2003	2002
As reported	$(40,632)	$9,750	$7,562
Pro forma	(40,952)	9,525	7,057

        The weighted average fair values at date of grant for options granted in 2004 and 2003 were $7,064 and $3,292 per Option, respectively. The fair value of each Option is estimated on the date of the grant using the Minimum Value option pricing model with the following weighted-average assumptions used for Units granted in 2004: pay out yield 0%, expected volatility of 0%, risk free interest rate of 3.3% and expected life of 4.5 years; and in 2003: pay out yield 0%, expected volatility of 0%, risk free interest rate of 2.64% and expected life of 4.5 years.

Postemployment Benefits

        The Company maintains a supplemental income plan, which provides postemployment benefits to a certain employee of the Company. Accrued postemployment benefits of approximately $2.1 million and $1.6 million as of December 31, 2004 and 2003, respectively, were included in other non-current liabilities.

Financial Instruments

        In May 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This statement establishes standards for how a registrant classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement was effective for financial instruments entered into or modified after May 31, 2003, and otherwise was effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities and mandatorily redeemable non-controlling interests in subsidiaries. This statement was effective for mandatorily redeemable financial instruments on January 1, 2004 for the Company. The adoption of SFAS 150 has not had a significant impact on the Company's results of operations or financial position, except for the acquisition of Masko Graham, which is discussed in Note 3.

Leases

        In May 2003, the EITF reached a consensus on EITF 01-8, "Determining Whether an Arrangement Contains a Lease." EITF 01-8 provides guidance for determining whether an arrangement contains a lease that is within the scope of SFAS 13, "Accounting for Leases," and is effective for arrangements initiated after the beginning of the first interim period beginning after May 28, 2003. Arrangements initiated after June 29, 2003 have been accounted for in accordance with EITF 01-8.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

New Accounting Pronouncements

        In November 2004, the FASB issued SFAS 151, "Inventory Costs—an amendment of APB No. 43, Chapter 4," which is the result of its efforts to converge U.S. accounting standards for inventories with International Accounting Standards. SFAS 151 requires abnormal amounts of idle facility expense, freight, handling costs and wasted material (spillage) to be recognized as current-period charges. It also requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Therefore, the Company will be required to adopt SFAS 151 on January 1, 2006. The adoption of SFAS 151 will not have a significant impact on the Company's results of operations or financial position.

        In December 2004, the FASB issued SFAS 123(R), "Share-Based Payment." SFAS 123(R) revises SFAS 123, "Accounting for Stock-Based Compensation" and requires companies to expense the fair value of employee stock options and other forms of stock-based compensation. Under SFAS 123(R), companies are to (1) use fair value to measure stock-based compensation awards and (2) cease using the "intrinsic value" method of accounting, which APB 25 allowed and resulted in no expense for many awards of stock options for which the exercise price of the option equaled the price of the underlying stock at the grant date. In addition, SFAS 123(R) retains the modified grant date model from SFAS 123. Under that model, compensation cost is measured at the fair value of an award on the grant date and adjusted to reflect actual forfeitures and the outcome of certain conditions. The fair value of an award is not remeasured after its initial estimation on the grant date (except in the case of a liability award or if the award is modified). For the Company, SFAS 123(R) will be effective as of the beginning of the first annual reporting period beginning after December 15, 2005. Therefore, the Company will be required to adopt SFAS 123(R) on January 1, 2006. The Company is currently in the process of assessing the impact of the adoption of SFAS 123(R) on its results of operations and financial position.

Reclassifications

        Certain reclassifications have been made to the 2003 and 2002 financial statements to conform to the 2004 presentation.

2.    1998 Recapitalization

        Pursuant to an Agreement and Plan of Recapitalization, Redemption and Purchase, dated as of December 18, 1997 (the "Recapitalization Agreement"), (i) Holdings, (ii) the then owners of the Company (the "Graham Entities") and (iii) BMP/Graham Holdings Corporation, a Delaware corporation ("Investor LP") formed by Blackstone Capital Partners III Merchant Banking Fund L.P., and BCP/Graham Holdings L.L.C., a Delaware limited liability company and a wholly owned subsidiary of Investor LP ("Investor GP" and together with Investor LP, the "Equity Investors") agreed to a recapitalization of Holdings (the "Recapitalization"). Closing under the Recapitalization Agreement occurred on February 2, 1998.

        As a result of the consummation of the Recapitalization, Investor LP owns an 81% limited partnership interest in Holdings and Investor GP owns a 4% general partnership interest in Holdings. Certain Graham Entities (the Graham Family Investors) or affiliates thereof or other entities controlled by Donald C. Graham and his family, have retained a 1% general partnership interest and a 14% limited partnership interest in Holdings. Additionally, Holdings owns a 99% limited partnership interest in the Operating Company, and GPC Opco GP L.L.C., a wholly owned subsidiary of Holdings, owns a 1% general partnership interest in the Operating Company.

3.    Acquisitions

Purchase of additional interest in Masko Graham Joint Venture

        On March 30, 2001, the Company acquired an additional 1% interest in Masko Graham Joint Venture ("Masko Graham") for a then total interest of 51%. On December 29, 2003, Masko Graham redeemed a portion of the shares owned by the minority partners, thereby increasing the Company's interest by an additional 6.75%, bringing the Company's then total interest to 57.75%. On December 29, 2003, the Company agreed to buy the remaining shares owned by the minority partners. On April 15, 2004, the Company purchased the remaining interest. The total purchase price (including acquisition-related costs) for the 100% interest in the operating assets was $18.4 million, net of liabilities assumed. The investment was accounted for under the equity method of accounting prior to March 30, 2001. The acquisition was recorded on March 30, 2001 and December 29, 2003 under the purchase method of accounting and, accordingly, the results of operations of Masko Graham were consolidated in the financial statements of the Company beginning on March 30, 2001. The purchase price has been allocated to assets acquired and liabilities assumed based on fair values. The allocated fair value of assets acquired and liabilities assumed is summarized as follows (in thousands):

Current assets	$3,847
Property, plant and equipment.	8,495
Goodwill	11,792
Elimination of minority interest	5,788

Total	29,922
Less liabilities assumed	11,474

Net cost of acquisition	$18,448

Purchase of O-I Plastic

        On October 7, 2004, the Company acquired O-I Plastic. With 2004 pro forma sales of $2.2 billion, the Company has essentially doubled in size. The Company believes that the acquisition has enabled it to:

  •
  enhance its position as the leading supplier in value-added plastic packaging, by adding breadth and diversity to its portfolio of blue-chip customers;

  •
  optimize the complementary technology portfolios and product development capabilities of the Company and O-I Plastic to pursue attractive conversion opportunities across all product categories;

  •
  begin to realize significant cost savings by eliminating overlapping and redundant corporate and administrative functions, targeting productivity improvements at O-I Plastic's facilities, consolidating facilities in geographic proximity to make them more cost-efficient and rationalizing plants and individual production lines with unattractive economics and/or cost structures. It should be noted that there are significant one-time costs associated with these cost savings; and

  •
  apply its proven business model, management expertise and best practices to deliver innovative designs and enhanced service levels to its combined customer base.

        The Company acquired O-I Plastic for a total purchase price (including acquisition-related costs) of $1,230.8 million, subject to certain adjustments. The acquisition was recorded under the purchase method of accounting and, accordingly, the results of the acquired operation are included in the financial statements of the Company beginning on October 7, 2004. The initial purchase price has been allocated to assets acquired and liabilities assumed based on estimated fair values. The purchase price allocation is preliminary pending a final determination of the purchase price and a final valuation of the assets and liabilities. The initial allocated fair value of assets acquired and liabilities assumed is summarized as follows (in thousands):

Cash.	$10,860
Accounts receivable, net.	130,343
Inventories	141,445
Deferred income taxes	48,239
Prepaid expenses and other current assets	11,312

Total current assets	342,199
Property, plant and equipment	732,057
Intangible assets.	81,000
Goodwill	334,109
Other non-current assets	1,928

Total	1,491,293
Less liabilities assumed	260,467

Net cost of acquisition	$1,230,826

Pro Forma Information

        The following table sets forth unaudited pro forma results of operations, assuming that all of the above acquisitions had taken place at the beginning of each period presented:

	Year Ended December 31,
	2004	2003
	(In millions)
Net sales	$2,239	$2,071
Net loss	$(38)	$(392)

        These unaudited pro forma results have been prepared for comparative purposes only and include certain adjustments, such as additional depreciation and amortization expense as a result of a step-up in the basis of fixed assets and intangible assets, reduced minority interest, increased interest expense on acquisition debt and related tax effects. They do not purport to be indicative of the results of operations which actually would have resulted had the combinations been in effect at the beginning of each period presented, or of future results of operations of the entities.

        The purchase agreement related to O-I Plastic contains a stated purchase price of $1,200.0 million, which was paid on October 7, 2004, subject to adjustments based on the level of working capital acquired, indebtedness assumed, and certain other measures. The Company and the sellers are in the process of resolving certain adjustments to the purchase price and these adjustments could be material. In addition, the purchase agreement provides information on certain net operating loss carryforwards for U.S. federal income tax purposes ("NOL's") that are allocated from the sellers to O-I Plastic. The ultimate amount of such NOL's will not be known until the sellers complete their federal income tax returns for 2004; however the purchase agreement provides that the NOL's will at least equal $100 million. A deferred income tax asset of $39.2 million related to NOL's of $100 million has been included in the purchase price allocation above.

        The finalization of the O-I Plastic purchase price and the NOL's acquired, as well as the finalization of appraisals, could have a material impact on the purchase price allocation above.

4.    Accounts Receivable

        Accounts receivable are presented net of an allowance for doubtful accounts of $8.9 million and $7.6 million at December 31, 2004 and 2003, respectively. Management performs ongoing credit evaluations of its customers and generally does not require collateral.

        The Company had sales to one customer which exceeded 10% of total sales in each of the years ended December 31, 2004, 2003 and 2002. The Company's sales to this customer were 14.9%, 14.6% and 16.4% of total sales for the years ended December 31, 2004, 2003 and 2002, respectively. The Company also had sales to one other customer which exceeded 10% of total sales in each of the years ended December 31, 2004 and 2003. The Company's sales to this customer were 10.2% and 11.2% of total sales for the years ended December 31, 2004 and 2003, respectively. For the year ended December 31, 2004, approximately 70%, 29% and 1% of the sales to these two customers were made in North America, Europe and South America, respectively. The Company also had sales to a third customer of 10.6% of total sales for the year ended December 31, 2003.

5.    Inventories

        Inventories, at lower of cost or market, consisted of the following:

	December 31,
	2004	2003
	(In thousands)
Finished goods	$161,007	$42,760
Raw materials and parts	74,087	23,808

	$235,094	$66,568

6.    Impairment Charges

        During 2004, the Company evaluated the recoverability of its long-lived assets in the following locations (with the operating segment under which it reports in parentheses) due to a significant change in the ability to utilize certain assets:

  •
  France (Europe);

  •
  Spain (Europe); and

  •
  the United States (North America).

        During 2003, the Company evaluated the recoverability of its long-lived assets in the following locations (with the operating segment under which it reports in parentheses) due to indicators of impairment as follows:

  •
  Germany (Europe)—the Company's commitment to a plan to sell this location; and

  •
  the United States (North America)—a significant change in the ability to utilize certain assets.

        During 2002, the Company evaluated the recoverability of its long-lived assets in the following locations (with the operating segment under which it reports in parentheses) due to indicators of impairment as follows:

  •
  Germany (Europe)—the Company's commitment to a plan to sell this location; and

  •
  Certain plant in Louisiana (North America)—the Company's commitment to a plan to close this location.

        For assets to be held and used, the Company determined that the undiscounted cash flows were below the carrying value of certain long-lived assets in these locations. Accordingly, the Company adjusted the carrying values of these long-lived assets in these locations to their estimated fair values, resulting in impairment charges of $7.0 million and $1.9 million for the years ended December 31, 2004 and 2003, respectively.

        For assets to be disposed of, the Company adjusted the carrying values of these long-lived assets in these locations to the lower of their carrying values or their estimated fair values less costs to sell, resulting in impairment charges of $0.6 million and $5.1 million for the years ended December 31, 2003 and 2002, respectively. These assets have no remaining carrying amount as of December 31, 2004. Discrete financial information is not available for these assets that are held for disposal.

        The Company has determined that there was no goodwill impairment for the years ended December 31, 2004, 2003 and 2002.

7.    Intangible Assets

        The gross carrying amount and accumulated amortization of the Company's intangible assets subject to amortization as of December 31, 2004 were as follows:

	Gross Carrying Amount	Accumulated Amortization	Net	Amortization period (years)
	(In thousands)
Patented Technology	$22,415	$(597)	$21,818	9 to 13.5 years
Customer Relationships	34,303	(725)	33,578	3.75 to 20 years
Licensing Agreement	28,000	(637)	27,363	11 years
Non-Compete Agreement	1,539	(108)	1,431	1 to 5 years

Total	$86,257	$(2,067)	$84,190

        Amortization expense for the year ended December 31, 2004 was $2.1 million. Estimated aggregate amortization expense for each of the next five years ending December 31 is as follows (in thousands):

2005	$6,713
2006	6,707
2007	6,681
2008	6,602
2009	6,527

8.    Goodwill

        The changes in the carrying amount of goodwill were as follows:

	North America Segment		Europe Segment	South America Segment	Total
	(In thousands)
Balance at January 1, 2003	$3,515		$1,333	$718	$5,566
Goodwill acquired during the year	—		11,797	—	11,797
Foreign currency translation adjustments	—		(64)	(11)	(75)

Balance at December 31, 2003	3,515		13,066	707	17,288
Goodwill acquired during the year	329,659	*	4,450	—	334,109
Foreign currency translation and other adjustments	—		(600)	(13)	(613)

Balance at December 31, 2004	$333,174		$16,916	$694	$350,784

*
$329,659 of goodwill associated with the acquisition of O-I Plastic is included in the North America segment. This goodwill has not been allocated to the other reporting segments as it is not practicable to complete this allocation until the final determination of the purchase price and related allocations to the fair value of assets acquired and liabilities assumed has been made.

9.    Accrued Expenses

        Accrued expenses consisted of the following:

	December 31,
	2004	2003
	(In thousands)
Accrued employee compensation and benefits	$51,545	$23,591
Accrued interest	19,015	21,257
Minority interest purchase	—	13,324
Other	83,853	41,750

	$154,413	$99,922

        For the years ended December 31, 2003 and 2002, the Company incurred costs of employee termination benefits in France of $5.1 million and $9.0 million, respectively, which included the legal liability of severing 149 employees. The Company terminated 25 of these employees as of December 31, 2002. The remaining 124 employees were terminated during the year ended December 31, 2003. The majority of the cash payments for these termination benefits have been made as of December 31, 2004. For the year ended December 31, 2003, the Company incurred costs of employee termination benefits in North America of $2.1 million, which included the legal liability of severing 39 employees, all of which were terminated as of December 31, 2003. Substantially all of the cash payments for these termination benefits are expected to be made by December 31, 2007. The disposal activities initiated in 2003 and 2004 were accounted for in accordance with SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities." For the year ended December 31, 2004, the Company incurred costs of employee termination benefits in the United States, as a result of redundancy in corporate staff related to the acquisition of O-I Plastic, of $1.1 million, which included the legal liability of severing 53 employees, 45 of which were terminated as of December 31, 2004. In accordance with EITF 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination," these costs were treated as having been assumed in the purchase business combination of O-I Plastic and included in the allocation of the acquisition cost. Substantially all of the cash payments for these termination benefits have been made as of December 31, 2004. For the year ended December 31, 2004, the Company accrued costs of employee termination benefits in the United States related to plant closures of $3.3 million, in accordance with EITF 95-3. This liability was treated as having been assumed in the purchase business combination of O-I Plastic and included in the allocation of the acquisition cost. (Refer to Note 3 for a discussion of this acquisition). No employees of the plants scheduled to be closed have been terminated as of December 31, 2004. Substantially all of the cash payments for these termination benefits are expected to be made by December 31, 2005.

        The following table reflects a rollforward of these costs, primarily included in accrued employee compensation and benefits (in thousands):

	France Reduction in Force	2003 North America Reduction in Force	2004 United States Reduction in Force	United States Plant Closures	Total
Reserves at December 31, 2002	$9,015	$—	$—	$—	$9,015
Increase in reserves	5,076	2,068	—	—	7,144
Cash payments	(13,296)	(630)	—	—	(13,926)

Reserves at December 31, 2003	795	1,438	—	—	2,233
Increase in reserves	262	16	1,133	3,294	4,705
Cash payments	(426)	(677)	(1,056)	—	(2,159)

Reserves at December 31, 2004	$631	$777	$77	$3,294	$4,779

10.    Debt Arrangements

        Long-term debt consisted of the following:

	December 31,
	2004	2003
	(In thousands)
Term loans	$1,800,000	$568,000
Revolving loan	19,000	14,500
Revolving credit facilities	7,707	5,739
Senior Notes	250,000	—
Senior Subordinated Notes (New)	375,000	—
Senior Subordinated Notes (Old)	—	325,000
Senior Discount Notes	—	169,000
Capital leases	11,208	13,052
Other	2,290	2,158

	2,465,205	1,097,449
Less amounts classified as current	25,654	12,157

	$2,439,551	$1,085,292

        The majority of the Company's prior credit facilities were refinanced on October 7, 2004 in connection with the acquisition of O-I Plastic (the "Transactions"). The Operating Company, Holdings, CapCo I and a syndicate of lenders entered into a new credit agreement (the "Credit Agreement") and second-lien credit agreement (the "Second-Lien Credit Agreement" and, together with the Credit Agreement, the "Credit Agreements"). The Credit Agreements consist of a term loan B to the Operating Company with an initial term loan commitment totaling $1,450.0 million and a second-lien term loan with an initial term loan commitment of $350.0 million (the "Term Loans" or "Term Loan Facilities") and a $250.0 million revolving credit facility (the "Revolving Credit Facility"). The obligations of the Operating Company under the Credit Agreements are guaranteed by Holdings and certain other subsidiaries of Holdings. The term loan B is payable in quarterly installments and requires payments of $14.5 million in 2005, $14.5 million in 2006, $14.5 million in 2007, $14.5 million in 2008, $14.5 million in 2009, $14.5 million in 2010 and $1,363.0 million in 2011. The second-lien term loan is payable in 2012. The Revolving Credit Facility expires on October 7, 2010. Availability under the Company's Revolving Credit Facility as of December 31, 2004 was $221.9 million (as reduced by $9.1 million of outstanding letters of credit). Interest under the Credit Agreement is payable at (a) the "Alternate Base Rate" ("ABR") (the higher of the Prime Rate or the Federal Funds Rate plus 0.50%) plus a margin ranging from 1.25% to 1.75%; or (b) the "Eurodollar Rate" (the applicable interest rate offered to banks in the London interbank eurocurrency market) plus a margin ranging from 2.25% to 2.75%. A commitment fee of 0.50% is due on the unused portion of the revolving loan commitment. Interest under the Second-Lien Credit Agreement is payable at (a) the ABR plus a margin of 3.25%; or (b) the "Eurodollar Rate" plus a margin of 4.25%. In addition, the Credit Agreements contain certain affirmative and negative covenants as to the operations and financial condition of the Company, as well as certain restrictions on the payment of dividends and other distributions to Holdings. As of December 31, 2004 the Company was only subject to a capital expenditure limitation covenant, and was in compliance with this covenant.

        Substantially all domestic tangible and intangible assets of the Company are pledged as collateral pursuant to the terms of the Credit Agreements.

        The Transactions also included the issuance of $250.0 million in Senior Notes of the Operating Company and $375.0 million in Senior Subordinated Notes of the Operating Company (collectively "the Notes"). The Notes are unconditionally guaranteed by Holdings and mature on October 7, 2012 (Senior Notes) and October 7, 2014 (Senior Subordinated Notes). Interest on the Senior Notes is payable semi-annually at 8.50% and interest on the Senior Subordinated Notes is payable semi-annually at 9.875%.

        During 2003, the Operating Company entered into four interest rate swap agreements that effectively fix the interest rate on $400.0 million of variable rate debt under the Company's prior credit agreement, on $300.0 million through March 24, 2006 at a weighted average rate of 2.54% and on $100.0 million through September 11, 2006 at 2.80%.

        During 2004, the Operating Company entered into four forward starting interest rate swap agreements that effectively fix the interest rate on $700.0 million of the Term Loans at a weighted average rate of 3.89%. These swaps go into effect at various points in 2006 and expire in December 2007 ($500.0 million) and January 2008 ($200.0 million). In addition, the Operating Company in 2004 entered into a $200.0 million interest rate cap that expires in January 2006.

        The Credit Agreements and Notes contain a number of significant covenants that, among other things, restrict the Company's ability to dispose of assets, repay other indebtedness, incur additional indebtedness, pay dividends, prepay subordinated indebtedness, incur liens, make capital expenditures, investments or acquisitions, engage in mergers or consolidations, engage in transactions with affiliates and otherwise restrict the Company's activities. In addition, under the Credit Agreements, the Company is required to satisfy specified financial ratios and tests beginning with the first quarter of 2005.

        Under the Credit Agreements, the Operating Company is subject to restrictions on the payment of dividends or other distributions to Holdings; provided that, subject to certain limitations, the Operating Company may pay dividends or other distributions to Holdings:

  •
  in respect of overhead, tax liabilities, legal, accounting and other professional fees and expenses; and

  •
  to fund purchases and redemptions of equity interests of Holdings or Investor LP held by then present or former officers or employees of Holdings, the Operating Company or their Subsidiaries (as defined therein) or by any employee stock ownership plan upon that person's death, disability, retirement or termination of employment or other circumstances with annual dollar limitations.

        The Company's weighted average effective interest rate on the outstanding borrowings under the Term Loans and Revolving Credit Loans was 5.28% and 5.18% at December 31, 2004 and 2003, respectively, excluding the effect of interest rate swaps.

        The Company had several variable-rate revolving credit facilities denominated in U.S. Dollars, Brazilian Real, Turkish Lira and Polish Zloty, with aggregate available borrowings at December 31, 2004 equivalent to $10.8 million. The Company's average effective interest rate on borrowings of $7.7 million on these credit facilities at December 31, 2004 was 13.1%. The Company's average effective interest rate on borrowings of $5.7 million on these credit facilities at December 31, 2003 was 7.6%.

        Interest paid during 2004, 2003 and 2002, net of amounts capitalized of $1.8 million, $1.6 million and $1.5 million, respectively, and inclusive of tender and call premiums on debt retired during 2004 of $15.2 million, totaled $115.4 million, $74.5 million and $62.0 million, respectively.

        The annual debt service requirements of the Company for the succeeding five years are as follows: 2005—$25.7 million; 2006—$17.1 million; 2007—$21.0 million; 2008—$14.9 million; and 2009—$14.8 million.

11.    Fair Value of Financial Instruments and Derivatives

        The following methods and assumptions were used to estimate the fair values of each class of financial instruments:

Cash and Cash Equivalents, Accounts Receivable and Accounts Payable

        The fair values of these financial instruments approximate their carrying amounts.

Long-Term Debt

        The fair values of the variable-rate, long-term debt instruments approximate their carrying amounts. The fair value of other long-term debt was based on market price information. Other long-term debt includes $250.0 million of Senior Notes and $375.0 of Senior Subordinated Notes and totaled approximately $637.3 million and $433.4 million at December 31, 2004 and 2003, respectively.

The fair value of this long-term debt, including the current portion, was approximately $678.2 million and $442.7 million at December 31, 2004 and 2003, respectively.

Derivatives

        The Company is exposed to market risk from changes in interest rates and currency exchange rates. The Company manages these exposures on a consolidated basis and enters into various derivative transactions for selected exposure areas. The financial impacts of these hedging instruments are offset by corresponding changes in the underlying exposures being hedged. The Company does not hold or issue derivative financial instruments for trading purposes.

        Interest rate swap agreements are used to hedge exposure to interest rates associated with the Company's Credit Agreements. Under these agreements, the Company agrees to exchange with a third party at specified intervals the difference between fixed and variable interest amounts calculated by reference to an agreed-upon notional principal amount. In 2004, the assets associated with interest rate swaps are recorded on the balance sheet in prepaid expenses and other current assets and other non-current assets at fair value. In 2003, the liabilities associated with interest rate swaps are recorded on the balance sheet in accrued expenses and other non-current liabilities at fair value. The hedges are highly effective as defined in SFAS 133, with the effective portion of the cash flow hedges recorded in OCI.

        The following table presents information for all interest rate swaps and caps. The notional amount does not necessarily represent amounts exchanged by the parties, and therefore is not a direct measure of the Company's exposure to credit risk. The fair value approximates the cost to settle the outstanding contracts.

	December 31,
	2004	2003
	(In thousands)
Swaps:
Notional amount	$1,100,000	$400,000
Fair value—asset (liability)	3,385	(2,428)
Caps:
Notional amount	200,000	—
Fair value—asset	17	—

        Derivatives are an important component of the Company's interest rate management program, leading to acceptable levels of variable interest rate risk. Due to declining interest rates in 2004, 2003 and 2002, the effect of derivatives was to increase interest expense by $4.6 million, $10.2 million and $12.5 million for 2004, 2003 and 2002, respectively, compared to an entirely unhedged variable rate debt portfolio.

        The Company manufactures and sells its products in a number of countries throughout the world and, as a result, is exposed to movements in foreign currency exchange rates. The Company utilizes foreign currency hedging activities to protect against volatility associated with purchase commitments that are denominated in foreign currencies for machinery, equipment and other items created in the normal course of business. The terms of these contracts are generally less than one year.

        Gains and losses related to qualifying hedges of foreign currency firm commitments or anticipated transactions are accounted for in accordance with SFAS 133. At December 31, 2004 the Company had forward foreign currency exchange contracts to purchase (euro)1.6 million with a fair value of $2.1 million. There were no currency forward contracts outstanding at December 31, 2003.

        Credit risk arising from the inability of a counterparty to meet the terms of the Company's financial instrument contracts is generally limited to the amounts, if any, by which the counterparty's obligations exceed the obligations of the Company. It is the Company's policy to enter into financial instruments with a diversity of creditworthy counterparties. Therefore, the Company does not expect to incur material credit losses on its risk management or other financial instruments.

12.    Lease Commitments

        The Company was a party to various leases involving real property and equipment during 2004, 2003 and 2002. Total rent expense for operating leases amounted to $32.4 million in 2004, $23.8 million in 2003 and $22.9 million in 2002. Minimum future lease obligations on long-term noncancelable operating leases in effect at December 31, 2004 are as follows: 2005—$26.0 million; 2006—$20.3 million; 2007—$18.4 million; 2008—$16.5 million; 2009—$11.5 million; and thereafter—$35.8 million. Minimum future lease obligations on capital leases in effect at December 31, 2004 are as follows: 2005—$2.4 million; 2006—$2.2 million; 2007—$6.0 million; 2008—$0.1 million; 2009—$0.2 million; and thereafter—$0.3 million. The gross amount of assets under capital leases was $20.7 million and $20.8 million as of December 31, 2004 and 2003, respectively.

13.    Transactions with Affiliates

        Transactions with entities affiliated through common ownership included the following:

	Year Ended December 31,
	2004	2003	2002
	(In thousands)
Equipment and related services purchased from affiliates	$13,610	$9,325	$20,220
Goods and related services purchased from affiliates	$1,655	$2,586	$5,380
Management services provided by affiliates, including management, legal, tax, accounting, insurance, treasury and employee benefits administration services	$2,912	$2,070	$2,250
Advisory services related to the Transactions	$24,250	$—	$—
Services provided and sales to affiliates, including administrative services, engineering services and raw materials	$2	$—	$759
Interest income on notes receivable from owners	$171	$156	$150

        Account balances with affiliates included the following:

	As of December 31,
	2004	2003
	(In thousands)
Accounts receivable	$1,306	$1,482
Accounts payable	$2,727	$1,747
Notes and interest receivable for ownership interests	$2,920	$2,749

14.    Pension Plans

        Substantially all employees of the Company participate in noncontributory defined benefit or defined contribution pension plans.

        The U.S. defined benefit plan covering salaried employees provides retirement benefits based on the final five years average compensation, while plans covering hourly employees provide benefits based on years of service. The Company's policy is to fund the normal cost plus amounts required to amortize actuarial gains and losses and prior service costs over a period of ten years.

        Using the most recent actuarial valuations the following table sets forth the change in the Company's benefit obligation and pension plan assets at market value for the years ended December 31, 2004 and 2003:

	2004	2003
	(In thousands)
Change in benefit obligations:
Benefit obligation at beginning of year	$(53,084)	$(52,200)
Service cost	(4,127)	(3,095)
Interest cost	(3,338)	(3,453)
Benefits paid	959	3,752
Employee contribution	(17)	—
Change in benefit payments due to experience	(58)	(250)
Effect of exchange rate changes	(1,056)	(904)
Divestitures	—	560
Acquisitions	(8,988)	—
Settlements	—	7,677
Increase in benefit obligation due to change in discount rate	(2,641)	(4,445)
Increase in benefit obligation due to plan experience	(694)	(581)
Increase in benefit obligation due to plan change	(596)	(145)

Benefit obligation at end of year	$(73,640)	$(53,084)

Change in plan assets:
Plan assets at market value at beginning of year	$34,060	$34,951
Actual return on plan assets	3,135	5,296
Acquisition	5,205	—
Foreign currency exchange rate changes	684	712
Employer contribution	3,621	4,819
Employee contribution	17	—
Settlements	—	(7,975)
Benefits paid	(948)	(3,743)

Plan assets at market value at end of year	$45,774	$34,060

Funded status	$(27,866)	$(19,024)
Unrecognized net actuarial loss	16,626	13,591
Unrecognized prior service cost	3,352	3,129

Net amount recognized	$(7,888)	$(2,304)

Amounts recognized in the statement of financial position consist of:
Accrued benefit liability	$(15,515)	$(8,716)
Intangible asset	3,352	3,129
Accumulated other comprehensive income	4,275	3,283

Net amount recognized	$(7,888)	$(2,304)

        The accumulated benefit obligation of all defined benefit pension plans was $60.5 million and $42.6 million at December 31, 2004 and 2003, respectively.

        The Company's net pension cost for its defined benefit pension plans includes the following components:

	Year Ended December 31,
	2004	2003	2002
	(In thousands)
Service cost	$4,127	$3,095	$2,786
Interest cost	3,338	3,453	3,023
Net investment return on plan assets	(3,245)	(5,309)	1,574
Curtailment loss (gain)	106	—	(66)
Net amortization and deferral	838	3,621	(3,930)
Settlement loss	—	420	320

Net periodic pension costs	$5,164	$5,280	$3,707

	Actuarial Assumptions
	U.S.	Canada	United Kingdom	Germany	Mexico
Discount rate—2004	6.00%	6.00%	5.40%	4.50%	8.68%
—2003	6.25%	6.00%	N/A	5.50%	N/A
—2002	6.75%	6.50%	5.50%	5.25%	N/A
Long-term rate of return on plan assets—2004	8.75%	8.00%	6.60%	N/A	N/A
—2003	8.75%	8.00%	N/A	N/A	N/A
—2002	9.00%	8.00%	4.50%	N/A	N/A
Weighted average rate of increase for future compensation levels—2004	4.50%	4.00%	3.50%	1.50%	5.55%
—2003	4.50%	5.00%	N/A	1.50%	N/A
—2002	4.50%	5.00%	N/A	2.00%	N/A

        Pension expense is calculated based upon a number of actuarial assumptions established on January 1 of the applicable year, detailed in the table above, including a weighted-average discount rate, rate of increase in future compensation levels and an expected long-term rate of return on plan assets. The discount rate used by the Company for valuing pension liabilities is based on a review of high quality corporate bond yields with maturities approximating the remaining life of the projected benefit obligations. The discount rate on this basis has decreased from 6.25% at December 31, 2003 to 6.00% at December 31, 2004. The expected long-term rate of return assumption on plan assets (which consist mainly of U.S. equity and debt securities) was developed by evaluating input from the Company's actuaries and investment consultants as well as long-term inflation assumptions. Projected returns by such consultants are based on broad equity and bond indices. The expected long-term rate of return on plan assets is based on an asset allocation assumption of 65% with equity managers and 35% with fixed income managers. At December 31, 2004, the Company's asset allocation was 66% with equity managers, 32% with fixed income managers and 2% other. At December 31, 2003, the Company's asset allocation was 65% with equity managers, 32% with fixed income managers and 3% other. The Company believes that its long-term asset allocation on average will approximate 65% with equity managers and 35% with fixed income managers. The Company regularly reviews its actual asset allocation and periodically rebalances its investments to targeted allocations when considered appropriate. Based on this methodology the Company's expected long-term rate of return assumption is 8.75% in 2004 and 2005. Asset allocations for the Company's non-U.S. plans are substantially similar to the U.S. plan.

        In accordance with the provisions of SFAS 87, the Company has recognized an additional minimum pension liability at December 31, 2004 of $7.7 million ($6.4 million at December 31, 2003) for circumstances in which a pension plan's accumulated benefit obligation exceeded the fair value of the plan's assets and accrued pension liability. Such liability was partially offset by an intangible asset equal to the unrecognized prior service cost.

        The Company made cash contributions to its pension plans in 2004 of $3.6 million and paid benefit payments of $0.9 million. The Company estimates that based on current actuarial calculations it will make cash contributions to its pension plans in 2005 of $4.5 million. Cash contributions in subsequent years will depend on a number of factors including performance of plan assets.

        The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

Pension Benefits
(In thousands)
2005	$1,135
2006	1,261
2007	1,499
2008	1,883
2009	2,253
Years 2010 - 2014	17,858

        The Company also participated in a defined contribution plan under Internal Revenue Code Section 401(k), which covered all U.S. employees of the Company except those represented by a collective bargaining unit. The Company's contributions were determined as a specified percentage of employee contributions, subject to certain maximum limitations. The Company's costs for the defined contribution plan for 2004, 2003 and 2002 were $2.1 million, $1.7 million and $1.2 million, respectively.

15.    Partners' Capital

        Holdings was formed under the name "Sonoco Graham Company" on April 3, 1989 as a limited partnership in accordance with the provisions of the Pennsylvania Uniform Limited Partnership Act, and on March 28, 1991, Holdings changed its name to "Graham Packaging Company." Upon the closing of the Recapitalization, the name of Holdings was changed to "Graham Packaging Holdings Company." Holdings will continue until its dissolution and winding up in accordance with the terms of the Holdings Partnership Agreement (as defined below).

        As contemplated by the Recapitalization Agreement, Graham Family Investors (as successors and assigns of Graham Capital Corporation and Graham Family Growth Partnership), Graham Packaging Corporation ("Graham GP Corp"), Investor LP and Investor GP entered into a Fifth Amended and Restated Agreement of Limited Partnership (the "Holdings Partnership Agreement"). The general partners of the partnership are Investor GP and Graham GP Corp. The limited partners of the partnership are GPC Holdings, L.P. and Investor LP.

        Capital Accounts.    A capital account is maintained for each partner on the books of the Company. The Holdings Partnership Agreement provides that at no time during the term of the partnership or upon dissolution and liquidation thereof shall a limited partner with a negative balance in its capital account have any obligation to Holdings or the other partners to restore such negative balance. Items of partnership income or loss are allocated to the partners' capital accounts in accordance with their percentage interests except as provided in Section 704(c) of the Internal Revenue Code with respect to contributed property where the allocations are made in accordance with the U.S. Treasury regulations thereunder.

        Distributions.    The Holdings Partnership Agreement requires certain tax distributions to be made if and when the Company has taxable income. Other distributions shall be made in proportion to the partners' respective percentage interests.

        Transfers of Partnership Interests.    The Holdings Partnership Agreement provides that, subject to certain exceptions including, without limitation, in connection with an IPO Reorganization (as defined below) and the transfer rights described below, general partners shall not withdraw from Holdings, resign as a general partner nor transfer their general partnership interests without the consent of all general partners, and limited partners shall not transfer their limited partnership interests.

        If either Graham GP Corp. and/or GPC Holdings, L.P. (individually "Continuing Graham Partner" and collectively the "Continuing Graham Partners") wishes to sell or otherwise transfer its partnership interests pursuant to a bona fide offer from a third party, Holdings and the Equity Investors must be given a prior opportunity to purchase such interests at the same purchase price set forth in such offer. If Holdings and the Equity Investors do not elect to make such purchase, then such Continuing Graham Partner may sell or transfer such partnership interests to such third party upon the terms set forth in such offer. If the Equity Investors wish to sell or otherwise transfer their partnership interests pursuant to a bona fide offer from a third party, the Continuing Graham Partners shall have a right to include in such sale or transfer a proportionate percentage of their partnership interests. If the Equity Investors (so long as they hold 51% or more of the partnership interests) wish to sell or otherwise transfer their partnership interests pursuant to a bona fide offer from a third party, the Equity Investors shall have the right to compel the Continuing Graham Partners to include in such sale or transfer a proportionate percentage of their partnership interests.

        Dissolution.    The Holdings Partnership Agreement provides that Holdings shall be dissolved upon the earliest of (i) the sale, exchange or other disposition of all or substantially all of Holdings' assets (including pursuant to an IPO Reorganization), (ii) the withdrawal, resignation, filing of a certificate of dissolution or revocation of the charter or bankruptcy of a general partner, or the occurrence of any other event which causes a general partner to cease to be a general partner unless (a) the remaining general partner elects to continue the business or (b) if there is no remaining general partner, a majority-in-interest of the limited partners elect to continue the partnership, or (iii) such date as the partners shall unanimously elect.

        IPO Reorganization.    "IPO Reorganization" means the transfer of all or substantially all of Holdings' assets and liabilities to CapCo II in contemplation of an initial public offering of the shares of common stock of CapCo II. The Holdings Partnership Agreement provides that, without the approval of each general partner, the IPO Reorganization may not be effected through any entity other than CapCo II.

16.    Option Plans

        Pursuant to the Recapitalization Agreement, the Company adopted the Graham Packaging Holdings Company Management Option Plan (the "1998 Option Plan"). On November 17, 2004, the Company adopted a second option plan entitled 2004 Graham Packaging Holdings Company Management Option Plan (the "2004 Option Plan" and, together with the 1998 Option Plan, the "Option Plans").

        The Option Plans provide for the grant to management employees of Holdings and its subsidiaries and non-employee directors, advisors, consultants and other individuals providing services to Holdings of options ("Options") to purchase limited partnership interests in Holdings equal to 0.0075% of

Holdings (prior to any dilution resulting from any interests granted pursuant to the Option Plans) (each 0.0075% interest being referred to as a "Unit"). The aggregate number of Units with respect to which Options may be granted under the 1998 Option Plan shall not exceed 631.0 Units and the aggregate number of Units with respect to which Options may be granted under the 2004 Option Plan shall not exceed 650.0 Units, representing a total of up to 8.7% of the equity of Holdings.

        The exercise price per Unit shall be at or above the fair market value of a Unit on the date of grant. The number and type of Units covered by outstanding Options and exercise prices may be adjusted to reflect certain events such as recapitalizations, mergers or reorganizations of or by Holdings. The Option Plans are intended to advance the best interests of the Company by allowing such employees to acquire an ownership interest in the Company, thereby motivating them to contribute to the success of the Company and to remain in the employ of the Company.

        A committee has been appointed to administer the Option Plans, including, without limitation, the determination of the individuals to whom grants will be made, the number of Units subject to each grant and the various terms of such grants. Relative to the 1998 Option Plan, during 2004, 2.7 Option Units were forfeited and no Option Units were granted. During 2003, 3.6 Option Units were forfeited and Options to purchase 98.4 Units were granted. During 2002, no Option Units were forfeited and Options to purchase 49.9 Units were granted. Relative to the 2004 Option Plan, no Option Units were forfeited and Options to purchase 616.5 Units were granted. As of December 31, 2004, 1,239.6 Option Units were outstanding.

        A summary of the changes in the Option Units outstanding under the Option Plans as of December 31, 2004, 2003 and 2002 is as follows:

	2004		2003		2002
	Units Under Option	Weighted Average Exercise Price	Units Under Option	Weighted Average Exercise Price	Units Under Option	Weighted Average Exercise Price
Outstanding at beginning of year	625.8	$26,527	531.0	$25,977	481.1	$25,789
Granted	616.5	51,579	98.4	29,606	49.9	27,792
Exercised	0.0	—	0.0	—	0.0	—
Forfeited	(2.7)	29,606	(3.6)	29,606	0.0	25,789

Outstanding at end of year	1,239.6	38,980	625.8	26,527	531.0	25,977

Exercisable at end of year	467.1	26,092	414.6	25,869	341.9	25,789

        The following table summarizes information relating to Option Units outstanding under the Option Plans at December 31, 2004:

	Options Outstanding			Options Exercisable
Exercise Prices	Options Outstanding at 12/31/04	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Options Exercisable at 12/31/04	Weighted Average Exercise Price
$25,789 to $29,606	623.1	4.6	$26,514	467.1	$26,092
$51,579	616.5	9.9	$51,579	—	—

	1,239.6

17.    Other (Income) Expense, Net

        Other (income) expense, net consisted of the following:

	Year Ended December 31,
	2004	2003	2002
	(In thousands)
Foreign exchange (gain) loss	$(1,260)	$(336)	$265
Other	174	11	(86)

	$(1,086)	$(325)	$179

18.    Income Taxes

        The provision for income taxes consisted of:

	Year Ended December 31,
	2004	2003	2002
	(In thousands)
Current provision:
Federal	$—	$—	$—
State and local	—	—	—
Foreign	6,889	5,258	2,632

Total current provision	$6,889	$5,258	$2,632

Deferred provision:
Federal	$(7,176)	$—	$—
State and local	(1,421)	—	—
Foreign	(440)	1,551	1,370

Total deferred (benefit) provision	$(9,037)	$1,551	$1,370

Total (benefit) provision	$(2,148)	$6,809	$4,002

        The following table sets forth the deferred income tax assets and liabilities that result from temporary differences between the reported amounts and the tax bases of the assets and liabilities:

	December 31,
	2004	2003
	(In thousands)
Deferred income tax assets:
Net operating loss carryforwards	$100,320	$60,820
Fixed assets, principally due to differences in depreciation and assigned values	1,462	1,492
Accrued retirement indemnities	1,153	955
Inventories	2,015	19
Accruals and reserves	16,947	877
Capital leases	444	495
Other items	24	178

Gross deferred tax assets	122,365	64,836
Valuation allowance	(44,734)	(53,287)

Net deferred income tax assets	77,631	11,549

Deferred income tax liabilities:
Fixed assets, principally due to differences in depreciation and assigned values	119,246	14,817
Inventories	5,511	—
Amortizable intangibles	31,637	79
Other items	1,828	430

Gross deferred income tax liabilities	158,222	15,326

Net deferred income tax liabilities	$80,591	$3,777

        Current deferred income tax liabilities of $0.4 million in 2004 and $0.1 million in 2003 are included in accrued expenses. Non-current deferred tax assets of $1.2 million in 2004 and $0.0 million in 2003 are included in other non-current assets.

        The valuation allowance reduces the Company's deferred income tax assets to an amount that Management believes is more likely than not to be realized.

        Certain legal entities in the Company do not pay income taxes because their income is taxed to the owners. For those entities, the reported amount of their assets net of the reported amount of their liabilities are exceeded by the related tax bases of their assets net of liabilities by $177.5 million at December 31, 2004 and $208.5 million at December 31, 2003.

        The difference between the actual income tax provision and an amount computed by applying the U.S. federal statutory rate for corporations to earnings before income taxes is attributable to the following:

	Year Ended December 31,
	2004	2003	2002
	(In thousands)
Taxes at U.S. federal statutory rate	$(14,467)	$6,074	$4,647
Partnership (income) loss not subject to federal income taxes	13,413	(2,632)	(10,246)
State income tax net of federal benefit	(897)	—	—
Foreign loss without current tax benefit	1,853	5,463	10,037
Change in valuation allowance	(1,772)	(2,174)	(227)
Other	(278)	78	(209)

	$(2,148)	$6,809	$4,002

        As of December 31, 2004, the Company's domestic subsidiaries have net operating loss carryforwards of approximately $118.7 million. These net operating loss carryforwards are available to offset future taxable income and expire principally in the years 2019 through 2024. The Company's international operating subsidiaries have, in the aggregate, approximately $155.4 million of tax loss carryforwards available as of December 31, 2004. These losses are available to reduce the originating subsidiary's future taxable foreign income and have varying expiration dates. The loss carryforwards relating to the Company's French subsidiaries ($143.6 million) and UK subsidiaries ($2.4 million) have no expiration date. The remainder of the foreign loss carryforwards have expiration dates ranging from 2006 through 2014. The Company's international subsidiaries also have approximately $9.1 million of capital loss carryforwards which are available only to offset capital gains. If unused, all but $0.4 million of these losses (which have no expiration date) will expire in 2011.

        As of December 31, 2004, the Company's equity in the undistributed earnings of foreign subsidiaries for which income taxes had not been provided approximated $82.5 million. It is not practicable to estimate the U.S. and foreign tax which would be payable should these earnings be distributed.

        The American Jobs Creation Act of 2004 (the "Act") was signed into law on October 22, 2004. The Act creates a temporary incentive for U.S. corporations to repatriate accumulated income abroad by providing an 85 percent dividends received deduction for certain dividends from controlled foreign corporations. As of December 31, 2004, Management has not decided whether, and to what extent, the Company would repatriate foreign earnings under the Act. Neither the amount of repatriation nor the related income tax effects from such repatriation can be reasonably estimated at this time. The income tax effect is dependent upon a number of factors, which are being analyzed, including, among others, the cost of financing, the need to deploy cash elsewhere and the issuance of additional guidance from the U.S. Treasury Department. The Company will continue to analyze the effect of this provision and expects to complete this analysis before the end of 2005, and will recognize the income tax effect, if any, in the period when a decision whether to repatriate is made.

        Cash income tax payments of $6.8 million, $3.4 million and $2.5 million were made for income tax liabilities in 2004, 2003 and 2002 respectively.

19.    Commitments

        In connection with plant expansion and improvement programs, the Company had commitments for capital expenditures of approximately $84.6 million at December 31, 2004, including the $12.0 million per year obligation to Graham Engineering for products and services through December 31, 2007. See Note 20.

20.    Contingencies and Legal Proceedings

        The Company is party to various litigation matters arising in the ordinary course of business. The ultimate legal and financial liability of the Company with respect to such litigation cannot be estimated with certainty, but Management believes, based on its examination of these matters, experience to date and discussions with counsel, that ultimate liability from the Company's various litigation matters will not be material to the business, financial condition, results of operations or cash flows of the Company.

        On July 9, 2002, the Company and Graham Engineering executed a First Amendment to the Equipment Sales, Services and License Agreement to, among other things, (i) limit the Company's existing rights in exchange for a perpetual license in the event Graham Engineering proposes to sell its rotary extrusion blow molding equipment business or assets to certain of the Company's significant competitors; (ii) clarify that the Company's exclusivity rights under the Equipment Sales, Services and License Agreement do not apply to certain new generations of Graham Engineering equipment; (iii) provide Graham Engineering certain recourse in the event the Company decides to buy certain high output extrusion blow molding equipment from any supplier other than Graham Engineering; and (iv) obligate the Company, retroactive to January 1, 2002 and subject to certain credits and carry-forwards, to make payments for products and services to Graham Engineering in the amount of at least $12.0 million per calendar year, or else pay Graham Engineering a shortfall payment. The minimum purchase commitment for 2004 has been met.

        Subsequently, on January 13, 2004 the parties executed a Second Amendment to the Equipment Sales, Services and License Agreement. Such amendment removed restrictions originally placed upon the Company with respect to the Company's use of Graham Engineering technology to manufacture containers at blow molding plants co-located with dairies or dairy-focused facilities.

21.    Segment Information

        The Company is organized and managed on a geographical basis in three operating segments: North America, Europe and South America. The accounting policies of the segments are consistent with those described in Note 1. The Company's measure of profit or loss is operating income (loss).

Segment information for the three years ended December 31, 2004, representing the reportable segments currently utilized by the chief operating decision maker, was as follows:

	Year	North America	Europe	South America	Eliminations	Total
		(a)	(a)(b)	(a)	(c)	(a)
	(In thousands)
Net sales(d)(e)	2004	$1,136,508	$173,428	$43,529	$(510)	$1,352,955
	2003	809,638	143,905	25,486	(293)	978,736
	2002	744,967	138,498	23,240		906,705
Operating income (loss)	2004	$83,441	$11,179	$3,459		$98,079
	2003	104,892	7,623	1,101		113,616
	2002	109,363	(16,159)	2,036		95,240
Depreciation and amortization(f)	2004	$125,240	$14,709	$2,069		$142,018
	2003	75,703	6,141	1,611		83,455
	2002	67,407	11,357	1,648		80,412
Impairment charges	2004	$5,340	$1,656	—		$6,996
	2003	2,145	364	—		2,509
	2002	1,088	4,041	—		5,129
Interest expense (income), net(f)	2004	$136,768	$2,897	$835		$140,500
	2003	93,838	2,651	97		96,586
	2002	80,389	1,439	(44)		81,784
Income tax (benefit) provision	2004	$(6,972)	$3,796	$1,028		$(2,148)
	2003	1,500	4,801	508		6,809
	2002	631	2,529	842		4,002
Identifiable assets(d)(e)(g)	2004	$2,597,442	$300,161	$46,877	$(392,863)	$2,551,617
	2003	961,287	195,427	29,211	(309,831)	876,094
	2002	910,731	153,834	18,463	(284,717)	798,311
Goodwill(g)	2004	$333,174	$16,916	$694		$350,784
	2003	3,515	13,066	707		17,288
	2002	3,515	1,333	718		5,566
Net capital expenditures, excluding acquisitions	2004	$116,295	$31,335	$4,280	$13	$151,923
	2003	76,578	7,941	7,328	(21)	91,826
	2002	83,913	7,137	1,417	(30)	92,437

(a)
On October 7, 2004, the Company acquired O-I Plastic.

(b)
On March 28, 2002, the Company completed the sale of certain assets and liabilities of its Italian operations. During the 2nd quarter of 2002, the Company closed its plant in the United Kingdom. On July 31, 2002, the Company disposed of its operation in Blyes, France. On March 31, 2003, the Company completed the sale of certain assets and liabilities of its German operations. During the 2nd quarter of 2003, the Company closed its plant in Noeux les Mines, France.

(c)
To eliminate intercompany balances, which include investments in the operating segments and inter-segment receivables and payables.

(d)
The Company's net sales for Europe include sales in France which totaled approximately $74.5 million, $75.1 million and $74.8 million for 2004, 2003 and 2002, respectively. Identifiable assets in France totaled approximately $132.9 million, $99.1 million and $93.6 million as of December 31, 2004, 2003 and 2002, respectively.

(e)
The Company's net sales for North America include sales in Mexico which totaled approximately $52.1 million, $22.2 million and $8.4 million for 2004, 2003 and 2002, respectively. Identifiable assets in Mexico totaled approximately $96.7 million, $34.2 million and $28.8 million as of December 31, 2004, 2003 and 2002, respectively. Approximately all of the North America reportable segment remaining net sales and identifiable assets are in the United States.

(f)
Includes amortization of debt issuance fees.

(g)
Intangible assets and goodwill associated with the acquisition of O-I Plastic are included in the North America reportable segment at December 31, 2004 as it is not practicable to allocate these assets among the reportable segments until the final determination of the purchase price and related allocation to the fair value of assets acquired and liabilities assumed has been made.

Product Net Sales Information

        The following is supplemental information on net sales by product category:

	Food and Beverage	Household	Automotive Lubricants	Personal Care/Specialty	Total
				(1)
	(In thousands)
2004	$769,921	$273,929	$240,587	$68,518	$1,352,955
2003	572,969	191,648	214,119	—	978,736
2002	515,375	185,975	205,355	—	906,705

(1)
Prior to the Acquisition, sales of Personal Care/Specialty containers were not significant and are included in the Household category.

22.    Condensed Guarantor Data

        On October 7, 2004 the Operating Company and CapCo I co-issued $250.0 million aggregate principal amount of 8 1/2% Senior Notes due 2012 and $375.0 million aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2014. The notes were issued under Indentures issued on October 7, 2004. Holdings and domestic subsidiaries of the Operating Company have fully and unconditionally guaranteed these notes. Both the Operating Company and CapCo I are 100%-owned subsidiaries of Holdings.

        The following unaudited condensed consolidating financial statements present the financial position, results of operations and cash flows of Holdings, the Operating Company and guarantor domestic subsidiaries of the Operating Company, non-guarantor subsidiaries and CapCo I.

Graham Packaging Holdings Company

Condensed Consolidating Balance Sheet

As of December 31, 2004

(In thousands)

	Graham Packaging Holdings Company	Graham Packaging Company, L.P. and Guarantors	Non- Guarantors	GPC Capital Corp. I	Eliminations	Consolidated
		(1)	(2)
Assets
Current assets:
Cash and cash equivalents	$—	$1,080	$21,051	$—	$—	$22,131
Accounts receivable, net	—	173,758	72,760	—	—	246,518
Inventories	—	198,033	37,061	—	—	235,094
Deferred income taxes	—	56,709	791	—	—	57,500
Prepaid expenses and other current assets	—	19,433	22,827	—	—	42,260

Total current assets	—	449,013	154,490	—	—	603,503
Property, plant and equipment, net	—	1,142,549	272,444	—	—	1,414,993
Intangible assets	—	84,159	31	—	—	84,190
Goodwill	—	343,944	6,840	—	—	350,784
Net intercompany	—	230,467	—	—	(230,467)	—
Investment in subsidiaries	—	261,605	—	—	(261,605)	—
Other non-current assets	—	95,522	2,625	—	—	98,147

Total assets	$—	$2,607,259	$436,430	$—	$(492,072)	$2,551,617

Liabilities and Partners' Capital (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$—	$252,267	$94,117	$—	$—	$346,384
Current portion of long-term debt	—	18,942	6,712	—	—	25,654

Total current liabilities	—	271,209	100,829	—	—	372,038
Long-term debt	—	2,438,490	1,061	—	—	2,439,551
Deferred income taxes	—	131,194	7,645	—	—	138,839
Other non-current liabilities	—	13,377	8,250	—	—	21,627
Investment in subsidiaries	247,011	—	—	—	(247,011)	—
Net intercompany	187,089	—	43,378	—	(230,467)	—
Minority interest	—	—	13,662	—	—	13,662
Commitments and contingent liabilities	—	—	—	—	—	—
Partners' capital (deficit)	(434,100)	(247,011)	261,605	—	(14,594)	(434,100)

Total liabilities and partners' capital (deficit)	$—	$2,607,259	$436,430	$—	$(492,072)	$2,551,617

(1)
Includes Graham Packaging Company, L.P. and all of its domestic subsidiaries.

(2)
Includes all foreign subsidiaries of Graham Packaging Company, L.P.

Graham Packaging Holdings Company

Condensed Consolidating Balance Sheet

As of December 31, 2003

(In thousands)

	Graham Packaging Holdings Company	Graham Packaging Company, L.P. and Guarantors	Non-Guarantors	GPC Capital Corp. I	Eliminations	Consolidated
		(1)	(2)
Assets
Current assets:
Cash and cash equivalents	$—	$847	$6,220	$—	$—	$7,067
Accounts receivable, net	—	52,684	43,772	—	—	96,456
Inventories	—	51,412	15,156	—	—	66,568
Deferred income taxes	—	—	310	—	—	310
Prepaid expenses and other current assets	—	5,435	13,477	—	—	18,912

Total current assets	—	110,378	78,935	—	—	189,313
Property, plant and equipment, net	—	452,815	170,427	—	—	623,242
Intangible assets	—	1,276	25	—	—	1,301
Goodwill	—	15,643	1,645	—	—	17,288
Net intercompany	—	78,232	—	—	(78,232)	—
Investment in subsidiaries	—	97,336	—	—	(97,336)	—
Other non-current assets	3,082	40,760	1,108	—	—	44,950

Total assets	$3,082	$796,440	$252,140	$—	$(175,568)	$876,094

Liabilities and Partners' Capital (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$8,328	$106,884	$55,543	$—	$—	$170,755
Current portion of long-term debt	—	7,637	4,520	—	—	12,157

Total current liabilities	8,328	114,521	60,063	—	—	182,912
Long-term debt	169,000	915,007	1,285	—	—	1,085,292
Deferred income taxes	—	—	3,955	—	—	3,955
Other non-current liabilities	—	8,833	4,242	—	—	13,075
Investment in subsidiaries	240,301	—	—	—	(240,301)	—
Net intercompany	6,993	—	71,239	—	(78,232)	—
Minority interest	—	(1,620)	14,020	—	—	12,400
Commitments and contingent liabilities	—	—	—	—	—	—
Partners' capital (deficit)	(421,540)	(240,301)	97,336	—	142,965	(421,540)

Total liabilities and partners' capital (deficit)	$3,082	$796,440	$252,140	$—	$(175,568)	$876,094

Graham Packaging Holdings Company

Condensed Consolidating Statement of Operations

For the Year Ended December 31, 2004

(In thousands)

	Graham Packaging Holdings Company	Graham Packaging Company, L.P. and Guarantors	Non- Guarantors	GPC Capital Corp. I	Eliminations	Consolidated
		(1)	(2)
Net sales	$—	$1,109,002	$243,953	$—	$—	$1,352,955
Cost of goods sold	—	960,057	200,401	—	—	1,160,458

Gross profit	—	148,945	43,552	—	—	192,497
Selling, general, and administrative expenses	—	68,787	18,635	—	—	87,422
Impairment charges	—	5,340	1,656	—	—	6,996

Operating income	—	74,818	23,261	—	—	98,079
Interest expense, net	24,018	112,684	3,798	—	—	140,500
Other (income) expense, net	—	(2,258)	1,172	—	—	(1,086)
Equity in loss (earnings) of subsidiaries	16,614	(10,633)	—	—	(5,981)	—

(Loss) income before income taxes and minority interest	(40,632)	(24,975)	18,291	—	5,981	(41,335)
Income tax (benefit) provision	—	(8,361)	6,213	—	—	(2,148)
Minority interest	—	—	1,445	—	—	1,445

Net (loss) income	$(40,632)	$(16,614)	$10,633	$—	$5,981	$(40,632)

Graham Packaging Holdings Company

Condensed Consolidating Statement of Operations

For the Year Ended December 31, 2003

(In thousands)

	Graham Packaging Holdings Company	Graham Packaging Company, L.P. and Guarantors	Non- Guarantors	GPC Capital Corp. I	Eliminations	Consolidated
		(1)	(2)
Net sales	$—	$801,045	$177,691	$—	$—	$978,736
Cost of goods sold	—	652,717	143,053	—	—	795,770

Gross profit	—	148,328	34,638	—	—	182,966
Selling, general, and administrative expenses	—	49,347	17,494	—	—	66,841
Impairment charges	—	2,145	364	—	—	2,509

Operating income	—	96,836	16,780	—	—	113,616
Interest expense, net	18,546	74,898	3,142	—	—	96,586
Other (income) expense, net	—	(4,181)	3,856	—	—	(325)
Equity in earnings of subsidiaries	(28,296)	(2,562)	—	—	30,858	—

Income (loss) before income taxes and minority interest	9,750	28,681	9,782	—	(30,858)	17,355
Income tax provision	—	385	6,424	—	—	6,809
Minority interest	—	—	796	—	—	796

Net income (loss)	$9,750	$28,296	$2,562	$—	$(30,858)	$9,750

Graham Packaging Holdings Company

Condensed Consolidating Statement of Operations

For the Year Ended December 31, 2002

(In thousands)

	Graham Packaging Holdings Company	Graham Packaging Company, L.P. and Guarantors	Non- Guarantors	GPC Capital Corp. I	Eliminations	Consolidated
		(1)	(2)
Net sales	$—	$735,457	$171,248	$—	$—	$906,705
Cost of goods sold	—	577,113	165,491	—	—	742,604

Gross profit	—	158,344	5,757	—	—	164,101
Selling, general, and administrative expenses	—	49,099	14,633	—	—	63,732
Impairment charges	—	1,088	4,041	—	—	5,129

Operating income (loss)	—	108,157	(12,917)	—	—	95,240
Interest expense, net	17,212	62,884	1,688	—	—	81,784
Other (income) expense, net	—	(338)	517	—	—	179
Equity in (earnings) loss of subsidiaries	(24,774)	20,818	—	—	3,956	—

Income (loss) before income taxes and minority interest	7,562	24,793	(15,122)	—	(3,956)	13,277
Income tax provision	—	19	3,983	—	—	4,002
Minority interest	—	—	1,713	—	—	1,713

Net income (loss)	$7,562	$24,774	$(20,818)	$—	$(3,956)	$7,562

Graham Packaging Holdings Company

Condensed Consolidating Statement of Cash Flows

For the Year Ended December 31, 2004

(In thousands)

	Graham Packaging Holdings Company	Graham Packaging Company, L.P. and Guarantors	Non- Guarantors	GPC Capital Corp. I	Eliminations	Consolidated
		(1)	(2)
Operating activities:
Net cash provided by (used in) operating activities	$150,833	$(56,729)	$13,357	$—	$—	$107,461
Investing activities:
Net purchases of property, plant and equipment	—	(111,625)	(40,298)	—	—	(151,923)
Acquisitions of/investments in businesses, net of cash acquired	18,167	(1,287,811)	39,081	—	—	(1,230,563)

Net cash provided by (used in) investing activities	18,167	(1,399,436)	(1,217)	—	—	(1,382,486)
Financing activities:
Proceeds from issuance of long-term debt	—	2,837,121	35,403	—	—	2,872,524
Payment of long-term debt	(169,000)	(1,302,334)	(34,200)	—	—	(1,505,534)
Contributions to minority shareholders	—	—	(182)	—	—	(182)
Debt issuance fees	—	(78,389)	—	—	—	(78,389)

Net cash (used in) provided by financing activities	(169,000)	1,456,398	1,021	—	—	1,288,419
Effect of exchange rate changes	—	—	1,670	—	—	1,670

Increase in cash and cash equivalents	—	233	14,831	—	—	15,064
Cash and cash equivalents at beginning of period	—	847	6,220	—	—	7,067

Cash and cash equivalents at end of period	$—	$1,080	$21,051	$—	$—	$22,131

Graham Packaging Holdings Company

Condensed Consolidating Statement of Cash Flows

For the Year Ended December 31, 2003

(In thousands)

	Graham Packaging Holdings Company	Graham Packaging Company, L.P. and Guarantors	Non- Guarantors	GPC Capital Corp. I	Eliminations	Consolidated
		(1)	(2)
Operating activities:
Net cash (used in) provided by operating activities	$(9,084)	$104,532	$(9,746)	$—	$—	$85,702
Investing activities:
Net purchases of property, plant and equipment	—	(74,064)	(17,762)	—	—	(91,826)
Acquisition of/investment in a business, net of cash acquired	9,084	(34,167)	20,971	—	—	(4,112)
Net (expenditures for) proceeds from sale of business	—	(76)	95	—	—	19

Net cash provided by (used in) investing activities	9,084	(108,307)	3,304	—	—	(95,919)
Financing activities:
Proceeds from issuance of long-term debt	—	1,064,501	6,663	—	—	1,071,164
Payment of long-term debt	—	(1,040,960)	(4,220)	—	—	(1,045,180)
Contributions from minority shareholders	—	—	2,931	—	—	2,931
Debt issuance fees	—	(20,700)	—	—	—	(20,700)

Net cash provided by financing activities	—	2,841	5,374	—	—	8,215
Effect of exchange rate changes	—	—	1,770	—	—	1,770

(Decrease) increase in cash and cash equivalents	—	(934)	702	—	—	(232)
Cash and cash equivalents at beginning of period	—	1,781	5,518	—	—	7,299

Cash and cash equivalents at end of period	$—	$847	$6,220	$—	$—	$7,067

Graham Packaging Holdings Company

Condensed Consolidating Statement of Cash Flows

For the Year Ended December 31, 2002

(In thousands)

	Graham Packaging Holdings Company	Graham Packaging Company, L.P. and Guarantors	Non- Guarantors	GPC Capital Corp. I	Eliminations	Consolidated
		(1)	(2)
Operating activities:
Net cash provided by operating activities	$—	$83,541	$8,828	$—	$—	$92,369
Investing activities:
Net purchases of property, plant and equipment	—	(70,156)	(22,281)	—	—	(92,437)
Acquisition of/investment in a business, net of cash acquired	—	(21,428)	21,428	—	—	—
Net expenditures for sale of business	—	—	(4,193)	—	—	(4,193)

Net cash used in investing activities	—	(91,584)	(5,046)	—	—	(96,630)
Financing activities:
Proceeds from issuance of long-term debt	—	278,575	217,652	—	—	496,227
Payment of long-term debt	—	(272,484)	(222,396)	—	—	(494,880)

Net cash provided by (used in) financing activities	—	6,091	(4,744)	—	—	1,347
Effect of exchange rate changes	—	—	1,181	—	—	1,181

(Decrease) increase in cash and cash equivalents	—	(1,952)	219	—	—	(1,733)
Cash and cash equivalents at beginning of period	—	3,733	5,299	—	—	9,032

Cash and cash equivalents at end of period	$—	$1,781	$5,518	$—	$—	$7,299

23.    Subsequent Events

        On March 24, 2005, the Company acquired certain operations located in Belgium, Brazil, Turkey and the United States from Tetra-Pak Inc., Tetra Pak Moulded Packaging Systems Limited, Tetra Pak S.R.L., Tetra Pak MPS N.V., Tetra Pak LTDA, and Tetra Pak Paketleme Sanayi Ve Ticaret A.S. for approximately 24 million Euro. All four are on-site operations that make HDPE bottles for nutritional beverages and value-added dairy beverages.

        In March 2005 the Company executed a Purchase and Sale of Equity Interest and Joint Venture Termination Agreement under which the Company will terminate the joint venture agreement with Industrias Innopack, S.A. de C.V. and acquire all of the equity interests held by Industrias Innopack, S.A. de C.V. in Graham Innopack de Mexico, S. de R.L. de C.V. and the operating companies thereunder. Absent issues related to the conditions of the closing, the Company expects closing to occur no later than June 2005.

GRAHAM PACKAGING HOLDINGS COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2005	December 31, 2004
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$15,573	$22,131
Accounts receivable, net	348,426	249,232
Inventories	232,142	235,094
Deferred income taxes	51,109	57,500
Prepaid expenses and other current assets	34,042	39,546

Total current assets	681,292	603,503
Property, plant and equipment, net	1,440,379	1,414,993
Intangible assets	82,673	84,190
Goodwill	322,959	350,784
Other non-current assets	98,656	98,147

Total assets	$2,625,959	$2,551,617

LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$380,764	$346,384
Current portion of long-term debt	24,704	25,654

Total current liabilities	405,468	372,038
Long-term debt	2,489,826	2,439,551
Deferred income taxes	139,009	138,839
Other non-current liabilities	22,857	21,627
Minority interest	14,206	13,662
Commitments and contingent liabilities (see Note 11)	—	—
Partners' capital (deficit)	(445,407)	(434,100)

Total liabilities and partners' capital (deficit)	$2,625,959	$2,551,617

See accompanying notes to condensed consolidated financial statements.

GRAHAM PACKAGING HOLDINGS COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31, 2005	March 28, 2004
	(In thousands)
Net sales	$620,539	$260,287
Cost of goods sold	541,000	210,076

Gross profit	79,539	50,211
Selling, general and administrative expenses	35,390	17,016
Impairment charges	1,605	—

Operating income	42,544	33,195
Interest expense, net	42,774	20,876
Other expense (income), net	337	(347)

(Loss)/income before income taxes and minority interest	(567)	12,666
Income tax provision	10,426	1,745
Minority interest	544	379

Net (loss) income	$(11,537)	$10,542

Net (loss)/income allocated to general partners	$(577)	$527
Net (loss)/income allocated to limited partners	$(10,960)	$10,015

See accompanying notes to condensed consolidated financial statements.

GRAHAM PACKAGING HOLDINGS COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)

(Unaudited)

	General Partners	Limited Partners	Notes and Interest Receivable for Ownership Interests	Accumulated Other Comprehensive Income (Loss)	Total
	(In thousands)
Consolidated balance at January 1, 2004	$(20,282)	$(390,182)	$(2,749)	$(8,327)	$(421,540)
Net loss for the year	(2,032)	(38,600)	—	—	(40,632)
Changes in fair value of derivatives	—	—	—	5,813	5,813
Additional minimum pension liability	—	—	—	(992)	(992)
Cumulative translation adjustment	—	—	—	23,414	23,414

Comprehensive loss					(12,397)
Stock compensation expense	—	8	—	—	8
Interest on notes receivable for ownership interests	—	—	(171)	—	(171)

Consolidated balance at December 31, 2004	(22,314)	(428,774)	(2,920)	19,908	(434,100)
Net loss for the period	(577)	(10,960)	—	—	(11,537)
Changes in fair value of derivatives	—	—	—	9,744	9,744
Additional minimum pension liability	—			7	7
Cumulative translation adjustment	—	—	—	(9,578)	(9,578)

Comprehensive loss					(11,364)
Stock compensation expense	—	102	—	—	102
Interest on notes receivable for ownership interests	—	—	(45)	—	(45)

Consolidated balance at March 31, 2005	$(22,891)	$(439,632)	$(2,965)	$20,081	$(445,407)

See accompanying notes to condensed consolidated financial statements.

GRAHAM PACKAGING HOLDINGS COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	March 31, 2005	March 28, 2004
	(In thousands)
Operating activities:
Net (loss) income	$(11,537)	$10,542
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	52,887	20,358
Amortization of debt issuance fees	2,597	1,340
Impairment charges	1,605	—
Stock compensation expense	102	2
Minority interest	544	379
Foreign currency transaction loss	386	8
Interest receivable for ownership interests	(45)	(42)
Changes in operating assets and liabilities, net of acquisition of a business:
Accounts receivable	(59,478)	(23,169)
Inventories	2,835	(1,892)
Prepaid expenses and other current assets	13,970	111
Other non-current assets and liabilities	1,945	1,462
Accounts payable and accrued expenses	34,774	1,542

Net cash provided by operating activities	40,585	10,641
Investing activities:
Purchases of property, plant and equipment	(62,556)	(29,325)
Proceeds from sale of property, plant and equipment	151	188
Acquisitions of/investments in businesses, net of cash acquired	(32,961)	(40)

Net cash used in investing activities	(95,366)	(29,177)
Financing activities:
Proceeds from issuance of long-term debt	268,776	91,745
Payment of long-term debt	(219,279)	(70,133)
Debt issuance fees	(435)	(1,500)

Net cash provided by financing activities	49,062	20,112
Effect of exchange rate changes	(839)	(545)

(Decrease) increase in cash and cash equivalents	(6,558)	1,031
Cash and cash equivalents at beginning of period	22,131	7,067

Cash and cash equivalents at end of period	$15,573	$8,098

Supplemental disclosures
Non-cash investing and financing activities:
Return of purchase price related to the acquisition of O-I Plastic (see Note 9)	$38,900	$—

See accompanying notes to condensed consolidated financial statements.

GRAHAM PACKAGING HOLDINGS COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2005

1.    Basis of Presentation

        The accompanying unaudited condensed consolidated financial statements of Graham Packaging Holdings Company ("Holdings"), a Pennsylvania limited partnership, have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X and therefore do not include all of the information and footnotes required by generally accepted accounting principles for complete annual financial statements. In the opinion of management, all adjustments (consisting only of usual recurring adjustments considered necessary for a fair presentation) are reflected in the condensed consolidated financial statements. The condensed consolidated balance sheet as of December 31, 2004 is derived from audited financial statements. The condensed consolidated financial statements and notes included in this report should be read in conjunction with the audited consolidated financial statements and notes for the year ended December 31, 2004. The results of operations for the three months ended March 31, 2005 are not necessarily indicative of the results to be expected for the full year ending December 31, 2005. Beginning with the quarter ended March 31, 2005, the Company has changed its quarter end dates for financial reporting purposes to the last calendar day in March, June, September and December.

        All entities and assets owned by Holdings are referred to collectively as the "Company." Graham Packaging Company, L.P. is referred to as the "Operating Company."

        Since October 7, 2004 the consolidated financial statements of the Company include the operations of Graham Packaging Acquisition Corp. and subsidiaries thereof, as a result of the acquisition of the blow molded plastic container business of Owens-Illinois, Inc. ("O-I Plastic"). (Refer to Note 9 for a discussion of this acquisition).

Derivatives

        During 2003, the Company entered into four interest rate swap agreements, under which the Company receives variable interest based on the Eurodollar Rate (the applicable interest rate offered to banks in the London interbank eurocurrency market) and pays fixed interest at a weighted average rate of 2.60%, on $400.0 million of term loans. During 2004, the Company entered into four additional forward starting interest rate swap agreements, under which the Company receives variable interest based on the Eurodollar rate and pays fixed interest at a weighted average rate of 3.89%, on $700.0 million of term loans. Also in 2004, the Company entered into an interest rate cap agreement, under which the Company would receive interest on $200.0 million notional amount of variable rate debt based on the Eurodollar Rate to the extent the rate exceeds 4.50% prior to January of 2006. In the second quarter of 2005, the Company entered into two additional forward starting interest rate swap agreements, under which the Company receives variable interest based on the Eurodollar Rate and pays fixed interest at a weighted average rate of 4.27%, on $150.0 million of term loans. The interest rate swaps are accounted for as cash flow hedges. The hedges are highly effective as defined in Statement of Financial Accounting Standards ("SFAS") 133, "Accounting for Derivative Instruments and Hedging Activities." The effective portion of the cash flow hedges is recorded in other comprehensive income ("OCI") and was an unrealized gain of $9.7 million for the three months ended March 31, 2005. Approximately 38% of the amount recorded within OCI is expected to be recognized in interest expense in the next twelve months. Failure to properly document the Company's interest rate swaps as effective hedges would result in income statement recognition of all or part of the cumulative $13.1 million unrealized gain recorded in accumulated OCI as of March 31, 2005.

Comprehensive Income (Loss)

        Foreign currency translation adjustments, changes in fair value of derivatives designated and accounted for as cash flow hedges and additional minimum pension liability adjustments are included in OCI and added with net income (loss) to determine total comprehensive income (loss), which is displayed in the Condensed Consolidated Statements of Partners' Capital (Deficit).

        The components of accumulated other comprehensive income (loss) consisted of:

	Cash Flow Hedges	Additional Minimum Pension Liability	Cumulative Translation Adjustment	Total
	(In thousands)
Balance at January 1, 2004	$(2,428)	$(3,283)	$(2,616)	$(8,327)
Change	5,813	(992)	23,414	28,235

Balance at December 31, 2004	3,385	(4,275)	20,798	19,908
Change	9,744	7	(9,578)	173

Balance at March 31, 2005	$13,129	$(4,268)	$11,220	$20,081

Option Plans

        The Company accounts for equity based compensation to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") 25, "Accounting for Stock Issued to Employees." SFAS 123, "Accounting for Stock Based Compensation," established accounting and disclosure requirements using a fair value based method of accounting for equity based employee compensation plans. The exercise prices of all units were equal to or greater than the fair market value of the units on the dates of the grants and, accordingly, no compensation cost has been recognized under the provisions of APB 25. Under SFAS 123, compensation cost is measured at the grant date based on the value of the award and is recognized over the service (or vesting) period. Had compensation cost for all option plans been determined under SFAS 123, based on the fair market value at the grant dates, the Company's pro forma net (loss) income for the three months ended March 31, 2005 and March 28, 2004 would have been reflected as follows:

	Three Months Ended
	March 31, 2005	March 28, 2004
	(In thousands)
As reported	$(11,537)	$10,542
Pro forma	(11,839)	10,496

        In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS 123(R), "Share-Based Payment." SFAS 123(R) revises SFAS 123 and requires companies to expense the fair value of employee stock options and other forms of stock-based compensation. Under SFAS 123(R), companies are to (1) use fair value to measure stock-based compensation awards and (2) cease using the "intrinsic value" method of accounting, which APB 25 allowed and resulted in no expense for many awards of stock options for which the exercise price of the option equaled the price of the underlying stock at the grant date. In addition, SFAS 123(R) retains the modified grant date model from SFAS 123. Under that model, compensation cost is measured at the fair value of an award on the grant date and adjusted to reflect estimated forfeitures and the outcome of certain conditions. The fair value of an award is not re-measured after its initial estimation on the grant date (except in the case of a liability award or if the award is modified). For the Company, SFAS 123(R) will be effective as of the beginning of the first annual reporting period beginning after December 15, 2005. Therefore, the Company will be required to adopt SFAS 123(R) on January 1, 2006. The Company is currently in the process of assessing the impact of the adoption of SFAS 123(R) on its results of operations and financial position.

Inventory Cost

        In November 2004, the FASB issued SFAS 151, "Inventory Costs—an amendment of APB No. 43, Chapter 4," which is the result of its efforts to converge U.S. accounting standards for inventories with International Accounting Standards. SFAS 151 requires abnormal amounts of idle facility expense, freight, handling costs and wasted material (spillage) to be recognized as current-period charges. It also requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Therefore, the Company will be required to adopt SFAS 151 on January 1, 2006. The adoption of SFAS 151 will not have a significant impact on the Company's results of operations or financial position.

Financial Instruments

        In May 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This statement establishes standards for how an entity classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement was effective for financial instruments entered into or modified after May 31, 2003, and otherwise was effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities and mandatorily redeemable non-controlling interests in subsidiaries. This statement was effective for mandatorily redeemable financial instruments on January 1, 2004 for the Company. The adoption of SFAS 150 has not had a significant impact on the Company's results of operations or financial position for the periods presented in this quarterly report on Form 10-Q.

Leases

        In May 2003, the Emerging Issues Task Force ("EITF") reached a consensus on EITF 01-8, "Determining Whether an Arrangement Contains a Lease." EITF 01-8 provides guidance for determining whether an arrangement contains a lease that is within the scope of SFAS 13, "Accounting for Leases," and is effective for arrangements initiated after the beginning of the first interim period beginning after May 28, 2003. Arrangements initiated after June 29, 2003 have been accounted for in accordance with EITF 01-8.

Reclassifications

        Certain reclassifications have been made to the 2004 financial statements to conform to the 2005 presentation.

2.    Debt Arrangements

        Long-term debt consisted of the following:

	March 31, 2005	December 31, 2004
	(In thousands)
Term loans	$1,796,375	$1,800,000
Revolving Credit Facility	73,000	19,000
Foreign and other revolving credit facilities	7,676	7,707
Senior Notes	250,000	250,000
Senior Subordinated Notes	375,000	375,000
Capital leases	10,806	11,208
Other	1,673	2,290

	2,514,530	2,465,205
Less amounts classified as current	24,704	25,654

	$2,489,826	$2,439,551

        In connection with the acquisition of O-I Plastic (see Note 9) on October 7, 2004, the Operating Company, Holdings, GPC Capital Corp. I ("CapCo I") and a syndicate of lenders entered into a new first-lien credit agreement (the "Credit Agreement") and a new second-lien credit agreement (the "Second-Lien Credit Agreement" and, together with the Credit Agreement, the "Credit Agreements")(the "Transactions"). The Credit Agreements consist of a term loan B to the Operating Company with an initial term loan commitment totaling $1,450.0 million, a second-lien term loan with an initial term loan commitment totaling $350.0 million (the "Term Loans" or "Term Loan Facilities") and a $250.0 million revolving credit facility (the "Revolving Credit Facility"). The obligations of the Operating Company under the Credit Agreements are guaranteed by Holdings and certain other subsidiaries of Holdings. The term loan B is payable in quarterly installments and requires payments of $14.5 million in each of 2005, 2006, 2007, 2008, 2009 and 2010 and $1,363.0 million in 2011. The second-lien term loan is payable in 2012. The Revolving Credit Facility expires on October 7, 2010.

Interest on the Credit Agreement is payable at (a) the "Alternate Base Rate" ("ABR") (the higher of the Prime Rate or the Federal Funds Rate plus 0.50%) plus a margin ranging from 1.25% to 1.75%; or (b) the "Eurodollar Rate" (the applicable interest rate offered to banks in the London interbank eurocurrency market) plus a margin ranging from 2.25% to 2.75%. A commitment fee of 0.50% is due on the unused portion of the revolving loan commitment. Interest on the Second-Lien Credit Agreement is payable at (a) the ABR plus a margin of 3.25%; or (b) the "Eurodollar Rate" plus a margin of 4.25%. In addition, the Credit Agreements contain certain affirmative and negative covenants as to the operations and financial condition of the Company, as well as certain restrictions on the payment of dividends and other distributions to Holdings. As of March 31, 2005, the Company was in compliance with all covenants. The unused availability of the Revolving Credit Facility at March 31, 2005 was $167.9 million.

        Substantially all domestic tangible and intangible assets of the Company are pledged as collateral pursuant to the terms of the Credit Agreements.

        The Transactions also included the issuance of $250.0 million in Senior Notes of the Operating Company and $375.0 million in Senior Subordinated Notes of the Operating Company (collectively "the Notes"). The Notes are unconditionally guaranteed by Holdings and domestic subsidiaries of the Operating Company and mature on October 7, 2012 (Senior Notes) and October 7, 2014 (Senior Subordinated Notes). Interest on the Senior Notes is payable semi-annually at 8.50% and interest on the Senior Subordinated Notes is payable semi-annually at 9.875%.

        Cash paid for interest during the three months ended March 31, 2005 and March 28, 2004, net of amounts capitalized, totaled $16.7 million and $30.5 million, respectively.

3.    Inventories

        Inventories consisted of the following:

	March 31, 2005	December 31, 2004
	(In thousands)
Finished goods	$168,662	$161,007
Raw materials and parts	63,480	74,087

	$232,142	$235,094

4.    Impairment Charges

        Due to a change in the ability to utilize certain assets in the U.S., the Company evaluated the recoverability of these assets. For these assets to be held and used, the Company determined that the undiscounted cash flows were below the carrying value of these long-lived assets. Accordingly, the Company adjusted the carrying values of these long-lived assets to their estimated fair values, resulting in impairment charges of $1.6 million for the three months ended March 31, 2005.

5.    Intangible Assets

        The gross carrying amount and accumulated amortization of the Company's intangible assets subject to amortization as of March 31, 2005 were as follows:

	Gross Carrying Amount	Accumulated Amortization	Net	Amortization period (years)
	(In thousands)
Patented Technology	$22,562	$(1,076)	$21,486	9 to 13.5 years
Customer Relationships	34,303	(1,198)	33,105	3.75 to 20 years
Licensing Agreement	28,000	(1,273)	26,727	11 years
Non-Compete Agreement	1,539	(184)	1,355	1 to 5 years

Total	$86,404	$(3,731)	$82,673

        Amortization expense for the three months ended March 31, 2005 was $1.7 million.

6.    Goodwill

        The changes in the carrying amount of goodwill were as follows:

	North America Segment		Europe Segment	South America Segment	Total
	(In thousands)
Balance at December 31, 2004	$333,174		$16,916	$694	$350,784
Goodwill acquired during the period	9,231	*	—	—	9,231
Return of purchase price related to the acquisition of O-I Plastic (see Note 9)	(38,900)		—	—	(38,900)
Foreign currency translation and other adjustments	2,747		(908)	5	1,844

Balance at March 31, 2005	$306,252		$16,008	$699	$322,959

*
$9,231 of goodwill associated with the acquisition of certain Tetra-Pak operations (see Note 9) is included in the North America segment. This goodwill has not been allocated to the other reporting segments as it is not practicable to do so until the final allocation of the fair value of assets acquired and liabilities assumed has been made.

7.    Accounts Payable and Accrued Expenses

        Accounts payable and accrued expenses consisted of the following:

	March 31, 2005	December 31, 2004
	(In thousands)
Accounts payable	$202,789	$191,971
Accrued employee compensation and benefits	50,009	51,545
Accrued interest	42,690	19,015
Other	85,276	83,853

	$380,764	$346,384

        For the year ended December 31, 2004, the Company incurred costs of employee termination benefits in the United States, as a result of a redundancy in corporate staff related to the acquisition of O-I Plastic, of $1.1 million, which included the legal liability of severing 53 employees, all of which were terminated as of March 31, 2005. In accordance with EITF 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination", these costs were treated as having been assumed in the purchase business combination of O-I Plastic and included in the allocation of the acquisition cost. All of the cash payments for these termination benefits have been made as of March 31, 2005. For the year ended December 31, 2004, the Company accrued costs of employee termination benefits in the United States related to plant closures of $3.3 million, in accordance with EITF 95-3. This liability was treated as having been assumed in the purchase business combination of O-I Plastic and included in the allocation of the acquisition cost. (Refer to Note 9 for a discussion of this acquisition). 235 employees of the plants scheduled to be closed have been terminated as of March 31, 2005. Substantially all of the cash payments for these termination benefits are expected to be made by December 31, 2005. For the three months ended March 31, 2005, the Company incurred costs of employee termination benefits in the United States related to its corporate staff of $1.1 million, which included the legal liability of severing four employees, all of which were terminated as of March 31, 2005. Substantially all of the cash payments for these termination benefits are expected to be made by March 31, 2007.

        The following table reflects a rollforward of these costs, primarily included in accrued employee compensation and benefits (in thousands):

	France Reduction in Force	2003 North America Reduction in Force	2004 United States Reduction in Force	2005 United States Reduction in Force	United States Plant Closures	Total
Reserves at December 31, 2004	$631	$777	$77	$—	$3,294	$4,779
Increase in reserves	—	—	1	1,063	—	1,064
Cash payments	(63)	(71)	(78)	(145)	(1,302)	(1,659)

Reserves at March 31, 2005	$568	$706	$—	$918	$1,992	$4,184

8.    Income Taxes

        Holdings and the Operating Company, as limited partnerships, do not pay U.S. federal income taxes under the provisions of the Internal Revenue Code, as the applicable income or loss is included in the tax returns of the partners. However, certain U.S. subsidiaries acquired as part of O-I Plastic are corporations and are subject to U.S. federal and state income taxes. The Company's foreign operations are subject to tax in their local jurisdictions. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

9.    Acquisitions

Purchase of O-I Plastic

        On October 7, 2004, the Company acquired O-I Plastic. With 2004 pro forma sales of $2.2 billion, the Company has essentially doubled in size. The Company believes that the acquisition has enabled it to:

  •
  enhance its position as the leading supplier in value-added plastic packaging, by adding breadth and diversity to its portfolio of blue-chip customers;

  •
  optimize the complementary technology portfolios and product development capabilities of the Company and O-I Plastic to pursue attractive conversion opportunities across all product categories;

  •
  begin to realize significant cost savings by eliminating overlapping and redundant corporate and administrative functions, targeting productivity improvements at O-I Plastic's facilities, consolidating facilities in geographic proximity to make them more cost-efficient and rationalizing plants and individual production lines with unattractive economics and/or cost structures. It should be noted that there are significant one-time costs associated with these cost savings; and

  •
  apply its proven business model, management expertise and best practices to deliver innovative designs and enhanced service levels to its combined customer base.

        The Company acquired O-I Plastic for a total purchase price (including acquisition-related costs) of $1,191.9 million, subject to certain adjustments. The acquisition was recorded under the purchase method of accounting and, accordingly, the results of the acquired operation are included in the financial statements of the Company beginning on October 7, 2004. The purchase price has been allocated to assets acquired and liabilities assumed based on estimated fair values. The purchase price allocation is preliminary pending a final determination of the purchase price and a final valuation of the assets and liabilities. The allocated fair value of assets acquired and liabilities assumed is summarized as follows (in thousands):

Cash	$10,860
Accounts receivable, net	130,343
Inventories	140,771
Deferred income taxes	48,239
Prepaid expenses and other current assets	11,312

Total current assets	341,525
Property, plant and equipment	732,057
Intangible assets	81,000
Goodwill	297,951
Other non-current assets	1,928

Total	1,454,461
Less liabilities assumed	262,535

Net cost of acquisition	$1,191,926

        The purchase agreement related to O-I Plastic contained a stated purchase price of $1,200.0 million, which was paid on October 7, 2004, subject to adjustments based on the level of working capital acquired, indebtedness assumed and certain other measures. The Company and the sellers resolved certain of these adjustments to the purchase price in April 2005, resulting in a return to the Company of $38.9 million, which is reflected in accounts receivable and as a reduction to goodwill in the Condensed Consolidated Balance Sheet as of March 31, 2005. In addition, the purchase agreement provides information on certain net operating loss carryforwards for U.S. federal income tax purposes ("NOL's") that are allocated from the sellers to O-I Plastic. The ultimate amount of such NOL's will not be known until the sellers complete their federal income tax returns for 2004; however the purchase agreement provides that the NOL's will at least equal $100 million. A deferred income tax asset of $39.2 million related to NOL's of $100 million has been included in the purchase price allocation above.

        The finalization of the O-I Plastic purchase price and the NOL's acquired, as well as the finalization of appraisals, could have a material impact on the purchase price allocation above. The Company expects to finalize the purchase price allocation by the fourth quarter of 2005.

Purchase of Certain Tetra-Pak Operations

        On March 24, 2005, the Company acquired certain operations from Tetra-Pak Inc., Tetra Pak Moulded Packaging Systems Limited, Tetra Pak S.R.L., Tetra Pak MPS N.V., Tetra Pak LTDA and Tetra Pak Paketleme Sanayi Ve Ticaret A.S. for a total purchase price (including acquisition-related costs) of $34.2 million, subject to certain adjustments. The acquisition was recorded under the purchase method of accounting and, accordingly, the results of the acquired operation are included in the financial statements of the Company beginning on March 24, 2005. The initial purchase price has been allocated to assets acquired and liabilities assumed based on estimated fair values. The purchase price allocation is preliminary pending a final determination of the purchase price and a final valuation of the assets and liabilities. The initial allocated fair value of assets acquired and liabilities assumed is summarized as follows (in thousands):

Accounts receivable, net	$3,062
Inventories	1,522
Prepaid expenses and other current assets	13

Total current assets	4,597
Property, plant and equipment	21,363
Goodwill	9,231

Total	35,191
Less liabilities assumed	1,029

Net cost of acquisition	$34,162

Pro Forma Information

        The following table sets forth unaudited pro forma results of operations, assuming that all of the above acquisitions had taken place at the beginning of each period presented:

	Three Months Ended
	March 31, 2005	March 28, 2004
	(In millions)
Net sales	$626.0	$551.6
Net (loss) income	(10.6)	11.6

        These unaudited pro forma results have been prepared for comparative purposes only and include certain adjustments, such as additional depreciation and amortization expense as a result of a step-up in the basis of fixed assets and intangible assets, increased interest expense on acquisition debt and related tax effects. They do not purport to be indicative of the results of operations which actually would have resulted had the combinations been in effect at the beginning of each period presented, or of future results of operations of the entities.

10.    Lease Commitments

        The Company is a party to various leases involving real property and equipment. Total rent expense for operating leases amounted to $12.5 million and $6.1 million for the three months ended March 31, 2005 and March 28, 2004, respectively.

11.    Contingencies

        The Company is party to various litigation matters arising in the ordinary course of business. The ultimate legal and financial liability of the Company with respect to such litigation cannot be estimated with certainty, but management believes, based on its examination of these matters, experience to date and discussions with counsel, that ultimate liability from the Company's various litigation matters will not be material to the business, financial condition, results of operations or cash flows of the Company.

        On July 9, 2002, the Company and Graham Engineering, an affiliated company, amended the equipment sales, services and license agreement to, among other things, obligate the Company, retroactive to January 1, 2002 and subject to certain credits and carry-forwards, to make payments for products and services to Graham Engineering in the amount of at least $12.0 million per calendar year, or else pay Graham Engineering a shortfall payment. The Company does not expect to be required to make a shortfall payment relative to its purchases for 2005.

12.    Condensed Guarantor Data

        On October 7, 2004 the Operating Company and CapCo I co-issued $250.0 million aggregate principal amount of 8 1/2% Senior Notes due 2012 and $375.0 million aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2014. The notes were issued under Indentures issued on October 7, 2004. Holdings and domestic subsidiaries of the Operating Company have fully and unconditionally guaranteed these notes. Both the Operating Company and CapCo I are 100%-owned subsidiaries of Holdings.

        The following unaudited condensed consolidating financial statements present the financial position, results of operations and cash flows of Holdings, the Operating Company, guarantor domestic subsidiaries of the Operating Company, non-guarantor subsidiaries and CapCo I.

GRAHAM PACKAGING HOLDINGS COMPANY

CONDENSED CONSOLIDATING BALANCE SHEET

AS OF MARCH 31, 2005

(In thousands)

	Graham Packaging Holdings Company	Graham Packaging Company, L.P.	Guarantors	Non- Guarantors	GPC Capital Corp. I	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$2,002	$1	$13,570	$—	$—	$15,573
Accounts receivable, net	—	120,941	139,795	87,690	—	—	348,426
Inventories	—	77,247	115,929	38,966	—	—	232,142
Deferred income taxes	—	—	49,868	1,241	—	—	51,109
Prepaid expenses and other current assets	—	11,811	4,100	18,131	—	—	34,042

Total current assets	—	212,001	309,693	159,598	—	—	681,292
Property, plant and equipment, net	—	529,454	639,448	271,477	—	—	1,440,379
Intangible assets	—	1,970	80,670	33	—	—	82,673
Goodwill	—	10,940	305,202	6,817	—	—	322,959
Net intercompany	—	1,144,759	—	—	—	(1,144,759)	—
Investment in subsidiaries	—	436,365	212,898	—	—	(649,263)	—
Other non-current assets	—	94,723	1,303	2,630	—	—	98,656

Total assets	$—	$2,430,212	$1,549,214	$440,555	$—	$(1,794,022)	$2,625,959

LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$—	$168,934	$109,277	$102,553	$—	$—	$380,764
Current portion of long-term debt	—	18,025	—	6,679	—	—	24,704

Total current liabilities	—	186,959	109,277	109,232	—	—	405,468
Long-term debt	—	2,488,644	—	1,182	—	—	2,489,826
Deferred income taxes	—	—	131,211	7,798	—	—	139,009
Other non-current liabilities	—	12,927	—	9,930	—	—	22,857
Investment in subsidiaries	258,318	—	—	—	—	(258,318)	—
Net intercompany	187,089	—	925,689	31,981	—	(1,144,759)	—
Minority interest	—	—	—	14,206	—	—	14,206
Commitments and contingent liabilities	—	—	—	—	—	—	—
Partners' capital (deficit)	(445,407)	(258,318)	383,037	266,226	—	(390,945)	(445,407)

Total liabilities and partners' capital (deficit)	$—	$2,430,212	$1,549,214	$440,555	$—	$(1,794,022)	$2,625,959

GRAHAM PACKAGING HOLDINGS COMPANY

CONDENSED CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2004

(In thousands)

	Graham Packaging Holdings Company	Graham Packaging Company, L.P.	Guarantors	Non- Guarantors	GPC Capital Corp. I	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$1,080	$—	$21,051	$—	$—	$22,131
Accounts receivable, net	—	68,957	107,515	72,760	—	—	249,232
Inventories	—	75,965	122,068	37,061	—	—	235,094
Deferred income taxes	—	—	56,709	791	—	—	57,500
Prepaid expenses and other current assets	—	13,808	2,911	22,827	—	—	39,546

Total current assets	—	159,810	289,203	154,490	—	—	603,503
Property, plant and equipment, net	—	493,055	649,494	272,444	—	—	1,414,993
Intangible assets	—	1,843	82,316	31	—	—	84,190
Goodwill	—	40,398	303,546	6,840	—	—	350,784
Net intercompany	—	1,151,550	—	—	—	(1,151,550)	—
Investment in subsidiaries	—	423,023	215,748	—	—	(638,771)	—
Other non-current assets	—	94,126	1,396	2,625	—	—	98,147

Total assets	$—	$2,363,805	$1,541,703	$436,430	$—	$(1,790,321)	$2,551,617

LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$—	$140,007	$112,260	$94,117	$—	$—	$346,384
Current portion of long-term debt	—	18,942	—	6,712	—	—	25,654

Total current liabilities	—	158,949	112,260	100,829	—	—	372,038
Long-term debt	—	2,438,490	—	1,061	—	—	2,439,551
Deferred income taxes	—	—	131,194	7,645	—	—	138,839
Other non-current liabilities	—	13,377	—	8,250	—	—	21,627
Investment in subsidiaries	247,011	—	—	—	—	(247,011)	—
Net intercompany	187,089	—	921,083	43,378	—	(1,151,550)	—
Minority interest	—	—	—	13,662	—	—	13,662
Commitments and contingent liabilities	—	—	—	—	—	—	—
Partners' capital (deficit)	(434,100)	(247,011)	377,166	261,605	—	(391,760)	(434,100)

Total liabilities and partners' capital (deficit)	$—	$2,363,805	$1,541,703	$436,430	$—	$(1,790,321)	$2,551,617

GRAHAM PACKAGING HOLDINGS COMPANY

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2005

(In thousands)

	Graham Packaging Holdings Company	Graham Packaging Company, L.P.	Guarantors	Non- Guarantors	GPC Capital Corp. I	Eliminations	Consolidated
Net sales	$—	$243,177	$275,667	$116,465	$—	$(14,770)	$620,539
Cost of goods sold	—	214,713	241,216	99,841	—	(14,770)	541,000

Gross profit	—	28,464	34,451	16,624	—	—	79,539
Selling, general and administrative expenses	—	27,572	1,969	5,849	—	—	35,390
Impairment charges	—	1,605	—	—	—	—	1,605

Operating (loss) income	—	(713)	32,482	10,775	—	—	42,544
Interest expense, net	—	27,027	14,849	898	—	—	42,774
Other expense, net	—	71	53	213	—	—	337
Equity in loss (earnings) of subsidiaries	11,537	(16,322)	(3,484)	—	—	8,269	—

(Loss)/income before income taxes and minority interest	(11,537)	(11,489)	21,064	9,664	—	(8,269)	(567)
Income tax provision	—	48	6,858	3,520	—	—	10,426
Minority interest	—	—	—	544	—	—	544

Net (loss) income	$(11,537)	$(11,537)	$14,206	$5,600	$—	$(8,269)	$(11,537)

GRAHAM PACKAGING HOLDINGS COMPANY

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 28, 2004

(In thousands)

	Graham Packaging Holdings Company	Graham Packaging Company, L.P.	Guarantors	Non- Guarantors	GPC Capital Corp. I	Eliminations	Consolidated
Net sales	$—	$202,304	$9,243	$57,955	$—	$(9,215)	$260,287
Cost of goods sold	—	161,874	9,383	48,034	—	(9,215)	210,076

Gross profit	—	40,430	(140)	9,921	—	—	50,211
Selling, general and administrative expenses	—	12,560	4	4,452	—	—	17,016

Operating income (loss)	—	27,870	(144)	5,469	—	—	33,195
Interest expense (income), net	4,670	15,576	(88)	718	—	—	20,876
Other (income) expense, net	—	(141)	7	(213)	—	—	(347)
Equity in earnings of subsidiaries	(15,212)	(2,800)	(282)	—	—	18,294	—

Income (loss) before income taxes and minority interest	10,542	15,235	219	4,964	—	(18,294)	12,666
Income tax provision	—	23	—	1,722	—	—	1,745
Minority interest	—	—	—	379	—	—	379

Net income (loss)	$10,542	$15,212	$219	$2,863	$—	$(18,294)	$10,542

GRAHAM PACKAGING HOLDINGS COMPANY

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2005

(In thousands)

	Graham Packaging Holdings Company	Graham Packaging Company, L.P.	Guarantors	Non- Guarantors	GPC Capital Corp. I	Eliminations	Consolidated
Operating activities:
Net cash provided by operating activities	$—	$21,602	$16,356	$2,627	$—	$—	$40,585
Investing activities:
Net purchases of property, plant and equipment	—	(38,669)	(16,345)	(7,391)	—	—	(62,405)
Acquisitions of/investments in businesses, net of cash acquired	—	(30,813)	(10)	(2,138)	—	—	(32,961)

Net cash used in investing activities	—	(69,482)	(16,355)	(9,529)	—	—	(95,366)
Financing activities:
Proceeds from issuance of long-term debt	—	253,680	—	15,096	—	—	268,776
Payment of long-term debt	—	(204,443)	—	(14,836)	—	—	(219,279)
Debt issuance fees	—	(435)	—	—	—	—	(435)

Net cash provided by financing activities	—	48,802	—	260	—	—	49,062
Effect of exchange rate changes	—	—	—	(839)	—	—	(839)

Increase (decrease) in cash and cash equivalents	—	922	1	(7,481)	—	—	(6,558)
Cash and cash equivalents at beginning of period	—	1,080	—	21,051	—	—	22,131

Cash and cash equivalents at end of period	$—	$2,002	$1	$13,570	$—	$—	$15,573

GRAHAM PACKAGING HOLDINGS COMPANY

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 28, 2004

(In thousands)

	Graham Packaging Holdings Company	Graham Packaging Company, L.P.	Guarantors	Non- Guarantors	GPC Capital Corp. I	Eliminations	Consolidated
Operating activities:
Net cash (used in) provided by operating activities	$(9,084)	$12,245	$40	$7,440	$—	$—	$10,641
Investing activities:
Net purchases of property, plant and equipment	—	(24,187)	—	(4,950)	—	—	(29,137)
Acquisition of/investment in a business, net of cash acquired	9,084	(9,084)	(40)	—	—	—	(40)

Net cash provided by (used in) investing activities	9,084	(33,271)	(40)	(4,950)	—	—	(29,177)
Financing activities:
Proceeds from issuance of long-term debt	—	90,343	—	1,402	—	—	91,745
Payment of long-term debt	—	(67,057)	—	(3,076)	—	—	(70,133)
Debt issuance fees	—	(1,500)	—	—	—	—	(1,500)

Net cash provided by (used in) financing activities	—	21,786	—	(1,674)	—	—	20,112
Effect of exchange rate changes	—	—	—	(545)	—	—	(545)

Increase in cash and cash equivalents	—	760	—	271	—	—	1,031
Cash and cash equivalents at beginning of period	—	847	—	6,220	—	—	7,067

Cash and cash equivalents at end of period	$—	$1,607	$—	$6,491	$—	$—	$8,098

13.    Comprehensive Income (Loss)

        Comprehensive income (loss) for the three months ended March 31, 2005 and March 28, 2004 was as follows:

	Three Months Ended
	March 31, 2005	March 28, 2004
	(In thousands)
Net (loss) income	$(11,537)	$10,542
Changes in fair value of derivatives	9,744	(3,458)
Additional minimum pension liability	7	12
Cumulative translation adjustment	(9,578)	(4,935)

Comprehensive income (loss)	$(11,364)	$2,161

14.    Segment Information

        The Company is organized and managed on a geographical basis in three operating segments: North America, Europe and South America. Segment information for the three months ended March 31, 2005 and March 28, 2004, representing the reportable segments currently utilized by the chief operating decision maker, was as follows:

		North America	Europe	South America	Eliminations		Total
		(a)	(a)	(a)	(b)		(a)
(In thousands)
Net sales(c)(d)	Three months ended March 31, 2005 Three months ended March 28, 2004	$538,687 214,609	$66,557 36,972	$15,295 8,764	$	— (58)	$620,539 260,287
Operating income	Three months ended March 31, 2005 Three months ended March 28, 2004	35,864 29,894	4,677 3,141	2,003 160	— —		42,544 33,195
Depreciation and amortization(e)	Three months ended March 31, 2005 Three months ended March 28, 2004	49,707 18,093	4,939 3,024	838 581	— —		55,484 21,698
Impairment charges	Three months ended March 31, 2005 Three months ended March 28, 2004	1,605 —	— —	— —	— —		1,605 —
Interest expense, net(e)	Three months ended March 31, 2005 Three months ended March 28, 2004	42,056 20,245	496 560	222 71	— —		42,774 20,876
Income tax provision	Three months ended March 31, 2005 Three months ended March 28, 2004	8,191 189	1,862 1,212	373 344	— —		10,426 1,745
Identifiable assets(c)(d)(f)	As of March 31, 2005 As of December 31, 2004	2,681,306 2,597,442	305,723 300,161	49,482 46,877	(410,552 (392,863	) )	2,625,959 2,551,617
Goodwill(f)	As of March 31, 2005 As of December 31, 2004	306,252 333,174	16,008 16,916	699 694	— —		322,959 350,784
Net capital expenditures, excluding acquisitions	Three months ended March 31, 2005 Three months ended March 28, 2004	56,342 24,448	4,703 3,237	1,360 1,452	— —		62,405 29,137

(a)
On October 7, 2004, the Company acquired O-I Plastic.

(b)
To eliminate intercompany balances, which include investments in the operating segments and inter-segment receivables and payables.

(c)
The Company's net sales for Europe include sales in France which totaled approximately $20.1 million and $17.5 million for the three months ended March 31, 2005 and March 28, 2004, respectively. Identifiable assets in France totaled approximately $128.9 million and $132.9 million as of March 31, 2005 and December 31, 2004, respectively.

(d)
The Company's net sales for North America include sales in Mexico which totaled approximately $29.9 million and $7.5 million for the three months ended March 31, 2005 and March 28, 2004, respectively. Identifiable assets in Mexico totaled approximately $105.7 million and $96.7 million as of March 31, 2005 and December 31, 2004, respectively. Approximately all of the North America reportable segment's remaining net sales and identifiable assets are in the United States.

(e)
Includes amortization of debt issuance fees.

(f)
Intangible assets and goodwill associated with the acquisitions of O-I Plastic and the Tetra Pak operations are included in the North America reportable segment at March 31, 2005 and December 31, 2004 as it is not practicable to allocate these assets among the reportable segments until the final determination of the purchase price and related allocation to the fair value of assets acquired and liabilities assumed has been made.

Product Net Sales Information

        The following is supplemental information on net sales by product category:

	Three Months Ended
	March 31, 2005	March 28, 2004
	(In thousands)
Food and Beverage	$352,611	$154,876
Household	124,127	49,187
Automotive Lubricants	68,471	56,224
Personal Care/Specialty(1)	75,330	—

Total Net Sales	$620,539	$260,287

(1)
Prior to the Acquisition, sales of Personal Care/Specialty containers were not significant and are included in the Household category.

15.    Pension Plans

        The components of net periodic pension cost for the Company's U.S. defined benefit pension plans consisted of the following:

	Three Months Ended
	March 31, 2005	March 28, 2004
	(In thousands)
Components of net periodic pension cost:
Service cost	$2,527	$872
Interest cost	891	761
Expected return on plan assets	(852)	(708)
Net amortization and deferral	438	200

Net periodic pension cost	$3,004	$1,125

        The increase in net periodic pension cost in the first three months of 2005 was primarily attributable to higher service and interest costs in 2005 as a result of significantly higher headcount from the acquisition of O-I Plastic in the fourth quarter of 2004. This was partially offset by higher expected returns on plan assets as a result of increased pension contributions in 2004.

        The Company previously disclosed in its financial statements for the year ended December 31, 2004 that it expected to contribute $4.5 million to its pension plans in 2005. As of March 31, 2005 $3.1 million of contributions to its U.S. pension plans has been made.

16.    Subsequent Event

        In March 2005 the Company executed a Purchase and Sale of Equity Interest and Joint Venture Termination Agreement under which the Company will terminate the joint venture agreement with Industrias Innopack, S.A. de C.V. and acquire all of the equity interests held by Industrias Innopack, S.A. de C.V. in Graham Innopack de Mexico, S. de R.L. de C.V. and the operating companies thereunder. Closing of this transaction occurred on May 9, 2005, resulting in a payment by the Company of $13.9 million.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Owens-Illinois, Inc.
Owens-Illinois Plastic Container Business

        We have audited the accompanying combined balance sheets of Owens-Illinois Plastic Container Business as of December 31, 2003 and 2002, and the related combined statements of results of operations, net Parent investment, and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Owens-Illinois Plastic Container Business at December 31, 2003 and 2002, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

        As discussed in Note 1 in the Notes to the Combined Financial Statements, in 2002 the Company changed its accounting for goodwill.

Ernst & Young LLP

Toledo, Ohio April 30, 2004, Except for Notes 16 and 17, as to which the date is May 20, 2005

Combined Results of Operations

Owens-Illinois Plastic Container Business

(Dollars in millions)

	Years ended December 31,
	2003	2002	2001
Revenues:
Net sales	$1,225.5	$1,139.5	$1,177.9
Royalties	8.1	6.8	7.5
Interest	0.3	1.4	1.5
Other	0.6	1.6	2.7

	1,234.5	1,149.3	1,189.6
Costs and expenses:
Manufacturing, shipping, and delivery	1,066.7	941.8	954.7
Research and development	19.8	20.0	21.2
Engineering	2.5	2.4	2.3
Selling and administrative	46.8	44.6	42.4
Net intercompany interest	177.1	161.1	169.8
Other interest expense	1.6	0.8	0.7
Goodwill impairment	386.6	—	—
Goodwill amortization	—	—	36.4
Other	11.0	6.3	33.9

	1,712.1	1,177.0	1,261.4

Loss before items below	(477.6)	(27.7)	(71.8)
Credit for income taxes	(29.3)	(5.8)	(13.1)
Minority share owners' interests in earnings of subsidiary	—	—	0.5

Loss before cumulative effect of accounting change	(448.3)	(21.9)	(59.2)
Cumulative effect of change in method of accounting for goodwill	—	(732.0)	—

Net loss	$(448.3)	$(753.9)	$(59.2)

See accompanying Notes to Combined Financial Statements.

Combined Balance Sheets

Owens-Illinois Plastic Container Business

(Dollars in millions)

	December 31,
	2003	2002
Assets
Current assets:
Cash	$13.4	$6.9
Receivables including $2.2 ($3.2 in 2002) from related parties, less allowances of $8.4 ($18.5 in 2002) for losses and discounts	128.2	107.3
Inventories	179.5	166.5
Prepaid expenses	18.8	18.9

Total current assets	339.9	299.6
Other assets:
Repair parts inventories	25.4	22.4
Deposits, receivables, and other assets	15.1	15.6
Intangible assets	40.3	46.0
Goodwill	151.0	537.1

Total other assets	231.8	621.1
Property, plant, and equipment:
Land, at cost	28.2	27.8
Buildings and equipment, at cost:
Buildings and building equipment	191.8	180.3
Factory machinery and equipment	1,228.7	1,117.4
Transportation, office, and miscellaneous equipment	17.7	15.3
Construction in progress	48.7	90.2

	1,515.1	1,431.0
Less accumulated depreciation	683.5	599.8

Net property, plant, and equipment	831.6	831.2

Total assets	$1,403.3	$1,751.9

See accompanying Notes to Combined Financial Statements.

	December 31,
	2003	2002
Liabilities and Net Parent Investment
Current liabilities:
Short-term loans	$0.4	$—
Accounts payable including $3.2 ($3.5 in 2002) to related parties	84.9	93.9
Salaries and wages	8.8	13.1
U.S. and foreign income taxes	4.6	12.5
Other accrued liabilities	27.0	22.4
Long-term debt due within one year	0.6	0.4

Total current liabilities	126.3	142.3
External long-term debt	1.3	1.6
Deferred taxes	119.5	122.9
Other liabilities	5.0	4.8
Net Parent investment
Investment by and advances from Parent	1,176.1	1,504.7
Accumulated other comprehensive loss	(24.9)	(24.4)

Total net Parent investment	1,151.2	1,480.3

Total liabilities and net Parent investment	$1,403.3	$1,751.9

See accompanying Notes to Combined Financial Statements.

Combined Net Parent Investment

Owens-Illinois Plastic Container Business

(Dollars in millions)

	Years ended December 31,
	2003	2002	2001
Investment by and advances from Parent
Balance at beginning of year	$1,504.7	$2,269.8	$2,313.9
Net intercompany transactions	119.7	(11.2)	15.1
Net loss	(448.3)	(753.9)	(59.2)

Balance at end of year	1,176.1	1,504.7	2,269.8

Accumulated other comprehensive loss
Balance at beginning of year	(24.4)	(27.1)	(20.5)
Foreign currency translation adjustments	(0.5)	2.7	(6.6)

Balance at end of year	(24.9)	(24.4)	(27.1)

Total net Parent investment	$1,151.2	$1,480.3	$2,242.7

Total comprehensive loss
Net loss	$(448.3)	$(753.9)	$(59.2)
Foreign currency translation adjustments	(0.5)	2.7	(6.6)

Total comprehensive loss	$(448.8)	$(751.2)	$(65.8)

See accompanying Notes to Combined Financial Statements.

Combined Cash Flows

Owens-Illinois Plastic Container Business

(Dollars in millions)

	Years ended December 31,
	2003	2002	2001
Operating activities:
Net loss before cumulative effect of accounting change	$(448.3)	$(21.9)	$(59.2)
Non cash charges (credits):
Depreciation	94.3	85.8	76.9
Amortization of deferred costs	1.5	2.2	0.8
Amortization of intangibles	5.7	5.7	5.7
Amortization of goodwill	—	—	36.4
Impairment of goodwill	386.6	—	—
Deferred tax credit	(36.5)	(12.2)	(28.9)
Restructuring costs and write offs of certain assets	—	—	24.4
Other	1.6	(4.0)	(7.9)
Change in non-current operating assets	(4.9)	(1.4)	(3.2)
Change in components of working capital	(50.5)	18.5	22.6

Cash provided by (utilized in) operating activities	(50.5)	72.7	67.6
Investing activities:
Additions to property, plant and equipment	(94.7)	(115.8)	(123.9)
Acquisitions, net of cash acquired	—	(2.5)	(10.8)
Net cash proceeds from divestitures and other	2.2	2.8	7.3

Cash utilized in investing activities	(92.5)	(115.5)	(127.4)
Financing Activities:
Net change in advances from parent	149.1	38.2	41.4
Repayments of long-term debt	(0.5)	(0.3)	(0.3)
Additions to long-term debt	—	—	0.7
Net change in short-term loans	0.4	—	(7.7)

Cash provided by (used in) financing activities	149.0	37.9	34.1
Effect of exchange rate fluctuations on cash	0.5	(0.2)	1.0

Increase (decrease) in cash	6.5	(5.1)	(24.7)
Cash at beginning of year	6.9	12.0	36.7

Cash at end of year	$13.4	$6.9	$12.0

See accompanying Notes to Combined Financial Statements.

Owens-Illinois Plastic Container Business

Notes to Combined Financial Statements

(Tabular data dollars in millions)

1.    Significant Accounting Policies

Basis of Combined Statements

        The combined financial statements of Owens-Illinois Plastic Container Business ("Company") include the following companies which have historically been operated as an integrated business: Owens-Brockway Plastic Products Inc. (excluding a 50% interest in Guala Closures Mexicana S.A. de C.V. and Continental PET Technologies do Brasil Ltda due to both being in a different line of business), OI Plasticos de Venezuela C.A., Owens-Illinois Plastics Ltd., Owens-Illinois Plastics Ecuador S.A., Owens-Illinois Plastics Oy, and Owens-Illinois Plastics B.V. All significant intercompany investments, accounts, and transactions have been eliminated.

Relationship with Owens-Illinois, Inc.

        The companies included above are each individually owned by Owens-Illinois, Inc. ("OI Inc."). Although OI Inc. does not conduct any operations, it has substantial obligations related to outstanding indebtedness, dividends for preferred stock and asbestos-related payments. OI Inc. relies primarily on distributions from its direct and indirect subsidiaries to meet these obligations.

        The combined financial statements include all revenues, costs, assets and liabilities directly attributable to the Company. The Company utilizes certain OI Inc. corporate-wide systems and services. Charges for administrative services are allocated to the Company by OI Inc. based on an annual utilization level. Such services include compensation and benefits administration, payroll processing, use of certain general accounting systems, auditing, income tax planning and compliance, and treasury services. All of the allocations and estimates in the combined financial statements are based on assumptions that management of the Company and OI Inc. believe are reasonable in the circumstances. The Company's financial information included herein is not necessarily indicative of the financial position, results of operations and cash flows of the Company in the future or indicative of the results that would have been reported if the Company had operated as an unaffiliated enterprise.

        Liabilities incurred for group insurance, federal income tax, and certain other accruals are retained at the corporate level by OI Inc. and charges to the Company are recorded through intercompany debt which is included in advances from Parent company.

        For federal and certain state income tax purposes, the taxable income of the Company is included in the consolidated tax returns of OI Inc. and income taxes are recorded by the Company on a basis consistent with separate returns.

Nature of Operations

        The Company is a leading manufacturer of plastic containers in the U.S. rigid packaging market. The Company operates in one segment and its principal product lines include consumer products (blow molded containers). The Company's principal operations are in North America, however, the Company does have minor operations in Europe and South America. Major market segments served include the United States household products, chemical products, personal care products, and food and beverage industries. One customer accounted for 17.7%, 19.8%, and 20.1% of the Company's sales in 2003, 2002, and 2001 respectively.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management of the Company to make estimates and assumptions that affect certain amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates, at which time the Company would revise its estimates accordingly.

Cash

        The Company defines "cash" as cash and time deposits with maturities of three months or less when purchased. Outstanding checks in excess of funds on deposit are included in accounts payable.

Fair Values of Financial Instruments

        The carrying amounts reported for cash, accounts receivable, accounts payable, and short-term loans approximate fair value. In addition, carrying amounts approximate fair value for certain long-term debt obligations subject to frequently redetermined interest rates. The Company is not a party to any material derivative financial instruments.

Inventory Valuation

        The Company values most U.S. inventories at the lower of last-in, first-out (LIFO) cost or market. Other inventories are valued at the lower of standard costs (which approximate average costs) or market.

Goodwill

        Goodwill represents the excess of cost over fair value of assets of businesses acquired. Through December 31, 2001, goodwill was being amortized over 40 years. In accordance with Statement of Financial Accounting Standards ("FAS") No. 142 (as described below in "New Accounting Standards"), goodwill is no longer being amortized, but is being evaluated annually, as of October 1, for impairment or more frequently if an impairment indicator exists.

Intangible Assets and Other Long-Lived Assets

        Intangible assets are amortized over the expected useful life of the asset. The Company evaluates the recoverability of amortizable intangible assets and other long-lived assets based on undiscounted projected cash flows, excluding interest and taxes, when factors indicate that impairment may exist. If impairment exists, the asset is written down to fair value.

Property, Plant, and Equipment

        Property, plant and equipment ("PP&E") is carried at cost and includes expenditures for new facilities and equipment and those costs which substantially increase the useful lives or capacity of existing PP&E. In general, depreciation is computed using the straight-line method. Maintenance and repairs are expensed as incurred. Costs assigned to PP&E of acquired businesses are based on estimated fair values at the date of acquisition.

Revenue Recognition

        The Company recognizes sales, net of estimated discounts and allowances, when the title to the products and risk of loss are transferred to customers. Provisions for rebates to customers are provided in the same period that the related sales are recorded.

Shipping and Handling Costs

        Shipping and handling costs are included with manufacturing, shipping, and delivery costs in the Consolidated Statements of Operations.

Income Taxes on Undistributed Earnings

        In general, the Company plans to continue to reinvest the undistributed earnings of foreign subsidiaries. Accordingly, taxes are provided only on that amount of undistributed earnings in excess of planned reinvestments.

Foreign Currency Translation

        The assets and liabilities of non-U.S. operations are translated at current exchange rates and any related translation adjustments are recorded directly in net Parent investment.

Accounts Receivable

        Receivables are stated at amounts estimated by management to be the net realizable value. The Company charges off accounts receivable when it becomes apparent based upon age or customer circumstances that amounts will not be collected.

Allowance for Doubtful Accounts

        The allowance for doubtful accounts is established through charges to the provision for bad debts. The Company evaluates the adequacy of the allowance for doubtful accounts on a periodic basis. The evaluation includes historical trends in collections and write-offs, management's judgment of the probability of collecting accounts and management's evaluation of business risk.

Participation in OI Inc. Stock Option Plans

        The Company participates in the stock option plans of OI Inc. under which employees of the Company may be granted options to purchase common shares of OI Inc. No options may be exercised in whole or in part during the first year after the date granted. In general, subject to certain accelerated exercisability provisions, 50% of the options become exercisable on the fifth anniversary of the date of the option grant, with the remaining 50% becoming exercisable on the sixth anniversary date of the option grant. In general, options expire following termination of employment or the day after the tenth anniversary date of the option grant.

        All options have been granted at prices equal to the market price of OI Inc.'s common stock on the date granted. Accordingly, the Company recognizes no compensation expense related to the stock option plans. OI Inc. has adopted the disclosure-only provisions of FAS No. 123, "Accounting for Stock-Based Compensation."

        A substantial number of the options have been granted to key employees of another subsidiary of OI Inc., some of whose compensation costs are included in an allocation of costs to all operating subsidiaries of OI Inc., including the Company. It is not practical to determine an amount of additional compensation allocable to the Company if OI Inc. had elected to recognize compensation cost based on the fair value of the options granted at grant date as allowed by FAS No. 123.

New Accounting Standards

        FAS No. 132 (Revised). In December 2003, the Financial Accounting Standards Board issued FAS No. 132 (Revised) "Employers' Disclosure about Pensions and Other Postretirement Benefits." The revised statement requires additional disclosures to those in the original FAS No. 132 about the assets, obligations, cash flows, and net periodic benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Except for certain disclosures for foreign pension plans and for benefit obligations, FAS No. 132 (Revised) is effective for financial statements with fiscal years ended after December 15, 2003 and was adopted by the Company.

        FAS No. 142. On January 1, 2002, the Company adopted FAS No. 142, "Goodwill and Other Intangible Assets." As required by FAS No. 142, Goodwill is no longer being amortized, but is being evaluated annually as of October 1, for impairment or more frequently if an impairment indicator exists.

        The following earnings data for 2001 have been presented on an adjusted basis to eliminate goodwill amortization of $36.4 million as required by FAS No. 142. The earnings data for 2003 and 2002 have been presented to provide comparative data to the 2001 adjusted earnings.

	2003	2002	2001
	(Actual)	(Actual)	(Adjusted)
Loss before cumulative effect of accounting change	$(448.3)	$(21.9)	$(22.8)
Net loss	$(448.3)	$(753.9)	$(22.8)

        FIN 46 (Revised). In January 2003, the FASB issued FASB Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities." FIN No. 46 sets forth the criteria used in determining whether an investment in a variable interest entity ("VIE") should be consolidated and is based on the general premise that a company that controls another entity through interests other than voting interests should consolidate the controlled entity. FIN No. 46 is effective at the end of periods ending after December 15, 2003 for companies that have interest in structures that are commonly referred to as special-purpose entities. FIN No. 46 is effective for all other types of variable interest entities for periods ending after March 15, 2004. The Company does not have an interest in any structure that would be considered a special-purpose entity and therefore, FIN No. 46 will be adopted by the Company on March 31, 2004. Adoption of this interpretation is not expected to have a material impact on the Company's results of operations or financial position.

2.    Changes in Components of Working Capital Related to Operations

        Changes in the components of working capital related to operations (net of the effects related to acquisitions and divestitures) were as follows:

	2003	2002	2001
Decrease (increase) in current assets:
Receivables	$(20.2)	$20.5	$(3.3)
Inventories	(11.8)	(11.5)	14.4
Prepaid expenses	(1.7)	0.5	3.1
Increase (decrease) in current liabilities:
Accounts payable and accrued liabilities	(5.1)	6.1	11.1
Salaries and wages	(4.4)	0.7	1.2
U.S. and foreign income taxes	(7.3)	2.2	(3.9)

	$(50.5)	$18.5	$22.6

3.    Inventories

        Major classes of inventory are as follows:

	2003	2002
Finished goods	$110.7	$104.9
Work in process	1.2	0.7
Raw materials	60.3	55.5
Operating supplies	7.3	5.4

	$179.5	$166.5

        If the inventories which are valued on the LIFO method had been valued at standard costs, which approximate current costs, consolidated inventories would be higher than reported by $5.4 million and $2.7 million at December 31, 2003 and 2002, respectively.

        Inventories which are valued at the lower of standard costs (which approximate average costs), or market at December 31, 2003 and 2002 were approximately $34.8 million and $26.5 million, respectively.

4.    External Long-Term Debt

        The following table summarizes the external long-term debt of the Company at December 31, 2003 and 2002:

	December 31,
	2003	2002
Total external debt	$1.9	$2.0

	1.9	2.0
Less amounts due within one year	0.6	0.4

External long-term debt	$1.3	$1.6

        Annual maturities for all of the Company's long-term debt through 2008 are as follows: 2004, $0.6 million; 2005, $0.6 million; 2006, $0.6 million; and 2007, $0.1 million.

        Interest paid in cash aggregated $1.6 million for 2003, $0.1 million for 2002, and $0.5 million for 2001.

5.    Guarantees of Debt

        Owens-Brockway Plastic Products, Inc. ("OBPP") has guaranteed certain obligations of other OI Inc. subsidiaries under a secured bank credit agreement totaling $1,300.0 million at December 31, 2003. This guarantee expires with the secured credit agreement on April 1, 2007.

        OBPP also has guaranteed $1.0 billion of 8.875% and $625.0 million of 8.75% of Senior Secured Notes issued by an affiliate of the Company. These guarantees expire in 2009 for the $1.0 billion of 8.875% Senior Secured Notes and 2012 for the $625.0 million of 8.75% Senior Secured Notes.

        OBPP will be obligated under the above guarantees in the event that OI Inc.'s domestic or foreign subsidiaries cannot make the required interest or principal payments under the above obligations.

        During May 2003, an affiliate of OBPP issued $450 million of 7.75% Senior Secured Notes and $450 million of 8.25% Senior Notes. OBPP has guaranteed both series of notes. The assets of OBPP and most of its domestic subsidiaries are pledged as security for the Senior Secured Notes. The guarantees expire in 2011 for the $450 million of 7.75% and 2013 for the $450 million of 8.25%.

6.    Operating Leases

        Rent expense attributable to all warehouse, office buildings, and equipment operating leases was $18.0 million in 2003, $18.7 million in 2002, and $18.7 million in 2001. Minimum future rentals under operating leases are as follows: 2004, $9.7 million; 2005, $5.7 million; 2006, $4.4 million; 2007, $3.3 million; 2008, $2.8 million; and 2009 and thereafter, $12.7 million.

7.    Foreign Currency Translation

        Aggregate foreign currency exchange gains (losses) included in other costs and expenses were $(0.2) million in 2003, $1.5 million in 2002, and $(1.0) million in 2001.

8.    Income Taxes

        Deferred income taxes reflect: (1) the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and (2) carryovers and credits for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at December 31, 2003 and 2002 are as follows:

	2003	2002
Deferred tax assets:
Tax loss carryovers	$13.2	$10.0
Other, principally accrued liabilities	12.8	18.6

Total deferred tax assets	26.0	28.6

Deferred tax liabilities:
Property, plant and equipment	99.5	105.0
Other	32.3	31.3

Total deferred tax liabilities	131.8	136.3

Net deferred tax liabilities	$(105.8)	$(107.7)

        Deferred taxes are included in the Consolidated Balance Sheets at December 31, 2003 and 2002 as follows:

	2003	2002
Prepaid expenses	$13.7	$15.2
Deferred tax liabilities	(119.5)	(122.9)

Net deferred tax liabilities	$(105.8)	$(107.7)

        The credit for income taxes consists of the following:

	2003	2002	2001
Current:
Foreign	$7.2	$6.4	$15.8

	7.2	6.4	15.8

Deferred:
U.S. Federal	(37.1)	(11.0)	(24.1)
Foreign	0.6	(1.2)	(4.8)

	(36.5)	(12.2)	(28.9)

Total:
U.S. Federal	(37.1)	(11.0)	(24.1)
Foreign	7.8	5.2	11.0

	$(29.3)	$(5.8)	$(13.1)

        The credit for income taxes was calculated based on the following components of earnings (loss) before income taxes:

	2003	2002	2001
Domestic	$(493.9)	$(39.8)	$(106.3)
Foreign	16.3	12.1	34.5

	$(477.6)	$(27.7)	$(71.8)

        Income taxes paid in cash were as follows:

	2003	2002	2001
Domestic	$0.7	$0.6	$1.2
Foreign	6.0	12.4	5.9

	$6.7	$13.0	$7.1

        A reconciliation of the credit for income taxes based on the statutory U.S. Federal tax rate of 35% to the credit for income taxes is as follows:

	2003	2002	2001
Pretax loss at statutory U.S. Federal tax rate	$(167.2)	$(9.7)	$(25.1)
Decrease (increase) in credit for income taxes due to:
Amortization of goodwill	—	—	12.7
Impairment of goodwill	135.3	—	—
International rate differences	2.5	(1.7)	(0.8)
Other items	0.1	5.6	0.1

Credit for income taxes	$(29.3)	$(5.8)	$(13.1)

Effective tax rate	6.1%	21.0%	18.2%

        The Company is included with OI Inc.'s consolidated tax returns. OI Inc. has net operating losses, alternative minimum tax credits, and research and development credits available to offset future U.S. Federal income tax.

        At December 31, 2003, the Company's equity in the undistributed earnings of foreign subsidiaries for which income taxes had not been provided approximated $38.4 million. It is not practicable to estimate the U.S. and foreign tax which would be payable should these earnings be distributed.

9.    Related Party Transactions

        Charges for administrative services are allocated to the Company by OI Inc. based on an annual utilization level. Such services include compensation and benefits administration, payroll processing, use of certain general accounting systems, auditing, income tax planning and compliance, and treasury services. The following information summarizes the Company's significant related party transactions:

	Years ended December 31,
	2003	2002	2001
Expenses:
Administrative services	$14.9	$9.0	$8.1
Corporate management fee	4.8	4.6	5.5

Total expenses	$19.7	$13.6	$13.6

        The above expenses are recorded in the statement of operations as follows:

	Years ended December 31,
	2003	2002	2001
Cost of sales	$5.7	$5.8	$5.2
Selling, general, and administrative services	14.0	7.8	8.4

Total expenses	$19.7	$13.6	$13.6

        Intercompany interest is charged to the Company from OI Inc. based on intercompany debt balances included in advances from parent. An interest rate is calculated monthly based on OI Inc.'s total consolidated monthly external debt balance and the related interest expense, including finance fee amortization and commitment fees. The calculated rate (7.4% at December 31, 2003) is applied monthly to the intercompany debt balance to determine intercompany interest expense.

10.    Pension Benefit Plans

        The Company participates in OI Inc.'s defined benefit pension plans for substantially all employees located in the United States. Benefits generally are based on compensation for salaried employees and on length of service for hourly employees. OI Inc.'s policy is to fund pension plans such that sufficient assets will be available to meet future benefit requirements. Independent actuaries determine pension costs for each subsidiary of OI Inc. included in the plans; however, accumulated benefit obligation information and plan assets pertaining to each subsidiary have not been separately determined. As such, the accumulated benefit obligation and the plan assets related to the pension plans for domestic employees have been retained by another subsidiary of OI Inc. Net credits to results of operations for the Company's allocated portion of the domestic pension costs amounted to $0.2 million in 2003, $5.6 million in 2002, and $7.5 million in 2001.

        OI Inc. also sponsors several defined contribution plans for all salaried and hourly U.S. employees of the Company. Participation is voluntary and participants' contributions are based on their compensation. OI Inc. matches contributions of participants, up to various limits, in substantially all plans. OI Inc. charges the Company for its share of the match. The Company's share of the contributions to these plans amounted to $2.2 million in 2003, $2.2 million in 2002, and $2.2 million in 2001.

11.    Postretirement Benefits Other Than Pensions

        OI Inc. provides certain retiree health care and life insurance benefits covering substantially all U.S. salaried and certain hourly employees. Employees are generally eligible for benefits upon retirement and completion of a specified number of years of creditable service. Independent actuaries determine postretirement benefit costs for each subsidiary of OI Inc.; however, accumulated postretirement benefit obligation information pertaining to each subsidiary has not been separately determined. As such, the accumulated postretirement benefit obligation has been retained by another subsidiary of OI Inc.

        The Company's net periodic postretirement benefit cost, as allocated by OI Inc., was $1.8 million, $1.4 million, and $1.2 million at December 31, 2003, 2002, and 2001, respectively.

12.    Other Costs and Expenses

        Other costs and expenses for the year ended December 31, 2001 include pretax charges of $24.4 million related to the following:

  •
  Impairment charges of $12.0 million at various international and domestic facilities in response to decisions about pricing and market segment strategy. These charges related to two domestic plastics packaging facilities and the abandonment of certain equipment at various locations.

  •
  Other costs of $3.9 million related to closing facilities and reducing workforce. The total workforce reductions involved approximately 180 employees at a cost of approximately $3.5 million, substantially all of which had been paid out at December 31, 2002.

  •
  A charge of $8.5 million for certain contingencies.

Actions related to the 2001 restructuring and impairment charges were completed during 2002.

13.    Contingencies

        In April 1999, Crown Cork & Seal Technologies Corporation ("CCS") filed suit against Continental PET Technologies, Inc. ("CPT"), a wholly owned subsidiary of the Company, in the United States District Court for the District of Delaware alleging that certain plastic container manufactured by CPT, primarily multi-layer PET container with barrier properties, infringe CCS's U.S. Patent 5,021,515 relating to an oxygen-scavenging material. CCS is a party to an agreement with Chevron Philips Chemical Company ("Chevron") under which Chevron has rights to sublicense certain CCS patents, including, Chevron believed, the patent involved in the suit against CPT. To avoid the cost of litigation, CPT took a sublicense from Chevron under the patent in suit and other patents. Chevron then entered the suit to defend and assert its right to sublicense the patent in suit to CPT. In November 2002, the Delaware District Court concluded that Chevron did not have the rights it purported to sublicense to CPT and entered a judgment to that effect on March 31, 2003.

        In connection with the initial public offering of Constar International Inc. ("Constar"), CCS contributed to Constar the patent involved in the suit against CPT. As a result, Constar was substituted for CCS as the plaintiff in the suit. The Court's judgments will allow Constar to pursue its lawsuit against CPT, which is in its initial stages and had been stayed pending resolution of the Chevron claims. In the lawsuit, Constar seeks certain monetary damages and injunctive relief. CPT will continue to pursue all defenses available to it. However, if the Court were to reach conclusions adverse to CPT on the claims for monetary damages asserted by Constar, the Company believes such determination would not have a material adverse effect on the Company's consolidated results of operations and financial position, and any such damages could be covered in part by third party indemnification. Additionally, any adverse decision with respect to Constar's request for injunctive relief is not likely to have an adverse effect on the company because it believes that it can pursue alternative technologies for the manufacture of multi-layer PET container with barrier properties.

        Other litigation is pending against the Company, in many cases involving ordinary and routine claims incidental to the business of the Company and in others presenting allegations that are nonroutine and involve compensatory, punitive or treble damage claims as well as other types of relief. The ultimate legal and financial liability of the Company in respect to this pending litigation cannot be estimated with certainty. However, the Company believes, based on its examination and review of such matters and experience to date, that such ultimate liability will not have a material adverse effect on its results of operations or financial condition.

14.    Goodwill

        The changes in the carrying amount of goodwill for the years ended December 31, 2001, 2002 and 2003 are as follows:

Balance as of January 1, 2001	$1,312.2
Amortization	(36.4)
Translation effects	0.2
Tax adjustments and other changes	(10.8)

Balance as of December 31, 2001	1,265.2
Write-down of goodwill	(732.0)
Translation effects	(0.1)
Tax adjustments and other changes	4.0

Balance as of December 31, 2002	537.1
Write-down of goodwill	(386.6)
Tax adjustments and other changes	0.5

Balance as of December 31, 2003	$151.0

        During the first quarter of 2002, the Company completed an impairment test under FAS No. 142 using the Company's business enterprise value ("BEV"). The BEV was calculated as of the measurement date, January 1, 2002, by determining the present value of debt-free, after-tax future cash flows, discounted at the weighted average cost of capital of a hypothetical third party buyer. The BEV was then compared to the book value as of the measurement date to assess whether an impairment existed under FAS No. 142. Based on this comparison, the Company determined that an impairment existed. Following a review of the valuation of the assets, the Company recorded an impairment charge of $732.0 million to reduce the reported value of its goodwill. As required by FAS No. 142, the transitional impairment loss has been recognized as the cumulative effect of a change in method of accounting.

        During the fourth quarter of 2003, the Company completed its annual impairment testing and determined that an impairment existed in its goodwill. The Company operates in a highly competitive and fragmented industry. During the course of 2003, a number of the product lines experienced price reductions, principally as a result of the Company's strategy to preserve and expand market segment share. The reduced pricing, along with continued capital expenditures, caused the Company to lower its earnings and cash flow projections for several years following the measurement date (October 1, 2003) resulting in an estimated fair value that was lower than its book value. Following a review of the valuation of its identifiable assets, the Company recorded an impairment charge of $386.6 million to reduce the reported value of its goodwill.

15.    Intangible Assets

        The gross amounts and accumulated amortization of identifiable intangible assets for the years ended December 31, 2002 and 2003 are as follows:

	2003		2002
	Gross Amount	Accumulated Amortization	Gross Amount	Accumulated Amortization
Patents	$53.5	$21.2	$53.5	$15.8
License agreements	13.1	5.1	13.1	4.8

	$66.6	$26.3	$66.6	$20.6

        Amortization expense related to identifiable intangible assets was $5.7 million, $5.7 million, and $5.7 million for the years ended December 31, 2003, 2002, and 2001, respectively. Estimated annual amortization expense for the years ended December 31, 2004 through December 31, 2008 is $5.7 million per year.

16.    Subsequent event

        On October 7, 2004, the Company announced that it had completed the sale of its blow-molded plastic container operations in North America, South America and Europe, which represents approximately 90% of assets and revenues of the Company, to Graham Packaging Company (Graham).

        Cash proceeds were approximately $1.2 billion. The sale agreement included a post-closing purchase price adjustment based on changes in certain working capital components and certain other assets and liabilities of the business. This adjustment was finalized in April 2005, and Graham was paid approximately $39 million.

        Included in the sale were 24 plastics manufacturing plants in the U.S., two in Mexico, three in Europe and two in South America, serving consumer products companies in the food, beverage, household, chemical and personal care industries.

Owens-Illinois Plastic Container Business
Notes to Combined Financial Statements

Tabular data dollars in millions

17.    Financial Information for Subsidiary Guarantors and Non-Guarantors

        On October 7, 2004, the Company completed the sale of its non health-care blow-molded plastic container operations in North America, South America and Europe, which represents approximately 90% of assets and revenues of the Company, to Graham Packaging Holdings Company ("Graham Packaging").

        In order to finance the acquisition, certain wholly-owned subsidiaries of Graham Packaging entered into two new notes, a $250.0 million aggregate principal amount of 8 1/2% Senior Notes due 2012 and $375.0 million aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2014 (together, the "Notes"). Graham Packaging and the domestic subsidiaries of Graham Packaging's operating company, including the domestic subsidiaries acquired from the Company, have fully and unconditionally guaranteed these Notes. The guarantor subsidiaries are 100% owned by Graham Packaging.

        The following unaudited condensed consolidating financial statements present the financial position, results of operations and cash flows of the Company's guarantor and non-guarantor subsidiaries and operations not acquired. Due to the structure of the combined entities, it was not practical to determine cash flow from operations not acquired. Management does not believe such amounts are material.

	December 31, 2003
Balance Sheet	Guarantor Subsidiaries Acquired	Non-Guarantor Subsidiaries Acquired	Operations Not Acquired	Eliminations	Combined
Current assets:
Receivables	$97.1	$15.2	$15.9		$128.2
Inventories	135.5	19.5	24.5		179.5
Other current assets	7.3	18.4	6.5		32.2

Total current assets	239.9	53.1	46.9	—	339.9
Investment in subsidiaries	76.4			(76.4)	—
Goodwill	151.0				151.0
Other non-current assets	76.8	2.4	1.6		80.8

Total other assets	304.2	2.4	1.6	(76.4)	231.8
Property, plant and equipment, net	669.1	60.0	102.5		831.6

Total assets	$1,213.2	$115.5	$151.0	$(76.4)	$1,403.3

Current liabilities:
Accounts payable and accrued liabilities	$70.7	$32.1	$22.5		$125.3
Short-term loans and long-term debt due within one year		1.0			1.0

Total current liabilities	70.7	33.1	22.5	—	126.3
Long-term debt		1.3			1.3
Other non-current liabilities	113.0	4.7	6.8		124.5
Net Parent investment	1,029.5	76.4	121.7	(76.4)	1,151.2

Total liabilities and net Parent investment	$1,213.2	$115.5	$151.0	$(76.4)	$1,403.3

	Years ended December 31, 2003
Result of Operations	Guarantor Subsidiaries Acquired	Non-Guarantor Subsidiaries Acquired	Operations Not Acquired	Eliminations	Combined
Net sales	$940.5	$149.9	$142.0	$(6.9)	$1,225.5
Interest		0.2	0.1		0.3
Equity earnings in subsidiaries	9.6			(9.6)	—
Other revenue	11.3	0.4		(3.0)	8.7

Total revenue	961.4	150.5	142.1	(19.5)	1,234.5
Manufacturing, shipping, and delivery	831.0	128.2	117.4	(9.9)	1,066.7
Research, engineering, selling, administrative, and other	452.4	4.5	9.8		466.7
Net intercompany interest	174.1	1.7	1.3		177.1
Other interest expense	1.2	(1.1)	1.5		1.6

Total costs and expense	1,458.7	133.3	130.0	(9.9)	1,712.1
Pre-tax earnings (loss)	(497.3)	17.2	12.1	(9.6)	(477.6)
Provision (credit) for income taxes	(42.0)	7.6	5.1		(29.3)

Net earnings (loss)	$(455.3)	$9.6	$7.0	$(9.6)	$(448.3)

	Year ended December 31, 2003
Cash Flows	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Combined
Cash provided by (used in) operating activities	$(64.2)	$13.7		$(50.5)
Investing Activities:
Additions to property, plant, and equipment	(80.7)	(14.0)		(94.7)
Proceeds from sales	2.2			2.2

Cash provided by (used in) investing activities	(78.5)	(14.0)	—	(92.5)
Financing Activities:
Intercompany transactions, net	142.7	6.4		149.1
Change in short term debt		0.4		0.4
Payments of long term debt		(0.5)		(0.5)

Cash provided by (used in) financing activities	142.7	6.3	—	149.0
Effect of exchange rate change on cash		0.5		0.5

Net change in cash	—	6.5	—	6.5
Cash at beginning of year	0.1	6.8		6.9

Cash at end of year	$0.1	$13.3	$—	$13.4

Combined Results of Operations

Owens-Illinois Plastic Container Business

(Dollars in millions)

	Nine months ended September 30,
	2004	2003
	(unaudited)
Revenues:
Net sales	$979.7	$949.8
Royalties	6.8	6.6
Interest	0.3	0.2
Other	0.3	0.5

	987.1	957.1
Costs and expenses:
Manufacturing, shipping, and delivery	851.9	813.7
Research and development	14.1	14.1
Engineering	1.6	1.9
Selling and administrative	33.9	34.3
Net intercompany interest	128.6	131.9
Other interest expense	1.6	1.2
Other	24.1	9.9

	1,055.8	1,007.0
Loss before items below	(68.7)	(49.9)
Credit for income taxes	(15.9)	(14.8)

Net loss	$(52.8)	$(35.1)

See accompanying Notes to Combined Financial Statements

Combined Balance Sheets

Owens-Illinois Plastic Container Business

(Dollars in millions)

	Sept. 30, 2004	Dec. 31, 2003
	(unaudited)
Assets
Current assets:
Cash	$18.3	$13.4
Receivables including amounts from related parties ($6.4 at Sept. 30, 2004, and $2.2 at Dec. 31, 2003), less allowances for losses and discounts ($6.9 at Sept. 30, 2004, and $8.4 at Dec. 31, 2003)	149.9	128.2
Inventories	146.6	179.5
Prepaid expenses	24.4	18.8

Total current assets	339.2	339.9
Other assets:
Repair parts inventories	25.8	25.4
Deposits, receivables, and other assets	11.5	15.1
Intangible assets	34.8	40.3
Goodwill	151.0	151.0

Total other assets	223.0	231.8
Property, plant, and equipment:
Land, at cost	26.1	28.2
Buildings and equipment, at cost:
Buildings and building equipment	189.6	191.8
Factory machinery and equipment	1,247.6	1,228.7
Transportation, office, and miscellaneous equipment	14.4	17.7
Construction in progress	26.2	48.7

	1,503.9	1,515.1
Less accumulated depreciation	723.8	683.5

Net property, plant, and equipment	780.1	831.6

Total assets	$1,342.3	$1,403.3

Liabilities and Net Parent Investment
Current liabilities:
Short-term loans	$—	$0.4
Accounts payable including amounts to related parties ($4.1 at Sept. 30, 2004, and $3.2 at Dec. 31, 2003)	90.5	84.9
Salaries and wages	11.5	8.8
U.S. and foreign income taxes	3.2	4.6
Other accrued liabilities	45.8	27.0
Long-term debt due within one year		0.6

Total current liabilities	151.0	126.3
External long-term debt		1.3
Deferred taxes	114.7	119.5
Other liabilities	1.3	5.0
Net Parent investment
Investment by and advances from Parent	1,103.4	1,176.1
Accumulated other comprehensive loss	(28.1)	(24.9)

Total net Parent investment	1,075.3	1,151.2

Total liabilities and net Parent investment	$1,342.3	$1,403.3

See accompanying Notes to Combined Financial Statements

Combined Cash Flows

Owens-Illinois Plastic Container Business

(Dollars in millions)

	Nine months ended September 30,
	2004	2003
	(unaudited)
Operating activities:
Net loss	$(52.8)	$(35.1)
Non-cash charges (credits):
Depreciation	74.1	70.0
Amortization of deferred costs	5.9	5.3
Deferred tax credit	(12.2)	(6.7)
Charge for certain intellectual property litigation	14.5
Other	11.5	2.7
Change in non-current operating assets	2.1	(1.1)
Change in components of working capital	35.6	(62.5)

Cash provided by (utilized in) operating activities	78.7	(27.4)
Investing activities:
Additions to property, plant and equipment	(28.8)	(79.0)
Net cash proceeds from divestitures and other	0.3	1.5

Cash utilized in investing activities	(28.5)	(77.5)
Financing activities:
Net change in advances from parent	(42.5)	109.6
Repayments of long-term debt	(2.2)	(0.3)
Net change in short-term loans		0.3

Cash provided by (used in) financing activities	(44.7)	109.6
Effect of exchange rate fluctuations on cash	(0.6)	0.1

Increase in cash	4.9	4.8
Cash at beginning of year	13.4	6.9

Cash at end of year	$18.3	$11.7

See accompanying Notes to Combined Financial Statements

Owens-Illinois Plastic Container Business

Notes to Combined Financial Statements

(Tabular data dollars in millions)

1.    Basis of Combined Statements

        The Condensed Combined Financial Statements presented herein are unaudited but, in the opinion of management, reflect all adjustments necessary to present fairly such information for the periods and at the dates indicated. Since the accompanying unaudited condensed combined financial statements have been prepared in accordance with Article 10 of Regulation S-X, they do not contain all information and footnotes normally contained in annual combined financial statements; accordingly, they should be read in conjunction with the Combined Financial Statements and notes thereto for the year ended December 31, 2003.

        The combined financial statements of Owens-Illinois Plastic Container Business ("Company") include the following companies which have historically been operated as an integrated business: Owens-Brockway Plastic Products Inc. (excluding a 50% interest in Guala Closures Mexicana S.A. de C.V. and Continental PET Technologies do Brasil Ltda due to both being in a different line of business), OI Plasticos de Venezuela C.A., Owens-Illinois Plastics Ltd., Owens-Illinois Plastics Ecuador S.A., Owens-Illinois Plastics Oy, and Owens-Illinois Plastics B.V. All significant intercompany investments, accounts, and transactions have been eliminated.

        The companies included above are each individually owned by Owens-Illinois, Inc. ("OI Inc."). Although OI Inc. does not conduct any operations, it has substantial obligations related to outstanding indebtedness, dividends for preferred stock and asbestos related payments. OI Inc. relies primarily on distributions from its direct and indirect subsidiaries to meet these obligations.

2.    Inventories

        Major classes of inventory are as follows:

	Sept. 30, 2004	Dec. 31, 2003
Finished goods	$92.5	$110.7
Work in process	0.6	1.2
Raw materials	49.9	60.3
Operating supplies	3.6	7.3

	$146.6	$179.5

3.    Guarantees of Debt

        Owens-Brockway Plastic Products, Inc. ("OBPP") has guaranteed certain obligations of other OI Inc. subsidiaries under a secured bank credit agreement totaling $2,153.0 million at September 30, 2004. This guarantee expires with the secured credit agreement on April 1, 2007.

        OBPP also has guaranteed $1.0 billion of 8.875%, $625.0 million of 8.75%, and $450.0 million of 7.75% Senior Secured Notes, and $450.0 million of 8.25% Senior Notes issued by an affiliate of the Company. These guarantees expire in 2009 for the $1.0 billion of 8.875% Senior Secured Notes, 2012 for the $625.0 million of 8.75% Senior Secured Notes, and 2011 for the $450.0 million of 7.75% Senior Secured Notes. The assets of the Company and most of its domestic subsidiaries are pledged as security for the Senior Secured Notes.

        OBPP will be obligated under the above guarantees in the event that OI Inc.'s domestic or foreign subsidiaries cannot make the required interest or principal payments under the above obligations.

4.    Comprehensive Income

        The components of comprehensive income are net earnings and foreign currency translation adjustments. Total comprehensive income is as follows:

	Nine months ended September 30,
	2004	2003
Total comprehensive income	$(56.0)	$(36.2)

5.    Supplemental Cash Flow Information

        Interest paid in cash aggregated $0.1 million and $0.1 million for the nine months ended September 30, 2004 and 2003, respectively. Cash paid for taxes aggregated $2.5 million and $5.9 million for the nine months ended September 30, 2004 and 2003, respectively.

6.    Participation in OI Inc. Stock Option Plans

        The Company participates in the stock option plans of OI Inc. OI Inc. has adopted the disclosure-only provisions (intrinsic value method) of Statement of Financial Accounting Standards (FAS) No. 123, "Accounting for Stock-Based Compensation." All options have been granted at prices equal to the market price of OI Inc's common stock on the date granted. Accordingly, the Company recognizes no compensation expense related to the stock option plans.

        A substantial number of the options have been granted to key employees of another subsidiary of OI Inc., some of whose compensation costs are included in an allocation of costs to all operating subsidiaries of OI Inc., including the Company. It is not practical to determine an amount of additional compensation allocable to the Company if OI Inc. had elected to recognize compensation cost based on the fair value of the options granted at grant date as allowed by FAS No. 123.

7.    Pension Benefit Plans

        The Company participates in OI Inc.'s defined benefit pension plans for substantially all employees located in the United States. Benefits generally are based on compensation for salaried employees and on length of service for hourly employees. OI Inc.'s policy is to fund pension plans such that sufficient assets will be available to meet future benefit requirements. Independent actuaries determine pension costs for each subsidiary of OI Inc. included in the plans; however, accumulated benefit obligation information and plan assets pertaining to each subsidiary have not been separately determined. As such, the accumulated benefit obligation and the plan assets related to the pension plans for domestic employees have been retained by another subsidiary of OI Inc. Net charges (credits) to results of operations for the Company's allocated portion of the domestic pension costs amounted to $2.8 million and $(0.1) million for the nine months ended September 30, 2004 and 2003, respectively.

8.    Postretirement Benefits Other Than Pensions

        OI Inc. provides certain retiree health care and life insurance benefits covering substantially all U.S. salaried and certain hourly employees. Employees are generally eligible for benefits upon retirement and completion of a specified number of years of creditable service. Independent actuaries determine postretirement benefit costs for each subsidiary of OI Inc.; however, accumulated postretirement benefit obligation information pertaining to each subsidiary has not been separately determined. As such, the accumulated postretirement benefit obligation has been retained by another subsidiary of OI Inc.

        The Company's net periodic postretirement benefit cost, as allocated by OI Inc., was $1.9 million and $1.3 million for the nine months ended September 30, 2004 and 2003, respectively.

9.    Other Costs and Expenses

        During the second quarter of 2004, the Company recorded a charge of $14.5 million ($9.1 million after tax) for an increase in the estimated probable liability for the resolution of certain intellectual property litigation in other costs and expenses. See Note 10 for additional information on this intellectual property litigation.

10.    Contingencies

        In April 1999, Crown Cork & Seal Technologies Corporation ("CCS") filed suit against Continental PET Technologies, Inc. ("CPT"), then a wholly-owned subsidiary of the Company in the United States District Court for the District of Delaware alleging that certain plastic containers manufactured by CPT, primarily multi-layer PET containers with barrier properties, infringe CCS's U.S. Patent 5,021,515 relating to an oxygen scavenging material. In connection with the initial public offering of Constar International Inc. ("Constar"), CCS contributed to Constar the patent involved in the suit against CPT. As a result, Constar was substituted for CCS as the plaintiff in the suit.

        In November 2004, the Company finalized a settlement of this litigation. The settlement involves the grant of a license to the Company and to CPT of the technology in dispute, in return for a payment to Constar of $25.1 million, which approximated the amount accrued by the Company for this expected resolution. The Company believes it has meritorious third party reimbursement claims relating to a substantial portion of this settlement and intends to pursue such claims.

        Other litigation is pending against the Company, in many cases involving ordinary and routine claims incidental to the business of the Company and in others presenting allegations that are nonroutine and involve compensatory, punitive or treble damage claims as well as other types of relief. The ultimate legal and financial liability of the Company in respect to this pending litigation cannot be estimated with certainty. However, the Company believes, based on its examination and review of such matters and experience to date, that such ultimate liability will not have a material adverse effect on its results of operations or financial condition.

11.    Financial Information for Subsidiary Guarantors and Non-Guarantors

        On October 7, 2004, the Company completed the sale of its non health-care blow-molded plastic container operations in North America, South America and Europe, which represents approximately

90% of assets and revenues of the Company, to Graham Packaging Holdings Company ("Graham Packaging").

        In order to finance the acquisition, certain wholly-owned subsidiaries of Graham Packaging entered into two new notes, a $250.0 million aggregate principal amount of 8 1/2% Senior Notes due 2012 and $375.0 million aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2014 (together, the "Notes"). Graham Packaging and the domestic subsidiaries of Graham Packaging's operating company, including the domestic subsidiaries acquired from the Company, have fully and unconditionally guaranteed these Notes. The guarantor subsidiaries are 100% owned by Graham Packaging.

        The following unaudited condensed consolidating financial statements present the financial position, results of operations and cash flows of the Company's guarantor and non-guarantor subsidiaries and operations not acquired. Due to the structure of the combined entities, it was not practical to determine cash flow from operations not acquired. Management does not believe such amounts are material.

	September 30, 2004
Balance Sheet	Guarantor Subsidiaries Acquired	Non-Guarantor Subsidiaries Acquired	Operations Not Acquired	Eliminations	Combined
Current assets:
Receivables	$111.3	$20.6	$18.0		$149.9
Inventories	106.7	19.9	20.0		146.6
Other current assets	7.8	20.6	14.3		42.7

Total current assets	225.8	61.1	52.3	—	339.2
Investment in subsidiaries	85.1			(85.1)	—
Goodwill	151.0				151.0
Other non-current assets	68.7	1.9	1.4		72.0

Total other assets	304.8	1.9	1.4	(85.1)	223.0
Property, plant and equipment, net	632.0	53.6	94.5		780.1

Total assets	$1,162.6	$116.6	$148.2	$(85.1)	$1,342.3

Current liabilities:
Accounts payable and accrued liabilities	$84.2	$27.0	$39.8		$151.0

Total current liabilities	84.2	27.0	39.8	—	151.0
Other non-current liabilities	105.4	4.6	6.1		116.0
Net Parent investment	973.0	85.0	102.3	(85.1)	1,075.3

Total liabilities and net Parent investment	$1,162.6	$116.6	$148.2	$(85.1)	$1,342.3

	December 31, 2003
Balance Sheet	Guarantor Subsidiaries Acquired	Non-Guarantor Subsidiaries Acquired	Operations Not Acquired	Eliminations	Combined
Current assets:
Receivables	$97.1	$15.2	$15.9		$128.2
Inventories	135.5	19.5	24.5		179.5
Other current assets	7.3	18.4	6.5		32.2

Total current assets	239.9	53.1	46.9	—	339.9
Investment in subsidiaries	76.4			(76.4)	—
Goodwill	151.0				151.0
Other non-current assets	76.8	2.4	1.6		80.8

Total other assets	304.2	2.4	1.6	(76.4)	231.8
Property, plant and equipment, net	669.1	60.0	102.5		831.6

Total assets	$1,213.2	$115.5	$151.0	$(76.4)	$1,403.3

Current liabilities:
Accounts payable and accrued liabilities	$70.7	$32.1	$22.5		$125.3
Short-term loans and long-term debt due within one year		1.0			1.0

Total current liabilities	70.7	33.1	22.5	—	126.3
Long-term debt		1.3			1.3
Other non-current liabilities	113.0	4.7	6.8		124.5
Net Parent investment	1,029.5	76.4	121.7	(76.4)	1,151.2

Total liabilities and net Parent investment	$1,213.2	$115.5	$151.0	$(76.4)	$1,403.3

	Nine months ended September 30, 2004
Results of Operations	Guarantor Subsidiaries Acquired	Non-Guarantor Subsidiaries Acquired	Operations Not Acquired	Eliminations	Combined
Net sales	$750.6	$118.0	$121.6	$(10.5)	$979.7
Interest		0.3			0.3
Equity earnings in subsidiaries	7.2			(7.2)	—
Other revenue	8.6	0.4		(1.9)	7.1

Total revenue	766.4	118.7	121.6	(19.6)	987.1
Manufacturing, shipping, and delivery	661.9	102.3	100.1	(12.4)	851.9
Research, engineering, selling, administrative, and other	60.3	5.8	7.6		73.7
Net intercompany interest	126.6	0.6	1.4		128.6
Other interest expense		0.1	1.5		1.6

Total costs and expense	848.8	108.8	110.6	(12.4)	1,055.8
Pre-tax earnings (loss)	(82.4)	9.9	11.0	(7.2)	(68.7)
Provision (credit) for income taxes	(22.6)	2.7	4.0		(15.9)

Net earnings (loss)	$(59.8)	$7.2	$7.0	$(7.2)	$(52.8)

	Nine months ended September 30, 2003
Results of Operations	Guarantor Subsidiaries Acquired	Non-Guarantor Subsidiaries Acquired	Operations Not Acquired	Eliminations	Combined
Net sales	$733.9	$114.6	$106.8	$(5.5)	$949.8
Interest		0.2			0.2
Equity earnings in subsidiaries	7.4			(7.4)	—
Other revenue	8.9	0.3		(2.1)	7.1

Total revenue	750.2	115.1	106.8	(15.0)	957.1
Manufacturing, shipping, and delivery	637.4	95.9	88.0	(7.6)	813.7
Research, engineering, selling, administrative, and other	49.5	3.6	7.1		60.2
Net intercompany interest	130.7	0.3	0.9		131.9
Other interest expense		0.1	1.1		1.2

Total costs and expense	817.6	99.9	97.1	(7.6)	1,007.0
Pre-tax earnings (loss)	(67.4)	15.2	9.7	(7.4)	(49.9)
Provision (credit) for income taxes	(25.9)	7.8	3.3		(14.8)

Net earnings (loss)	$(41.5)	$7.4	$6.4	$(7.4)	$(35.1)

	Nine months ended September 30, 2004
Cash Flows	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Combined
Cash provided by (used in) operating activities	$64.0	$14.7		$78.7
Investing Activities:
Additions to property, plant, and equipment	(21.6)	(7.2)		(28.8)
Proceeds from sales	0.3			0.3

Cash provided by (used in) investing activities	(21.3)	(7.2)	—	(28.5)
Financing Activities:
Intercompany transactions, net	(42.8)	0.3		(42.5)
Payments of long term debt		(2.2)		(2.2)

Cash provided by (used in) financing activities	(42.8)	(1.9)	—	(44.7)
Effect of exchange rate change on cash		(0.6)		(0.6)

Net change in cash	(0.1)	5.0	—	4.9
Cash at beginning of period	0.1	13.3		13.4

Cash at end of period	$0.0	$18.3	$—	$18.3

	Nine months ended September 30, 2003
Cash Flows	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Combined
Cash provided by (used in) operating activities	$(24.7)	$(2.7)		$(27.4)
Investing Activities:
Additions to property, plant, and equipment	(68.3)	(10.7)		(79.0)
Proceeds from sales	1.5			1.5

Cash provided by (used in) investing activities	(66.8)	(10.7)	—	(77.5)
Financing Activities:
Intercompany transactions, net	91.5	18.1		109.6
Change in short term debt		0.3		0.3
Payments of long term debt		(0.3)		(0.3)

Cash provided by (used in) financing activities	91.5	18.1	—	109.6
Effect of exchange rate change on cash		0.1		0.1

Net change in cash	—	4.8	—	4.8
Cash at beginning of period	0.1	6.8		6.9

Cash at end of period	$0.1	$11.6	$—	$11.7

$625,000,000

Graham Packaging Company, L.P.
GPC Capital Corp. I

$250,000,000 8 1/2% Senior Notes due 2012
$375,000,000 9 7/8% Senior Subordinated Notes due 2014

Unconditionally Guaranteed by
Graham Packaging Holdings Company

PROSPECTUS

                        , 2005

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU WRITTEN INFORMATION OTHER THAN THIS PROSPECTUS OR TO MAKE REPRESENTATIONS AS TO MATTERS NOT STATED IN THIS PROSPECTUS. YOU MUST NOT RELY ON UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER AFTER THE DATE OF THIS PROSPECTUS SHALL CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR OUR AFFAIRS HAVE NOT CHANGED SINCE THE DATE HEREOF.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Subject to any terms, conditions or restrictions set forth in the Limited Partnership Agreement of Graham Packaging Company, L.P., Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. The Partnership Agreement of Graham Packaging Company, L.P. provides that Graham Packaging Company will defend and hold harmless, to the fullest extent not prohibited by law, its general partner and each of its affiliates and their respective partners, shareholders, officers, directors, employees and agents, from and against any claim, loss or liability of any nature whatsoever (including attorneys' fees) arising out of or in connection with the assets or business of Graham Packaging Company, L.P., unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted intentional misconduct or a knowing violation of law by such person or (in the case of the general partner only) a breach by the general partner of any of the material terms and provisions of the Partnership Agreement of Graham Packaging Company L.P. The foregoing obligation of Graham Packaging Company L.P. will be satisfied only out of the assets of Graham Packaging Company and under no circumstances will any recourse be available against the general partner or any other partner or the assets of any partner. The Partnership Agreement of Graham Packaging Company L.P. further provides that Graham Packaging Company L.P. will indemnify each partner from and against any damage, liability, loss, cost or deficiency (including, but not limited to, reasonable attorneys' fees) which each such partner pays or becomes obligated to pay on account of the imposition upon or assessment against such partner of any obligation or liability of Graham Packaging Company L.P. The foregoing obligation of Graham Packaging Company L.P. will be satisfied only out of the assets of Graham Packaging Company L.P. and under no circumstances will any recourse be available against the general partner or any other partner or the assets of any partner with respect thereto.

        Under Section 145 of the Delaware General Corporation Law (the "Delaware Law"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacity with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware General Corporation Law provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

        Subject to any terms, conditions or restrictions set forth in the Limited Partnership Agreement of Graham Packaging Holdings Company, Section 8510 of the Pennsylvania Revised Uniform Limited Partnership Act empowers a Pennsylvania limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. Indemnification shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The Partnership Agreement of Holdings provides that no general partner nor any of its affiliates nor any of its respective partners, shareholders, officers, directors, employees or agents will be liable, in damages or otherwise, to Holdings or to any of the limited partners for any act or omission on its or his part, except for (i) any act or omission resulting from its own willful misconduct or bad faith, (ii) any breach by the general partner of its duty of loyalty and obligations under applicable law as a fiduciary to Holdings or (iii) any breach by the general partner of any of the terms and provisions of the Partnership Agreement of Holdings. Holdings will indemnify, defend and hold harmless, to the fullest extent permitted by law, the general partners and each of their affiliates and their respective partners, shareholders, officers, directors, employees and agents, from and against any claim or liability of any nature whatsoever arising out of or in connection with the assets or business of Holdings, except where attributable to the willful misconduct or bad faith of such individual or entity or where relating to a breach by the general partner of its obligations as a fiduciary of Holdings or to a breach by the general partner of any of the terms and provisions of the Partnership Agreement of Holdings. Notwithstanding the foregoing and anything in the Partnership Agreement of Holdings to the contrary, no general partner will be liable to Holdings or its partners for monetary damages for breach of its fiduciary duties or its duties set forth in Partnership Agreement of Holdings, in each case other than a willful and flagrant breach thereof, or a breach of its duty of loyalty. Expenses incurred by a partner or other person in defending any action or proceeding against which indemnification may be made pursuant to the foregoing shall be paid by the Operating Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that it is not entitled to be indemnified by the Operating Company. In addition, the Partnership Agreement of Holdings provides that Holdings will indemnify, to the fullest extent not prohibited by law, each member of the advisory committee against losses, claims, damages or liabilities arising from any act or omission performed or omitted by him or her as a member of the advisory committee. The Certificate of Incorporation and By-Laws of CapCo I provide for mandatory indemnification of directors and officers on generally the same terms as permitted by the Delaware General Corporation Law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a)
  The following Financial Statement Schedules are included herein:

  Schedule I—Registrant's Condensed Financial Statements
  Schedule II—Valuation and Qualifying Accounts

  All other schedules are not submitted because they are not applicable or not required or because the required information is included in the financial statements or the notes thereto.

SCHEDULE I

Graham Packaging Holdings Company
Registrant's Condensed Financial Statements
(In thousands)

	December 31,
	2004	2003
BALANCE SHEETS
Assets:
Current assets	$—	$—
Other non-current assets	—	3,082

Total assets	$—	$3,082

Liabilities and partners' capital (deficit):
Current liabilities	$187,089	$15,321
Long-term debt	—	169,000
Investment in subsidiary	247,011	240,301

Total liabilities	434,100	424,622
Partners' capital (deficit)	(434,100)	(421,540)

Total liabilities and partners' capital	$—	$3,082

	Year Ended December 31,
	2004	2003	2002
STATEMENTS OF OPERATIONS
Equity in (loss) earnings of subsidiaries	$(16,614)	$28,296	$24,774
Interest expense	(24,018)	(18,546)	(17,212)

Net (loss) income	$(40,632)	$9,750	$7,562

	Year Ended December 31,
	2004	2003	2002
STATEMENTS OF CASH FLOWS
Operating activities:
Net (loss) income	$(40,632)	$9,750	$7,562
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Amortization of debt issuance fees	3,082	512	473
Accretion of Senior Discount Notes	—	623	16,739
Changes in current liabilities	2,769	8,327	—
Equity in loss (earnings) of subsidiaries	16,614	(28,296)	(24,774)

Net cash used in operating activities	(18,167)	(9,084)	—
Investing activities:
Return of capital from a subsidiary	18,167	9,084	—

Net cash provided by investing activities	18,167	9,084	—
Financing activities:
Payment of long-term debt	(169,000)	—	—
Proceeds from issuance of intercompany long-term debt	169,000	—	—

Net cash used in financing activities	—	—	—

Increase in cash and cash equivalents	—	—	—
Cash and cash equivalents at beginning of period	—	—	—

Cash and cash equivalents at end of period	$—	$—	$—

Supplemental cash flow information:
Cash paid for interest	$18,167	$9,084	$—

See footnotes to consolidated financial statements of Graham Packaging Holdings Company.

SCHEDULE II

GRAHAM PACKAGING HOLDINGS COMPANY
VALUATION AND QUALIFYING ACCOUNTS
(In thousands)

	Balance at Beginning of Year	Additions	Deductions	Balance at End of Year
Year ended December 31, 2004
Allowance for doubtful accounts	$7,615	$1,822	$565	$8,872
Allowance for inventory losses	2,464	1,115	558	3,021
Year ended December 31, 2003
Allowance for doubtful accounts	$4,280	$4,514	$1,179	$7,615
Allowance for inventory losses	2,600	1,710	1,846	2,464
Year ended December 31, 2002
Allowance for doubtful accounts	$2,403	$2,566	$689	$4,280
Allowance for inventory losses	2,585	787	772	2,600

  (b)
  The following exhibits are filed herewith or incorporated herein by reference:

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Stock Purchase Agreement, dated July 28, 2004, among Graham Packaging Company, L.P., OI Plastic Products FTS, Inc. and Owens-Illinois, Inc. (incorporated herein by reference to Exhibit 2.1 to Holdings' Current Report on Form 8-K, dated October 14, 2004 (File No. 333-53603-03)).
2.2
Amendment No. 1 to Stock Purchase Agreement, dated October 7, 2004, among Graham Packaging Company, L.P., Graham Acquisition Corp., OI Plastic Products FTS, Inc., Owens-Illinois, Inc. and Owens-Brockway Plastic Products Inc. (incorporated herein by reference to Exhibit 2.2 to Holdings' Current Report on Form 8-K, dated October 14, 2004 (File No. 333-53603-03)).
3.1
Certificate of Limited Partnership of Graham Packaging Company, L.P. (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).
3.2
Amended and Restated Agreement of Limited Partnership of Graham Packaging Company, L.P., dated as of February 2, 1998 (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).
3.3
Certificate of Limited Partnership of Graham Packaging Holdings Company (incorporated herein by reference to Exhibit 3.5 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).
3.4
Fifth Amended and Restated Agreement of Limited Partnership of Graham Packaging Holdings Company, dated as of February 2, 1998 (incorporated herein by reference to Exhibit 3.6 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).
3.5	Certificate of Incorporation of GPC Capital Corp. I (incorporated herein by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).
3.6	By-Laws of GPC Capital Corp. I (incorporated herein by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).
3.7	Certificate of Incorporation of GPC Capital Corp. II (incorporated herein by reference to Exhibit 3.7 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).
3.8	By-Laws of GPC Capital Corp. II (incorporated herein by reference to Exhibit 3.8 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).
3.9*	Certificate of Formation of GPC Opco GP, LLC, dated as of January 5, 1998 and amended as of December 22, 1999.
3.10*	Limited Liability Company Agreement of GPC Opco GP, LLC, dated as of January 5, 1998.
3.11*	Certificate of Formation of GPC Sub GP, LLC, dated as of January 5, 1998 and amended as of January 17, 2000.
3.12*	Limited Liability Company Agreement of GPC Sub GP, LLC, dated as of January 5, 1998.
3.13*	Certificate of Formation of Graham Packaging Latin America, LLC, dated as of February 14, 1997.
3.14*	Operating Agreement of Graham Packaging Latin America, LLC, dated as of February 14, 1997.

3.15*	Amended and Restated Certificate of Limited Partnership of Graham Packaging Poland, L.P., dated as of February 2, 1998.
3.16*	Agreement of Limited Partnership of Graham Packaging Poland, L.P., dated as of October 7, 1994 and amended as of February 2, 1998.
3.17*	Amended and Restated Certificate of Limited Partnership of Graham Recycling Company, L.P., dated as of February 2, 1998.
3.18*	Amended and Restated Agreement of Limited Partnership of Graham Recycling Company, L.P., dated as of February 2, 1998.
3.19*	Application for Registration of Fictitious Name for Graham Packaging France Partners, dated as of December 5, 1995 and amended as of August 29, 2001.
3.20*	Agreement of Partnership of Graham Packaging France Partners, dated as of December 5, 1995 and amended as of February 2, 1998.
3.21*	Amended and Restated Articles of Organization of Graham Packaging West Jordan LLC, dated as of October 6, 2004.
3.22*	Operating Agreement of Graham Packaging West Jordan LLC, dated as of October 17, 2004.
3.23*	Certificate of Incorporation of Graham Packaging Acquisition Corp., dated as of September 23, 2004.
3.24*	By-Laws of Graham Packaging Acquisition Corp., dated as of September 23, 2004.
3.25*	Certificate of Incorporation of Graham Packaging Plastic Products Inc. (f/k/a Owens-Brockway Plastic Products Inc.), dated as of January 28, 1970 and last amended as of December 14, 1995.
3.26*	By-Laws of Graham Packaging Plastic Products Inc. (f/k/a Owens-Brockway Plastic Products Inc.).
3.27*	Amended and Restated Certificate of Incorporation of Graham Packaging PET Technologies Inc. (f/k/a Continental PET Technologies Inc.), dated as of March 31, 1994.
3.28*	Amended and Restated By-Laws of Graham Packaging PET Technologies Inc. (f/k/a Continental PET Technologies Inc.), dated as of May 24, 2002.
3.29*	Certificate of Incorporation of Graham Packaging Regioplast STS Inc. (f/k/a OI Regioplast STS Inc.), dated as of May 18, 1993.
3.30*	By-Laws of Graham Packaging Regioplast STS Inc. (f/k/a OI Regioplast STS Inc.).
3.31*	Certificate of Incorporation of Graham Packaging International Plastic Products, Inc. (f/k/a OI Venezuela Plastic Products Inc.), dated as of November 18, 1998.
3.32*	By-Laws of Graham Packaging International Plastic Products, Inc. (f/k/a OI Venezuela Plastic Products Inc.).
3.33*	Certificate of Incorporation of Graham Packaging Leasing USA Inc. (f/k/a Lancop U.S.A., Inc.), dated as of August 7, 1991.
3.34*	By-Laws of Graham Packaging Leasing USA Inc. (f/k/a Lancop U.S.A., Inc.).
3.35*	Certificate of Incorporation of Graham Packaging Comerc USA Inc. (f/k/a Comerc U.S.A., Inc.), dated as of August 7, 1991.
3.36*	By-Laws of Graham Packaging Comerc USA Inc. (f/k/a Comerc U.S.A., Inc.).
3.37*	Certificate of Incorporation of Graham Packaging Controllers USA Inc. (f/k/a Controllers U.S.A., Inc.), dated as of August 7, 1991.

3.38*	By-Laws of Graham Packaging Controllers USA Inc. (f/k/a Controllers U.S.A., Inc.).
3.39*	Certificate of Incorporation of Graham Packaging Technological Specialties Inc. (f/k/a Technological Specialties, Inc.), dated as of August 7, 1991.
3.40*	By-Laws of Graham Packaging Technological Specialties Inc. (f/k/a Technological Specialties, Inc.).
4.1
Indenture, dated as of October 7, 2004, among Graham Packaging Company, L.P. and GPC Capital Corp. I and Graham Packaging Holdings Company, as guarantor, and The Bank of New York (formerly United States Trust Company of New York), as Trustee, relating to the Senior Notes Due 2012 of Graham Packaging Company, L.P. and GPC Capital Corp. I, unconditionally guaranteed by Graham Packaging Holdings Company (incorporated herein by reference to Exhibit 4.1 to Holdings' Current Report on Form 8-K, dated October 14, 2004 (File No. 333-53603-03)).
4.2
Indenture, dated as of October 7, 2004, among Graham Packaging Company, L.P. and GPC Capital Corp. I and Graham Packaging Holdings Company, as guarantor, and The Bank of New York (formerly United States Trust Company of New York), as Trustee, relating to the Senior Subordinated Notes Due 2014 of Graham Packaging Company, L.P. and GPC Capital Corp. I, unconditionally guaranteed by Graham Packaging Holdings Company (incorporated herein by reference to Exhibit 4.2 to Holdings' Current Report on Form 8-K, dated October 4, 2004 (File No. 333-53603-03)).
4.3	Form of 8 1/2% Senior Note due 2012 (incorporated herein by reference to Exhibit 4.1 to Holdings' Current Report on Form 8-K, dated October 14, 2004 (File No. 333-53603-03)).
4.4	Form of 9 7/8% Series Senior Subordinated Note due 2014 (incorporated herein by reference to Exhibit 4.2 to Holdings' Current Report on Form 8-K, dated October 14, 2004 (File No. 333-53603-03)).
4.5*
8 1/2% Senior Note Registration Rights Agreement, dated as of October 7, 2004, by and among Graham Packaging Company, L.P. and GPC Capital Corp. I, Graham Packaging Holdings Company, as guarantor, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co., Lehman Brothers and ABN Amro Incorporated, as initial purchasers.
4.6*
9 7/8% Series Senior Subordinated Note Registration Rights Agreement, dated as of October 7, 2004, by and among Graham Packaging Company, L.P. and GPC Capital Corp. I, Graham Packaging Holdings Company, as guarantor, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co., Lehman Brothers and ABN Amro Incorporated, as initial purchasers.
5.1**	Opinion of Skadden, Arps, Slate, Meagher & Flom, LLP.
5.2**	Opinion of Schnader Harrison Segal & Lewis LLP.
10.1
First Lien Credit Agreement, dated as of October 7, 2004, among Graham Packaging Holdings Company, Graham Packaging Company, L.P., as the borrower, GPC Capital Corp. I, as the co-borrower, the lenders named therein, Deutsche Bank AG Cayman Islands Branch, as administrative agent and as collateral agent, Citigroup Global Markets Inc., as syndication agent, Goldman Sachs Credit Partners, L.P., General Electric Capital Corporation and Lehman Commercial Paper Inc., as co-documentation agents, and Lasalle Bank National Association and Manufacturers and Traders Trust Company, as senior managing agents (incorporated herein by reference to Exhibit 10.1 to Holdings' Current Report on Form 8-K, dated October 14, 2004 (File No. 333-53603-03) ).

10.2
Second Lien Credit Agreement, dated as of October 7, 2004, among Graham Packaging Holdings Company, Graham Packaging Company, L.P., as the borrower, GPC Capital Corp. I, as the co-borrower, the lenders named therein, Deutsche Bank AG Cayman Islands Branch, as administrative agent and as collateral agent, Citigroup Global Markets Inc., as syndication agent, Goldman Sachs Credit Partners, L.P., General Electric Capital Corporation and Lehman Commercial Paper Inc., as co-documentation agents, and Lasalle Bank National Association and Manufacturers and Traders Trust Company, as senior managing agents (incorporated herein by reference to Exhibit 10.1 to Holdings' Current Report on Form 8-K, dated October 14, 2004 (File No. 333-53603-03) ).
10.3
Consulting Agreement, dated as of February 2, 1998, between Graham Packaging Holdings Company and Graham Capital Corporation (incorporated herein by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).
10.4
Equipment Sales, Services and License Agreement, dated February 2, 1998, between Graham Engineering Corporation and Graham Packaging Holdings Company (incorporated herein by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).
10.5	Forms of Retention Incentive Agreement (incorporated herein by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-4, dated May 25, 1998 (File No. 333-53603-03)).
10.6	Forms of Severance Agreement (incorporated herein by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).
10.7
Amended and Restated Monitoring Agreement, dated as of September 30, 2004, among Graham Packaging Holdings Company, Graham Packaging Company, L.P., Blackstone Management Partners III L.L.C. and Graham Alternative Investment Partners I (incorporated herein by reference to Exhibit 10.8 to Holdings' Annual Report on Form 10-K, dated March 31, 2005 (File No. 33-53603-03)).
10.8
Registration Rights Agreement, dated as of February 2, 1998, among Graham Packaging Company, L.P., GPC Capital Corp. II, Graham Capital Corporation, Graham Family Growth Partnership, BCP/Graham Holdings L.L.C., BMP/Graham Holdings Corporation and the other parties named therein (incorporated herein by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).
10.9
Management Stockholders Agreement, dated as of February 3, 1998, among Blackstone Capital Partners III Merchant Banking Fund L.P., Blackstone Offshore Capital Partners III L.P., Blackstone Family Investment Partnership III, L.P., BMP/Graham Holdings Corporation, Graham Packaging Holdings Company, GPC Capital Corp. II and the management investors named therein (incorporated herein by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-4, dated May 26, 1988 (File No. 333-53603-03)).
10.10	Form of Equity Incentive Agreement (incorporated herein by reference to Exhibit 10.9 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).
10.11
Stockholders' Agreement, dated as of February 2, 1998, among Blackstone Capital Partners III Merchant Banking Fund L.P., Blackstone Offshore Capital Partners III L.P., Blackstone Family Investment Partnership III, L.P., BMP/Graham Holdings Corporation, Graham Packaging Holdings Company, GPC Capital Corp. II and BT Investment Partners, Inc. (incorporated herein by reference to Exhibit 10.10 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03) ).
10.12
Graham Packaging Holdings Company Management Option Plan (incorporated herein by reference to Exhibit 10.11 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).

10.13	2004 Graham Packaging Holdings Company Management Option Plan (incorporated herein by reference to Exhibit 10.13 to Holdings' Annual Report on Form 10-K, dated March 31, 2005 (File No. 33-53603-03)).
10.14
Form of Employment Agreement, dated as of June 27, 2002, between Graham Packaging Holdings Company and Philip R. Yates (incorporated herein by reference to Exhibit 10.16 to Amendment No. 2 to the Company's Registration Statement on Form S-1, dated July 10, 2002 (File No. 333-89022)).
10.15
Form of Employment Agreement, dated as of June 27, 2002, between Graham Packaging Holdings Company and Roger M. Prevot (incorporated herein by reference to Exhibit 10.17 to Amendment No. 2 to the Company's Registration Statement on Form S-1, dated July 10, 2002 (File No. 333-89022)).
10.16
Form of Employment Agreement, dated as of June 27, 2002, between Graham Packaging Holdings Company and John E. Hamilton (incorporated herein by reference to Exhibit 10.18 to Amendment No. 2 to the Company's Registration Statement on Form S-1, dated July 10, 2002 (File No. 333-89022)).
10.17
Form of Employment Agreement, dated as of June 27, 2002, between Graham Packaging Holdings Company and G. Robinson Beeson (incorporated herein by reference to Exhibit 10.19 to Amendment No. 2 to the Company's Registration Statement on Form S-1, dated July 10, 2002 (File No. 333-89022)).
10.18
Form of Employment Agreement, dated as of June 27, 2002, between Graham Packaging Holdings Company and Ashok Sudan (incorporated herein by reference to Exhibit 10.18 to Holdings' Annual Report on Form 10-K, dated March 31, 2005 (File No. 33-53603-03)).
12.1*	Statement of Ratio of Earnings to Fixed Charges.
21.1	Subsidiaries of Graham Packaging Holdings Company (incorporated herein by reference to Exhibit 21.1 to Holdings' Annual Report on Form 10-K, dated March 31, 2005 (File No. 33-53603-03)).
23.1**	Consent of Skadden, Arps, Slate, Meagher & Flom, LLP (included in Exhibit 5.1 hereto).
23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.3*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.4**	Consent of Schnader Harrison Segal & Lewis LLP (included in Exhibit 5.2 hereto).
24.1*	Power of Attorney (included on signature pages to this Registration Statement).
25.1*	Statement of Eligibility and Qualification on Form T-1 of the Bank of New York as Trustee under the Indenture relating to Holdings' 8 1/2% Senior Note due 2012.
25.2*	Statement of Eligibility and Qualification on Form T-1 of the Bank of New York as Trustee under the Indenture relating to Holdings' 9 7/8% Series Senior Subordinated Note due 2014.
99.1*	Form of Letter of Transmittal.
99.2*	Form of Notice of Guaranteed Delivery.
99.3*	Form of Letter to Nominees.
99.4*	Form of Letter to Clients.

*
Filed herewith.

**
To be filed by amendment.

ITEM 22. UNDERTAKINGS

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Guarantor pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Registrant hereby undertakes:

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (c)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (d)   The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus in sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (e)   The undersigned Registrant hereby undertakes as follows:

          (1)   that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

          (2)   that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (f)    For purposes of determining any liability under the Securities Act of 1933:

          (1)   the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

          (2)   each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (g)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of York, Pennsylvania, on the 23rd day of May, 2005.

GRAHAM PACKAGING COMPANY, L.P.
By:	GPC Opco GP LLC, its General Partner
By:	/s/ JOHN E. HAMILTON
	Name:	John E. Hamilton
	Title:	Chief Financial Officer, Secretary & Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of Roger M. Prevot, John E. Hamilton, and Jay W. Hereford his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange SEC, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILIP R. YATES Philip R. Yates	Chief Executive Officer (Principal Executive Officer)	May 23, 2005
/s/ JOHN E. HAMILTON John E. Hamilton	Chief Financial Officer, Secretary & Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 23, 2005
/s/ HOWARD A. LIPSON Howard A. Lipson	Director of BMP/Graham Holdings Corporation	May 23, 2005
/s/ STEPHEN KO Stephen Ko	Director of BMP/Graham Holdings Corporation	May 23, 2005
/s/ CHINH E. CHU Chinh E. Chu	Director of BMP/Graham Holdings Corporation	May 23, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of York, Pennsylvania, on the 23rd day of May, 2005

GPC CAPITAL CORP. I
By:	/s/ JOHN E. HAMILTON
	Name:	John E. Hamilton
	Title:	Vice President, Secretary & Assistant Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of Roger M. Prevot, John E. Hamilton, and Jay W. Hereford his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange SEC, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILIP R. YATES Philip R. Yates	President, Treasurer, Assistant Secretary & Director (Principal Executive Officer)	May 23, 2005
/s/ JOHN E. HAMILTON John E. Hamilton	Vice President, Secretary, Assistant Treasurer & Director (Principal Financial Officer and Principal Accounting Officer)	May 23, 2005
/s/ STEPHEN KO Stephen Ko	Vice President & Director	May 23, 2005
/s/ CHINH E. CHU Chinh E. Chu	Vice President and Director	May 23, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of York, Pennsylvania, on the 23rd day of May, 2005.

GRAHAM PACKAGING HOLDINGS COMPANY
By:	BMP/Graham Holdings L.L.C, its general partner
By:	/s/ JOHN E. HAMILTON
	Name:	John E. Hamilton
	Title:	Chief Financial Officer, Secretary & Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of Roger M. Prevot, John E. Hamilton, and Jay W. Hereford his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange SEC, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ HOWARD A. LIPSON Howard A. Lipson	President, Treasurer, Assistant Secretary (Principal Executive Officer); Director of BMP/Graham Holdings Corporation	May 23, 2005
/s/ JOHN E. HAMILTON John E. Hamilton	Vice President, Finance & Administration (Principal Financial Officer and Principal Accounting Officer)	May 23, 2005
/s/ STEPHEN KO Stephen Ko	Director of BMP/Graham Holdings Corporation	May 23, 2005
/s/ CHINH E. CHU Chinh E. Chu	Director of BMP/Graham Holdings Corporation	May 23, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of York, Pennsylvania, on the 23rd day of May, 2005.

GPC Capital Corp. II
By:	/s/ JOHN E. HAMILTON
	Name:	John E. Hamilton
	Title:	Vice President, Secretary & Asst. Secretary

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of Roger M. Prevot, John E. Hamilton, and Jay W. Hereford his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange SEC, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILIP R. YATES Philip R. Yates	President, Treasurer, Asst. Secretary & Director (Principal Executive Officer)	May 23, 2005
/s/ JOHN E. HAMILTON John E. Hamilton	Vice President, Secretary Asst. Treasurer & Director (Principal Financial Officer and Principal Accounting Officer)	May 23, 2005
/s/ CHINH E. CHU Chinh E. Chu	Vice President & Director	May 23, 2005
/s/ STEPHEN KO Stephen Ko	Vice President & Director	May 23, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of York, Pennsylvania, on the 23rd day of May, 2005.

GPC Opco GP, LLC
By:	Graham Packaging Holding Company, its sole member
By:	/s/ JOHN E. HAMILTON
	Name:	John E. Hamilton
	Title:	Chief Financial Officer, Secretary & Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of Roger M. Prevot, John E. Hamilton, and Jay W. Hereford his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange SEC, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILIP R. YATES Philip R. Yates	Chief Executive Officer (Principal Executive Officer)	May 23, 2005
/s/ JOHN E. HAMILTON John E. Hamilton	Chief Financial Officer, Treasurer & Secretary (Principal Financial Officer and Principal Accounting Officer)	May 23, 2005
/s/ HOWARD A. LIPSON Howard A. Lipson	Director of BMP/Graham Holdings Corporation	May 23, 2005
/s/ STEPHEN KO Stephen Ko	Director of BMP/Graham Holdings Corporation	May 23, 2005
/s/ CHINH E. CHU Chinh E. Chu	Director of BMP/Graham Holdings Corporation	May 23, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of York, Pennsylvania, on the 23rd day of May, 2005.

GPC Sub GP, LLC
By:	Graham Packaging Company, L.P., its sole member
By:	/s/ JOHN E. HAMILTON
	Name:	John E. Hamilton
	Title:	Chief Financial Officer, Secretary & Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of Roger M. Prevot, John E. Hamilton, and Jay W. Hereford his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange SEC, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILIP R. YATES Philip R. Yates	President & Chief Executive Officer (Principal Executive Officer)	May 23, 2005
/s/ JOHN E. HAMILTON John E. Hamilton	Vice President, Finance & Administration, Treasurer & Secretary (Principal Financial Officer and Principal Accounting Officer)	May 23, 2005
/s/ HOWARD A. LIPSON Howard A. Lipson	Director of BMP/Graham Holdings Corporation	May 23, 2005
/s/ STEPHEN KO Stephen Ko	Director of BMP/Graham Holdings Corporation	May 23, 2005
/s/ CHINH E. CHU Chinh E. Chu	Director of BMP/Graham Holdings Corporation	May 23, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of York, Pennsylvania, on the 23rd day of May, 2005.

Graham Packaging Latin America, LLC
By:	Graham Packaging Company, L.P., member
By:	/s/ JOHN E. HAMILTON
	Name:	John E. Hamilton
	Title:	Chief Financial Officer, Secretary & Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of Roger M. Prevot, John E. Hamilton, and Jay W. Hereford his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange SEC, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILIP R. YATES Philip R. Yates	President & Chief Executive Officer (Principal Executive Officer)	May 23, 2005
/s/ JOHN E. HAMILTON John E. Hamilton	Vice President, Finance & Administration, Treasurer & Secretary (Principal Financial Officer and Principal Accounting Officer)	May 23, 2005
/s/ HOWARD A. LIPSON Howard A. Lipson	Director of BMP/Graham Holdings Corporation	May 23, 2005
/s/ STEPHEN KO Stephen Ko	Director of BMP/Graham Holdings Corporation	May 23, 2005
/s/ CHINH E. CHU Chinh E. Chu	Director of BMP/Graham Holdings Corporation	May 23, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of York, Pennsylvania, on the 23rd day of May, 2005.

Graham Packaging Poland, L.P.
By:	GP Sub GP, LLC, its general partner
By:	/s/ JOHN E. HAMILTON Name: John E. Hamilton Title: Vice President, Finance & Administration, Treasurer & Secretary

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of Roger M. Prevot, John E. Hamilton, and Jay W. Hereford his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange SEC, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILIP R. YATES Philip R. Yates	President & Chief Executive Officer (Principal Executive Officer)	May 23, 2005
/s/ JOHN E. HAMILTON John E. Hamilton	Vice President, Finance & Administration, Treasurer & Secretary (Principal Financial Officer and Principal Accounting Officer)	May 23, 2005
/s/ HOWARD A. LIPSON Howard A. Lipson	Director of BMP/Graham Holdings Corporation	May 23, 2005
/s/ STEPHEN KO Stephen Ko	Director of BMP/Graham Holdings Corporation	May 23, 2005
/s/ CHINH E. CHU Chinh E. Chu	Director of BMP/Graham Holdings Corporation	May 23, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of York, Pennsylvania, on the 23rd day of May, 2005.

Graham Recycling Company, L.P.
By:	GP Sub GP, LLC, its general partner
By:	/s/ JOHN E. HAMILTON Name: John E. Hamilton Title: Vice President, Finance & Administration, Treasurer & Secretary

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of Roger M. Prevot, John E. Hamilton, and Jay W. Hereford his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange SEC, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILIP R. YATES Philip R. Yates	Chief Executive Officer (Principal Executive Officer)	May 23, 2005
/s/ JOHN E. HAMILTON John E. Hamilton	Vice President, Finance & Administration, Treasurer & Secretary (Principal Financial Officer and Principal Accounting Officer)	May 23, 2005
/s/ HOWARD A. LIPSON Howard A. Lipson	Director of BMP/Graham Holdings Corporation	May 23, 2005
/s/ STEPHEN KO Stephen Ko	Director of BMP/Graham Holdings Corporation	May 23, 2005
/s/ CHINH E. CHU Chinh E. Chu	Director of BMP/Graham Holdings Corporation	May 23, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of York, Pennsylvania, on the 23rd day of May, 2005.

Graham Packaging France Partners
By:	GPC Opco GP, LLC, its general partner
By:	/s/ JOHN E. HAMILTON Name: John E. Hamilton Title: Chief Financial Officer, Treasurer & Secretary

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of Roger M. Prevot, John E. Hamilton, and Jay W. Hereford his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange SEC, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROGER M. PREVOT Roger M. Prevot	President & Chief Operating Officer (Principal Executive Officer)	May 23, 2005
/s/ JOHN E. HAMILTON John E. Hamilton	Vice President, Finance & Administration, Treasurer & Secretary (Principal Financial Officer and Principal Accounting Officer)	May 23, 2005
/s/ HOWARD A. LIPSON Howard A. Lipson	Director of BMP/Graham Holdings Corporation	May 23, 2005
/s/ STEPHEN KO Stephen Ko	Director of BMP/Graham Holdings Corporation	May 23, 2005
/s/ CHINH E. CHU Chinh E. Chu	Director of BMP/Graham Holdings Corporation	May 23, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of York, Pennsylvania, on the 23rd day of May, 2005.

Graham Packaging West Jordan LLC
By:	Graham Packaging Company L.P., its sole member
By:	/s/ JOHN E. HAMILTON Name: John E. Hamilton Title: Chief Financial Officer, Secretary & Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of Roger M. Prevot, John E. Hamilton, and Jay W. Hereford his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange SEC, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROGER M. PREVOT Roger M. Prevot	President & Chief Operating Officer (Principal Executive Officer)	May 23, 2005
/s/ JOHN E. HAMILTON John E. Hamilton	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 23, 2005
/s/ HOWARD A. LIPSON Howard A. Lipson	Director of BMP/Graham Holdings Corporation	May 23, 2005
/s/ STEPHEN KO Stephen Ko	Director of BMP/Graham Holdings Corporation	May 23, 2005
/s/ CHINH E. CHU Chinh E. Chu	Director of BMP/Graham Holdings Corporation	May 23, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of York, Pennsylvania, on the 23rd day of May, 2005.

Graham Packaging Acquisition Corp.
By:	/s/ JOHN E. HAMILTON Name: John E. Hamilton Title: Chief Financial Officer, Treasurer & Secretary

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of Roger M. Prevot, John E. Hamilton, and Jay W. Hereford his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange SEC, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILIP R. YATES Philip R. Yates	Chief Executive Officer & Director (Principal Executive Officer)	May 23, 2005
/s/ JOHN E. HAMILTON John E. Hamilton	Chief Financial Officer, Treasurer, Secretary & Director (Principal Financial Officer and Principal Accounting Officer)	May 23, 2005
/s/ ROGER M. PREVOT Roger M. Prevot	President, Chief Operating Officer & Director	May 23, 2005
/s/ JAY W. HEREFORD Jay W. Hereford	Vice President, Finance and Information Technology, Asst. Treasurer, Asst. Secretary & Director	May 23, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of York, Pennsylvania, on the 23rd day of May, 2005.

Graham Packaging Plastic Products Inc.
By:	/s/ JOHN E. HAMILTON Name: John E. Hamilton Title: Chief Financial Officer, Treasurer and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of Roger M. Prevot, John E. Hamilton, and Jay W. Hereford his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange SEC, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILIP R. YATES Philip R. Yates	Chief Executive Officer & Director (Principal Executive Officer)	May 23, 2005
/s/ JOHN E. HAMILTON John E. Hamilton	Chief Financial Officer, Treasurer, Secretary & Director (Principal Financial Officer and Principal Accounting Officer)	May 23, 2005
/s/ ROGER M. PREVOT Roger M. Prevot	President, Chief Operating Officer & Director	May 23, 2005
/s/ JAY W. HEREFORD Jay W. Hereford	Vice President, Finance and Information Technology, Asst. Treasurer, Asst. Secretary & Director	May 23, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of York, Pennsylvania, on the 23rd day of May, 2005.

Graham Packaging PET Technologies Inc.
By:	/s/ JOHN E. HAMILTON Name: John E. Hamilton Title: Chief Financial Officer, Treasurer & Secretary

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of Roger M. Prevot, John E. Hamilton, and Jay W. Hereford his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange SEC, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILIP R. YATES Philip R. Yates	Chief Executive Officer & Director (Principal Executive Officer)	May 23, 2005
/s/ JOHN E. HAMILTON John E. Hamilton	Chief Financial Officer, Treasurer, Secretary & Director (Principal Financial Officer and Principal Accounting Officer)	May 23, 2005
/s/ ROGER M. PREVOT Roger M. Prevot	President, Chief Operating Officer & Director	May 23, 2005
/s/ JAY W. HEREFORD Jay W. Hereford	Vice President, Finance and Information Technology, Asst. Treasurer, Asst. Secretary & Director	May 23, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of York, Pennsylvania, on the 23rd day of May, 2005.

Graham Packaging Regioplast STS Inc.
By:	/s/ JOHN E. HAMILTON Name: John E. Hamilton Title: Chief Financial Officer, Treasurer & Secretary

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of Roger M. Prevot, John E. Hamilton, and Jay W. Hereford his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange SEC, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILIP R. YATES Philip R. Yates	Chief Executive Officer & Director (Principal Executive Officer)	May 23, 2005
/s/ JOHN E. HAMILTON John E. Hamilton	Chief Financial Officer, Treasurer, Secretary & Director (Principal Financial Officer and Principal Accounting Officer)	May 23, 2005
/s/ ROGER M. PREVOT Roger M. Prevot	President, Chief Operating Officer & Director	May 23, 2005
/s/ JAY W. HEREFORD Jay W. Hereford	Vice President, Finance and Information Technology, Asst. Treasurer, Asst. Secretary & Director	May 23, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of York, Pennsylvania, on the 23rd day of May, 2005.

Graham Packaging International Plastic Products Inc.
By:	/s/ JOHN E. HAMILTON Name: John E. Hamilton Title: Chief Financial Officer & Secretary

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of Roger M. Prevot, John E. Hamilton, and Jay W. Hereford his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange SEC, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILIP R. YATES Philip R. Yates	Chief Executive Officer & Director (Principal Executive Officer)	May 23, 2005
/s/ JOHN E. HAMILTON John E. Hamilton	Chief Financial Officer, Secretary & Director (Principal Financial Officer and Principal Accounting Officer)	May 23, 2005
/s/ ROGER M. PREVOT Roger M. Prevot	President, Chief Operating Officer & Director	May 23, 2005
/s/ JAY W. HEREFORD Jay W. Hereford	Vice President, Finance & Information Technology, Assistant Treasurer & Director	May 23, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of York, Pennsylvania, on the 23rd day of May, 2005.

Graham Packaging Leasing USA Inc.
By:	/s/ JOHN E. HAMILTON Name: John E. Hamilton Title: Chief Financial Officer & Secretary

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of Roger M. Prevot, John E. Hamilton, and Jay W. Hereford his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange SEC, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROGER M. PREVOT Roger M. Prevot	President, Chief Operating Officer & Director (Principal Executive Officer)	May 23, 2005
/s/ JOHN E. HAMILTON John E. Hamilton	Chief Financial Officer, Secretary & Director (Principal Financial Officer and Principal Accounting Officer)	May 23, 2005
/s/ JAY W. HEREFORD Jay W. Hereford	Vice President, Finance & Information Technology, Assistant Treasurer & Director	May 23, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of York, Pennsylvania, on the 23rd day of May, 2005.

Graham Packaging Comerc USA Inc.
By:	/s/ JOHN E. HAMILTON Name: John E. Hamilton Title: Chief Financial Officer & Secretary

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of Roger M. Prevot, John E. Hamilton, and Jay W. Hereford his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange SEC, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROGER M. PREVOT Roger M. Prevot	President, Chief Operating Officer & Director (Principal Executive Officer)	May 23, 2005
/s/ JOHN E. HAMILTON John E. Hamilton	Chief Financial Officer, Secretary & Director (Principal Financial Officer and Principal Accounting Officer)	May 23, 2005
/s/ JAY W. HEREFORD Jay W. Hereford	Vice President, Finance & Information Technology, Assistant Treasurer & Director	May 23, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of York, Pennsylvania, on the 23rd day of May, 2005.

Graham Packaging Controllers USA Inc.
By:	/s/ JOHN E. HAMILTON Name: John E. Hamilton Title: Chief Financial Officer & Secretary

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of Roger M. Prevot, John E. Hamilton, and Jay W. Hereford his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange SEC, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROGER M. PREVOT Roger M. Prevot	President, Chief Operating Officer & Director (Principal Executive Officer)	May 23, 2005
/s/ JOHN E. HAMILTON John E. Hamilton	Chief Financial Officer, Secretary & Director (Principal Financial Officer and Principal Accounting Officer)	May 23, 2005
/s/ JAY W. HEREFORD Jay W. Hereford	Vice President, Finance & Information Technology, Assistant Treasurer & Director	May 23, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of York, Pennsylvania, on the 23rd day of May, 2005.

Graham Packaging Technological Specialties Inc.
By:	/s/ JOHN E. HAMILTON Name: John E. Hamilton Title: Chief Financial Officer & Secretary

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of Roger M. Prevot, John E. Hamilton, and Jay W. Hereford his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange SEC, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROGER M. PREVOT Roger M. Prevot	President, Chief Operating Officer & Director (Principal Executive Officer)	May 23, 2005
/s/ JOHN E. HAMILTON John E. Hamilton	Chief Financial Officer, Secretary & Director (Principal Financial Officer and Principal Accounting Officer)	May 23, 2005
/s/ JAY W. HEREFORD Jay W. Hereford	Vice President, Finance & Information Technology, Assistant Treasurer & Director	May 23, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Stock Purchase Agreement, dated July 28, 2004, among Graham Packaging Company, L.P., OI Plastic Products FTS, Inc. and Owens-Illinois, Inc. (incorporated herein by reference to Exhibit 2.1 to Holdings' Current Report on Form 8-K, dated October 14, 2004 (File No. 333-53603-03)).
2.2
Amendment No. 1 to Stock Purchase Agreement, dated October 7, 2004, among Graham Packaging Company, L.P., Graham Acquisition Corp., OI Plastic Products FTS, Inc., Owens-Illinois, Inc. and Owens-Brockway Plastic Products Inc. (incorporated herein by reference to Exhibit 2.2 to Holdings' Current Report on Form 8-K, dated October 14, 2004 (File No. 333-53603-03)).
3.1
Certificate of Limited Partnership of Graham Packaging Company, L.P. (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).
3.2
Amended and Restated Agreement of Limited Partnership of Graham Packaging Company, L.P., dated as of February 2, 1998 (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).
3.3
Certificate of Limited Partnership of Graham Packaging Holdings Company (incorporated herein by reference to Exhibit 3.5 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).
3.4
Fifth Amended and Restated Agreement of Limited Partnership of Graham Packaging Holdings Company, dated as of February 2, 1998 (incorporated herein by reference to Exhibit 3.6 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).
3.5	Certificate of Incorporation of GPC Capital Corp. I (incorporated herein by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).
3.6	By-Laws of GPC Capital Corp. I (incorporated herein by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).
3.7	Certificate of Incorporation of GPC Capital Corp. II (incorporated herein by reference to Exhibit 3.7 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).
3.8	By-Laws of GPC Capital Corp. II (incorporated herein by reference to Exhibit 3.8 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).
3.9*	Certificate of Formation of GPC Opco GP, LLC, dated as of January 5, 1998 and amended as of December 22, 1999.
3.10*	Limited Liability Company Agreement of GPC Opco GP, LLC, dated as of January 5, 1998.
3.11*	Certificate of Formation of GPC Sub GP, LLC, dated as of January 5, 1998 and amended as of January 17, 2000.
3.12*	Limited Liability Company Agreement of GPC Sub GP, LLC, dated as of January 5, 1998.
3.13*	Certificate of Formation of Graham Packaging Latin America, LLC, dated as of February 14, 1997.
3.14*	Operating Agreement of Graham Packaging Latin America, LLC, dated as of February 14, 1997.

3.15*	Amended and Restated Certificate of Limited Partnership of Graham Packaging Poland, L.P., dated as of February 2, 1998.
3.16*	Agreement of Limited Partnership of Graham Packaging Poland, L.P., dated as of October 7, 1994 and amended as of February 2, 1998.
3.17*	Amended and Restated Certificate of Limited Partnership of Graham Recycling Company, L.P., dated as of February 2, 1998.
3.18*	Amended and Restated Agreement of Limited Partnership of Graham Recycling Company, L.P., dated as of February 2, 1998.
3.19*	Application for Registration of Fictitious Name for Graham Packaging France Partners, dated as of December 5, 1995 and amended as of August 29, 2001.
3.20*	Agreement of Partnership of Graham Packaging France Partners, dated as of December 5, 1995 and amended as of February 2, 1998.
3.21*	Amended and Restated Articles of Organization of Graham Packaging West Jordan LLC, dated as of October 6, 2004.
3.22*	Operating Agreement of Graham Packaging West Jordan LLC, dated as of October 17, 2004.
3.23*	Certificate of Incorporation of Graham Packaging Acquisition Corp., dated as of September 23, 2004.
3.24*	By-Laws of Graham Packaging Acquisition Corp., dated as of September 23, 2004.
3.25*	Certificate of Incorporation of Graham Packaging Plastic Products Inc. (f/k/a Owens-Brockway Plastic Products Inc.), dated as of January 28, 1970 and last amended as of October 12, 2004.
3.26*	By-Laws of Graham Packaging Plastic Products Inc. (f/k/a Owens-Brockway Plastic Products Inc.).
3.27*	Amended and Restated Certificate of Incorporation of Graham Packaging PET Technologies Inc. (f/k/a Continental PET Technologies Inc.), dated as of March 31, 1994 and amended as of October 12, 2004.
3.28*	Amended and Restated By-Laws of Graham Packaging PET Technologies Inc. (f/k/a Continental PET Technologies Inc.), dated as of May 24, 2002.
3.29*	Certificate of Incorporation of Graham Packaging Regioplast STS Inc. (f/k/a OI Regioplast STS Inc.), dated as of May 18, 1993 and amended as of October 12, 2004.
3.30*	By-Laws of Graham Packaging Regioplast STS Inc. (f/k/a OI Regioplast STS Inc.).
3.31*	Certificate of Incorporation of Graham Packaging International Plastic Products, Inc. (f/k/a OI Venezuela Plastic Products Inc.), dated as of November 18, 1998 and amended as of October 12, 2004.
3.32*	By-Laws of Graham Packaging International Plastic Products, Inc. (f/k/a OI Venezuela Plastic Products Inc.).
3.33*	Certificate of Incorporation of Graham Packaging Leasing USA Inc. (f/k/a Lancop U.S.A., Inc.), dated as of August 7, 1991 and amended as of October 12, 2004.
3.34*	By-Laws of Graham Packaging Leasing USA Inc. (f/k/a Lancop U.S.A., Inc.).
3.35*	Certificate of Incorporation of Graham Packaging Comerc USA Inc. (f/k/a Comerc U.S.A., Inc.), dated as of August 7, 1991 and amended as of October 12, 2004.
3.36*	By-Laws of Graham Packaging Comerc USA Inc. (f/k/a Comerc U.S.A., Inc.).
3.37*	Certificate of Incorporation of Graham Packaging Controllers USA Inc. (f/k/a Controllers U.S.A., Inc.), dated as of August 7, 1991 and amended as of October 12, 2004.

3.38*	By-Laws of Graham Packaging Controllers USA Inc. (f/k/a Controllers U.S.A., Inc.).
3.39*	Certificate of Incorporation of Graham Packaging Technological Specialties Inc. (f/k/a Technological Specialties, Inc.), dated as of August 7, 1991 and amended as of October 12, 2004.
3.40*	By-Laws of Graham Packaging Technological Specialties Inc. (f/k/a Technological Specialties, Inc.).
4.1
Indenture, dated as of October 7, 2004, among Graham Packaging Company, L.P. and GPC Capital Corp. I and Graham Packaging Holdings Company, as guarantor, and The Bank of New York (formerly United States Trust Company of New York), as Trustee, relating to the Senior Notes Due 2012 of Graham Packaging Company, L.P. and GPC Capital Corp. I, unconditionally guaranteed by Graham Packaging Holdings Company (incorporated herein by reference to Exhibit 4.1 to Holdings' Current Report on Form 8-K, dated October 14, 2004 (File No. 333-53603-03)).
4.2
Indenture, dated as of October 7, 2004, among Graham Packaging Company, L.P. and GPC Capital Corp. I and Graham Packaging Holdings Company, as guarantor, and The Bank of New York (formerly United States Trust Company of New York), as Trustee, relating to the Senior Subordinated Notes Due 2014 of Graham Packaging Company, L.P. and GPC Capital Corp. I, unconditionally guaranteed by Graham Packaging Holdings Company (incorporated herein by reference to Exhibit 4.2 to Holdings' Current Report on Form 8-K, dated October 4, 2004 (File No. 333-53603-03)).
4.3	Form of 8 1/2% Senior Note due 2012 (incorporated herein by reference to Exhibit 4.1 to Holdings' Current Report on Form 8-K, dated October 14, 2004 (File No. 333-53603-03)).
4.4	Form of 9 7/8% Series Senior Subordinated Note due 2014 (incorporated herein by reference to Exhibit 4.2 to Holdings' Current Report on Form 8-K, dated October 14, 2004 (File No. 333-53603-03)).
4.5*
8 1/2% Senior Note Registration Rights Agreement, dated as of October 7, 2004, by and among Graham Packaging Company, L.P. and GPC Capital Corp. I, Graham Packaging Holdings Company, as guarantor, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co., Lehman Brothers and ABN Amro Incorporated, as initial purchasers.
4.6*
9 7/8% Series Senior Subordinated Note Registration Rights Agreement, dated as of October 7, 2004, by and among Graham Packaging Company, L.P. and GPC Capital Corp. I, Graham Packaging Holdings Company, as guarantor, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co., Lehman Brothers and ABN Amro Incorporated, as initial purchasers.
5.1**	Opinion of Skadden, Arps, Slate, Meagher & Flom, LLP.
5.2**	Opinion of Schnader Harrison Segal & Lewis LLP.
10.1
First Lien Credit Agreement, dated as of October 7, 2004, among Graham Packaging Holdings Company, Graham Packaging Company, L.P., as the borrower, GPC Capital Corp. I, as the co-borrower, the lenders named therein, Deutsche Bank AG Cayman Islands Branch, as administrative agent and as collateral agent, Citigroup Global Markets Inc., as syndication agent, Goldman Sachs Credit Partners, L.P., General Electric Capital Corporation and Lehman Commercial Paper Inc., as co-documentation agents, and Lasalle Bank National Association and Manufacturers and Traders Trust Company, as senior managing agents (incorporated herein by reference to Exhibit 10.1 to Holdings' Current Report on Form 8-K, dated October 14, 2004 (File No. 333-53603-03) ).

10.2
Second Lien Credit Agreement, dated as of October 7, 2004, among Graham Packaging Holdings Company, Graham Packaging Company, L.P., as the borrower, GPC Capital Corp. I, as the co-borrower, the lenders named therein, Deutsche Bank AG Cayman Islands Branch, as administrative agent and as collateral agent, Citigroup Global Markets Inc., as syndication agent, Goldman Sachs Credit Partners, L.P., General Electric Capital Corporation and Lehman Commercial Paper Inc., as co-documentation agents, and Lasalle Bank National Association and Manufacturers and Traders Trust Company, as senior managing agents (incorporated herein by reference to Exhibit 10.1 to Holdings' Current Report on Form 8-K, dated October 14, 2004 (File No. 333-53603-03) ).
10.3
Consulting Agreement, dated as of February 2, 1998, between Graham Packaging Holdings Company and Graham Capital Corporation (incorporated herein by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).
10.4
Equipment Sales, Services and License Agreement, dated February 2, 1998, between Graham Engineering Corporation and Graham Packaging Holdings Company (incorporated herein by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).
10.5	Forms of Retention Incentive Agreement (incorporated herein by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-4, dated May 25, 1998 (File No. 333-53603-03)).
10.6	Forms of Severance Agreement (incorporated herein by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).
10.7
Amended and Restated Monitoring Agreement, dated as of September 30, 2004, among Graham Packaging Holdings Company, Graham Packaging Company, L.P., Blackstone Management Partners III L.L.C. and Graham Alternative Investment Partners I (incorporated herein by reference to Exhibit 10.8 to Holdings' Annual Report on Form 10-K, dated March 31, 2005 (File No. 33-53603-03)).
10.8
Registration Rights Agreement, dated as of February 2, 1998, among Graham Packaging Company, L.P., GPC Capital Corp. II, Graham Capital Corporation, Graham Family Growth Partnership, BCP/Graham Holdings L.L.C., BMP/Graham Holdings Corporation and the other parties named therein (incorporated herein by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).
10.9
Management Stockholders Agreement, dated as of February 3, 1998, among Blackstone Capital Partners III Merchant Banking Fund L.P., Blackstone Offshore Capital Partners III L.P., Blackstone Family Investment Partnership III, L.P., BMP/Graham Holdings Corporation, Graham Packaging Holdings Company, GPC Capital Corp. II and the management investors named therein (incorporated herein by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-4, dated May 26, 1988 (File No. 333-53603-03)).
10.10	Form of Equity Incentive Agreement (incorporated herein by reference to Exhibit 10.9 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).
10.11
Stockholders' Agreement, dated as of February 2, 1998, among Blackstone Capital Partners III Merchant Banking Fund L.P., Blackstone Offshore Capital Partners III L.P., Blackstone Family Investment Partnership III, L.P., BMP/Graham Holdings Corporation, Graham Packaging Holdings Company, GPC Capital Corp. II and BT Investment Partners, Inc. (incorporated herein by reference to Exhibit 10.10 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03) ).
10.12
Graham Packaging Holdings Company Management Option Plan (incorporated herein by reference to Exhibit 10.11 to the Company's Registration Statement on Form S-4, dated May 26, 1998 (File No. 333-53603-03)).

10.13	2004 Graham Packaging Holdings Company Management Option Plan (incorporated herein by reference to Exhibit 10.13 to Holdings' Annual Report on Form 10-K, dated March 31, 2005 (File No. 33-53603-03)).
10.14
Form of Employment Agreement, dated as of June 27, 2002, between Graham Packaging Holdings Company and Philip R. Yates (incorporated herein by reference to Exhibit 10.16 to Amendment No. 2 to the Company's Registration Statement on Form S-1, dated July 10, 2002 (File No. 333-89022)).
10.15
Form of Employment Agreement, dated as of June 27, 2002, between Graham Packaging Holdings Company and Roger M. Prevot (incorporated herein by reference to Exhibit 10.17 to Amendment No. 2 to the Company's Registration Statement on Form S-1, dated July 10, 2002 (File No. 333-89022)).
10.16
Form of Employment Agreement, dated as of June 27, 2002, between Graham Packaging Holdings Company and John E. Hamilton (incorporated herein by reference to Exhibit 10.18 to Amendment No. 2 to the Company's Registration Statement on Form S-1, dated July 10, 2002 (File No. 333-89022)).
10.17
Form of Employment Agreement, dated as of June 27, 2002, between Graham Packaging Holdings Company and G. Robinson Beeson (incorporated herein by reference to Exhibit 10.19 to Amendment No. 2 to the Company's Registration Statement on Form S-1, dated July 10, 2002 (File No. 333-89022)).
10.18
Form of Employment Agreement, dated as of June 27, 2002, between Graham Packaging Holdings Company and Ashok Sudan (incorporated herein by reference to Exhibit 10.18 to Holdings' Annual Report on Form 10-K, dated March 31, 2005 (File No. 33-53603-03)).
12.1*	Statement of Ratio of Earnings to Fixed Charges.
21.1	Subsidiaries of Graham Packaging Holdings Company (incorporated herein by reference to Exhibit 21.1 to Holdings' Annual Report on Form 10-K, dated March 31, 2005 (File No. 33-53603-03)).
23.1**	Consent of Skadden, Arps, Slate, Meagher & Flom, LLP (included in Exhibit 5.1 hereto).
23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.3*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.4**	Consent of Schnader Harrison Segal & Lewis LLP (included in Exhibit 5.2 hereto).
24.1*	Power of Attorney (included on signature pages to this Registration Statement).
25.1*	Statement of Eligibility and Qualification on Form T-1 of the Bank of New York as Trustee under the Indenture relating to Holdings' 8 1/2% Senior Note due 2012.
25.2*	Statement of Eligibility and Qualification on Form T-1 of the Bank of New York as Trustee under the Indenture relating to Holdings' 9 7/8% Series Senior Subordinated Note due 2014.
99.1*	Form of Letter of Transmittal.
99.2*	Form of Notice of Guaranteed Delivery.
99.3*	Form of Letter to Nominees.
99.4*	Form of Letter to Clients.

*
Filed herewith.

**
To be filed by amendment.

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TABLE OF ADDITIONAL REGISTRANT GUARANTORS
TABLE OF CONTENTS
SUMMARY
SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA Graham Packaging Holdings Company Summary Financial Data
RISK FACTORS
USE OF PROCEEDS
CAPITALIZATION
UNAUDITED PRO FORMA FINANCIAL INFORMATION
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA FOR THE YEAR ENDED DECEMBER 31, 2004
NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA
SELECTED HISTORICAL FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
DESCRIPTION OF OTHER INDEBTEDNESS
THE EXCHANGE OFFER
DESCRIPTION OF THE NOTES
BOOK-ENTRY; DELIVERY AND FORM
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
SECURITY OWNERSHIP
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Graham Packaging Holdings Company Consolidated Balance Sheets (In thousands)
Graham Packaging Holdings Company Consolidated Statements of Operations (In thousands)
Graham Packaging Holdings Company Consolidated Statements of Partners' Capital (Deficit) (In thousands)
Graham Packaging Holdings Company Consolidated Statements of Cash Flows (In thousands)
GRAHAM PACKAGING HOLDINGS COMPANY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2004
GRAHAM PACKAGING HOLDINGS COMPANY CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
GRAHAM PACKAGING HOLDINGS COMPANY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
GRAHAM PACKAGING HOLDINGS COMPANY CONDENSED CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL (DEFICIT) (Unaudited)
GRAHAM PACKAGING HOLDINGS COMPANY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
GRAHAM PACKAGING HOLDINGS COMPANY NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) MARCH 31, 2005
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Combined Results of Operations Owens-Illinois Plastic Container Business (Dollars in millions)
Combined Net Parent Investment Owens-Illinois Plastic Container Business (Dollars in millions)
Combined Cash Flows Owens-Illinois Plastic Container Business (Dollars in millions)
Owens-Illinois Plastic Container Business Notes to Combined Financial Statements (Tabular data dollars in millions)
Owens-Illinois Plastic Container Business Notes to Combined Financial Statements Tabular data dollars in millions
Combined Results of Operations Owens-Illinois Plastic Container Business (Dollars in millions)
Combined Balance Sheets Owens-Illinois Plastic Container Business (Dollars in millions)
Combined Cash Flows Owens-Illinois Plastic Container Business (Dollars in millions)
Owens-Illinois Plastic Container Business Notes to Combined Financial Statements (Tabular data dollars in millions)
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
  ITEM 22. UNDERTAKINGS
SIGNATURES
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EXHIBIT INDEX